PNC MORTGAGE ACCEPTANCE CORP.,
                                    DEPOSITOR


                          MIDLAND LOAN SERVICES, INC.,
                      MASTER SERVICER AND SPECIAL SERVICER

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     TRUSTEE

                                       and

                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT





                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2000




                  Commercial Mortgage Pass-Through Certificates

                                 Series 2000-C2

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

                                   ARTICLE I.

                                   DEFINITION

Section 1.1.   Defined Terms................................................5

Section 1.2.   Certain Calculations........................................49

Section 1.3.   Certain Constructions.......................................49

                                   ARTICLE II.

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1.   Conveyance and Assignment of Mortgage Loans.................50

Section 2.2.   Acceptance by the Custodian and the Trustee.................55

Section 2.3.   Seller's Repurchase of Mortgage Loans for Document
               Defaults and Breaches of Representations and Warranties.....56

Section 2.4.   Representations and Warranties of the Depositor.............59

Section 2.5.   Representations, Warranties and Covenants of the Master
               Servicer and the Special Servicer...........................61

Section 2.6.   Execution and Delivery of Certificates; Issuance of REMIC
               I Regular Interests and REMIC II Regular Interests..........63

Section 2.7.   Documents Not Delivered to Custodian........................64

                                  ARTICLE III.

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3.1.   Master Servicer to Act as Master Servicer; Special
               Servicer to Act as Special Servicer; Administration
               of the Mortgage Loans.......................................64

Section 3.2.   Sub-Servicing...............................................66

Section 3.3.   Collection of Certain Mortgage Loan Payments................68

Section 3.4.   Collection of Taxes, Assessments and Similar Items..........68

Section 3.5. Collection Account, Distribution Account, Grantor Trust Collection Account, Grantor Trust Distribution Account
               and Excess Liquidation Proceeds Account.....................70

Section 3.6.   Permitted Withdrawals from the Collection Account and
               Grantor Trust Collection Account............................71

Section 3.7.   Investment of Funds in Accounts.............................74

Section 3.8.   Maintenance of Insurance Policies and Errors and Omissions
               and Fidelity Coverage.......................................76

Section 3.9.   Enforcement of Due-On-Sale Clauses; Assumption Agreements...78

Section 3.10.  Realization Upon Mortgage Loans.............................80

Section 3.11.  Trustee to Cooperate; Release of Mortgage Files.............83

Section 3.12.  Servicing Compensation......................................83

Section 3.13.  Reports to the Trustee; Collection Account Statements.......86

Section 3.14.  Annual Statement as to Compliance...........................88

Section 3.15.  Annual Independent Public Accountants'Servicing Report......89

Section 3.16.  Access to Certain Documentation.............................89

Section 3.17.  Title and Management of REO Properties......................90

Section 3.18.  Sale of Specially Serviced Mortgage Loans and REO
               Properties..................................................93

Section 3.19.  Inspections.................................................95

Section 3.20.  Available Information and Notices...........................96

Section 3.21.  Reserve Accounts; Letters of Credit.........................98

Section 3.22.  Servicing Advances..........................................98

Section 3.23.  Appraisal Reductions.......................................100

Section 3.24.  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping...................................101

Section 3.25.  Adjustment of Servicing Compensation in Respect of
               Prepayment Interest Shortfalls.............................103

Section 3.26.  Operating Adviser; Elections...............................103

Section 3.27.  Appointment of Special Servicer; Duties of Operating
               Adviser....................................................105

Section 3.28.  Modifications, Waivers, Amendments, Extensions and
               Consents, Defeasance.......................................108

Section 3.29.  Interest Reserve Account...................................112

                                  ARTICLE IV.

                      DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.1.   Distributions of REMIC I...................................112

Section 4.2.   Distributions of REMIC II..................................113

Section 4.3.   Distributions of REMIC III.................................118

Section 4.4.   Statements to Rating Agencies and Certificateholders;
               Available Information......................................124

Section 4.5.   Remittances; P&I Advances..................................126

Section 4.6.   Allocation of Realized Losses and Expense Losses...........127

Section 4.7.   Distributions on the Grantor Trust.........................128

Section 4.8.   Distributions in General...................................128

Section 4.9.   Compliance with Withholding Requirements...................129

                                   ARTICLE V.

                                THE CERTIFICATES

Section 5.1.   The Certificates...........................................130

Section 5.2.   Registration, Transfer and Exchange of Certificates........131

Section 5.3.   Book-Entry Certificates....................................138

Section 5.4.   Mutilated, Destroyed, Lost or Stolen Certificates..........140

Section 5.5.   Appointment of Paying Agent................................140

Section 5.6.   Access to Certificateholders'Names and Addresses...........141

Section 5.7.   Actions of Certificateholders..............................141

Section 5.8.   Persons Deemed Owners......................................142

Section 5.9.   Certification by Certificate Owners........................142

                                   ARTICLE VI.

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.1.   Liability of the Depositor, the Master Servicer and the
               Special Servicer...........................................143

Section 6.2.   Merger or Consolidation of the Master Servicer and Special
               Servicer...................................................143

Section 6.3.   Limitation on Liability of the Depositor, the Master
               Servicer and Others........................................143

Section 6.4.   Resignation of Master Servicer or Special Servicer.........144

Section 6.5.   Assignment or Delegation of Duties by Master Servicer or
               the Special Servicer.......................................145

Section 6.6.   Rights of the Depositor, the Rating Agencies and the
               Trustee in Respect of the Master Servicer and the Special
               Servicer...................................................145

                                  ARTICLE VII.

                                     DEFAULT

Section 7.1.   Events of Default..........................................146

Section 7.2.   Trustee to Act; Appointment of Successor...................148

Section 7.3.   Notification to Certificateholders.........................150

Section 7.4.   Other Remedies of Trustee..................................150

Section 7.5.   Waiver of Past Events of Default; Termination..............150

                                  ARTICLE VIII.

                             CONCERNING THE TRUSTEE

Section 8.1.   Duties of Trustee..........................................151

Section 8.2.   Certain Matters Affecting the Trustee......................152

Section 8.3.   Trustee Not Liable for Certificates or Mortgage Loans......154

Section 8.4.   Trustee May Own Certificates...............................155

Section 8.5.   Payment of Trustee Fees and Expenses; Indemnification......155

Section 8.6.   Eligibility Requirements for Trustee.......................157

Section 8.7.   Resignation and Removal of the Trustee.....................158

Section 8.8.   Successor Trustee..........................................159

Section 8.9.   Merger or Consolidation of Trustee.........................159

Section 8.10.  Appointment of Co-Trustee or Separate Trustee..............160

Section 8.11.  Authenticating Agent.......................................161

Section 8.12.  Appointment of Custodians..................................162

Section 8.13.  Fiscal Agent Appointed; Concerning the Fiscal Agent........163

Section 8.14.  Representations and Warranties of the Trustee and Fiscal
               Agent......................................................163

                                   ARTICLE IX.

                                   TERMINATION

Section 9.1.   Termination of Trust Fund..................................166

Section 9.2.   Procedure Upon Termination of Trust Fund...................167

Section 9.3.   Additional Trust Fund Termination Requirements.............168

                                   ARTICLE X.

                       REMIC ADMINISTRATION; GRANTOR TRUST

Section 10.1.  REMIC Election.............................................169

Section 10.2.  REMIC Compliance...........................................169

Section 10.3.  Imposition of Tax on the Trust Fund........................171

Section 10.4.  Prohibited Transactions and Activities.....................172

Section 10.5.  Grantor Trust Provisions...................................172

                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

Section 11.1.  Counterparts...............................................173

Section 11.2.  Limitation on Rights of Certificateholders.................173

Section 11.3.  Governing Law..............................................174

Section 11.4.  Notices....................................................174

Section 11.5.  Severability of Provisions.................................176

Section 11.6.  Notice to the Depositor, the Operating Adviser and Each
               Rating Agency..............................................176

Section 11.7.  Amendment..................................................177

Section 11.8.  Confirmation of Intent.....................................179

                                    EXHIBITS

Exhibit A-1    Form of Class A-1 Certificate
Exhibit A-2    Form of Class A-2 Certificate
Exhibit A-3    Form of Class X Certificate
Exhibit A-4    Form of Class B Certificate
Exhibit A-5    Form of Class C Certificate
Exhibit A-6    Form of Class D Certificate
Exhibit A-7    Form of Class E Certificate
Exhibit A-8    Form of Class F Certificate
Exhibit A-9    Form of Class G Certificate
Exhibit A-10   Form of Class H Certificate
Exhibit A-11   Form of Class J Certificate
Exhibit A-12   Form of Class K Certificate
Exhibit A-13   Form of Class L Certificate
Exhibit A-14   Form of Class M Certificate
Exhibit A-15   Form of Class N Certificate

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


Exhibit A-16   Form of Class O Certificate
Exhibit A-17   Form of Class V Certificate
Exhibit A-18   Form of Class R-I Certificate
Exhibit A-19   Form of Class R-II Certificate
Exhibit A-20   Form of Class R-III Certificate
Exhibit B-1    Mortgage Loan Schedule
Exhibit B-2    Form of Initial Custodian Certification
Exhibit B-3    Form of Final Custodian Certification
Exhibit C-1    Form of Transferee Affidavit
Exhibit C-2    Form of Transferor Letter
Exhibit D      Form of Investment Representation Letter
Exhibit E      Form of Request for Release
Exhibit F      Form of Custodial Agreement
Exhibit G-1A   Form of Transferee Certificate in Connection With ERISA
               (Definitive Class X Certificates)
Exhibit G-1B   Form of Transferee Certificate in Connection With ERISA (Book-
               Entry Class B, C and D Certificates)
Exhibit G-2A   Form of Transferee Certificate in Connection With ERISA
               (Definitive Class B, C and D Certificates)
Exhibit G-2B   Form of Transferee Certificate in Connection With ERISA (Book-
               Entry Class B, C and D Certificates)
Exhibit G-3A   Form of Transferee Certificate in Connection With ERISA
               (Definitive Class E, F, G, H, J, K, L, M, N and O Certificates)
Exhibit G-3B   Form of Transferee Certificate in Connection With ERISA (Book-
               Entry Class E, F, G, H, J, K, L, M, N and O Certificates)
Exhibit H-1    Form of Monthly Distribution Statement
Exhibit H-2    Form of CMSA IRP
Exhibit I      Form of Certificate Owner Certification
Exhibit J      Form of Defeasance Certification

     Pooling and Servicing Agreement, dated as of October 1, 2000 among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

     Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I.

     The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund (excluding Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) described in the definition of "REMIC I"; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust Fund; (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust Fund; and (iv) the Class V Certificates as consideration for its transfer of the Deferred Interest to the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for (i) the foregoing and the issuance of (a) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (b) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (c) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III, and (ii) the creation of the Grantor Trust and the issuance of the Class V Certificates.

                                    REMIC I

     As provided herein, the Trustee will make the election described in Section
10.1 hereof for the segregated pool of assets consisting of the Mortgage Loans and certain related assets (excluding Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) to be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC" and, such particular segregated pool of assets, "REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

     A separate uncertificated REMIC I Regular Interest will be issued with respect to each Mortgage Loan. Each REMIC I Regular Interest will represent the right to receive principal corresponding to the initial Stated Principal Balance of a related Mortgage Loan and interest thereon at a remittance rate calculated as described in the definition of "REMIC I Remittance Rate". For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Class R-I Certificates will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for such Distribution Date not otherwise deemed distributed on the REMIC I Regular Interests.

                                    REMIC II

     As provided herein, the Trustee will make the election described in Section
10.1 hereof for the segregated pool of assets consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC II"). The REMIC II Regular Interests will be designated as representing the "regular interests" in REMIC II and the Class R-II Certificates will be designated as representing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

     Fifteen separate uncertificated classes of REMIC II Regular Interests will be issued and are designated as the "regular interests" in REMIC II. The following table irrevocably sets forth the designation and initial Uncertificated Principal Balance for each REMIC II Regular Interest.

                           REMIC II Regular Interests

                -----------------------------------------------
                                        Initial Uncertificated
                     Designation           Principal Balance
                -----------------------------------------------
                Class A-1-II Interest       $200,600,000
                -----------------------------------------------
                Class A-2-II Interest       $619,916,000
                -----------------------------------------------
                 Class B-II Interest         $43,044,000
                -----------------------------------------------
                 Class C-II Interest         $48,423,000
                -----------------------------------------------
                 Class D-II Interest         $13,452,000
                -----------------------------------------------
                 Class E-II Interest         $13,451,000
                -----------------------------------------------
                 Class F-II Interest         $18,831,000
                -----------------------------------------------
                 Class G-II Interest         $16,141,000
                -----------------------------------------------
                 Class H-II Interest         $18,832,000
                -----------------------------------------------
                 Class J-II Interest         $29,592,000
                -----------------------------------------------
                 Class K-II Interest         $ 8,071,000
                -----------------------------------------------
                 Class L-II Interest         $ 8,071,000
                -----------------------------------------------
                 Class M-II Interest         $10,761,000
                -----------------------------------------------
                 Class N-II Interest         $ 5,380,000
                -----------------------------------------------
                 Class O-II Interest         $21,522,272
                -----------------------------------------------

     For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each REMIC II Regular Interest shall be the Rated Final Distribution Date. The Class R-II Certificate will have no scheduled principal balance and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for REMIC II for such Distribution Date not otherwise deemed distributed on the REMIC II Regular Interests.

                                   REMIC III

     As provided herein, the Trustee will make the election described in Section
10.1 for the segregated pool of assets hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC III"). The REMIC III Regular Certificates will be designated as representing the "regular interests" in REMIC III and the Class R-III Certificates will be designated as representing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

     Sixteen separate Classes of REMIC III Regular Certificates will be issued. The following table irrevocably sets forth the designation, the initial pass-through rate and the initial aggregate certificate principal balance or notional amount for each Class of REMIC III Regular Certificates.


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


                         REMIC III Regular Certificates

                                                    Initial Aggregate
     Designation       Initial Pass-Through      Certificate Balance or
                              Rate(1)                Notional Amount

      Class A-1              7.05000%                 $200,600,000
      Class A-2              7.30000                  $619,916,000
       Class X               1.17133                  $1,076,087,272 (2)
       Class B               7.50000                  $43,044,000
       Class C               7.64000                  $48,423,000
       Class D               7.74000                  $13,452,000
       Class E               8.11348                  $13,451,000
       Class F               8.21348                  $18,831,000
       Class G               8.39348                  $16,141,000
       Class H               6.22000                  $18,832,000
       Class J               6.22000                  $29,592,000
       Class K               6.22000                  $8,071,000
       Class L               6.22000                  $8,071,000
       Class M               6.22000                  $10,761,000
       Class N               6.22000                  $5,380,000
       Class O               6.22000                  $21,522,272


     (1) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of REMIC III Regular Certificates will be determined as described herein under the definition of "Pass-Through Rate."

     (2)  Notional Amount.

     For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each Class of REMIC III Regular Certificates shall be the Rated Final Distribution Date. The Class R-III Certificates will have no principal balances and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for REMIC III for such Distribution Date not otherwise deemed distributed on the REMIC III Regular Certificates.

     The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund.

     As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $1,076,087,272.

                                 GRANTOR TRUST

     The parties intend that the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code (the "Grantor Trust"), and that the Class V Certificates represent undivided beneficial interests in specified portions of the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account. The assets of the Grantor Trust are excluded from the REMICs.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:


                                   ARTICLE I.
                                   ----------

                                   DEFINITION

          Section 1.1.   Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "1933 Act": The Securities Act of 1933, as it may be amended from time to time.

     "1934 Act": The Securities Exchange Act of 1934, as it may be amended from time to time.

     "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class X Certificates) for any Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance of such Class of Certificates as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date). Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Class X Interest Amount. The Accrued Certificate Interest in respect of each Class of REMIC III Regular Certificates for each Distribution Date shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

     "Additional Trust Fund Expense": Any of the following items: (a) Special Servicer Fees, Disposition Fees and Workout Fees; (b) Advance Interest Amounts not paid out of Default Interest or late payment charges or late fees as and to the extent provided herein; (c) amounts paid by the Trust Fund to indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any other Person pursuant to the terms of this Agreement; (d) to the extent not covered by indemnification by one of the parties hereto or paid by a source other than the Trust Fund, any federal, state or local taxes imposed on the Trust Fund or any of its assets or transactions; (e) the cost of all Opinions of Counsel required or permitted hereunder to be obtained in connection with the servicing of the Mortgage Loans and the administration of the

     Trust Fund and not otherwise required hereunder to be paid by a source other than the Trust Fund or Advanced as a Servicing Advance; and (f) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense of the Trust Fund which the Trust Fund has not recovered, and in the judgment of the Master Servicer (or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer) will not recover, from the related Borrower or Mortgaged Property or otherwise.

     "Adjusted REMIC II Remittance Rate": With respect to the Class A-1-II Interest, for any Distributon Date, a rate per annum equal to 7.05000%; with respect to the Class A-2-II Interest, for any Distribution Date, a rate per annum equal to 7.30000%; with respect to the Class E-II Interest, for any Distribution Date, a rate per annum equal to the related REMIC II Remittance Rate for such Distribution Date minus 0.28000%; with respect to the Class F-II Interest, for any Distribution Date, a rate per annum equal to the related REMIC II Remittance Rate for such Distribution Date minus 0.18000%; with respect to the Class G-II Interest, for any Distribution Date, a rate per annum equal to the related REMIC II Remittance Rate for such Distribution Date. With respect to each of the remaining REMIC II Regular Interests, for any Distribution Date, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Distribution Date and (ii) the related "Fixed Cap Rate" specified below:

       REMIC II Regular Interest               Fixed Cap Rate

          Class B-II Interests               7.50000% per annum
          Class C-II Interests               7.64000% per annum
          Class D-II Interests               7.74000% per annum
          Class H-II Interests               6.22000% per annum
          Class J-II Interests               6.22000% per annum
          Class K-II Interests               6.22000% per annum
          Class L-II Interests               6.22000% per annum
          Class M-II Interests               6.22000% per annum
          Class N-II Interests               6.22000% per annum
          Class O-II Interests               6.22000% per annum

     All adjusted REMIC II Remittance Rates shall be rounded to five decimal places.

     "Advance": Any P&I Advance or Servicing Advance.

     "Advance Interest Amount": The sum, for all Mortgage Loans as to which any Advance remains unreimbursed, of all interest at the related Advance Rate on the amount of each and every P&I Advance and Servicing Advance for which the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, has not been paid or reimbursed for the number of days from the date on which each such Advance was made or, if interest has been previously paid on such Advance, from the date on which interest was last paid, through the date of payment or reimbursement of the related Advance (which in no event shall be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate); provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan, (1) for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Borrower's obligation to make the related Monthly Payment expires pursuant to the related Mortgage Loan Documents or (2) if the related Monthly Payment is received by the Master Servicer on or prior to the Remittance Date immediately following the Due Date for such Monthly Payment.

     "Advance Rate": A per annum rate equal to the Prime Rate (as published in The Wall Street Journal, or, if The Wall Street Journal is no longer published, such other publication determined by the Trustee (with the concurrence of the Master Servicer) in its reasonable discretion from time to time).

     "Adverse Grantor Trust Event": Either (i) any impairment of the status of the Grantor Trust as a grantor trust or (ii) the imposition of a tax upon the Grantor Trust or any of its assets or transactions.

     "Adverse REMIC Event": As defined in Section 10.2(d).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Master Servicer, the Special
Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Applicable Monthly Payment": As defined in Section 4.5(a).

     "Applicant": As defined in Section 5.6(a).

     "Appraisal Reduction Event": With respect to each Mortgage Loan, the occurrence of the earliest of the following dates: (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 30 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding, (iv) immediately after a borrower declares bankruptcy, and (v) immediately after a Mortgage Loan becomes an REO Mortgage Loan. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon receiving notice of the occurrence of any of the foregoing events.

     "Appraisal Reduction": For any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to (a) the outstanding Stated
Principal Balance of such Mortgage Loan as of the last day of the related Collection Period less (b) the excess, if any, of (i) 90% of the sum of (x) the appraised or otherwise estimated value of the related Mortgaged Property or Properties as determined in accordance with Section 3.23 (the costs of which shall be paid by the Master Servicer as an Advance), plus (y) the amount of all reserves and escrows that are pledged as collateral for the Mortgage Loan (other than those for taxes and insurance), but only to the extent that such amounts are not taken into account in determining the appraised or otherwise estimated value of the Mortgaged Property, over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the principal balance of such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan, (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance) and (D) unpaid compensation owed to the Special Servicer. An Appraisal Reduction will be eliminated (i) upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined or (ii) if the Mortgage Loan is no longer a Specially Serviced Mortgage Loan.

     "Asset Status Report": As defined in Section 3.24(e).

     "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Borrower, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assignment of Mortgage": An assignment of mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the related Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Fiscal Agent, the Custodian, the Special Servicer or the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

     "Assumed Monthly Payment": (a) With respect to any Balloon Mortgage Loan (other than a Balloon Mortgage Loan that has become a REO Mortgage Loan) for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related delinquent Balloon Payment) is otherwise due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for such Due Date equal to the Monthly Payment (other than any related delinquent Balloon Payment) that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due

Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due in respect of the subject Mortgage Loan for the last Due Date prior to its becoming an REO Mortgage Loan.

     "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 8.11.

     "Available Funds": Subject to Section 9.2(b), (x) with respect to REMIC I and each Distribution Date, (a) the Master Servicer Remittance Amount, plus (b) if the Distribution Date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account; less (c) if the Distribution Date occurs during February of any year or January of any non-leap year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited in the Interest Reserve Account;

     (y) with respect to REMIC II and any Distribution Date, all amounts deemed distributed on the REMIC I Regular Interests out of the Available Funds for REMIC I for such Distribution Date; and

     (z) with respect to REMIC III and any Distribution Date, all amounts deemed distributed on the REMIC II Regular Interests out of the Available Funds for REMIC II for such Distribution Date.

     "Balloon Loan": A Mortgage Loan which provides for monthly payments of principal based on an amortization schedule longer than its remaining term, thereby leaving substantial principal amounts due and payable on its Maturity Date.

     "Balloon Payment": With respect to each Balloon Loan, the scheduled payment of principal and interest due on the Maturity Date of such Balloon Loan which, pursuant to the related Note, is equal to the entire remaining principal balance of such Balloon Loan, plus accrued interest thereon.

     "Borrower": With respect to each Mortgage Loan, any obligor on any related Note.

     "Book-Entry Certificate": Any Certificate registered in the name of the Securities Depository or its nominee.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Pennsylvania, either of the cities in which the primary servicing offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

     "Cash Deposit": An amount equal to all cash payments of principal and interest received by the applicable Seller in respect of the Mortgage Loans two or more Business Days prior to the Closing Date which are due after the Cut-off Date (excluding the $201,086 prepayment made on Loan Number 166 on October 13,
2000), plus (without duplication) with respect to Loan Numbers 107 and 57 an amount equal to 31 days interest on such Mortgage Loan computed on the basis of such Mortgage Loan's Mortgage Rate and Cut-off Date principal balance, which amount is to be deposited in the Collection Account by the Depositor pursuant to
Section 2.1.

     "Certificate": Any Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R-I, Class R-II or Class R-III Certificate issued, authenticated and delivered hereunder.

     "Certificate Balance": With respect to: (i) all of the Certificates of any Class of REMIC III Regular Certificates (other than the Class X Certificates)
(a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon, and allocation of the Realized Losses and Expense Losses made thereto, on such prior Distribution Date; and (ii) any particular REMIC III Regular Certificate (other than a Class X Certificate), (a) on or prior to the first Distribution Date, an amount equal to the initial Certificate Balance reflected on the face of such Certificate, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Certificate on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon, and allocation of the Realized Losses and Expense Losses made thereto, on such prior Distribution Date. The Class X Certificates have no Certificate Balance.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Securities Depository or on the books of a Securities Depository Participant or on the books of an indirect participating brokerage firm for which a Securities Depository Participant acts as agent.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.2(a).

     "Certificate Purchase Agreement": means the Certificate Purchase Agreement dated October 13, 2000 between Morgan Stanley & Co. Incorporated and PNC Capital Markets, Inc., as the initial purchasers, the Depositor and Midland.

     "Certificateholder": With respect to any Certificate, the Person in whose name such Certificate is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a Manager of a Mortgaged Property, a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining any consent, approval, direction or waiver of Certificateholders pursuant to this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, provided, that, such consent, approval, direction or waiver does not relate to compensation of the Master Servicer or the Special Servicer or benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof shall be deemed to be outstanding notwithstanding clause
(i) above; and (iii) for any election of the Operating Adviser or the appointment or removal of a Special Servicer pursuant to Section 3.27(e), any Certificates beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof shall be deemed to be outstanding. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Borrower, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

     The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of such Person or is beneficially owned by such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Securities Depository and the Securities Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

     Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Certificate Owner, or any Person identified by a Certificate Owner as a prospective transferee of a Certificate beneficially owned by such Certificate Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name and address of the Certificate Owner of the related Certificate or the Person identified as a prospective transferee thereof by the Depositor or a Certificateholder or Certificate Owner. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or other such Person may rely, without limitation, on a participant listing from the Securities Depository or statements that on their face appear to be statements from a participant in the Securities Depository to such Person indicating that such Person beneficially owns Certificates.

     "CIBC": CIBC Inc., a Delaware corporation.

     "CIBC Loans": The Mortgage Loans transferred and assigned by CIBC to the Depositor pursuant to the CIBC Mortgage Loan Purchase Agreement.

     "CIBC Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of October 13, 2000, between the Depositor and CIBC.

     "Class": With respect to Certificates or REMIC II Regular Interests, all of the Certificates or REMIC II Regular Interests bearing the same alphabetical and numerical class designation.

     "Class  A   Certificates":   The  Class  A-1  Certificates  and  Class  A-2
Certificates, collectively.

     "Class A-1 Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

     "Class A-2 Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

     "Class B Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

     "Class C Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

     "Class D Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

     "Class E Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

     "Class F Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

     "Class G Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

     "Class H Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

     "Class Interest Shortfall": With respect to any Class of REMIC III Regular Certificates and any Distribution Date (except the initial Distribution Date, with respect to which the Class Interest Shortfall for each such Class will equal zero), the excess, if any, of (i) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (ii) all distributions of Distributable Certificate Interest made with respect to such Class of Certificates on the immediately preceding Distribution Date pursuant to Section 4.3.

     "Class J Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

     "Class K Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.

     "Class L Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.

     "Class M Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.

     "Class N Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto.

     "Class O Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto.

     "Class R-I Certificate": Any Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 hereto. The Class R-I Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

     "Class R-II Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto. The Class R-II Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

     "Class R-III Certificate": Any Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 hereto. The Class R-III Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

     "Class V Certificates": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or Authenticating Agent in substantially the form set forth in Exhibit A-17 hereto and entitled to the distributions payable thereto pursuant to Section 4.7. The Class V Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount. The Class V Certificates represent a beneficial ownership interest in the Grantor Trust Assets.

     "Class X Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

     "Class X Interest Amount": With respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of the Pass-Through Rate for the Class X Certificates for such Distribution Date and (ii) the Class X Notional Amount for such Distribution Date.

     "Class X Portion": When used with respect to the Uncertificated Accrued Interest in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Uncertificated Accrued Interest that is equal to the product of (a) the entire amount of such Uncertificated Accrued Interest, multiplied by
(b) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date, over the Adjusted REMIC II
Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date; provided that if the aggregate Class X Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for any Distribution Date, calculated without regard to this proviso, would exceed an amount equal to the aggregate Accrued Certificate Interest in respect of the Class X Certificates for such Distribution Date, then the Class X Portion of the Uncertificated Accrued Interest in respect of each REMIC II Regular Interest for such Distribution Date shall be proportionately reduced until the aggregate Class X Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date is equal to the aggregate Accrued Certificate Interest in respect of the Class X Certificates for such Distribution Date. When used with respect to the Uncertificated Distributable Interest in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Uncertificated Distributable Interest that is equal to (a) the Class X Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by (b) the product of (i) any portion of the Net Aggregate Prepayment/Balloon Payment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with the definition of "Uncertificated Distributable Interest", multiplied by (ii) a fraction, the numerator of which is equal to the Class X Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is equal to the entire amount of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and increased by (c) the Class X Portion of any Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 4.2.

     "Closing Date": October 23, 2000.

     "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master

Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Operating Adviser.

     "CMSA IRP": The collection of reports specified by the CMSA from time to time as the "CMSA Investor Reporting Package". As of the Start-up Day, the CMSA IRP contains six electronic files ((1) Loan Set-up File, (2) Loan Periodic Update File, (3) Property File, (4) Bond Level File, (5) Collateral Summary File and (6) Financial File) and eight surveillance reports ((1) Servicer Watch List,
(2) Delinquent Loan Status Report, (3) REO Status Report, (4) Comparative Financial Status Report, (5) Historical Loan Modification Report, (6) Historical Liquidation Report, (7) Operating Statement Analysis Report and (8) NOI Adjustment Worksheet). The CMSA IRP shall be in the form of Exhibit H-2 or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally (but in any event containing the information called for in such Exhibit H-2). For the purposes of the production of the Comparative Financial Status Report by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Seller or by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

     "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

     "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.5(a), which shall be entitled "[Insert name of Trustee], as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Collection Account," and which shall be an Eligible Account.

     "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period beginning on the first day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in November 2000, on the day after the Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date occurs.

     "Commission": The Securities and Exchange Commission of the United States of America.

     "Compensating Interest Payments": With respect to any Distribution Date, any payments required to be made by the Master Servicer pursuant to Section 3.25 to cover Prepayment/Balloon Payment Interest Shortfalls.

     "Controlling Class": The most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance thereof and there is a more senior Class of Principal Balance Certificates then outstanding with an aggregate Certificate Balance that is at least equal to 25% of the initial aggregate Certificate Balance thereof, the next most subordinate Class of Principal Balance Certificates). If no Class of Principal Balance Certificates has at least 25% of its initial aggregate Certificate Balance then outstanding, the Controlling Class will be the most subordinate Class of Principal Balance Certificates still outstanding. For purposes of determining the Controlling Class, the Class A-1 and Class A-2 Certificates will be treated as a single Class of Certificates, the Subordinate Certificates will be subordinate to the Class A-1 and Class A-2 Certificates, and each Class of Subordinate Certificates will be subordinate to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The existence of an Appraisal Reduction shall have no effect on the determination of the Controlling Class. As of the Closing Date, the Controlling Class will be the Class O Certificates.

     "Corporate Trust Office": With respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Trustee or the New York Presenting Office (if any). The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - PNC Mortgage Acceptance Corp. Series 2000-C2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

     "Corrected Mortgage Loan": Any Mortgage Loan which is no longer a Specially Serviced Mortgage Loan as a result of the curing of any event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing.

     "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then-outstanding principal balance of a pool mortgage loans for the life of such mortgage loans.

     "Cross-Collateralized Group": A group of Mortgage Loans which are cross-defaulted or cross-collateralized with one another, which are identified as separate Mortgage Loans on the Mortgage Loan Schedule and treated as separate Mortgage Loans for purposes of this Agreement (except with respect to the definition of "Review Threshold" contained herein).

     "Cross-Collateralized Loan": Each Mortgage Loan that is included in a certain Cross-Collateralized Group.

     "Current Principal Distribution Amount": With respect to the Mortgage Loans for any Distribution Date, an amount equal to the aggregate of:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans, including without limitation any REO Mortgage Loans, for their respective Due Dates occurring during the related Collection Period; and

          (b) that portion of all payments (including without limitation Principal Prepayments and Balloon Payments), Liquidation Proceeds, Insurance Proceeds, any payments of Repurchase Price, payments of Substitution Shortfall Amounts, Net REO Proceeds and other collections that were received on or in respect of the Mortgage Loans (including without limitation any REO Mortgage Loans) or received on or in respect of any related REO Properties, during the related Collection Period and were identified and applied by the Master Servicer in accordance with Section 1.2 as payments or other recoveries of principal of such Mortgage Loans (including, without limitation, any REO Mortgage Loans), in each case net of any portion of such amounts that represents (i) a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered or (ii) an early payment (other than in the form of a Principal Prepayment) of the principal portion of any Monthly Payment due in respect of any such Mortgage Loan on a Due Date subsequent to the end of the related Collection Period. "Custodial Agreement": The Custodial Agreement, if any, in effect from time to time between the Custodian named therein, the Master Servicer and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Custodian": Any Custodian appointed pursuant to Section 8.12 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor.

     "Cut-off Date": October 1, 2000, except that for Loan Number 107 the Cut-off Date is October 3, 2000 and for Loan Number 57 the Cut-off Date is October 10, 2000.

     "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate, in each case excluding any portion thereof that represents Deferred Interest.

     "Default Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     "Deferred Interest": With respect to each Hyper-Amortization Loan, interest accrued on such Hyper-Amortization Loan at the related Excess Rate plus interest thereon to the extent permitted by applicable law at the related Revised Interest Rate.

     "Definitive Certificate": As defined in Section 5.3(a).

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

     "Depositor": PNC Mortgage Acceptance Corp., a Missouri corporation and its successors and assigns.

     "Determination Date": With respect to each Distribution Date, the fifth Business Day prior to such Distribution Date.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(h)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate": The rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee shall select a comparable publication to determine the Treasury Rate.

     "Disposition Fee": With respect to any Specially Serviced Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated (except in connection with (i) a repurchase under Section 2.3, (ii) the termination of the Trust Fund pursuant to Section 9.1(b) or (iii) the purchase of a Mortgage Loan by the Operating Adviser, the Depositor, the Master Servicer or the Special Servicer pursuant to Section 3.18), including by reason of condemnation of the related Mortgaged Property or REO Property, as applicable, an amount equal to the product of (I) the excess, if any of (a) the Liquidation Proceeds of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees, and (II) 1%.

     "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I, Class R-II or Class R-III Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or a successor form.

     "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R-I, Class R-II or Class R-III Certificates (except certain farmers' cooperatives described in Code Section
521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may result in an Adverse REMIC Event.

The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment/Balloon Payment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment/Balloon Payment Interest Shortfall, if any, for each Distribution Date shall be allocated on such
Distribution Date among the respective Classes of REMIC III Regular Certificates, pro rata, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date bears to the total Accrued Certificate Interest with respect to all Classes of REMIC III Regular Certificates for such Distribution Date.

     "Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.5(b), which shall be entitled "[Insert name of Trustee], as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Distribution Account" and which shall be an Eligible Account.

     "Distribution Date": The 12th day of any month, or if such 12th day is not a Business Day, the Business Day immediately following such 12th day, commencing in November 2000.

     "Due Date": With respect to any Collection Period and any Mortgage Loan, the date on which scheduled Monthly Payments are due on such Mortgage Loan (without regard to grace periods), such date being for all Mortgage Loans the first day of each month.

     "Eligible Account": Either (a) for funds that will be held for more than 30 days, an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which are rated "Aa3" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by Moody's), and "A" or better by S&P (or, if not so rated by S&P, then otherwise approved by S&P); (b) for funds that will be held for 30 days or less, an account or accounts maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "P1" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by Moody's), and "A-1" or better by S&P (or, if not so rated by S&P, then otherwise approved by S&P); (c) a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity: (i) having a combined capital and surplus of at least $50,000,000, (ii) subject to supervision or examination by a federal or state authority, and (iii) for state-chartered institutions, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b);
(d) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as (1) PNC's long term unsecured debt rating shall be at least "A1" from Moody's and (2) PNC has the rating from S&P specified in clause (a) or
(b) above as appropriate; or (e) otherwise subject to a Rating Agency Confirmation. Eligible Accounts may bear interest. In the event that an account ceases to be an Eligible Account, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall move such account to an Eligible Account within 30 days; provided, however, that the Master Servicer, the Special Servicer or the

Trustee, as applicable, may keep the former account open for a reasonable period of time to collect payments from Borrowers who continue to remit payments to such account.

     "Eligible Investor": (i) A Person, reasonably believed by the transferor to be a Qualified Institutional Buyer, that is purchasing Privately Placed Certificates for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A promulgated under the 1933 Act or (ii) with respect to Privately Placed Certificates (other than the Class V Certificates and the Residual Certificates), an Institutional Accredited Investor.

     "Emergency Advance": Any Servicing Advance (whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make) that must be made within five Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

     "Environmental Report": With respect to each Mortgaged Property, the report or reports of the environmental site assessment or assessments performed in connection with the origination of the related Mortgage Loan.

     "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Escrow Account": As defined in Section 3.4(b).

     "Escrow Payment": Any payment made by any Borrower to the Master Servicer for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

     "Event of Default": As defined in Section 7.1.

     "Excess Liquidation Proceeds": The excess of (i) the Net Liquidation Proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of (x) interest on any related Advances and (y) any related Servicing Advances over (ii) the amount needed to pay off the Mortgage Loan in full.

     "Excess Liquidation Proceeds Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.5(f), which shall be entitled "[Insert name of Trustee], as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Excess Liquidation Proceeds Account," and which shall be an Eligible Account.

     "Excess Rate": With respect to each Hyper-Amortization Loan, the excess of the related Revised Interest Rate over the related Mortgage Rate.

     "Exemption-Favored Party": Any of (i) Morgan Stanley & Co. Incorporated or PNC Capital Markets, Inc., (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated or PNC Capital Markets, Inc. and (iii) any member of the syndicate or selling group of which

Morgan Stanley & Co. Incorporated or PNC Capital Markets, Inc. or a person described in clause (ii) is a manager or co-manager with respect to the Certificates.

     "Expense Loss": A loss realized upon payment by the Trust Fund of an Additional Trust Fund Expense.

     "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

     "FHA": The Federal Housing Administration.

     "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

     "Final Purchaser": As defined in Section 9.1(b).

     "Final Recovery Determination": With respect to any REO Mortgage Loan, Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the related Seller as contemplated by Section 2.3, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any related REO Property) which the Special Servicer, in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Custodian and the Operating Adviser, expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

     "Fiscal Agent": ABN AMRO Bank N.V. in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

     "FNMA": The Federal National Mortgage Association, or any successor thereto.

     "Grantor Trust": As defined in Preliminary Statement.

     "Grantor Trust Assets": As defined in Section 10.5.

     "Grantor Trust Collection Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Master Servicer pursuant to Section 3.5(c), which shall be entitled "[Insert name of Trustee], as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Grantor Trust Collection Account" and which shall be an Eligible Account. The Grantor Trust Collection Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

     "Grantor Trust Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.5(d), which shall be entitled "[Insert name of Trustee], as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Grantor Trust Distribution Account" and which shall be an Eligible Account. The Grantor Trust Distribution Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

 "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Holder": With respect to any Certificate, a Certificateholder; with respect to any REMIC I Regular Interest or REMIC II Regular Interest, the Trustee.

     "Hyper-Amortization Date": With respect to any Hyper-Amortization Loan, the date specified on the related Mortgage Note, as of which Deferred Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

     "Hyper-Amortization Loan": A Mortgage Loan that provides for the accrual of Deferred Interest thereon if such Mortgage Loan is not paid in full on or prior to its Hyper-Amortization Date.

     "Indemnified Party": As defined in Section 8.5(c).

     "Independent": When used with respect to any specified Person, any other Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Manager, the Depositor, the Master Servicer, the Special Servicer, Trustee, any Borrower or any Affiliate thereof, and (ii) is not connected with any such specified Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (obtained at the expense of the Special Servicer) addressed to the Special Servicer and the Trustee has been delivered to the Trustee to the effect that the Special Servicer meets the requirements of such definition) or (ii) any other Person (including the Special Servicer) if the Special Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (obtained at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized with respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

     "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a sub-servicing agreement with the Master Servicer as of the Closing Date, the sub-servicer under any such sub-servicing agreement.

     "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act (and any entity in which all the equity owners meet such requirements) and which is not otherwise a Qualified Institutional Buyer.

     "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan (including any amounts paid by the Master Servicer or the Special Servicer pursuant to Section 3.8), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the related Mortgage or Note or other documents included in the related Mortgage File or in accordance with the Servicing Standard.

     "Interest Accrual Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     "Interest Reserve Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.29, which shall be entitled "[Insert name of Trustee], as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Interest Reserve Account" and which shall be an Eligible Account.

     "Interest Reserve Amount": As defined in Section 3.29(a).

     "Interest Reserve Loan": A Mortgage Loan that bears interest computed on an Actual/360 Basis.

     "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Borrower, any Manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     "Investment Account": As defined in Section 3.7(a).

     "Investment Representation Letter": As defined in Section 5.2(e)(i).

     "IRS": The Internal Revenue Service.

     "Liquidation Event": With respect to any Mortgage Loan (other than an REO Mortgage Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Seller pursuant to the related Mortgage Loan Purchase Agreement and Section 2.3 of this Agreement; (iv) such Mortgage Loan is sold pursuant to Section 3.18; or

(v) such Mortgage Loan is purchased by any Person entitled to effect an optional termination of the Trust Fund pursuant to Section 9.1(b). With respect to any REO Property (and the related REO Mortgage Loan), any of the following events:
(i) a Final  Recovery  Determination  is made with respect to such REO Property;
(ii) such REO Property is sold pursuant to Section 3.18; or (iii) such REO Property is purchased by any Person entitled to effect an optional termination of the Trust Fund pursuant to Section 9.1(b).

     "Liquidation Expenses": Expenses incurred by the Special Servicer and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, conveyance taxes and Disposition Fees).

     "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds) including all partial and/or unscheduled collections received in connection with
(i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the full or partial liquidation of a Mortgaged Property or other collateral that constituted security for a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, (iii) the sale of a Specially Serviced Mortgage Loan or an REO Property in accordance with
Section 3.18, (iv) the sale of all of the Mortgage Loans and any REO Properties in accordance with Section 9.1 or (v) the realization upon any deficiency judgment obtained against a Borrower or guarantor of any Mortgage Loan.

     "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

     "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on Appendix II to the Prospectus Supplement.

     "Loan Service Transaction Fees": With respect to any Mortgage Loan, any fees payable by or on behalf of a Borrower other than (i) fees payable in connection with or related to an assumption, modification or extension or a consent to any of the foregoing or (ii) any fees received in connection with a default.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then-unpaid principal balance of such Mortgage Loan (or, if part of a Cross-Collateralized Group, of such group), and the denominator of which is the appraised value of the related Mortgaged Property (or, in the case of a Cross-Collateralized Group, of all the Mortgaged Properties securing such group) as determined by an Updated Appraisal thereof.

     "MAI": Member of the Appraisal Institute.

     "Majority Certificateholder": With respect to any particular Class or Classes of Certificates, any Certificateholder entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

     "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

     "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property.

     "Master Servicer": Midland or any successor master servicer appointed as herein provided.

     "Master Servicer Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the related Master Servicer Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     "Master Servicer Fee Rate": With respect to each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule as the "Administrative Cost Rate" less the Trustee Fee Rate and the Standby Special Servicer Fee Rate, such rate to be calculated on the same basis as the related Mortgage Rate (e.g., "Actual/360" or "30/360").

     "Master Servicer Mortgage File": With respect to any Mortgage Loan, all documents related to such Mortgage Loan that are not required to be delivered to the Trustee pursuant to Section 2.1 or to be maintained as part of the Trustee Mortgage File, including, without limitation:

          (a) a copy of the Management Agreement, if any, for the related Mortgaged Property;

          (b)  a copy of any cash management or lock box agreement;

          (c)  a copy of any intercreditor agreement;

          (d) any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

          (e) copies of the related appraisals, surveys, environmental insurance agreements, environmental reports and other similar documents; and

          (f)  any other written agreements related to such Mortgage Loan.

together with copies of all documents that are required to be maintained as a part of the Trustee Mortgage File. The Master Servicer Mortgage File shall not be deemed to contain any confidential or proprietary information or memoranda prepared by the Master Servicer for its internal use.

     "Master Servicer Remittance Amount": For each Distribution Date, (a) all amounts on deposit in the Collection Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected, but due on a Due Date occurring in a Collection Period subsequent to the related Collection Period;

          (ii) Prepayment Premiums;

          (iii) amounts that are payable or reimbursable to any Person other than a Certificateholder pursuant to clauses (ii) through (ix) of Section 3.6(a) (including amounts payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

          (iv)  Deferred Interest;

          (v)  Excess Liquidation Proceeds; and

          (vi) amounts deposited in the Collection Account in error,

plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date;

     "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is then scheduled to be due and payable under the related Mortgage Note.

     "Midland": Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

     "Midland Loans": means the MLS Loans and the Owner Trust Loans.

     "Midland Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of October 13, 2000, between Depositor and Midland.

     "Midland Owner Trusts": The Midland Owner Trust V created pursuant to that certain Trust Agreement relating to the Midland Commercial Mortgage Owner Trust V, dated as of March 24, 2000 and the Midland Owner Trust VI created pursuant to that certain Trust Agreement relating to the Midland Commercial Mortgage Owner Trust VI, dated as of March 24, 2000, and the Midland Owner Trust VII created pursuant to that certain Trust Agreement relating to the Midland Commercial Mortgage Owner Trust VII, dated as of August 30, 2000, each of which is among Midland, as depositor, Wilmington Trust Company, as owner trustee, LaSalle Bank National Association, as custodian, and Midland, as paying agent.

     "Midland Owner Trust Certificate Purchase Agreement": The Owner Trust Certificate Purchase Agreement, dated as of October 13, 2000, among MSDWMC, Midland and the owners of the certificates representing interests in the Midland Owner Trusts.

     "Minimum Master Servicer Fee Rate": A rate of 0.02% per annum.

     "MLS Loans": The Mortgage Loans transferred and assigned to the Depositor pursuant to the Midland Mortgage Loan Purchase Agreement.

     "Money Term": With respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof (and shall not include provisions relating to late fees, Deferred Interest or Default Interest).

     "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal and/or interest, excluding any Balloon Payment, Default Interest and Deferred Interest on such Mortgage Loan which is payable by the related Borrower on such Due Date under the related Note (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Borrower).

     "Moody's": Moody's Investors Service, Inc. and its successors in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing the related Note.

     "Mortgage File": With respect to any Mortgage Loan, the Trustee Mortgage File and the Master Servicer Mortgage File.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.1 and from time to time held in the Trust Fund, such mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan, any Qualified Substitute Mortgage Loan or defeased Mortgage Loan.

     "Mortgage Loan Documents": Any and all documents contained in the Trustee Mortgage File and the Master Servicer Mortgage File.

     "Mortgage Loan Purchase Agreement": With respect to the MLS Loans, the Midland Mortgage Loan Purchase Agreement. With respect to the Owner Trust Loans, the Midland Owner Trust Certificate Purchase Agreement. With respect to the
MSDWMC Loans, the MSDWMC Mortgage Loan Purchase Agreement. With respect to the CIBC Loans, the CIBC Mortgage Loan Purchase Agreement. The term "Mortgage Loan Purchase Agreements" shall mean all of such agreements.

     "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, such list as of the Closing Date being attached hereto as Exhibit B-1.

     "Mortgage Pool": Collectively, all of the Mortgage Loans (including without limitation REO Mortgage Loans and Qualified Substitute Mortgage Loans, but excluding Deleted Mortgage Loans).

     "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan (in the absence of a default and without giving effect to any Revised Interest Rate) from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, which Mortgage Rates, as of the Closing Date, are as set forth in the Mortgage Loan Schedule.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

     "MSDWMC": Morgan Stanley Dean Witter Mortgage Capital Inc., a New York corporation.

     "MSDWMC Loans": The Mortgage Loans (other than the Owner Trust Loans) transferred and assigned by MSDWMC to the Depositor pursuant to the MSDWMC Mortgage Loan Purchase Agreement.

     "MSDWMC Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of October 13, 2000 between the Depositor and MSDWMC.

     "Net Aggregate Prepayment/Balloon Payment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment/Balloon Payment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments or Balloon Payments on the Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate of all Prepayment/Balloon Payment Interest Excesses realized in connection with the receipt of Principal Prepayments or Balloon Payments on the Mortgage Loans during the related Collection Period, and (ii) the Compensating Interest Payment deposited by the Master Servicer in the Distribution Account for such
Distribution Date pursuant to Section 3.25 in connection with such Prepayment/Balloon Payment Interest Shortfalls.

     "Net Collections": With respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.

     "Net Liquidation Proceeds": The excess of Liquidation Proceeds received with respect to any Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

     "Net Mortgage Rate": With respect to any Mortgage Loan, the Mortgage Rate for such Mortgage Loan minus the Master Servicer Fee Rate, the Standby Special Servicer Fee Rate and the Trustee Fee Rate.

     "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b).

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

     "New York Presenting Office": Any office of an agent of the Trustee or the Certificate Registrar, located in New York, New York, as the Trustee or the
Certificate Registrar, as the case may be, may designate from time to time by written notice to the Depositor and the Certificateholders.

     "Noneconomic Residual Interest": means a Residual Interest that is a "noneconomic residual interest" within the meaning of Treasury Regulation
Section 1.860E-1(c).

     "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Special Servicer, the Master

Servicer, the Trustee or the Fiscal Agent, as applicable, and which the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent has determined (based on, among other things, an Updated Appraisal) in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan or Mortgaged Property. To the extent that any Borrower is not obligated under the related Mortgage Loan Documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer which forgives unpaid Monthly Payments or other amounts which the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent had previously advanced, and the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent determines that no other source of payment or reimbursement for such advances is available to it, such Advances shall be deemed to be nonrecoverable; provided, however, that in connection with the foregoing the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, shall provide an Officer's Certificate as described below. The determination by the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer, Responsible Officer or Vice President or equivalent or senior officer of the Special Servicer, the Master Servicer, Trustee or Fiscal Agent, as appropriate, delivered to the Master Servicer, the Trustee, the Fiscal Agent, the Special Servicer, the Operating Adviser and the Depositor setting forth such determination and the procedures and considerations of the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination, which shall include a copy of the Updated Appraisal and any other information or reports obtained by the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, such as property operating statements, rent rolls, property inspection reports and engineering reports, which may support such determinations. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance and the Master Servicer shall be entitled to rely upon any determination by the Special Servicer that any Emergency Advance previously made is a Nonrecoverable Advance or that any proposed Emergency Advance, if made, would constitute a Nonrecoverable Advance.

     "Non-U.S. Person": A person that is not (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate whose income is subject to United States federal income tax regardless of its sources; or (iv) a trust whose income is subject to United States federal income tax regardless of its sources and as to which a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of the related Borrower or obligor under such Mortgage Loan, in each case, including any amendments or modifications, or any renewal or substitution notes, as of such date.

     "Notional Amount": With respect to: (i) all of the Class X Certificates (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Uncertificated Principal Balance of the REMIC II Regular Interests, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests on the Distribution Date immediately prior to such date of determination, after application of the distributions deemed made thereon, and allocation of the Realized Losses and Expense Losses deemed made thereto, on such prior Distribution Date and (ii) any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Notional Amount for all of the Class X Certificates as of such date of determination.

     "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or any other officer of the Master Servicer or Special Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and delivered to the Depositor, the Trustee, the Special Servicer or the Master Servicer, as the case may be.

     "Operating Adviser": As defined in Section 3.26.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of REMIC I, REMIC II or REMIC III as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust, or (d) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.4, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

     "Optional Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans (including, without limitation, any REO Mortgage Loans) is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     "Originator": With respect to a Mortgage Loan, the originator of such Mortgage Loan.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Owner Trust Loans": The Mortgage Loans transferred and assigned to MSDWMC pursuant to the Midland Owner Trust Certificate Purchase Agreement, which Mortgage Loans were subsequently transferred and assigned to the Depositor by MSDWMC on the Closing Date pursuant to the Mortgage Loan Purchase and Sale Agreement dated October 13, 2000 between MSDWMC and the Depositor relating to such Mortgage Loans.

     "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.5(b)(iii) or 4.5(d).

     "Pass-Through Rate" or "Pass-Through Rates": With respect to any Distribution Date and any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest. With respect to the Class X Certificates and any Distribution Date, the excess, if any, of (i) the weighted average of the respective REMIC II Remittance Rates for such Distribution Date in respect of all of the REMIC II Regular Interests, over (ii) the weighted average of the respective Adjusted REMIC II Remittance Rates for such Distribution Date in respect of all of the REMIC II Regular Interests (for purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the subject Distribution Date). The Class V Certificates and the Residual Certificates do not have Pass-Through Rates.

     "Paying Agent": The paying agent appointed pursuant to Section 5.5.

     "Percentage Interest": (i) With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Balance or the Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial aggregate Certificate Balance or the initial aggregate Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (ii) with respect to the Class V Certificates and the Residual Certificates, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date on which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates, and having at all times the required ratings, if any, provided for in this definition (provided that no Permitted Investment, if downgraded, shall be required to be sold at a loss, except if the remaining term to maturity at the time of such downgrading is greater than 30 days), unless Rating Agency Confirmation (the cost of obtaining any such Rating Agency Confirmation shall be paid by the party seeking such confirmation) is received with respect to a lower rating:

               (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof , provided that such obligations are backed by the full faith and credit of the United States of America, including, without limitation, U.S. Treasury Obligations, Farmers Home Administration certificates of beneficial interest, General Services Administration participation certificates and Small Business Administration guaranteed participation certificates or guaranteed pool certificates;

               (ii) direct obligations of FHLMC (debt obligations only), FNMA (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan

Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only), and the Resolution Funding Corp. (debt obligations only);

               (iii) Federal funds, time deposits in, or unsecured certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by, any bank or trust company, savings and loan association or savings bank, depository institution or trust company having a short term debt obligation rating that is in the highest short-term unsecured rating category of each Rating Agency;

               (iv) commercial paper having a maturity of 365 days or less (including (A) both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and (B) demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category;

               (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated "AAAm" or "AAAm-G" by S&P or "Aaa" by Moody's; and

               (vi)   such   other   obligations   for  which  a  Rating  Agency
Confirmation has been obtained;

provided, however, that (a) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security shall have a fixed dollar amount of principal due at maturity which cannot vary or change;
(b) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; (c) each such instrument must qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest; and (d) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition;
(e) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (f) no investment described hereunder may have a remaining term to maturity in excess of 365 days at the time of its acquisition.

     "Permitted Transferee": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Person or agent thereof that is a Qualified Institutional Buyer other than (a) a Disqualified Organization or (b) a Person that is a Disqualified Non-U.S. Person.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

     "Placement Agents": Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc., CIBC World Markets Corp. and Deutsche Bank Securities Inc. or any of their successors in interest.

     "Plan": As defined in Section 5.2(f).

     "Prepayment Assumption": A CPR of 0% (except that each Hyper-Amortization Loan is assumed to pay on its Hyper-Amortization Date), applied to each Mortgage Loan during any period that the related Borrower is permitted to make voluntary Principal Prepayments without a Prepayment Premium, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Certificates for federal income tax purposes.

     "Prepayment/Balloon Payment Interest Excess": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment or Balloon Payment was made by the related Borrower during the related Collection Period but following the Due Date occurring in such Collection Period in which the related Principal Prepayment or Balloon Payment had been made, the amount of interest accrued and received from the related Borrower (less the Master Servicer Fee) for the period following such Due Date.

     "Prepayment/Balloon Payment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment or Balloon Payment was made by the related Borrower during the related Collection Period but prior to the Due Date occurring in such Collection Period, the amount by which (i) one month's interest (other than Default Interest and Deferred Interest and net of the Master Servicer Fee) on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the Distribution Date in such Collection Period exceeds (ii) the amount of interest (net of the Master Servicer Fee) received from the related Borrower in respect of such Mortgage Loan during such Collection Period (without regard to any Prepayment Premium, Default Interest or Deferred Interest that may have been collected).

     "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

     "Primary Servicing Fees": The monthly fee payable by the Master Servicer from the Master Servicer Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the sub-servicing agreement with such Initial Sub-Servicer.

     "Principal   Balance   Certificates":   All  of  the  REMIC   III   Regular
Certificates, excluding the Class X Certificates.

     "Principal Distribution Amount": For any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date, and
(ii) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding
Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

     "Principal Prepayment": With respect to any Mortgage Loan, any payment of principal made by the related Borrower which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Privately Placed Certificates": The Class X Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H
Certificates,  the Class J Certificates,  the Class K Certificates,  the Class L
Certificates,  the Class M Certificates,  the Class N Certificates,  the Class O
Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Prospectus Supplement": The Prospectus Supplement dated October 13, 2000, relating to the Publicly Offered Certificates.

     "Publicly Offered Certificates": The Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates.

     "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which shall have a claims paying ability rating (or, in the case of Moody's, an insurance financial strength rating) (or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of "A" or better by S&P and "A2" or better by Moody's, unless in the case where such insurance company or security or bonding company is not so rated by such Rating Agency, Rating Agency Confirmation has been obtained from such Rating Agency with respect to the lower claims paying ability rating or insurance financial strength rating.

     "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

     "Qualified Environmental Consultant": An Independent Person, with at least five years of relevant experience, who regularly conducts environmental audits for purchasers of commercial properties located in the same general area as the Mortgaged Property.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same Due Date as the Deleted Mortgage Loan; (iv) accrue interest on the same basis as the Deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement, (viii) have a Phase I Environmental Assessment from a Qualified Environmental Consultant relating to the related Mortgaged Property in its Master Servicer Mortgage File; (ix) have an original debt service coverage ratio not lower than the original debt service coverage ratio of the Deleted Mortgage Loan and have a current debt service coverage ratio not lower than the then-current debt service coverage ratio of the Deleted Mortgage Loan; and (x) be determined by an Opinion of Counsel (at the expense of the applicable Seller) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no such mortgage loan may have a maturity date after the date three years prior to the Rated Final Distribution Date; and provided, further, that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Trustee has received Rating Agency Confirmation (the cost, if any, of obtaining such confirmation to be paid by the applicable Seller) with respect to such substitution; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan if it would result in an Adverse REMIC Event in respect of REMIC I, REMIC II, or REMIC III or an Adverse Grantor Trust Event; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution based upon, among other considerations, an engineering report and the Environmental Report obtained with respect to such Mortgage Loan (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld, as determined by the Special Servicer). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualified Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the Seller effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

     "Rated Final Distribution Date": The Distribution Date in October 2033.

     "Rating Agency": Each of Moody's and S&P.

     "Rating Agency Confirmation": With respect to any matter, where required under this Agreement, a written confirmation from the applicable Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in such Rating Agency's withdrawal, downgrade, or qualification of the then-current rating assigned to any Class of Certificates then rated by such Rating Agency (the placing of a Class of Certificates on "negative credit watch" status shall be considered a "qualification" of a rating).

     "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), in each such case as such terms are used in the REMIC Provisions.

     "Realized Loss": (x) With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, in any event determined without taking into account the amounts described in subclause (iv) of this sentence, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all related Liquidation Proceeds (net of any related Liquidation Expenses paid therefrom); (y) with respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28, the amount of such principal or interest (other than Default Interest or Deferred Interest) so forgiven; and (z) with respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.28, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (provided, that each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

     "Record Date": With respect to each Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs.

     "Regulation D": Regulation D under the 1933 Act.

     "Related Class of  Certificates"  and "Related REMIC II Regular  Interest":
For any Class of REMIC II Regular Interest, the related Class of Certificates set forth below and for any Class of Certificates (other than the Class V, Class X, Class R-I, Class R-II or Class R-III Certificates), the related Class of REMIC II Regular Interests set forth below:

                                             Related REMIC II
       Related Class of Certificates         Regular Interest

                 Class A-1                  Class A-1-II Interest
                 Class A-2                  Class A-2-II Interest
                 Class B                    Class B-II Interest
                 Class C                    Class C-II Interest
                 Class D                    Class D-II Interest
                 Class E                    Class E-II Interest
                 Class F                    Class F-II Interest
                 Class G                    Class G-II Interest
                 Class H                    Class H-II Interest
                 Class J                    Class J-II Interest
                 Class K                    Class K-II Interest
                 Class L                    Class L-II Interest
                 Class M                    Class M-II Interest
                 Class N                    Class N-II Interest
                 Class O                    Class O-II Interest

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC I": The segregated pool of assets included in the Trust Fund created hereby and to be administered hereunder, consisting of the Mortgage Loans, as from time to time are subject to this Agreement, the Mortgage Files relating thereto, all proceeds of and payments under such Mortgage Loans (excluding Deferred Interest) received after the Cut-off Date (except for the $201,086 prepayment made on Loan Number 166 on October 13, 2000), such amounts in respect thereof as shall from time to time be held in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account, and any REO Properties acquired in respect of any Mortgage Loan, for which a REMIC election is to be made pursuant to
Section 10.1 hereof. Pursuant to Treasury Regulation Section 1.860D-1(b)(2)(ii), the Transferable Servicing Interest is not an interest in REMIC I.

     "REMIC I Interests": Collectively, the REMIC I Regular Interests and the Class R-I Certificates.

     "REMIC I Regular Interest": With respect to each Mortgage Loan (including, without limitation, each REO Mortgage Loan, but excluding any Deferred Interest), the separate uncertificated interest in REMIC I issued in respect of such Mortgage Loan hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall represent a right to receive interest at the related REMIC I Remittance Rate and distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the initial Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date). The designation for each REMIC I Regular Interest shall be the Loan Number for the related Mortgage Loan. If a Qualified Substitute Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Qualified Substitute Mortgage Loan(s).

     "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate for the related Mortgage Loan (including without limitation an REO Mortgage Loan); provided, that for purposes of calculating the REMIC I Remittance Rate for any REMIC I Regular Interest, the Net Mortgage Rate for the related Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan; and provided further, that for purposes of calculating the REMIC I Remittance Rate, if the related Mortgage Loan is an Interest Reserve Loan, the Net Mortgage Rate of such Interest Reserve Loan will be adjusted to an annual rate equal to: a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued (or, in the absence of any applicable voluntary or involuntary prepayment, would have accrued) with respect to such Interest Reserve Loan on an Actual/360 Basis during the related Interest Accrual Period, based on its Stated Principal Balance immediately preceding such Distribution Date and its Net Mortgage Rate as in effect on the Cut-off Date, and the denominator of which is the Stated Principal Balance of the Interest Reserve Loan immediately prior to such Distribution Date. Notwithstanding the foregoing, if such Distribution Date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in clause (a) above will be decreased by any Interest Reserve Amount with respect to that Interest Reserve Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if such Distribution Date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in clause (a) above will be increased by any Interest Reserve Amounts with respect to such Interest Reserve Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month. If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Qualified Substitute Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

     "REMIC II": The segregated pool of assets consisting of the REMIC I Regular Interests and all distributions thereon conveyed to the Trustee for the benefit of REMIC II and for which a separate REMIC election is to be made pursuant to
Section 10.1 hereof.

     "REMIC II Interests": Collectively, the REMIC II Regular Interests and the Class R-II Certificates.

     "REMIC II Regular Interest": Any of the uncertificated beneficial interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall represent a right to receive interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

     "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, a rate per annum equal to the Weighted Average REMIC I Remittance Rate.

     "REMIC III Certificate": Any Certificate, other than a Class R-I or Class R-II Certificate.

     "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

     "REMIC Pool": Each of the three segregated pools of assets designated as a REMIC pursuant to Section 10.1 hereof.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any proposed regulations that, by virtue of their proposed effective date could apply to the REMIC Pools) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Date": The Business Day preceding each Distribution Date.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

          (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income of profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

          (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a 10% or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

          (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

          (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulation Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

          (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15% of the total rent received or accrued under, or in connection with, the lease.

     "REO Account": As defined in Section 3.17(b).

     "REO Grace Period": As defined in Section 3.17(a).

     "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "REO Proceeds": With respect to any REO Property, all revenues received by the Special Servicer with respect to such REO Property that do not constitute Liquidation Proceeds.

     "REO Property": A Mortgaged Property title to which has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

     "Repurchase Price": With respect to any Mortgage Loan to be repurchased, or any Deleted Mortgage Loan to be replaced by the substitution of one or more Qualified Substitute Mortgage Loans, pursuant to Section 2.3 or any Specially Serviced Mortgage Loan, or the REO Mortgage Loan relating to any REO Property, to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Master Servicer equal to:

          (a) the unpaid principal balance of such Mortgage Loan (or, in the case of any REO Property, the related REO Mortgage Loan) (after application of all principal payments (including prepayments) collected and other principal amounts recovered on such Mortgage Loan) as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

          (b) unpaid interest accrued on such Mortgage Loan or REO Mortgage Loan, as applicable, at the related Mortgage Rate (after application of all interest payments collected and other amounts recovered (and applied to accrued interest) on such Mortgage Loan) to, but not including, the Due Date in the Collection Period during which the applicable purchase or substitution occurs, excluding any Deferred Interest accrued on such Mortgage Loan; plus

          (c) any unreimbursed Servicing Advances, all accrued and unpaid interest on Advances (including P&I Advances) at the Advance Rate, any unpaid Servicing Compensation (other than Master Servicer Fees and the Standby Special Servicer Fee), and any unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan or REO Mortgage Loan, as applicable, as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

          (d) in the event that such Mortgage Loan or REO Mortgage Loan, as applicable, is required to be repurchased or replaced pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase or replacement obligation, including any expenses arising out of the enforcement of the repurchase or replacement obligation.

     "Request for Release": A request for release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

     "Required Appraisal Loan": Any Mortgage Loan (including without limitation any REO Mortgage Loan) as to which an Appraisal Reduction Event has occurred and is continuing.

     "Reserve Accounts": With respect to any Mortgage Loan, reserve or escrow accounts, if any, established pursuant to the related Mortgage Loan Documents and any Escrow Account. Each Reserve Account shall be an Eligible Account except to the extent precluded by applicable law and the related Mortgage Loan Documents. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the related Mortgage Loan Documents and Section 3.7.

     "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

     "Responsible Officer": Any officer of the Asset-Backed Securities Trust Services Group of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, an officer of the Certificate
Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer or any employee with responsibilities similar to those of an officer of the Asset-Backed Securities Trust Services Group of the Trustee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer or employee whose name and specimen signature appears on a list of corporate trust officers and employees furnished to the Master Servicer by the Trustee, as such list may from time to time be amended.

     "Review Threshold": A Mortgage Loan having one of the then ten largest current outstanding principal balances of all Mortgage Loans in the Mortgage Pool. For this purpose, all Cross-Collateralized Loans in a Cross-Collaterized Group and groups of Mortgage Loans with the same or affiliated Borrowers will be aggregated and treated as one.

     "Revised   Interest   Rate":   Any   increased   Mortgage   Rate   after  a
Hyper-Amortization Date.

     "Rule 144A": Rule 144A, under the 1933 Act.

     "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Final Distribution Date": With respect to any Class of Certificates, the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the Prepayment Assumption. Such Distribution Date shall in each case be as follows:

                                            Scheduled
          Class Designation          Final Distribution Date
               Class A-1                  September 2008
               Class A-2                  September 2010
               Class X                    September 2020
               Class B                    September 2010
               Class C                    September 2010
               Class D                     October 2010
               Class E                     October 2010
               Class F                     October 2010
               Class G                     October 2010
               Class H                     October 2010
               Class J                    December 2010
               Class K                     October 2011
               Class L                    February 2014
               Class M                       May 2015
               Class N                      June 2015
               Class O                    September 2020

The Class V, Class R-I, Class R-II and Class R-III Certificates do not have a Scheduled Final Distribution Date.

     "Securities Depository": The Depository Trust Company, or any successor Securities Depository hereafter named. The nominee of the initial Securities Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Securities Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act.

     "Securities Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

     "Seller": With respect to the Midland Loans, Midland; with respect to the MSDWMC Loans, MSDWMC; and with respect to the CIBC Loans, CIBC.

     "Senior Certificates": The Class A-1, Class A-2 and Class X Certificates.

     "Servicer Remittance Report": A monthly report prepared by the Master Servicer in such media and in CMSA IRP format (but excluding the Loan Set-up File, which is only delivered once pursuant to Section 3.13(a), and any reports or files which are designated by the CMSA to be prepared by the Trustee, which as of the Start-up Day include the Bond Level File and the Collateral Summary
File) as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.3 and to furnish statements to Certificateholders pursuant to Section 4.4 and containing such additional information as the Master Servicer and the Trustee may from time to time agree.

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

     "Servicing Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent in respect of costs and expenses incurred pursuant to Section 3.9, Section 3.10, Section 3.17, Section
3.23 and Section 3.28 or any expenses incurred to protect and preserve the security for such Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.4, Section 3.8 or Section 3.22, as applicable, or any other item designated as such hereunder.

     "Servicing Compensation": With respect to each Mortgage Loan, the Master Servicer Fee, the Standby Special Servicer Fee and the Special Servicer Fee which shall be due to the Master Servicer and the Special Servicer, as applicable, and such other compensation of the Master Servicer and Special Servicer specified in Section 3.12 (including, without limitation, Disposition Fees and Workout Fees), as adjusted pursuant to Section 3.25.

     "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

     "Servicing Standard": The standards for the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement as set forth in Section 3.1(a).

     "Single Purpose Entity": Any Person, other than an individual, whose organizational documents provide that: (1) such Person is formed solely for the purpose of owning and holding United States Treasury obligations required or permitted to be pledged in lieu of prepayment in accordance with the defeasance provisions of one or more Mortgage Loan as provided in Section 3.28(f); (2) such Person (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any assets other than those related to its interest in the United States Treasury obligations pledged as defeasance collateral; (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; (d) conducts business in its own name and uses separate stationary, invoices and checks; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other person; (g) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (h) holds itself out as being a legal entity, separate and apart from any other Person; (3) such documents may not be amended with respect to the Single Purpose Entity requirements while it holds any of the defeasance collateral; and (4) any dissolution or winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable.

     "Special Servicer": Midland, or its successor in interest, or any successor special servicer appointed as herein provided.

     "Special Servicer Fee": With respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the Special Servicer Fee Rate and (ii) the Stated Principal Balance of such

Specially Serviced Mortgage Loan or REO Mortgage Loan, as applicable, as of the Due Date in the month preceding the month in which such Distribution Date occurs.

     "Special Servicer Fee Rate": A rate equal to .25% per annum, such rate to be calculated on the same basis as the related Mortgage Rate (e.g. "Actual/360" or "30/360").

     "Specially Serviced Mortgage Loan": Subject to Section 3.24, any Mortgage Loan with respect to which:

          (a) the related Borrower is 60 or more days delinquent (without giving effect to any grace period permitted by the related Note) in the payment of a Monthly Payment or other obligation (regardless of whether, in respect thereof, P&I Advances have been reimbursed);

          (b) such Borrower has expressed to the Master Servicer an inability to pay or a hardship in paying such Mortgage Loan in accordance with its terms;

          (c) the Master Servicer or the Special Servicer has received notice that such Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

          (d) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the related Mortgaged Property;

          (e) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such Borrower to pay principal or interest) and which in the sole judgment of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders, has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); provided, however, that a default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of the Certificateholders for purposes of this definition;

          (f) such Borrower has failed to make a Balloon Payment as and when due (except where either (i) the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default or (ii) on or before the date of such default, such Borrower has delivered to the Master Servicer a firm commitment to refinance the related Mortgage Loan within sixty days of such default); or

          (g) the Master Servicer proposes to commence foreclosure or other workout arrangements.

          A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

               (i) with respect to the circumstances described in clause (a) and
(f) above, when the related Borrower has brought such Mortgage Loan current (with respect to the circumstances described in clause (f), pursuant to any workout implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments;

               (ii) with respect to the circumstances described in clauses (b) and (d) above, when such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer, and with respect to the circumstances described in clauses (c) and (g), when such circumstances cease to exist; or

               (iii) with respect to the circumstances described in clause (e) above, when such default is cured;

provided, however, in each case that at the time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "Standby Special Servicer Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the Standby Special Servicer Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, as of the Cut-off Date).

     "Standby Special Servicer Fee Rate": A rate equal to 0.005% per annum, such rate to be calculated on the same basis as the related Mortgage Rate (e.g., "Actual/360" or "30/360").

     "Start-up Day": The day designated as such pursuant to Section 10.1(c).

     "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28.

     "Stated Principal Balance": As of any date of determination, with respect to any Mortgage Loan (including without limitation any REO Mortgage Loan), an amount equal to (a) the unpaid principal balance of such Mortgage Loan as of the Cut-off Date (or, in the case of a Qualified Substitute Mortgage Loan, as of the related date of substitution), after application of all payments due on or before such date, whether or not received, reduced on a permanent basis on each subsequent Distribution Date (to not less than zero) by (b) the sum of (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.2 to, principal of or with respect to such Mortgage Loan that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period; provided that, notwithstanding the foregoing, if a Liquidation Event occurs in respect of such Mortgage Loan (or any related REO Property), then the "Stated Principal Balance" of such Mortgage Loan shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred. For all purposes of this Agreement, the Cut-off Date Stated Principal Balance of Loan Number 166 has been reduced by the $201,086 prepayment made on October 13, 2000 and such payment is not part of the Trust Fund.

     "Subordinate Certificates": Any one or more of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

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

     "Sub-Servicer": Any person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, which shall include any Initial Sub-Servicer.

     "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.2, which shall include any sub-servicing agreement with an Initial Sub-Servicer.

     "Substitution Shortfall Amount": In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Deleted Mortgage Loan(s) as of the date of substitution exceeds the Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Qualified Substitute Mortgage Loan(s) as of the date of substitution.

     "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.1.

     "Termination Price": As defined in Section 9.1(b).

     "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R-I, Class R-II or Class R-III Certificate.

     "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.12(a), the amount by which the Master Servicer Fees otherwise payable to the Master Servicer hereunder exceed the sum of (i) the Primary Servicing Fees and (ii) the amount of such Master Servicer Fees calculated using the Minimum Master Servicer Fee Rate.

     "Transferee Affidavit": As defined in Section 5.2(g)(ii).

     "Transferor Letter": As defined in Section 5.2(g)(ii).

     "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto;
(ii) all payments on or collections in respect of such Mortgage Loans due after the Cut-off Date (excluding the $201,086 prepayment made on Loan Number 166 on October 13, 2000) or, in the case of a Qualified Substitute Mortgage Loan, after the date of substitution; (iii) any REO Property; (iv) all revenues received in respect of REO Property; (v) the Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to such Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) the Trustee's right, title and interest in and to the

Reserve Accounts, the Collection Account, the Grantor Trust Collection Account, the Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account;
(vii) the rights and remedies of Depositor under each Mortgage Loan Purchase Agreement (other than the right to recovery or payment of certain transaction expenses, including certain estimated expenses, to the extent provided in each such Mortgage Loan Purchase Agreement and the right to receive indemnification payments under the Indemnification Certificate required of the applicable Seller under each such Mortgage Loan Purchase Agreement); (viii) the Cash Deposit; (ix) the REMIC I Regular Interests and the REMIC II Regular Interests; and (x) the proceeds of any of the foregoing (other than any interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related Borrower).

     "Trustee": LaSalle Bank National Association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the Trustee Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, as of the Cut-off Date). The Trustee Fee shall be paid out of the Collection Account by the Master Servicer on or before each Remittance Date.

     "Trustee Fee Rate": A rate equal to 0.002% per annum, such rate to be calculated on the same basis as the related Mortgage Rate (e.g., "Actual/360" or "30/360").

     "Trustee Mortgage File": With respect to any Mortgage Loan, the documents listed in Section 2.1(i) through (xvi) pertaining to such Mortgage Loan, the documents listed in the third paragraph of Section 2.1 and any additional documents required to be deposited with the Trustee pursuant to the express provisions of this Agreement.

     "Uncertificated Accrued Interest": With respect to any class of uncertificated REMIC I Regular Interests or REMIC II Regular Interests for any Distribution Date, the product of the Uncertificated Principal Balance of such class as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) and the applicable REMIC I Remittance Rate or REMIC II Remittance Rate. The Uncertificated Accrued Interest in respect of each class of REMIC I Regular Interests and REMIC II Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for such Distribution Date; reduced (to not less than zero) by (b) the portion of any Net Aggregate Prepayment/Balloon Payment Interest Shortfall for such Distribution Date allocated to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, as set forth below; and increased by (c) any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 4.1 or 4.2, as applicable. The Net Aggregate Prepayment/Balloon Payment Interest Shortfall for any Distribution Date shall be allocated: (i) among the respective

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

REMIC I Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date; and (ii) among the respective REMIC II Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date.

     "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the initial Stated Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.1 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.6. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.2 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.6.

     "Underwriting Agreement": The Underwriting Agreement dated October 13, 2000 among the Depositor, Midland and Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc., CIBC World Markets Corp. and Deutsche Bank Securities Inc., as underwriters.

     "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Liquidation Proceeds and Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of such Mortgage Loan if it is repurchased pursuant to Section 2.3 and the price specified in Section 9.1 if such Mortgage Loan is purchased pursuant thereto, draws on any letters of credit issued with respect to such Mortgage Loan and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums) received during such Collection Period.

     "Updated Appraisal": With respect to any Mortgage Loan as to which an appraisal is required to be obtained hereunder, (i) a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, which appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 5 years experience in the related property type and in the jurisdiction where the property is located or (ii) if the Mortgage Loan has a then outstanding principal balance equal to or less than $1,000,000, at the Special Servicer's option, an internal property valuation performed by the Special Servicer in accordance with the servicing standard set forth herein, in each case conducted subsequent to any appraisal performed on or prior to the Cut-off Date.

     "Voting Rights": The voting rights to which the Certificateholders are entitled hereunder. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective aggregate Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

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

     "Weighted Average REMIC I Remittance Rate": With respect to each Distribution Date, the weighted average of the REMIC I Remittance Rates for the REMIC I Regular Interests, weighted on the basis of the respective Uncertificated Principal Balances of the REMIC I Regular Interests as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date).

     "Workout Fee": As defined in Section 3.12(b).

          Section 1.2.   Certain Calculations.

     Unless otherwise specified herein, the following provisions shall apply:

          (a) All calculations of interest (excluding interest on the Mortgage Loans, which shall be calculated pursuant to the related Mortgage Loan
Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          (b) The portion of any Insurance Proceeds, Liquidation Proceeds, Repurchase Price, Substitution Shortfall Amounts or Net REO Proceeds in respect of a Mortgage Loan allocable to principal and Prepayment Premiums shall equal the total amount of such proceeds minus (a) first, any portion thereof payable to the Master Servicer as Master Servicer Fees, the Special Servicer as Standby Special Servicer Fees or the Trustee as Trustee Fees; to the Trustee, the Fiscal Agent, Master Servicer or Special Servicer as reimbursement of Servicing Advances; and to the Trustee, the Master Servicer or the Special Servicer as reimbursement of Liquidation Expenses pursuant to the provisions of this Agreement and (b) second, any portion thereof equal to interest on the unpaid principal balance of such Mortgage Loan at the related Net Mortgage Rate from the Due Date as to which interest was last paid by the related Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received. Allocation of such amount between principal and Prepayment Premium shall be made first to principal and second to Prepayment Premium.

          (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, partial Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with
Section 3.1(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

          Section 1.3.   Certain Constructions.

          (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under United States generally accepted accounting principles or regulatory accounting principles, as applicable.

          (b) The words "hereof," "herein" and "hereunder," and words of similar import when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

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

          (c) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

          (d) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question solely by reason of their having drafted such provision.

                                  ARTICLE II.
                                  -----------

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.1.   Conveyance and Assignment of Mortgage Loans.

     The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payments in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal which were due on or prior to the Cut-off Date. In connection with such transfer and assignment of all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, the Depositor shall make a cash deposit to the Collection Account on the Closing Date in an amount equal to the Cash Deposit. The Depositor, concurrently with the execution and delivery hereof, does also hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements (other than the right to recovery or payment of certain transaction expenses, including certain estimated expenses, to the extent provided in each such Mortgage Loan Purchase Agreement and the right to receive certain indemnification payments under the indemnification certificate required of the applicable Seller under each such Mortgage Loan Purchase Agreement). The Depositor shall cause the Reserve Accounts to be transferred to and held in the name of the Master Servicer on behalf of the Trustee.

     In connection with the transfer and assignment of its right, title and interest in the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, the Custodian on behalf of the Trustee, with a copy to the Master Servicer, the following documents or instruments with respect to each such Mortgage Loan:

               (i) the original of the related Note, endorsed by the applicable Seller in blank in the following form: "Pay to the order of ________________, without recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements

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

thereof shall show a complete chain of endorsement from the Originator to the applicable Seller, or in the case of a missing Note, a lost note affidavit and indemnity in favor of the Depositor, the Trustee and its successors and assigns;

               (ii) (A) the related original recorded Mortgage, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording, together with each related original recorded Assignment of Mortgage which, together with other such Assignments of Mortgage, shows a complete chain of assignment of the related Mortgage from the applicable Originator to the applicable Seller, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording and (B) the related original Assignment of Mortgage executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

               (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement to the applicable Seller or a counterpart thereof and an original assignment of such security agreement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

               (iv) (A) the acknowledgement copy of each Form UCC-1 financing statement (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to personal property or fixtures constituting a part of the related Mortgaged Property, or a copy thereof in the form submitted for filing or recording, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to such financing statement which, together with other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing or recording, and (B) each Form UCC-2 or UCC-3 assignment of any such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing or recording information which is not yet available to the applicable Seller, is in suitable form for filing or recording in the filing or recording office in which such financing statement was filed or recorded);

               (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a counterpart thereof;

               (vi) the related original lender's title insurance policy (or the original pro forma or specimen title insurance policy or a marked-up commitment for lender's title insurance policy, together with a lender's instruction letter to, and written acceptance thereof by, the related title insurance company, pertaining to the related Mortgage and used for the purpose of closing), or a copy thereof, together with any endorsements or riders thereto that were issued with or subsequent to the issuance of such policy;

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

               (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, (A) the original recorded Assignment of Leases, Rents and Profits, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording, together with each related original recorded reassignment of such instrument, if any, which, together with other such reassignments, shows a complete chain of assignment of such instrument from the applicable Originator to the applicable Seller, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording and (B) the related original reassignment of such instrument executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

               (viii) the original or a copy of each environmental warranty or indemnity agreement and/or environmental insurance policy, if any, with respect to such Mortgage Loan;

               (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a copy thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the original reassignment of such instrument to the applicable Seller or a copy thereof and an original reassignment of such instrument executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

               (x) with respect to the related Reserve Accounts, if any, the original of any separate agreement with respect thereto between the related Borrower and the Originator or a copy thereof, and if such agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the original assignment of such agreement to the applicable Seller or a copy thereof and an original assignment of such agreement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

               (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, an amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

               (xii) with respect to the related Reserve Accounts, if any, (A) the acknowledgement copy of each Form UCC-1 financing statement (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to the security interest of the applicable Originator in such Reserve Accounts and all funds contained therein, or a copy thereof in the form submitted for filing, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to such financing statement, which assignment, together with all other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing, and (B) each Form UCC-2 or UCC-3 assignment of any such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Seller is in suitable form for filing in the filing office in which such financing statement was filed); (xiii) the original or a copy of each assumption, consolidation or substitution agreement, if any, with evidence of recording thereon, where appropriate (or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which executed or submitted for recording);

               (xiv) a copy of each ground lease, as amended, if any, of all or any portion of the related Mortgaged Property;

               (xv) if any document or instrument described above is signed by an attorney in fact or similar agent on behalf of the related Borrower or another party, the original of the applicable power of attorney or a copy thereof; and

               (xvi)   originals   or   copies   of   any  and  all  amendments,
modifications and supplements to, and waivers related to, any of the foregoing;

provided, however, that if there exists with respect to any Cross-Collateralized Group only one original of any document described in clauses (i) - (xvi) of this paragraph which pertains to all of the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Trustee Mortgage File for any of such Mortgage Loans and the inclusion of a copy of such original in each of the Trustee Mortgage Files for the other Mortgage Loans in such Cross-Collateralized Group shall be deemed the inclusion of such original in the Trustee Mortgage File for each such Mortgage Loan.

     On or promptly following the Closing Date, the Master Servicer shall, at the expense of the applicable Seller, to the extent possession thereof has been delivered to it, complete any Assignment of Mortgage delivered in blank pursuant to clause (ii)(B) above, any assignment of security agreement delivered in blank pursuant to clause (iii) above, any Form UCC-2 or UCC-3 assignment delivered in blank pursuant to clause (iv)(B) or (xii)(B) above, any reassignment of Assignment of Leases, Rents and Profits delivered in blank pursuant to clause
(vii)(B) above, any reassignment of assignment of contracts delivered in blank pursuant to clause (ix) above and any assignment of an agreement with respect to a Reserve Account delivered in blank pursuant to clause (x) above, in each case, by inserting "[Insert name of Trustee], as trustee for the Certificateholders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2" as assignee and shall, at the expense of the applicable Seller, to the extent possession thereof has been delivered to it, deliver (1) for recordation, (a) each Assignment of Mortgage referred to in clause (ii)(B) above which has not yet been submitted for recordation and (b) each reassignment of Assignment of Leases, Rents and Profits referred to in clause (vii)(B) above (if not otherwise included in the related Assignment of Mortgage) which

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

has not yet been submitted for recordation; and (2) for filing or recordation, each Form UCC-2 or UCC-3 financing statement assignment referred to in clause
(iv)(B) or (xii)(B) above which has not yet been submitted for filing or recordation. On or promptly following the Closing Date (but in no event more than 60 days after the Closing Date), the Trustee or Custodian, as applicable, shall, to the extent possession thereof has been delivered to it, complete the endorsement of each Note by inserting "[Insert name of Trustee], as trustee for the Certificateholders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2" as endorsee. The Master Servicer shall, upon receipt, promptly submit (or cause a third party contractor to promptly submit) for recording or filing, as the case may be, in the appropriate public recording or filing office, each such document (other than the Notes) delivered to the Master Servicer for such purpose at the expense of the applicable Seller. In the event that any such document which is required to be recorded or filed is not delivered by or on behalf of the applicable Seller in proper form for recording or filing in the appropriate public recording or filing office or is lost or returned unrecorded or unfiled because of an actual or purported defect therein, the Master Servicer shall use its best efforts to promptly prepare (or cause the applicable Seller or a qualified third party contractor to promptly prepare) a substitute document for signature by the Depositor or the applicable Seller, as applicable, and thereafter the Master Servicer (or such third party) shall cause each such document to be duly recorded or filed at the expense of the applicable Seller. The Master Servicer shall, promptly upon receipt of the original of each such recorded or filed document, deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits, if applicable, after any such document has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits certified by the public recording office to be a true and complete copy of the recorded original thereof. If any Seller cannot deliver on the Closing Date either an original of any recorded document, or an acknowledgement copy of any filed document, described in clause (ii)(A), (iv)A, (vii)(A), (xii)(A) or (xiii) of the second paragraph of this Section 2.1 or a copy of any such recorded or filed document showing that such document has been file stamped or otherwise marked as having been duly recorded or filed with the appropriate public recording or filing office, in any case by reason of the fact that the original document or acknowledgement copy has not been returned by the appropriate recording or filing office, such Seller shall (to the extent that such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) notify the Depositor, the Trustee, the Custodian, the Special Servicer, the Operating
Adviser and the Master Servicer in writing of such fact and deliver such document to the Custodian (with a copy to the Master Servicer) promptly upon such Seller's receipt thereof. If a pro forma or specimen title insurance policy or a marked-up commitment for lender's title insurance policy, together with a lender's instruction letter to, and written acceptance there of by, the related title insurance company, pertaining to the related Mortgage and used for the purpose of closing, has been delivered to the Custodian in lieu of an original title insurance policy as provided in clause (vi) of the second paragraph of this Section 2.1, the applicable Seller shall (to the extent that such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) deliver to the Custodian (with a copy to the Master Servicer) the original title insurance policy, together with any endorsements or riders thereto that are issued with or subsequent to the issuance of such policy, promptly upon such Seller's receipt thereof.

     All original documents relating to the Mortgage Loans to the extent delivered to the Master Servicer by the applicable Seller or the Depositor which are not delivered to the Trustee or Custodian on its behalf shall be held by the Master Servicer in trust, upon the conditions herein set forth, for the benefit of the Certificateholders. In the event that any such original document or a copy thereof is required pursuant to the terms of this Section to be a part of a Trustee Mortgage File, such document shall be delivered promptly to the Custodian.

          Section 2.2.   Acceptance by the Custodian and the Trustee.

     By its execution and delivery of this Agreement, subject to the other provisions of this Section 2.2, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that it, either directly or through the Custodian, on its behalf, holds and will hold such documents and all others delivered to it constituting the Trustee Mortgage File (to the extent the documents constituting the Trustee Mortgage File are actually delivered to it or the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. Subject to Section 3.21, the Trustee or the Custodian shall hold any letter of credit included in the Mortgage Files in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such letter of credit. Upon execution and delivery of this Agreement, the Trustee or the Custodian shall examine the Trustee Mortgage Files in the possession of either of them, and shall deliver to the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser, the applicable Seller and the Placement Agents a certification in the form of Exhibit B-2 to the effect that: (A) all documents pursuant to clause (i) of the second paragraph of Section 2.1 are in the possession of one of them for each Mortgage Loan listed on the Mortgage Loan Schedule, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan (including whether the original principal balance for each Note conforms to that listed on the Mortgage Loan Schedule for the related Mortgage Loan), and (C) each Note has been endorsed as provided in clause (i) of the second paragraph of
Section 2.1, which certification shall be subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian, as applicable, and included with such certification. The Trustee or the Custodian shall review each Trustee Mortgage File within 60 days after the later of (a) the Trustee's or the Custodian's receipt of such Trustee Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents referred to in clauses (i),
(ii), (iv), (vi) and (vii), and, to the extent such items are delivered to the Trustee or the Custodian, clauses (viii), (xi) and (xiv) of the second paragraph of Section 2.1 above to be included in a Trustee Mortgage File (including such documents as are to be recorded or filed in a public recording or filing office as provided in the third paragraph of Section 2.1 above) have been received, have been executed, have been endorsed or assigned to the extent required, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee and the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If, at the conclusion of such review, any document or documents constituting a part of a Trustee Mortgage File have not been executed or received, have not been endorsed or assigned to the extent required, have not been recorded or filed (if applicable), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear on their face not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee or the Custodian, as applicable, shall promptly so notify the Depositor, the Operating Adviser, the Placement Agents and the applicable Seller (with a copy to the Master Servicer and the Special Servicer) by providing a written report, substantially in the form of Exhibit B-3 attached hereto, setting forth, for each affected Mortgage Loan, in sufficient detail, the nature of the defective or missing document. If any exceptions are noted on such report or if the filing or recording has not been completed, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recording and filing has been completed, (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary date of the Start-up Day, the Trustee or the Custodian, as applicable, shall provide an updated written report, substantially in the form of Exhibit B-3 attached hereto, to the Depositor, the Operating Adviser, the Placement Agents and the applicable Seller (with a copy to the Master Servicer and the Special Servicer); provided, however, that after the second anniversary of the Start-up Day any of such Persons (or any Certificateholder) may request an updated report. Neither the Trustee nor the Custodian shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File noted on such a report. Neither the Master Servicer nor the Special Servicer shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File, subject to their respective obligations under Section 2.3(e) below.

     In reviewing any Trustee Mortgage File pursuant to the preceding paragraph or Section 2.1, the Trustee and the Custodian will have no responsibility to determine whether any document or opinion is legal, valid, effective, genuine, binding or enforceable or sufficient or appropriate for the intended purpose or that they are other than what they purport to be on their face, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine whether the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

     The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105 of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except (i) as set forth in Section 3.11, (ii) for the purpose of performing its obligations pursuant to Section 2.1, or (iii) as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

          Section 2.3. Seller's Repurchase of Mortgage Loans for Document Defaults and Breaches of Representations and Warranties.

          (a) Upon discovery by the Depositor, the Custodian, the Master Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of Midland under the Midland Mortgage Loan Purchase Agreement or the Midland Owner Trust Certificate

Purchase Agreement, MSDWMC under the MSDWMC Mortgage Loan Purchase Agreement or CIBC under the CIBC Mortgage Loan Purchase Agreement with respect to any
Mortgage Loan or that any document required to be included in the Trustee Mortgage File with respect to a Mortgage Loan is missing, does not conform to the requirements of the second paragraph of Section 2.1, or appears not to be what it purports to be or has been torn, mutilated or otherwise defaced, and if such breach or defect materially and adversely affects the value of the Mortgage Loan or the interests of the Trustee or the Certificateholders, such Person shall give prompt notice thereof to the applicable Seller, the Operating Adviser, the Master Servicer, the Special Servicer, the Trustee, the Placement Agents and the Rating Agencies, and such Seller shall (to the extent such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) either (i) cure such breach or defect, (ii) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and deposit a cash amount equal to the applicable Substitution Shortfall Amount into the Collection Account, subject to the terms of the applicable Mortgage Loan Purchase Agreement and this Agreement, or (iii) repurchase such Mortgage Loan at the Repurchase Price, in any event, within 90 days (or, if such breach or defect would cause the Mortgage Loan to be other than a Qualified Mortgage, 60 days) after the discovery of such breach or defect (or after notice thereof is received by the Seller, if permitted by the terms of the applicable Mortgage Loan Purchase Agreement), as the same may be extended, all pursuant to and as more particularly described in the applicable Mortgage Loan Purchase Agreement; provided, that none of the Depositor, the Custodian, the Master Servicer, the Special Servicer and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Trustee Mortgage Files, to the extent provided in Sections 2.1 and 2.2). Each Mortgage Loan Purchase Agreement
provides that the absence of certain Mortgage Loan Documents from a Trustee Mortgage File as described therein is conclusively presumed to materially and adversely affect the interests of the Trustee and the Certificateholders in the related Mortgage Loan. If a Seller is unable to cure a breach of any such representation or warranty or document defect and is, therefore, required to either repurchase the affected Mortgage Loan or substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan under the terms of the applicable Mortgage Loan Purchase Agreement, and such Mortgage Loan is a Cross-Collateralized Loan, then for purposes of this Section 2.3, such Seller shall repurchase, or substitute a Qualified Substitute Mortgage Loan or Loans for, all of the Cross-Collateralized Loans in the related Cross-Collateralized Group to the extent required to do so under the terms of the applicable Mortgage Loan Purchase Agreement.

          (b) Upon receipt by the Master Servicer from the applicable Seller of the Repurchase Price for a repurchased Mortgage Loan, the Master Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to
Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Master Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this
Section 2.3(b): (i) notify each Rating Agency and the Operating Adviser of such repurchase, (ii) release or cause to be released to the applicable Seller the related Mortgage File (provided that each of the Custodian, the Master Servicer and the Special Servicer shall be responsible for releasing any portion of such Mortgage File in its possession) and (iii) at the expense of the applicable Seller, execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be provided to it and as shall be necessary to vest in the applicable Seller the legal and beneficial ownership of any Mortgage Loan released pursuant hereto, and the Trustee, the Custodian, the Special Servicer and the Master Servicer shall have no further responsibility with regard to such Mortgage File or the related Mortgage Loan.

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

          (c) In connection with any substitution by a Seller of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.3(a)(ii), the Master Servicer will determine the applicable Substitution Shortfall Amount. Upon receipt by the Master Servicer from the applicable Seller of the Mortgage File(s) (including a Trustee Mortgage File or Files which comply with Section 2.1) for the related Qualified Substitute Mortgage Loan(s) and an amount equal to the applicable Substitution Shortfall Amount, the Master Servicer shall deliver such Trustee Mortgage File(s) to the Custodian and deposit such amount in the Collection Account, and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt of the applicable Substitution Shortfall Amount, the delivery of such Trustee Mortgage File(s) to the Custodian and the deposit of the Substitution Shortfall Amount into the Collection Account pursuant to this Section 2.3(c): (i) notify each Rating Agency and the Operating Adviser of such substitution, (ii) release or cause to be released to the applicable Seller the Mortgage File(s) of the Deleted Mortgage Loan(s)
(provided, that each of the Custodian, the Master Servicer and the Special Servicer shall be responsible for releasing any portion of such Mortgage File(s) in its possession) and (iii) at the expense of the applicable Seller, execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be provided to it and as shall be necessary to vest in the applicable Seller the legal and beneficial ownership of each Deleted Mortgage Loan released pursuant hereto, and the Trustee, the Custodian, the Special Servicer and the Master Servicer shall have no further responsibility with regard to such Deleted Mortgage Loan(s) or the Mortgage File(s) related thereto. No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans after the related date of substitution shall be part of the Trust Fund. Monthly Payments due with respect to Qualified Substitute Mortgage Loans on or prior to the related date of substitution shall not be part of the Trust Fund and will be remitted by the Master Servicer to the applicable Seller promptly following receipt.

          (d) In the event that the applicable Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.3(a) which also constitutes a default under the related Mortgage Loan, the applicable Seller shall have a right, and the applicable Seller shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that the Seller's rights pursuant to this Section 2.3(d) shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Advance Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan. The Master Servicer or Special Servicer, as applicable, shall use reasonable efforts in recovering, or assisting the applicable Seller in recovering, from such Borrower the amount of any such expenses.

          (e) The Master Servicer or the Special Servicer, as applicable, shall use its best efforts, consistent with the Servicing Standard, to enforce the obligations of each Seller to cure, substitute for or repurchase any Mortgage Loan which is discovered to be a "Defective Mortgage Loan" (as such term is defined in the applicable Mortgage Loan Purchase Agreement) under the terms of the applicable Mortgage Loan Purchase Agreement and to otherwise administer the applicable Mortgage Loan Purchase Agreement in accordance with its respective terms.

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          Section 2.4.   Representations and Warranties of the Depositor.

          (a) The Depositor hereby represents and warrants as of the Closing Date that:

               (i) The Depositor is a corporation duly organized validly existing and in good standing under the laws of the State of Missouri;

               (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer its right, title and interest in the Mortgage Loans in accordance with this Agreement;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its articles of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any state or federal statute, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property which, with respect to any of the above events, would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement. The Depositor is not in default in any material respect with respect to any agreement to which the Depositor is a party.

               (v) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement, except (A) for those consents, approvals, authorizations, orders, registrations or filings that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Placement Agents, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Article II, which has not yet been completed;

               (vi) The articles of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                    (A) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) loans secured by (x) first or second mortgages, deeds of trust or similar liens on multi-family residential, commercial or mixed commercial and multi-family residential properties, and (y) related assets, and (ii) any participation interest in, security

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(in  bond or  pass-through  form) or  funding  agreement  based  on,  backed  or collateralized by, directly or indirectly, any of the foregoing (the loans and related assets described in clause (A)(i) and the participation interests, securities and funding agreements described in clause (A)(ii), collectively, "Mortgage Loan Assets");

                    (B) To establish and fund one or more trusts (the "Series Trusts") and to authorize such Series Trusts to engage in one or more of the activities described in immediately preceding clause (A) and to issue certificates (the "Securities") in one or more classes pursuant to pooling and servicing agreements with each class having the characteristics specified in the related pooling and servicing agreement, representing ownership interests in the Mortgage Loan Assets;

                    (C) To acquire, own, hold, invest in, offer, sell, transfer, assign, pledge, finance and deal in and with any Securities issued by a Series Trust established by the Depositor pursuant to immediately preceding clause (B); and

                    (D) To engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Missouri which are incidental to, or connected with the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing; and

               (vii) There is no action, suit or proceeding pending or, to the best knowledge of the Depositor, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement.

          (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan as of the Closing Date that:

               (i) Immediately prior to the transfer and assignment to the Trustee, the related Note and the related Mortgage were not subject to an assignment or pledge created by it or attributable to its ownership; and the Depositor had full right to transfer and sell its right, title and interest in such Mortgage Loan to the Trustee free and clear of any encumbrance, lien, pledge, charge, claim or security interest encumbering such Mortgage Loan created by it or attributable to its ownership;

               (ii) Each related Assignment of Mortgage constitutes the legal, valid and binding assignment of the related Mortgage from the related Seller to the Trustee, and each related reassignment of Assignment of Leases, Rents and Profits in favor of the Trustee constitutes the legal, valid and binding assignment of the related Assignment of Leases, Rents and Profits from the related Seller to the Trustee; and

               (iii) No claims have been made by the Depositor under the related lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

          (c) It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the respective Trustee Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee, the Master Servicer and the Special Servicer.

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          (d)  In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense, except to the extent such action would materially and adversely affect the interests of the Certificateholders.

          Section 2.5. Representations, Warranties and Covenants of the Master Servicer and the Special Servicer.

          (a) The Master Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Master Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement do not violate the Master Servicer's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Master Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

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

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Master Servicer, threatened, against the Master Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Master Servicer or would materially impair the ability of the Master Servicer to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein;

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Master Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans;

               (vii) The Master Servicer has examined each Sub-Servicing Agreement, will examine each future Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.2; and

               (viii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.8. The Master Servicer has a fidelity bond meeting the requirements of Section 3.8.

          (b) The Special Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgement, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

               (vii) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Special Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Specially Serviced Mortgage Loans; and

               (viii) Each officer or employee of the Special Servicer that has or will have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.8. The Special Servicer has a fidelity bond meeting the requirements of Section 3.8.

          (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the Trustee Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee and the Depositor. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Rating Agencies.

          Section 2.6. Execution and Delivery of Certificates; Issuance of REMIC I Regular Interests and REMIC II Regular Interests.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it, or a Custodian appointed by it, of the Trustee Mortgage Files, subject to the provisions of Section 2.1 and Section 2.2 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the REMIC I Regular Interests on behalf of REMIC II and

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the Holders of the Class R-II  Certificates;  (ii)  acknowledges the issuance of and hereby declares that it holds the REMIC II Regular Interests on behalf of REMIC III and the Holders of the REMIC III Regular Certificates and the Class R-III Certificates; (iii) acknowledges the issuance of the Class V Certificates and hereby declares that it holds the Grantor Trust Assets on behalf of the holders of the Class V Certificates; and (iv) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R-I, Class R-II and Class R-III Certificates in authorized denominations, in each case registered in the names set forth in such order of the Depositor or as so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (iv)) evidence ownership of the entire Trust Fund and the Depositor acknowledges receipt of the Certificates from the Trustee.

          Section 2.7.   Documents Not Delivered to Custodian.

     All original documents relating to the Mortgage Loans which are part of the Master Servicer Mortgage File are and shall be held by the Master Servicer, in trust for the benefit of the Trustee on behalf of the Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Master Servicer shall immediately vest in the Trustee, in trust for the benefit of the Certificateholders.

                                  ARTICLE III.
                                  ------------

                          ADMINISTRATION AND SERVICING
                             OF THE MORTGAGE LOANS

          Section 3.1. Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

          (a) The Master Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans (or, in the case of the Special Servicer, the Specially Serviced Mortgage Loans and the REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of, and for the benefit of, all of the Certificateholders and the Trustee (as trustee for the Certificateholders) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgement) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans. In furtherance of, and to the extent consistent with, the foregoing, and except to the extent that this Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer shall service and administer each Mortgage Loan (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans, or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations hereunder, but without regard to:

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               (i)  any other relationship  that  the  Master  Servicer  or  the
Special Servicer or their affiliates, as the case may be, may have with the related Borrower;

               (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof;

               (iii) the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make P&I Advances or the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make Servicing Advances (or the Special Servicer's obligation to make Emergency Advances) or to incur servicing expenses with respect to such Mortgage Loan;

               (iv) the Master Servicer's or the Special Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction;

               (v) the ownership or servicing or management for others by the Master Servicer, the Special Servicer or any Sub-Servicer, of any other mortgage loans or property; or

               (vi) the obligation, if any, of the Master Servicer, the Special Servicer, any Sub-Servicer or any Affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer to repurchase or replace a Mortgage Loan as a Seller if required by a Mortgage Loan Purchase Agreement.

     To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and the Special Servicer shall use reasonable efforts to seek to maximize the timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and in the best interests of the Trust and the Certificateholders (as a collective whole), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans.

     The standards set forth above with respect to the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement is herein referred to as the "Servicing Standard."

     The Master Servicer's or the Special Servicer's liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). Subject only to the above-described Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and the Special Servicer shall have full power and authority, acting alone or through Sub-Servicers (subject to Section 3.2), to do or cause to be done any and all things in connection with such servicing and administration which they may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and the Special Servicer shall, and each is hereby authorized and empowered by the Trustee to, with respect to each Mortgage Loan and the related Mortgaged Property, prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on the related Mortgaged Property and related collateral; subject to Section 3.9 and Section 3.28, any modifications, waivers, consents or amendments to or with respect to

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any Mortgage Loan or any documents  contained in the related  Mortgage File; and
any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. The Master Servicer and the Special Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to
Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and the Special Servicer any powers of attorney and other documents prepared by the Master Servicer or the Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be liable for any actions of the Master Servicer or Special Servicer under any such powers of attorney. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

          (b) Unless otherwise provided in the related Note, the Maste Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment.

          Section 3.2.   Sub-Servicing.

          (a) The Master Servicer or the Special Servicer may enter into Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no Sub-Servicer retained by the Master Servicer or the Special Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Master Servicer or the Special Servicer, as applicable. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.2(a).

     Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, shall provide that it may be assumed or terminated by the Trustee or successor Master Servicer or Special Servicer if the Trustee or a successor Master Servicer or Special Servicer has assumed the duties of the Master Servicer or the Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by the Trustee or a successor Master Servicer or Special Servicer of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2; provided, however, that the Trustee or successor Master Servicer may not terminate any Sub-Servicing Agreement entered into by the Master Servicer as of the Closing Date with respect to any of the Mortgage Loans unless the related Initial Sub-Servicer is in default under such Sub-Servicing Agreement, which Sub-Servicing Agreement must provide that (i) the Initial Sub-Servicer is in default if an Event of Default with respect to the Master Servicer occurs hereunder as a result of the failure of the Initial Sub-Servicer to perform any obligation required of it under such Sub-Servicing

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Agreement and (ii) the related  Initial  Sub-Servicer is required to perform its servicing obligations in a manner consistent with the Servicing Standard.

     Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer, including the Depositor acting in such capacity, except as set forth in Section 3.2(c).

          (b) The Master Servicer and the Special Servicer shall each pay the respective fees (including any applicable termination fees or penalties) of any Sub-Servicer retained by it thereunder from its own funds in accordance with the applicable Sub-Servicing Agreement.

          (c) If the Trustee or any successor Master Servicer or Special Servicer assumes the obligations of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 7.2, the Trustee or such successor Master Servicer or Special Servicer, to the extent necessary to permit the Trustee or such successor Master Servicer or Special Servicer to carry out the provisions of Section 7.2, shall, without act or deed on the part of the Trustee or such successor Master Servicer or Special Servicer, succeed to all of the rights and obligations of the Master Servicer or Special Servicer under any Sub-Servicing Agreement entered into by the Master Servicer or Special Servicer pursuant to Section 3.2(a), subject to the right of termination by the Trustee, if any, set forth in Section 3.2(a). In such event, the Trustee or such successor Master Servicer or Special Servicer shall be deemed to have assumed all of the Master Servicer's or Special Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or Special Servicer prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to the Trustee or such successor Master Servicer, except that the Master Servicer or the Special Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the assumption of duties hereunder by the Trustee or such successor Master Servicer or Special Servicer.

     In the event that the Trustee or any successor Master Servicer or Special Servicer assumes the servicing obligations of the Master Servicer or the Special Servicer, as the case may be, upon request of the Trustee or such successor Master Servicer or Special Servicer, as the case may be, the Master Servicer or Special Servicer shall, at its own expense, deliver to the Trustee or such successor Master Servicer or Special Servicer (as the case may be) all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and the Master Servicer will otherwise use its best efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to the Trustee or such successor Master Servicer.

          (d) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as Sub-Servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as Sub-Servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of

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such  Sub-Servicing  Agreements or arrangements or by virtue of  indemnification from the Depositor or any Person acting as Sub-Servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or Special Servicer, as applicable, were servicing and administering the Mortgage Loans alone. The Master Servicer or the Special Servicer, as applicable, shall be entitled to enter into an agreement with any Sub-Servicer providing for indemnification of the Master Servicer or the Special Servicer, as applicable, by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

          Section 3.3.   Collection of Certain Mortgage Loan Payments.

     The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans when the same shall be due and payable, and shall follow such collection procedures as are consistent with the Servicing Standard, including using its reasonable efforts in accordance with the Servicing Standard to collect income statements and rent rolls from the related Borrowers as required by the related Mortgage Loan Documents and providing (in the case of the Master Servicer only) reasonable advance notice to such Borrowers of Balloon Payments due with respect to such Mortgage Loans. Consistent with the foregoing, the Master Servicer or the Special Servicer, as applicable, may in its discretion waive any late payment charge, Default Interest or penalty fees in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

          Section 3.4.   Collection of Taxes, Assessments and Similar Items.

          (a) With respect to each Mortgage Loan (other than REO Mortgage Loans), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such related Mortgaged Property, the status of insurance premiums payable with respect thereto and the amounts of Escrow Payments, if any, required in respect thereof. From time to time, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to each such Mortgaged Property prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of such Mortgage Loan. If a Borrower fails to make any such Escrow Payment on a timely basis or collections from such Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such item, unless the Master Servicer, in its good faith business judgment, determines that such Advance would be a Nonrecoverable Advance. With respect to any Mortgage Loan as to which the related Borrower is not required to make Escrow Payments, if such Borrower fails to effect payment of any such bill, then, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such bill on or before the applicable penalty or termination date; provided, that, with respect to the payment of taxes and assessments, the Master Servicer shall make such advance within five Business Days after the Master Servicer has received confirmation that such item has not been paid. The Master Servicer shall be entitled to reimbursement of Servicing Advances that it makes pursuant to the

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preceding two sentences, with interest thereon at the Advance Rate, from amounts received on or in respect of the Mortgage Loan respecting which such Servicing Advance was made or if such Servicing Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.6 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts which are Eligible Accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within two Business Days after receipt. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments in which amounts on deposit in such Escrow Account have been invested pursuant to Section 3.7(b) and any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of the related Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be entitled, "[Insert name of Master Servicer], as Master Servicer, in trust for [Insert name of Trustee] as Trustee in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, and Various Borrowers." Withdrawals from an Escrow Account may be made by the Master Servicer only:

               (i) to effect timely payments of items with respect to which Escrow Payments are required pursuant to the related Mortgage;

               (ii) to transfer funds to the Collection Account to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

               (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

               (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

               (v) to pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in such Escrow Account pursuant to Section 3.7(b) to the extent (a) permitted by law and (b) not required to be paid to the related Borrower under the terms of the related Mortgage Loan or by law, or to pay such interest or income to the related Borrower if such income is required to be paid to the related Borrower under law or by the terms of the related Mortgage Loan; and

               (vi) to remove any funds deposited in such Escrow Account that were not required to be deposited therein.

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          Section 3.5.   Collection Account, Distribution Account, Grantor Trust
Collection Account, Grantor Trust Distribution Account and Excess Liquidation Proceeds Account.

          (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account within two Business Days following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

               (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

               (ii) all payments on account of interest and Default Interest on the Mortgage Loans (excluding Deferred Interest), the interest portion of all Unscheduled Payments, all Prepayment Premiums and all payments on account of late payment charges on the Mortgage Loans;

               (iii) any amounts required to be deposited pursuant to Section 3.7(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and pursuant to Section 3.25 in connection with Prepayment/Balloon Payment Interest Shortfalls;

               (iv) (x) all Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b) and (y) all Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

               (v)   any   amounts   received  from  Borrowers  which  represent
recoveries of Servicing Advances; and

               (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan pursuant to Section 2.3, Section 3.18 or Section 9.1.

     In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Distribution Account shall be established and maintained as an Eligible Account. The Trustee will notify each Rating Agency of any change in the location of the Distribution Account.

          (c) Prior to the Remittance Date relating to the Collection Period, if any, in which any Deferred Interest is received, the Master Servicer shall establish and maintain the Grantor Trust Collection Account in the name of the Trustee, in trust for the benefit of the Class V Certificateholders as set forth in Section 10.5. The Grantor Trust Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall transfer to the

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Grantor Trust Collection  Account any Deferred Interest within two Business Days after such amounts are  deposited in the  Collection  Account.

          (d) Prior to the Remittance Date relating to the Collection Period, if any, in which Deferred Interest is received, the Trustee shall establish and maintain the Grantor Trust Distribution Account in the name of the Trustee, in trust for the benefit of the Class V Certificateholders as set forth in Section
10.05. The Grantor Trust Distribution Account shall be established and maintained as an Eligible Account. On or before the Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Grantor Trust Distribution Account an amount equal to the Deferred Interest received during the related Collection Period.

          (e) Following the distribution of Deferred Interest to Certificate-holders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Deferred Interest, the Master Servicer and the Trustee, respectively, shall terminate the Grantor Trust Collection Account and the Grantor Trust Distribution Account.

          (f) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain the Excess Liquidation Proceeds Account in the name of the Trustee, in trust for the benefit of the Certificateholders. On or before the Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee from the Collection Account and for deposit into the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period. The Excess Liquidation Proceeds Account shall be established and maintained as an Eligible Account.

          (g) Funds in the Collection Account, the Distribution Account, the Grantor Trust Collection Account and the Grantor Trust Distribution Account may be invested in Permitted Investments in accordance with the provisions of
Section 3.7. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and the Grantor Trust Collection Account and shall notify the Trustee and each Rating Agency in writing prior to any subsequent change thereof.

          Section 3.6. Permitted Withdrawals from the Collection Account and Grantor Trust Collection Account.

          (a) The Master Servicer may make withdrawals from the Collection Account (and the Grantor Trust Collection Account, with respect to Deferred Interest) only as described below (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit the applicable amounts to the Trustee, for deposit in the Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account pursuant to Section 4.5, Section 3.5(d) and
Section 3.5(f), respectively;

               (ii) to pay or reimburse the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order of priority for Advances; provided, however, the right of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to reimbursement pursuant to this clause (ii) being limited to either (x) any collections on or in respect of the particular Mortgage Loan or REO Property respecting which each such Advance was made, or
(y) any other amounts in the Collection Account in the event that such Advances

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have  been  deemed  to be  Nonrecoverable  Advances  or are not  recovered  from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

               (iii) to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order of priority, any then outstanding Advance Interest Amount first out of Default Interest, late payment charges and late fees actually collected during such Collection Period in respect of the related Mortgage Loan and, to the extent such amounts are insufficient, in connection with or at any time following the reimbursement of such Advance from any other amounts in the Collection Account;

               (iv) to pay on or before each Remittance Date to the Master Servicer, Special Servicer and Trustee, as applicable, as compensation, the unpaid Master Servicer Fee, Special Servicer Fee, Standby Special Servicer Fee and Trustee Fee, respectively (in the case of the Master Servicer, reduced up to the amount of any Prepayment/Balloon Payment Interest Shortfalls with respect to such Distribution Date, in accordance with Section 3.25), to be paid, in the case of the Master Servicer Fee, from interest received on the related Mortgage Loans, and to pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting Servicing Compensation;

               (v) to pay on or before each Distribution Date to the Depositor, the applicable Seller or the purchaser of any Specially Serviced Mortgage Loan or REO Property, as the case may be, with respect to each Mortgage Loan, Deleted Mortgage Loan or REO Property that has previously been repurchased, replaced or purchased by it pursuant to Section 2.3, Section 3.18 or Section 9.1, all amounts received thereon during the related Collection Period and subsequent to the effective date of such purchase or repurchase.

               (vi) to the extent reimbursement or payment is not provided for pursuant to any other clause of this Section 3.6(a), to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Depositor and/or the Fiscal Agent for unpaid items incurred by or on behalf of such Person pursuant to, as applicable, Section 3.7(c), Section 6.3, Section 7.4, Section 8.5(d) or
Section 11.7, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

               (vii) to deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on REMIC I, REMIC II and REMIC III or the Grantor Trust under the circumstances and to the extent described in Section 10.3 and Section 10.5, respectively;

               (viii) to withdraw any amount deposited into the Collection Account and the Grantor Trust Collection Account that was not required to be deposited therein; and

               (ix) to clear and terminate the Collection Account and the Grantor Trust Collection Account pursuant to Section 9.1.

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     The Master  Servicer  shall keep and  maintain  separate  accounting,  on a
Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account or Grantor Trust Collection Account pursuant to subclauses (ii) - (viii) above.

          (b) The Master Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account (to the extent permitted by clauses (i)-(viii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, an officer of the Fiscal Agent or a Servicing Officer of the Special Servicer, as applicable, describing the item and amount to which the Trustee, the Fiscal Agent or the Special Servicer is entitled. The foregoing sentence does not apply to the payment of the Trustee Fee. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

          (c) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i)   to   make   distributions  to  Certificateholders  on  each
Distribution Date pursuant to Article IV;

               (ii) to transfer Interest Reserve Amounts to the Interest Reserve Account pursuant to Section 3.29;

               (iii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 3.6(a), including the Trustee's Fee, but only to the extent not previously paid by the Master Servicer pursuant to Section 3.6(b);

               (iv) to withdraw any amount deposited into the Distribution Account that was not required to be deposited therein; and

               (v) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.1.

          (d) The Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of unpaid or unreimbursed Trustee Fees, Servicing Compensation (subject to the limitation set forth in Section 3.6(a)(iv) for Master Servicer Fees), Advances (subject to the limitation set forth in Section 3.6(a)(ii)) and their respective expenses (including Advance Interest Amounts) hereunder to the extent such expenses, fees, compensation and Advances are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement.

          (e) The Trustee shall, upon receipt, deposit in the Distribution Account, the Grantor Trust Distribution Account or the Excess Liquidation Proceeds Account, as applicable, any and all amounts received by the Trustee in accordance with Section 3.6(a)(i). If, as of 3:00 p.m., New York City time, on any Remittance Date or on such other date as any amount referred to in Section 3.6(a)(i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Distribution Account, the Grantor Trust Distribution Account or the Excess Liquidation Proceeds Account all amounts reflected on the Servicer

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Remittance  Report as  required  to be  deposited  therein  pursuant  to Section
3.6(a)(i), then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy no. (816) 435-2326 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (816) 435-5000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day.

          Section 3.7.   Investment of Funds in Accounts.

          (a) The Master Servicer with respect to the Collection Account, the Grantor Trust Collection Account and any Reserve Accounts, the Special Servicer with respect to any REO Account and the Trustee with respect to the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account may direct any depository institution maintaining such account (subject, in the case of Reserve Accounts, to applicable laws and the related Mortgage Loan Documents) (each, for purposes of this Section 3.7, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided, however, that all investments in the Distribution Account and the Grantor Trust Distribution Account, shall be payable on demand or shall mature no later than the Business Day prior to the next Distribution Date. Any direction by the Master Servicer, the Special Servicer or the Trustee, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Reserve Account, the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent the Master Servicer is required to do so under the terms of the related Mortgage Loan, provided that in the absence of appropriate written instructions from such Borrower or Manager meeting the requirements of this Section 3.7, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such Reserve Accounts. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the sole control of the Person specified above (subject, in the case of Reserve Accounts, to the rights of the related Borrower or Manager under the related Mortgage Loan Documents) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its nominee (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

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               (ii)  demand payment of all amounts due thereunder promptly  upon determination by the Trustee, the Master Servicer or the Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

          (b) All income and gain (net of losses as contemplated below) realized from investment of funds deposited in (i) the Collection Account, the Grantor Trust Collection Account and any Reserve Account as to which the related Borrower is not entitled to interest thereon, shall be for the benefit of the Master Servicer, (ii) the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account shall be for the benefit of the Trustee and (iii) any REO Account shall be for the benefit of the Special Servicer. Such income and gain (net of losses as contemplated below) may be withdrawn by Trustee, the Master Servicer or the Special Servicer, as applicable, from time to time. The amount of any net losses incurred in respect of any such investments in the Collection Account or the Grantor Trust Collection Account shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Collection Account or Grantor Trust Collection Account, as applicable, out of its own funds before the related Remittance Date. The amount of any net losses incurred in respect of any such investments in the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account or the Interest Reserve Account, as applicable, out of its own funds before the related Distribution Date. The amount of any net losses incurred in respect of any such investments in the REO Account shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account out of its own funds before the related Determination Date. The Master Servicer shall also deposit into each Reserve Account any amounts representing net losses on Permitted Investments in which such Reserve Accounts have been invested before the date on which such funds are required to be withdrawn from such account, except to the extent that amounts are invested for the benefit of the Borrower under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Reserve Account shall be paid from time to time to the related Borrower to the extent required under the Mortgage Loan or applicable law.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing a majority of the aggregate Voting Rights of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may take such action at its own cost and expense.

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          Section 3.8.    Maintenance  of  Insurance  Policies  and  Errors  and
Omissions and Fidelity Coverage.

          (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use its reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, to the extent required or permitted to be required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (A) fire and hazard insurance from a Qualified Insurer with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee as mortgagee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider, (B) insurance from a Qualified Insurer providing coverage against 18 months of rent interruptions and (C) such other insurance as provided under the subject Mortgage Loan (including public liability insurance) from a Qualified Insurer. The Special Servicer shall cause to be maintained with respect to each REO Property (to the extent available at commercially reasonable rates) fire and hazard insurance from a Qualified Insurer, with no less insurance coverage on such REO Property than is consistent with the Servicing Standard. Any amounts collected by the Master Servicer or the Special Servicer, as applicable, under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.5, subject to withdrawal pursuant to
Section 3.6. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Borrower or to be maintained by the Master Servicer or the Special Servicer other than pursuant to the terms of the related Mortgage Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer (or the Special Servicer in the case of REO Property) will use its reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, or will itself obtain (the cost of which will be a Servicing Advance, subject to the provisions of this Agreement concerning Nonrecoverable Advances), flood insurance in respect thereof to the extent available at commercially reasonable rates, to the extent required under the related Mortgage Loan Documents. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). Costs to the Master Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer with interest at the

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Advance  Rate,  and  costs to the  Special  Servicer  of  maintaining  insurance policies pursuant to this Section 3.8 shall be paid and reimbursed in accordance with Section 3.17(b). The Master Servicer, with respect to Mortgage Loans, and the Special Servicer, with respect to REO Properties, agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy, including without limitation, environmental insurance policies, maintained pursuant to this Section 3.8(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

     The Master Servicer (or with respect to any REO Property, the Special Servicer) shall require that all insurance policies required hereunder shall name the Trustee or the Master Servicer (or with respect to any REO Property, the Special Servicer), on behalf of the Trustee as the mortgagee, as loss payee and that all such insurance policies require that 30 days' notice be given to the Master Servicer before termination to the extent required by the related Mortgage Loan Documents.

          (b) (i) If the Master Servicer or Special Servicer, as applicable, obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses, 18-month rent interruptions or other required insurance on all of the Mortgage Loans and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.8(a), it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 3.8(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (x) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of Section 3.8(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

               (ii) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which policy is issued by a Qualified Insurer and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.8(a), the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to
Section 3.8(a). Such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (x) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.8(a), and
(y) there shall have been one or more losses which would have been covered

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by such a policy had it been maintained, immediately deposit into the Collection
Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard.

          (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer as an additional insured under a policy or bond obtained by an Affiliate of such Person shall satisfy the requirements of this Section 3.8(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.8(c) shall be issued by a Qualified Insurer. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Master Servicer or Special Servicer, as applicable, or its respective corporate parent have been rated "A" or better by S&P or "A2" or better by Moody's (or such lower rating for which Rating Agency Confirmation has been obtained), the Master Servicer or Special Servicer, as applicable, shall be entitled to provide self-insurance or obtain from its respective corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.

          Section 3.9.   Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

          (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which, by its terms:

               (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

               (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) on behalf of the Trust Fund, shall exercise (or waive its right to exercise) (subject to Sections 3.27 and 3.28) the trustee's rights as mortgagee under such provision in accordance with the Servicing Standard. Notwithstanding the foregoing, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall have first obtained Rating Agency Confirmation from each Rating Agency, with respect to any Mortgage Loan, group of cross-collateralized Mortgage Loans or group of Mortgage Loans with affiliated Borrowers that has a then outstanding Stated Principal Balance equal to or greater than the lesser of $20,000,000 and 2% of the then outstanding Stated Principal Balance of all of the Mortgage Loans. The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall not consent to such

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sale,  transfer or assumption without (A) requiring the Borrower to pay the cost of obtaining any required Rating Agency Confirmation or (B) satisfying the costs of obtaining such Rating Agency Confirmation by other means but, in any event, at no cost to the Trust Fund; provided, however, that in no event shall the proposed "other means" result in any liability to the Trust Fund, including an indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund. The Master Servicer shall not consent to any sale, transfer or assumption without obtaining the approval of the Special Servicer. Subject to the foregoing, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) is authorized to take or enter into an assumption agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, or to release the original related Borrower from liability upon such Mortgage Loan and substitute the new Borrower as obligor thereon. To the extent permitted by law, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall enter into an assumption or substitution agreement only if the credit status of the prospective new Borrower is in compliance with (x) the Master Servicer's (or the Special Servicer's with respect to Specially Serviced Mortgage Loans) regular commercial mortgage origination or servicing standards and criteria, (y) the terms of the related Mortgage Loan and (z) the Servicing Standard. The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original of such agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof and the Trustee shall notify the Operating Adviser and each Rating
Agency  of  each   assumption.   In  connection  with  any  such  assumption  or
substitution  agreement,  the Mortgage Rate, principal amount and other material
payment  terms   (including  any   cross-collateralization   and   cross-default
provisions) of such Mortgage Loan pursuant to the related Note and Mortgage shall not be changed, other than in connection with a default or reasonably foreseeable default with respect to the Mortgage Loan. Assumption fees collected by the Master Servicer or the Special Servicer for entering into an assumption or substitution agreement will be retained by the Master Servicer and/or the Special Servicer as additional servicing compensation to the extent provided in
Section 3.12. Notwithstanding the foregoing, the Special Servicer may consent to the assumption of a Mortgage Loan by a prospective new Borrower in a bankruptcy proceeding involving the related Mortgaged Property.

          (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which, by its terms:

               (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property, or

               (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans), on behalf of the Trust Fund, shall exercise (or waive its right to exercise) (subject to Sections 3.27 and 3.28) the Trustee's rights under such provision to (x) accelerate the payments due on such Mortgage Loan, or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable,

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except,  in each case,  to the extent that the Master  Servicer  (or the Special
Servicer with respect to Specially Serviced Mortgage Loans) acting in accordance with the Servicing Standard, determines that such enforcement would not be in the best interests of the Trust Fund; provided that, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) will not consent to the creation of any such lien or encumbrance unless it shall have first obtained Rating Agency Confirmation (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Borrower; if such cost is not paid by the Borrower, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance). The Master Servicer shall not consent to the creation of any lien or encumbrance without obtaining the approval of the Special Servicer. Notwithstanding the
foregoing,    the   Special    Servicer   may   forbear   from   enforcing   any
due-on-encumbrance provision in connection with any junior or senior lien on the
Mortgaged  Property  imposed  in  connection  with  any  bankruptcy   proceeding
involving the Mortgaged Property.

          (c) Nothing in this Section 3.9 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

          (d) With respect to a request to the Special Servicer from the Master Servicer for approval for the assumption or waiver of a due-on-encumbrance clause of a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within five Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the assumption or waiver of a due-on-encumbrance clause of a Mortgage Loan; which approval shall be deemed to have been given if the Special Servicer does not notify the Master Servicer of its decision during such five Business Day period.

          (e) With respect to Loan Number 1, neither the Master Servicer nor the Special Servicer shall approve any Mezzanine Loan (as defined in the Mortgage for Loan Number 1) without first having obtained Rating Agency Confirmation from S&P with respect to (i) each holder of the Mezzanine Loan and (ii) the terms and conditions of the intercreditor agreement with each holder of the Mezzanine Loan.

          Section 3.10.  Realization Upon Mortgage Loans.

          (a) With respect to any Specially Serviced Mortgage Loan, the Special Servicer shall determine, in accordance with the Servicing Standard, whether to grant a modification, waiver or amendment of the terms of such Specially Serviced Mortgage Loan, (subject to the limitations contained in Section 3.28) commence foreclosure proceedings or attempt to sell such Specially Serviced Mortgage Loan with reference to which course of action is reasonably likely to produce a greater recovery on a net present value basis with respect to such Specially Serviced Mortgage Loan.

          (b) In connection with any foreclosure or other acquisition, the Master Servicer shall, at the direction of the Special Servicer, pay the costs and expenses in any such proceedings as an Advance.

               If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the related Mortgaged Property is located, the

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Special  Servicer shall not be required to pursue a deficiency  judgment against the related Borrower or any other liable party if the laws of such state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its reasonable judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing such a deficiency judgment.

               In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee, as the holder of the REMIC I Regular Interests and as Trustee for the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.1) be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and the Stated Principal Balance of each REO Mortgage Loan shall be reduced by any Net REO Proceeds allocated to principal. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

               (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title, remain in effect; and

               (ii) Net REO Proceeds received in any month shall be deemed to be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default
Interest or, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, that constitutes Deferred Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, accrued and unpaid Deferred Interest); and sixth, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, any accrued and unpaid Deferred Interest.

          (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

               (ii) the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such personal

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

property by REMIC I will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (d) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such partnership or other equity interest by the Trust Fund will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated Phase I Environmental Assessment report prepared (not more than 12 months prior to the taking of such action) by a Qualified Environmental Consultant, that:

               (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with a Qualified Environmental Consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

               (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with a Qualified Environmental Consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

     In the event that the Phase I Environmental Assessment first obtained or updated by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders to be conducted by a Qualified Environmental Consultant. Any such tests shall be deemed part of the Phase I Environmental Assessment obtained by the Special Servicer for purposes of this Section 3.10. The Master Servicer shall at the direction of the Special Servicer pay for the cost of preparation of such Phase I Environmental Assessments as well as

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the cost of any remedial,  corrective or other further  action  contemplated  by clauses (i) and/or (ii) of this Section 3.10(e) as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance.

          (f) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

          Section 3.11.  Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.5(a) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

     From time to time upon request of the Master Servicer or the Special Servicer, and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon receipt of (a) such Mortgage File (or portion thereof) by the Custodian from the Master Servicer or the Special Servicer, as applicable, or (b) in the event of a liquidation or conversion of the related Mortgage Loan into an REO Property, a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall return the Request for Release to the Master Servicer or the Special Servicer, as applicable.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of the Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the related Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.12.  Servicing Compensation.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicer Fee, which shall be payable solely from receipts on the related

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Mortgage  Loans,  and may be withheld from payments on account of interest prior to deposit in the Collection Account, or may be withdrawn from certain amounts on deposit in the Collection Account as and to the extent set forth in Section 3.6(a)(iv). The Master Servicer's rights to the Master Servicer Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i) any Prepayment/Balloon Payment Interest Excess (to the extent not otherwise allocable to offset Prepayment/Balloon Payment Interest Shortfalls in accordance with Section 3.25), (ii) to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees or Default Interest (to the extent not used to offset Advance Interest Amounts as provided herein), NSF check charges (including with respect to Specially Serviced Mortgage Loans), demand fees, Loan Service Transaction Fees,
beneficiary   statement  charges,  or  similar  items  (but  not  including  any
Prepayment Premiums), in each case to the extent received with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and (iii) 75% of any extension fees, modification fees, consent fees and assumption fees collected on any Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from the Collection Account and the Grantor Trust Collection Account and to receive from the Reserve Accounts (to the extent not required to be paid to the related Borrower pursuant to the related Mortgage Loan Documents or applicable law) any interest or other income earned on deposits therein.

               Notwithstanding anything herein to the contrary, Midland may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of the Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.4(b) and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Minimum Master Servicer Fee Rate. The Master Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicer Fees hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction pursuant to the preceding sentence).

               Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

          (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to the Standby Special Servicer Fee with respect to each Mortgage Loan and the Special Servicer Fee with respect to each Specially Serviced Mortgage Loan, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.6(a)(iv). The Special Servicer's rights to the Standby Special Servicer Fee and the Special Servicer Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from any REO Account any interest or other income earned on deposits therein. Notwithstanding the foregoing, the Standby Special Servicer Fee payable to the Special Servicer each month pursuant to Section 3.6(a)(iv) shall be reduced, but not below zero, by the amount of any Special Servicer Fee,

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Workout  Fee or  Disposition  Fee paid to the  Special  Servicer  in such  month pursuant to Section  3.6(a)(iv).

               In addition, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees or Default Interest (to the extent not used to offset Advance Interest Amounts as provided herein), demand fees, assumption fees, loan modification fees, extension fees, consent fees, Loan Service Transaction Fees, beneficiary statement charges, or similar items (but not including any Prepayment Premiums), in each case to the extent received with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall also be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Notes and Mortgages, 25% of any extension fees, modification fees, consent fees and assumption fees to the extent collected on Mortgage Loans that are not Specially Serviced Mortgage Loans.

               Furthermore, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer shall be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason hereunder it shall retain the right to receive any Workout Fees payable in respect of any (i) Mortgage Loans which became Corrected Mortgage Loans during the period that it acted as Special Servicer or (ii) Specially Serviced Mortgage Loan for which the Special Servicer has cured the event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the Borrower had not made three consecutive timely monthly payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Borrower making such three consecutive timely monthly payments (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fees for any such Mortgage Loan ceases to be payable in accordance with this paragraph.

               The parties acknowledge that the Special Servicer may be required pursuant to the terms of this Agreement to perform certain actions with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (e.g., consenting to amendments, assumptions, releases of collateral, etc.) and the performing of such actions with respect to such non-Specially Serviced Mortgage Loans shall not in and of itself cause such Mortgage Loans to be considered Specially Serviced Mortgage Loans or cause a Special Servicer Fee to be payable with respect to such Mortgage Loans.

               Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

          (c) In addition to other Special Servicer compensation provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the Disposition Fee payable out of certain Liquidation Proceeds prior to the deposit of the related Net Liquidation Proceeds in the Collection Account. If the Special Servicer is terminated for any reason

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

hereunder and a Disposition Fee is subsequently payable with respect to a Specially Serviced Mortgage Loan or related REO Property that was being administered by the Special Servicer at the time of termination, then the terminated Special Servicer and the successor Special Servicer shall apportion the Disposition Fee between themselves in a manner that reflects the relative contribution of each such servicer in obtaining the Liquidation Proceeds.

          (d) If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment, require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel or other consultant (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

          Section 3.13.  Reports to the Trustee; Collection Account Statements.

          (a) The Master Servicer shall deliver to the Paying Agent (in electronic, downloadable format reasonably acceptable to the Master Servicer and the Paying Agent), with a copy to the Trustee, the Fiscal Agent and each Rating Agency, (i) no later than 3:00 p.m. (New York City time) on the third Business Day preceding the related Distribution Date (A) the Servicer Remittance Report with respect to such Determination Date (which shall include, without limitation, the amount of the Master Servicer Remittance Amount for the related Distribution Date) and (B) a written statement of required P&I Advances for the related Determination Date together with the certificate and documentation required by the definition of Nonrecoverable Advance related to any determination that any such P&I Advance would constitute a Nonrecoverable Advance made as of such Determination Date. The Master Servicer shall deliver the CMSA Loan Set-up File to the Trustee on or before the third Distribution Date after the Start-up Day; provided, however, that the Master Servicer shall promptly after the Start-up Day deliver to the Trustee those portions of the CMSA Loan Set-up File required by the Trustee for purposes of making the calculations and reports referred to in Article IV and otherwise in this Agreement. The Master Servicer shall not be required to prepare and deliver any of the CMSA IRP reports and files that it is required to deliver (other than the Loan Periodic Update File) before the third Distribution Date after the Start-up Day. Such reports and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and reports referred to in Article IV and otherwise in this Agreement. Such information may be delivered by the Master Servicer to the Trustee in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

          (b) Not later than 9:00 a.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports (or data files relating to reports of the

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Master Servicer) with respect to the Specially  Serviced  Mortgage Loans and any
REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination Date: (i) a Property File; (ii) a Loan Periodic Update File; (iii) a Delinquent Loan Status Report; (iv) a Comparative Financial Status Report; (v) a Historical Liquidation Report; (vi) a Historical Loan Modification Report; and
(vii) a REO Status Report. The Special Servicer shall not be required to prepare any of the foregoing reports (other than the Loan Periodic Update File) before the third Distribution Date after the Start-up Day. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be requested by the Master Servicer and reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

          (c) Each month the Master Servicer shall update the information in the Operating Statement Analysis Report for each Mortgage Loan that is not a Specially Serviced Mortgage Loan for which the Master Servicer received quarterly or annual operating statements or rent rolls with respect to the related Mortgaged Property at least 45 days prior to the related Determination Date. Each month the Special Servicer shall update the information in the Operating Statement Analysis Report for each Specially Serviced Mortgage Loan or REO Property for which the Special Servicer received quarterly or annual operating statements or rent rolls with respect to the related Mortgaged Property or REO Property at least 30 days prior to the related Determination Date. On each Determination Date, the Special Servicer shall remit each Operating Statement Analysis Report prepared by it, together with the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer.

          (d) Each month the Master Servicer shall update the information in the NOI Adjustment Worksheet for each Mortgage Loan that is not a Specially Serviced Mortgage Loan for which the Master Servicer received annual operating statements with respect to the related Mortgaged Property at least 45 days prior to the related Determination Date. Each month the Special Servicer shall update the information in the NOI Adjustment Worksheet for each Specially Serviced Mortgage Loan or REO Property for which the Special Servicer received annual operating statements with respect to the related Mortgaged Property or REO Property at least 30 days prior to the related Determination Date. On each Determination Date, the Special Servicer shall remit each NOI Adjustment Worksheet prepared by it, together with the underlying operating statements, to the Master Servicer in a format reasonably acceptable to the Master Servicer.

          (e) The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA IRP (other than any files that are prepared by the Trustee) available each month on the Master Servicer's Internet website. In connection with providing access to the Master Servicer's Internet website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise adopt reasonable rules and procedures (which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom).

          (f) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the

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related  Collection  Period  showing the  aggregate  amount of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.5 and each category of withdrawal specified in Section 3.6 for such Collection Period.

          (g) The Master Servicer may conclusively rely on and shall not be responsible for the content or accuracy of the reports to be provided by the Special Servicer. The Trustee may conclusively rely on and shall not be responsible for the content or accuracy of the reports to be provided by the Master Servicer or Special Servicer. In the case of information or reports to be furnished by the Master Servicer to the Trustee, to the extent that such information or reports are, in turn, based on information or reports to be prepared and delivered by the Special Servicer, the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing any reports that it is required to provide to the Trustee that is caused by the Special Servicer's failure to timely provide any information or report required under this Agreement.

          (h) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.13 shall not constitute a breach of this Section
3.13 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (i) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfied such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Internet website or the Trustee's Internet website, unless this Agreement specifically specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

          Section 3.14.  Annual Statement as to Compliance.

     The Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor and, upon request, the Operating Adviser on or before March 15 of each year, beginning with March 15, 2001, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Master Servicer or the Special Servicer, as applicable, during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, it has fulfilled in all material respects all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status

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thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each Sub-Servicer has fulfilled its obligations under its Sub-Servicing Agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of REMIC I, REMIC II or REMIC III as a REMIC from the IRS or any other governmental agency or body; provided, that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year.

          Section 3.15. Annual Independent Public Accountants' Servicing Report.

     On or before March 15 of each calendar year, beginning with 2001, the Master Servicer and the Special Servicer at their expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Master Servicer or the Special Servicer, as applicable) to furnish to the Trustee, the Depositor (in electronic format), each Rating Agency and, upon request, the Operating Adviser a report stating that (i) it has obtained from the Master Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or the Special Servicer's, as the case may be, servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. The Master Servicer and the Special Servicer shall not be required to cause the delivery of such report until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed with the Commission in respect of the Trust Fund for the preceding calendar year.

          Section 3.16.  Access to Certain Documentation.

          (a) The Master Servicer and the Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable.

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          (b)  Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer or the Special Servicer to observe any applicable law or any provisions of the Mortgage Loan Documents prohibiting disclosure of information with respect to the Borrowers or the Mortgage Loans, and the failure of the Master Servicer or the Special Servicer, as applicable, to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

          Section 3.17.  Title and Management of REO Properties.

          (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer or the Special Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer shall maintain accurate records with respect to each related REO Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such REO Property and the status of insurance premiums payable with respect thereto. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property within three taxable years after the close of the taxable year in which the Trust Fund acquires ownership of such REO Property (the "REO Grace Period") for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer, on behalf of REMIC I, has timely applied for and received an extension of such REO Grace Period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property by the end of the applicable extension period or (ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless it would be a Nonrecoverable Advance), addressed to the Special Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which case the Special Servicer shall sell such REO Property by the end of such additional period, subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of the period (taking into account extensions) within which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)) of the Code or, except as contemplated by Section 3.17(d), result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event in respect of any of the REMICs or in an Adverse Grantor Trust Event.

          (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with Servicing Standard, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. The Special Servicer shall segregate and hold all

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revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "[Insert name of Trustee], as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, REO Account." The Special Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.7(b). The Special Servicer shall deposit or cause to be deposited in the related REO Account within two Business Days after receipt all REO Proceeds received by it with respect to any REO Property, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property, including:

               (i) all insurance premiums and ground rents, if any, due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property and such other Mortgaged Properties that may result in the imposition of a lien thereon; and

               (iii) all costs and expenses necessary to protect, maintain, manage, operate, repair and restore such REO Property.

     To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make an Advance equal to the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted pursuant to Section 3.6. The Special Servicer shall remit to the Master Servicer from each REO Account for deposit in the Collection Account on a monthly basis prior to the related Remittance Date the Net REO Proceeds received or collected from the related REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in such REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease if the New Lease, by its terms, will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize, perform or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

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               (iv)  Directly  Operate  or  allow  any  Person  (other  than  an
Independent Contractor) to Directly Operate any REO Property on, any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (the cost of such opinion shall be advanced as a Servicing Advance unless such Advance would be a Nonrecoverable Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

     The Special Servicer shall be required to contract with an Independent Contractor for the operation and management of any REO Property within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of such REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (the cost of such opinion shall be advanced as a Servicing Advance unless such Advance would be a Nonrecoverable Advance), provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an arm's length agreement;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property, the services rendered and other relevant factors;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

          (c) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as

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determined  for federal  income tax purposes,  resulting  from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.17(b).

          (d) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall obtain (i) an update of any appraisal performed pursuant to Section 3.23 which is more than 12 months old, or (ii) to the extent that an appraisal has not been obtained pursuant to such Section, an appraisal of such REO Property by an Independent appraiser familiar with the area in which such REO Property is located in order to determine the fair market value of such REO Property and shall notify the Depositor and the Trustee of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 5 years experience in the relevant property type and in the jurisdiction in which the Mortgaged Property is located and the cost thereof shall be reimbursable as a Servicing Advance.

          Section 3.18. Sale of Specially Serviced Mortgage Loans and REO Properties.

          (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with
Section 3.10 or otherwise, the Special Servicer shall deliver to the Trustee and the Operating Adviser an Officer's Certificate to the effect that the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer will give the Trustee and the Operating Adviser not less than 10 Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property. The Operating Adviser may, at its option, within 10 Business Days after receipt of such notice, purchase (or designate an Affiliate to purchase) any such Specially Serviced Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the applicable Repurchase Price. The Repurchase Price for any Specially Serviced Mortgage Loan or REO Property purchased under this
Section 3.18(a) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Operating Adviser (or the designated Affiliate thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty as shall be provided to it and are reasonably necessary to vest in the ownership of such Mortgage Loan or REO Property. In connection with any such purchase, the Special Servicer shall deliver the related servicing file to the Certificateholder effecting such purchase.

          (b) If the Operating Adviser (or a designated Affiliate thereof) has not purchased any Specially Serviced Mortgage Loan or REO Property described in the first sentence of Section 3.18(a) within 10 Business Days of its having received notice in respect thereof pursuant to Section 3.18(a) above or has specifically waived in writing its right to purchase such Specially Serviced Mortgage Loan or REO Property, then either the Special Servicer, the Master Servicer or the applicable Seller, in that order, may, at its option, within 10 Business Days after the earlier of the expiration of such 10 Business Day period or receipt of the Operating Adviser's written waiver of such right, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the Repurchase Price. The Repurchase Price for any such Mortgage Loan or REO Property purchased under this
Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an

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Officer's  Certificate  from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer, the Special Servicer or Seller (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignments, in each case without recourse, representation or warranty as shall be provided to it and are reasonably necessary to vest in the Master Servicer, the Special Servicer or Seller (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan or REO Property. In connection with any such purchase by the Master Servicer or the applicable Seller, the Special Servicer shall deliver the related servicing file to the Master Servicer or Seller, as applicable.

          (c) The Special Servicer may offer to sell to any Person (including the Depositor, the Master Servicer, the Special Servicer and the Operating Adviser) any Specially Serviced Mortgage Loan or REO Property not otherwise purchased pursuant to Section 3.18(a) or 3.18(b) if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). The Special Servicer shall notify the Operating Adviser at least 10 Business Days before offering to sell any Specially Serviced Mortgage Loan or REO Property pursuant to this Section 3.18(c). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund), but shall, in any event, so offer to sell such Specially Serviced Mortgage Loan or REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such Specially Serviced Mortgage Loan or REO Property within the period specified in Section 3.17(a). The Special Servicer shall give the Trustee not less than ten Business Days prior written notice of its intention to sell such Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept any offer received from any Person that is determined by the Special Servicer to be a fair cash price, as determined in accordance with
Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property if the offeror is a Person other than the Special Servicer or an Affiliate thereof, or is determined to be such a price by the Trustee if the offeror is the Special Servicer or an Affiliate thereof; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair cash price. Notwithstanding anything to the contrary herein, neither the Trustee in its individual capacity nor any of its Affiliates, may make an offer to purchase or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

     In addition, in the event that the Special Servicer receives more than one fair offer with respect to any Specially Serviced Mortgage Loan or REO Property, the Special Servicer may accept an offer that is not the highest fair cash offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower cash offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower cash offer are more favorable). In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the REO Grace Period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such REO Grace Period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts in accordance with the Servicing Standard, to sell any REO Property no later than the day prior to the Determination Date immediately prior to the Rated Final Distribution Date.

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          (d)  In determining whether any offer received represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee shall be entitled to engage and may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Special Servicer or the Trustee, the cost of which shall be advanced as a Servicing Advance, unless such Servicing Advance would be a Nonrecoverable Advance. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, the appraisal obtained pursuant to Section 3.23 and, as applicable, among other factors, the period and amount of any delinquency on such Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

          (e) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and condition, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Master Servicer, the Depositor and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (f) Net Liquidation Proceeds related to any such sale shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.5(a)(iv).

          Section 3.19.  Inspections.

     Commencing in 2001, the Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property at least once every two years; provided, however if the related Mortgage Loan (i) has a then current principal balance of at least $2,000,000, (ii) has a then current principal balance of at least 2% of the then outstanding principal balance of all Mortgage Loans in the Trust Fund or (iii) is a Specially Serviced Mortgage Loan, then in each such case the related Mortgaged Property will be inspected at least once every year. Promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan (and in any event within 60 days thereafter), the Special Servicer shall inspect the related Mortgaged Property. The annual inspections will be done at the expense of the servicer performing the inspection. The inspection done at the time a Mortgage Loan becomes a Specially Serviced Mortgage Loan will be an expense of the Trust Fund. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection and shall deliver a copy of such report (which may be in electronic format) to the Trustee, each

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Rating Agency and the  Operating  Adviser  within 15 days after the  preparation thereof; provided, however, that the Master Servicer is only required to deliver such reports to the Operating Adviser upon request.

          Section 3.20.  Available Information and Notices.

     The Master Servicer shall promptly furnish to each Rating Agency and, upon request, the Operating Adviser (in written or electronic format) quarterly and annual reports of each Borrower with respect to the net operating income and occupancy rates required to be delivered by the related Borrower and actually received by the Master Servicer with respect to non-Specially Serviced Mortgage Loans, to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. Upon request, the Master Servicer shall promptly furnish to each Rating Agency and the Operating Adviser (in written or electronic format) all rent rolls and sales reports with respect to non-Specially Serviced Mortgage Loans, to the extent they are delivered by the related Borrower to the Master Servicer and to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. The Master Servicer shall promptly notify each Rating Agency and the Operating Adviser of any material uninsured damage to a Mortgaged Property that relates to a non-Specially Serviced Mortgage Loan.

     The Special Servicer shall promptly furnish to each Rating Agency and the Operating Adviser (in written or electronic format) quarterly and annual reports of each Borrower with respect to the net operating income and occupancy rates required to be delivered by the related Borrower and actually received by the Special Servicer with respect to Specially Serviced Mortgage Loans, to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. Upon request, the Special Servicer shall promptly furnish to each Rating Agency and the Operating Adviser (in written or electronic format) all rent rolls and sales reports with respect to Specially Serviced Mortgage Loans, to the extent they are delivered by the related Borrower to the Special Servicer and to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. The Special Servicer shall promptly notify each Rating Agency and the Operating Adviser of any material uninsured damage to a Mortgaged Property that relates to a Specially Serviced Mortgage Loan.

     The Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency and the Operating Adviser any Officers' Certificates delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee; provided, however, that the Master Servicer shall furnish its Officers' Certificates to the Operating Adviser only upon request.

     None of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or a third party for inclusion in any such notice or in any other report or information furnished or provided by the Master Servicer, the Special Servicer or the Trustee hereunder, and the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the

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Commission. Such indemnification shall survive the resignation or termination of the foregoing parties and the termination of this Agreement.

     In addition to the other reports and information made available and distributed to the Depositor, the Placement Agents, the Trustee, the Rating Agencies, the Operating Adviser or the Certificateholders pursuant to other provisions of this Agreement, the Master Servicer and the Special Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification (at the expense of the requesting party) to the Master Servicer or the Special Servicer as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers for review by the Depositor, the Rating Agencies, the Placement Agents, the Trustee and the Operating Adviser. The Master Servicer and the Special Servicer, as the case may be, will also make such information available to any Person that the Trustee at the request of the Master Servicer or Special Servicer certifies is a Certificateholder or Certificate Owner or potential Certificateholder or Certificate Owner. The Trustee may base the certification on any information from the Certificateholder or Certificate Owner or the potential Certificateholder or Certificate Owner that the Trustee may require in its sole discretion. The Trustee may require such Certificateholder or Certificate Owner or potential Certificateholder or Certificate Owner to pay any expenses incurred by the Trustee in making such certification.

     The Trustee shall also make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by the Depositor, the Rating Agencies, the Operating Adviser, any Certificateholder, the Placement Agents, any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or a beneficial interest therein and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) this Agreement, (ii) all monthly statements to Certificateholders delivered since the Closing Date pursuant to Section 4.4(a), (iii) all annual statements as to compliance delivered to the Trustee and the Depositor pursuant to Section 3.14,
(iv) all annual Independent accountants' reports delivered to the Trustee and the Depositor pursuant to Section 3.15, (v) the reports prepared by the Trustee pursuant to Section 2.2 and (vi) any reports or information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers which the Trustee has received from the Master Servicer or the Special Servicer. The Trustee shall make available at its offices during normal business hours, for review by the Depositor, the Placement Agents, the Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser, any Certificateholder or Certificate Owner, any Person identified to the Trustee by a Certificateholder or
Certificate Owner as a prospective transferee of a Certificate or a beneficial interest therein and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.19, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and (iii) any and all Officer's Certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is

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prohibited by applicable  laws or by any documents  related to a Mortgage  Loan.
Copies of any and all of the foregoing items shall be available from the Master Servicer, the Special Servicer or the Trustee, as applicable, upon request (subject to the exception in the preceding sentence). The Master Servicer, the Special Servicer and the Trustee shall be permitted to require payment (other than from any Rating Agency) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any information requested in accordance with the previous sentence.

     The Master Servicer shall, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund which the Master Servicer or the Depositor determines
(i) are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act or (ii) the filing of which is otherwise desirable, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days of the Closing Date, a Current Report on Form 8-K together with this Agreement.

          Section 3.21.  Reserve Accounts; Letters of Credit.

     The Master Servicer shall administer each Reserve Account in accordance with the related Mortgage Loan Documents.

     The Master Servicer shall maintain, administer and enforce any letter of credit included in the Mortgage Files in accordance with its terms and the terms of the other related Mortgage Loan Documents. The Master Servicer shall monitor the dates on which any letter of credit included in the Mortgage Files is required to be renewed and shall notify the Special Servicer and the Operating Adviser of such dates. The Trustee shall cooperate with the Master Servicer in connection with such administration of any letter of credit.

          Section 3.22.  Servicing Advances.

          (a) The Master Servicer (or, to the extent provided in Section 3.22(e), the Special Servicer, or, to the extent provided in Section 3.22(b), the Trustee or the Fiscal Agent) shall make any Servicing Advances as and to the extent otherwise required pursuant to the terms hereof. For purpose of calculating distributions to the Certificateholders, Servicing Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

          (b) The Master Servicer shall notify the Trustee, the Fiscal Agent and the Rating Agencies in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be financially unable to make any Servicing Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Servicing Advance, the Person to whom it should be paid, and the circumstances and purpose of such Servicing Advance, and shall set forth therein information and instructions for the payment of such Servicing Advance, and, on the date specified in such notice for the payment of such Servicing Advance, or, if no such date is specified or such date has already occurred, then within one
Business Day following such notice, the Trustee shall pay the amount of such Servicing Advance in accordance with such information and instructions. If the Trustee fails to make any Servicing Advance required to be made under this
Section 3.22, the Fiscal

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Agent shall make such  Advance on the same day the Trustee was  required to make such Servicing Advance and, thereby, the Trustee shall not be in default under this Agreement.

          (c) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer (which only makes Emergency Advances), the Trustee or the Fiscal Agent shall be obligated to make a Servicing Advance as to any Mortgage Loan or REO Property if the Master Servicer, the Trustee or the Fiscal Agent as applicable, determines that such Servicing Advance (or the Special Servicer determines that such Emergency Advance), if made, would be a
Nonrecoverable Advance. The Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer that an Emergency Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance (or by the Special Servicer that an Emergency Advance), if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Servicing Advance previously made is, or a proposed Servicing Advance, if made, would be, a Nonrecoverable Advance shall make such determination in their good faith judgment.

          (d) The Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of Servicing Advances to the extent permitted pursuant to Section 3.6(a)(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Servicing Advances (pursuant to Section 3.6(a)(iii)).

          (e) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer for any Emergency Advances made by the Special Servicer, but not previously reimbursed (whether pursuant to Section 3.6(a), this Section 3.22(e) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Advance Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefore by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Emergency Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.22(e), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Emergency Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with interest at the Advance Rate thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Emergency Advance.

     Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interest of any Certificateholder and at least five Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received)

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constitute an Event of Default pursuant to Section 7.1(xi);  provided,  however, that the Special Servicer shall have an obligation to make any Emergency Advance. The Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to
make  such  Servicing  Advance.   The  Master  Servicer  shall  be  entitled  to
reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest at the Advance Rate thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

      Notwithstanding the foregoing provisions of this Section 3.22(e) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or hereunder, although not characterized by the Special Servicer as a Nonrecoverable Advance, is or would be, if made, a Nonrecoverable Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

          Section 3.23.  Appraisal Reductions.

          (a) Within 60 days (or such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such Updated Appraisal) after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer shall be required to obtain an Updated Appraisal of the related Mortgaged Property or REO Property; provided that if the Special Servicer had completed or obtained an Updated Appraisal within the immediately preceding 12 months, the Special Servicer may rely on such Updated Appraisal and shall have no duty to prepare a new Updated Appraisal, unless such reliance would not be in accordance with the Servicing Standard. The cost of any such Updated Appraisal if not an internal valuation performed by the Special Servicer shall be paid by the Master Servicer as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance.

          (b) If no Updated Appraisal has been obtained within 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Property or REO Property (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction.

          (c) If the Updated Appraisal has not been obtained within 120 days after the Appraisal Reduction Event (which for purposes of this Section 3.23(c) shall be determined without giving effect to the 90 and 30 day periods specified in clauses (ii) and (iii), respectively, of such definition), the Appraisal Reduction shall be an amount equal to 25% of the outstanding Stated Principal Balance of such Mortgage Loan as of such date, until such time as the Special Servicer obtains the Updated Appraisal.

          (d) The Special Servicer, based on the Updated Appraisal or Special Servicer's Appraisal Reduction Estimate, shall calculate any Appraisal Reduction. If the Appraisal Reduction is calculated (i) using the Special Servicer's Appraisal Reduction Estimate or (ii) 120

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days after the  Appraisal  Reduction  Event (as  computed  in Section  3.23(c)), assuming a 25% Appraisal Reduction because the Updated Appraisal has not been received, then on the first Distribution Date occurring after the delivery of the Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction to take into account the Updated Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate or the assumed 25% Appraisal Reduction, as the case may be). The Master Servicer will verify the accuracy of the mathematical computation of the Appraisal Reduction by the Special Servicer and that the amounts used therein are consistent with the Master Servicer's records.

          (e) Annual updates of such Updated Appraisal will be obtained during the continuance of an Appraisal Reduction Event. The cost of such annual updates shall be paid as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. In addition, the Operating Adviser may at any time request the Special Servicer to obtain an Updated Appraisal at the Operating Adviser's expense. Each time an Updated Appraisal is obtained, the Appraisal Reduction will be adjusted by the Special Servicer based on such Updated Appraisal. Any Updated Appraisal obtained by the Special Servicer pursuant to this section shall be delivered by the Special Servicer to the Master Servicer, the Trustee and the Operating Adviser within 15 days of receipt by the Special Servicer of such Updated Appraisal. An appraisal reduction will be eliminated
(i) upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined or (ii) if the Mortgage Loan is no longer a Specially Serviced Mortgage Loan.

          Section 3.24. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

          (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Master Servicer shall immediately give notice thereof, together with a copy of the related Mortgage File, to the Special Servicer (with a copy of the notice and, upon its written request and at its expense, a copy of the related Mortgage File, to the Operating Adviser) and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting such Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer.

     Upon determining that a Mortgage Loan is no longer a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer and upon giving such notice, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume.

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          (b)  In servicing any Specially Serviced Mortgage  Loan,  the  Special
Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall provide copies of the foregoing to the Master Servicer, including, without limitation, electronic data and/or files in CMSA IRP format.

          (c) Not later than the Business Day preceding each date on which the Master Servicer is required to furnish a report under Section 3.13 to the Trustee, the Special Servicer shall deliver to the Master Servicer a written statement describing, on a Mortgage Loan-by-Mortgage Loan basis, the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan; the amount of all payments on account of principal, including Principal Prepayments and Balloon Payments, on each Specially Serviced Mortgage Loan; the amount of Insurance Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan; and the amount of net income or net loss, as determined for management of a trade or business on, or the furnishing or rendering of a non-customary service to the tenants of, each REO Property that previously secured a Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17.

          (d) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master
Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

          (e) No later than 30 days after a transfer of servicing described in the first paragraph of Section 3.24(a) for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency and the Operating Adviser a report (the
"Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Borrower;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

               (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

               (v) the appraised value of the Mortgaged Property together with the assumptions used in the calculation thereof; and

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               (vi)  such  other  information  as  the  Special  Servicer  deems relevant in light of the Servicing Standard.

          (f) With respect to Loan Number 13, the Master Servicer and the Special Servicer acknowledge that the related Borrower has entered into an Undertaking and Agreement dated as of October 18, 2000 (the "Undertaking and Agreement") with respect to a mechanic's lien on the related Mortgaged Property (the "Mechanic's Lien"). The existence of the Mechanic's Lien or the Action (as defined in the Undertaking and Agreement) shall not cause Loan Number 13 to be deemed a Specially Serviced Mortgage Loan for the first 30 days after the Start-up Day and thereafter for so long as the claim giving rise to the Mechanic's Lien is fully bonded over or there is cash collateral in the lockbox account established pursuant to the Undertaking and Agreement equal to the amount of the claim (the "Special Servicing Suspension Period"). If, upon termination of the Special Servicing Suspension Period, the Master Servicer determines in accordance with the definition of "Specially Serviced Mortgage Loan" that Loan Number 13 has become a Specially Serviced Mortgage Loan due to the existence of the Mechanic's Lien or the Action, then the Master Servicer shall transfer servicing of the Mortgage Loan to the Special Servicer pursuant to Section 3.24(a). The Special Servicer shall use its reasonable efforts to collect the Special Servicer Fee from the related Borrower as and to the extent provided in Section 6 of the Undertaking and Agreement. If Loan Number 13 becomes a Specially Serviced Mortgage Loan solely as a result of the Mechanic's Lien or the Action and thereafter becomes a Corrected Mortgage Loan within 120 days after the Start-up Day, the Special Servicer shall not be entitled to a Work-out Fee with respect to Loan Number 13.

          Section 3.25. Adjustment of Servicing Compensation in Respect of Prepayment Interest Shortfalls.

     The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of all Prepayment/Balloon Payment Interest Shortfalls over all Prepayment/Balloon Payment Interest Excesses, in each case resulting from Principal Prepayments and Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans for which the Master Servicer has received its Master Servicer Fee for such Distribution Date multiplied by the Minimum Master Servicer Fee Rate.

          Section 3.26.  Operating Adviser; Elections.

          (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to (i) appoint an operating adviser (the "Operating Adviser") with the powers set forth in Section 3.27, (ii) remove the then current Operating Adviser and (iii) appoint successor Operating Advisers, all in accordance with the procedures specified in this
Section 3.26. If the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class cannot agree on the appointment of the Operating Adviser, then Midland shall be appointed the Operating Adviser.

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          (b)  Upon (i) the receipt by the Trustee of written  requests  for the selection of an Operating Adviser from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class,
(ii) the  resignation  or removal of the Person  acting as Operating  Adviser or
(iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Securities Depository or the Securities Depository Participants, the Certificate Owners) of the Controlling Class that they may select an Operating Adviser. If the Trustee is aware that there is a Certificateholder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Securities Depository or the Securities Depository Participants) that owns more than 50% of the aggregate Certificate Balance of the Controlling Class, the notice shall state that such Certificateholder (or Certificate Owner) is entitled to designate the Operating Adviser by delivering a signed written notice specifying the person appointed the Operating Adviser. If the Trustee is not aware that there is a Certificateholder (or, in the case of Book-Entry Certificates, a Certificate Owner) that owns more than 50% of the aggregate Certificate Balance of the Controlling Class, then the notice shall state that the Trustee is calling a meeting of the Holders of the Controlling Class for the purpose of electing an Operating Adviser. Notice of the meeting shall be mailed or delivered by the Trustee to each Holder of Certificates (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Securities Depository or the Securities Depository Participants, the Certificate Owners) of the Controlling Class not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) shall be entitled to nominate one Person to act as the Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable. Each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders (or, in the case of Book Entry Certificates, Certificate Owners) of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other
provisions  of  this  Section  3.26,  the  Trustee  may  make  such   reasonable
regulations as it may deem advisable for any election. No appointment of any Person as an Operating Adviser shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment and provides the Trustee and the other parties to this Agreement with an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

          (c) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the

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Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Operating Adviser and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Securities Depository or the Securities Depository Participants, each Certificate Owner) of the Controlling Class. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.9, by the Securities Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Operating Adviser or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within five Business Days of the selection, resignation or removal of an Operating Adviser, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Securities Depository or Securities Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust payable out of the Collection Account pursuant to
Section  3.6(a).

          (d) An Operating Adviser may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to remove any existing Operating Adviser by giving written notice to the Trustee and to such existing Operating Adviser.

          (e)  Once an Operating Adviser has  been  selected  pursuant  to  this
Section 3.27, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Balance, or such Operating Adviser, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Operating Adviser.

          (f) For purposes of electing or removing an Operating Adviser, Certificates of the Controlling Class held by the Depositor, the Master Servicer or the Special Servicer or by any Affiliate of any of them shall be taken into account with the same force and effect as if any other Person held such Certificates.

          Section 3.27. Appointment of Special Servicer; Duties of Operating Adviser.

          (a) Midland is hereby appointed as the initial Special Servicer hereunder.

          (b) The Operating Adviser shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and subject to Section 3.27(c), the Operating Adviser may object to any of the following actions in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Operating Adviser's approval shall be deemed to have been given):

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               (i)  any foreclosure upon or  comparable  conversion  (which  may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any amendment, waiver or modification of a Money Term or any other material non-monetary term of a Specially Serviced Mortgage Loan;

               (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund pursuant to Section 9.1) for less than the Repurchase Price;

               (iv)  any acceptance of a discounted payoff;

               (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

               (vi) any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

               (vii) any acceptance of substitute or additional collateral for a Mortgage Loan;

               (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

               (ix) any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan; and

               (x)  Any release of a letter of credit or debt service reserve;

provided, that with respect to items (viii) and (ix) that do not involve Specially Serviced Mortgage Loans, the 10 Business Day period referenced above shall be five Business Days if the Mortgage Loan is not within the Review Threshold; provided further that, in the event that the Special Servicer determines that immediate action is necessary to protect the interest of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Operating Adviser's response.

     In addition, subject to Section 3.27(c), the Operating Adviser may advise the Special Servicer to take, or to refrain from taking, such other actions as Operating Adviser may deem advisable.

          (c) Notwithstanding anything herein to the contrary, no advice, direction or approval rights from or by the Operating Adviser, as contemplated by Section 3.27(b), may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or approval rights that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Master Servicer, as applicable, to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including, without limitation, the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect

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to any REMIC Pool or an Adverse  Grantor Trust Event with respect to the Grantor
Trust, (C) expose the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, or their respective Affiliates, officers, directors, employees, agents or partners, to any material claim, suit or liability, or (D) materially expand the scope of the Master
Servicer's  or  Special  Servicer's   responsibilities   under  this  Agreement.
Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Operating Adviser for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if (i) the Special Servicer has, in accordance with Section 3.27(b), notified the Operating Adviser in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and (ii) for 60 days following the first such notice, the Operating Adviser has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

          (d) The Operating Adviser and its officers, directors, employees and owners shall have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that, the Operating Adviser may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Operating Adviser may act solely in the interests of the holders of the Controlling Class, that the Operating Adviser does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Operating Adviser may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes, that the Operating Adviser shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Controlling Class, and that the Operating Adviser shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Operating Adviser for having so acted.

          (e) The Operating Adviser, if any, may direct the Trustee to remove the Special Servicer at any time effective upon the appointment and written acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated successor becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Compensation or otherwise, including, without limitation, Workout Fees and Disposition Fees as and to the extent provided in
Section 3.12(b) and Section 3.12(c), and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections
6.1 and 6.3, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in any REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. The reasonable out-of-pocket costs and expenses of any such transfer shall be paid as an Additional Trust Fund Expense, unless such costs and expenses are paid by the terminated Special Servicer pursuant to Section 7.1.

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          (f) Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer shall not be effective until
(i)  the  successor   Special  Servicer  has  assumed  in  writing  all  of  the responsibilities, duties and liabilities of the Special Servicer hereunder pursuant to an agreement satisfactory to the Trustee, and (ii) Rating Agency Confirmation is obtained with respect to such appointment (the cost, if any, of obtaining such confirmation to be paid as an Additional Trust Fund Expense, unless such costs and expenses are paid by the terminated Special Servicer pursuant to section 7.2).

          Section 3.28. Modifications, Waivers, Amendments, Extensions and Consents, Defeasance.

          (a) The Master Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement, shall have the following powers:

               (i) Other than stated herein, the Master Servicer, in accordance with the Servicing Standard, may (A) agree to any modification, waiver, amendment or consent of or relating to any non-Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, without the consent of the Special Servicer, the Master Servicer may not modify, waive or amend (x) any event of default provision of any Mortgage Loan, (y) any obligation of the Borrower under the Mortgage Loan to pay any assumption fee, modification fee or any other fees or expenses, all or part of which the Special Servicer may be entitled to as Servicing Compensation or (z) any term of a Mortgage Loan regarding the release or substitution of the related Mortgaged Property or any other collateral (which consent shall be deemed to have been given if not denied in writing within 5 days of Master Servicer's delivery of its request for such consent) or (B) modify or amend the terms of any Mortgage Loan in order to (I) cure any ambiguity therein or (II) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that in the case of either clause (A) or
(B) such modification or amendment would not cause an Adverse REMIC Event or Adverse Grantor Trust Event to occur. Other than as set forth above in this
Section 3.28(a)(i), the Master Servicer shall not agree to any modification or amendment of a Mortgage Loan or any waiver or consent.

               (ii) The Master Servicer shall notify the Trustee, the Special Servicer, the Operating Adviser and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee.

          (b) The Special Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement, shall have the following powers:

               (i) The Special Servicer may enter into a modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (A) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (B) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan,

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including by way of a reduction in the related  Mortgage  Rate,  (C) forebear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (D) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (E) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided that (1) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the Special Servicer such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis
(the   relevant   discounting   of  amounts  that  will  be   distributable   to
Certificateholders to be performed at the related Net Mortgage Rate).

     In no event shall the Special Servicer (x) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date; or (y) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such ground lease, unless the Special Servicer determines that making such an extension is in accordance with the Servicing Standard.

     The determination of the Special Servicer contemplated by clause (2) of the proviso to the first paragraph of this Section 3.28(b)(i) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information, including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals, that support such determination.

               (ii) In the event the Special Servicer intends to permit, or consent to the Master Servicer permitting, a Borrower to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 3.28(a)(i) or
Section 3.28(b)(i) or pledge additional collateral for the Mortgage Loan pursuant to Section 3.28(b)(i), if the security interest of the Trust Fund in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that any such substitution or addition of collateral shall require Rating Agency Confirmation (unless it meets the requirements of this Section 3.28 with respect to defeasance); provided further, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

               (iii) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Rating Agencies and the Trustee a notice, specifying any such modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the

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provisions of Section 3.22 hereof)).  The Special Servicer shall also deliver to the Trustee, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

          (c) The Master Servicer and the Special Servicer, as applicable, may require, in its discretion, as a condition to granting any request by a Borrower for any consent, modification, waiver or amendment, that such Borrower pay to the Master Servicer or the Special Servicer, as applicable, a reasonable and customary modification fee to the extent permitted by law. The Master Servicer and the Special Servicer, as applicable, may charge the Borrower for any costs and expenses (including attorneys' fees) incurred by the Master Servicer or the Special Servicer, as applicable, in connection with any request for a modification, waiver or amendment. No fee described in this Section shall be collected by the Master Servicer or the Special Servicer, as applicable, from the Borrower (or on behalf of the Borrower) in conjunction with any consent or any modification, waiver or amendment of the related Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the related Note within the meaning of Treasury Regulation Section 1.860G-2(b). Subject to the foregoing, the Master Servicer or the Special Servicer, as appropriate, shall use its reasonable efforts, to collect any modification fees and other expenses (including the cost of obtaining any Rating Agency Confirmation) connected with a permitted modification, waiver or amendment of a Mortgage Loan from the Borrower and if such amount is not paid by the Borrower, such amount shall be Advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. The inability of the Borrower to pay any costs and expenses of a proposed modification, waiver or amendment shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust Fund for such expenses.

          (d) Notwithstanding any other provision hereof to the contrary, if the terms of a Mortgage Loan require the related Borrower to obtain the Mortgagee's consent before changing any franchise with respect to any hotel or motel located on the related Mortgaged Property and the Mortgage Loan is within the Review Threshold, the Master Servicer or Special Servicer, as applicable, shall not consent to any such change unless it shall have first obtained Rating Agency Confirmation (the Master Servicer or the Special Servicer as applicable shall use its reasonable efforts to cause the Borrower to pay the costs of obtaining such Rating Agency Confirmation; if such costs are not paid by the Borrower, the Master Servicer shall advance such costs as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) and, in the case of the Master Servicer, consent of the Special Servicer. The Special Servicer shall notify the Operating Adviser of any change in a franchisor.

          (e) Each of the following actions, to the extent the consent of the Mortgagee under the related Mortgage Loan is required or permitted, will be subject to a Rating Agency Confirmation:

               (i) a transfer of a direct or indirect ownership interest in a Borrower (except (i) transfers of less than a controlling interest or 49% in the aggregate and (ii) transfers solely for estate planning purposes) and transfers with respect to a Mortgage Loan within the Review Threshold;

               (ii) an assumption of a Mortgage Loan that is within the Review Threshold;

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               (iii)  the  incurrence  of any  additional  debt  secured  by the
Mortgaged Property;

               (iv) any material amendment to the Mortgage Loan documents (including, without limitation, any material release of collateral), grant of a material easement or encumbrance, or change in franchise affiliation, in each case with respect to a Mortgage Loan within the Review Threshold; and

               (v) any change in property manager for a Mortgaged Property secured by a Mortgage Loan representing 5% or more of the then current aggregate outstanding principal balance of all Mortgage Loans in the pool.

In connection with any of the foregoing requests, the Special Servicer (or the Master Servicer with respect to sales, transfers or assumptions or the creation of liens or encumbrances involving non-Specially Serviced Mortgage Loans) shall prepare and deliver to each Rating Agency and, upon request, to the Operating Adviser a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer and the Master Servicer, as applicable, shall also prepare and provide each Rating Agency with such memorandum and documentation for all consents granted by the Special Servicer or the Master Servicer, as applicable, for transfers, assumptions, additional debt, material amendments, grants of material easement or encumbrances, franchise affiliation changes and property manager changes concerning Mortgage Loans below the Review Threshold, but for which the Special Servicer's or the Master Servicer's, as applicable, decision in accordance with the Servicing Standard will be sufficient and a Rating Agency Confirmation will not be required.

          (f) With respect to each Mortgage Loan that provides for defeasance, the Master Servicer shall not execute a defeasance unless it has obtained a Rating Agency Confirmation from each Rating Agency with respect to such defeasance; provided, however, that with respect to Mortgage Loans that have an outstanding principal balance at the time of such defeasance that does not exceed the lesser of $5,000,000 and 1% of the then outstanding Stated Principal Balance of the Mortgage Pool, the Master Servicer may in lieu of obtaining a Rating Agency Confirmation deliver to each Rating Agency a Defeasance Certification substantially in the form of Exhibit J attached hereto. The Master Servicer shall notify the Operating Adviser of any Mortgage Loans that are defeased. The Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountants' fees and opinions of counsel, (ii) the Borrower is required to provide all opinions of counsel, including opinions of counsel that the defeasance will not cause an Adverse REMIC Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable Rating Agency Confirmations, or (iii) other arrangements for payment of such costs are made at no expense to the Trust Fund; provided, however, that in no event shall the proposed "other arrangements" in clause (iii) result in any liability to the Trust Fund including an indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund.

          (g) Notwithstanding anything to the contrary contained in this Agreement, neither the Master Servicer nor the Special Servicer shall amend, modify or waive any provision of a Mortgage Loan in a manner that would reduce a Borrower's obligation to pay the costs

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

associated with obtaining a Rating Agency Confirmation, unless it shall first have received the consent of the other servicer.

          Section 3.29.  Interest Reserve Account.

          (a) On each Distribution Date relating to any Interest Accrual Period ending in any February and on any Distribution Date relating to any Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Trustee shall deposit from the amount remitted to the Trustee by the Master Servicer pursuant to Section 3.6(a)(i), in respect of the Interest Reserve Loans, into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month in which such Distribution Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made and received in respect thereof (all amounts so deposited in any consecutive January and February, "Interest Reserve Amounts").

          (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Interest Reserve Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

                                  ARTICLE IV.
                                  -----------

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

          Section 4.1.   Distributions of REMIC I.

          (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Funds as is attributable to each Mortgage Loan for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date;

               (ii) to pay principal to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date;

               (iii) to reimburse REMIC II for any Realized Losses and Expense Losses previously deemed allocated to the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Realized Losses and Expense Losses, if any, previously allocated to such REMIC I Regular Interests and for which no reimbursement has previously been paid; and

               (iv) to the Holders of the Class R-I Certificates that portion, if any, of the Available Funds for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this
Section 4.1(a).

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

          (b) On each Distribution Date, the Trustee shall be deemed to apply each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) as to which such Prepayment Premium was received.

          (c) On each Distribution Date, after the deemed distributions pursuant to Section 4.1(b) on that date, the Trustee shall apply any Excess Liquidation Proceeds received with respect to a Mortgage Loan then on deposit in the Excess Liquidation Proceeds Account, first, as a deemed reimbursement of the REMIC I Regular Interests for, and to the extent of, any unreimbursed Realized Losses or Expense Losses previously allocated to them; second, to pay any Servicing Advances, Advance Interest or other amounts that could constitute Realized Losses or Expense Losses in the future; and third upon the reduction of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

          Section 4.2.   Distributions of REMIC II.

          (a) On each Distribution Date, the Trustee shall, subject to Section 4.2(b), be deemed to distribute the Available Funds for REMIC II to holders of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

               (i) an amount equal to the Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates to Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest, Class L-II Interest, Class M-II Interest, Class N-II Interest and Class O-II Interest, divided among such REMIC II Regular Interests in proportion to (A) in the case of the Class A-1-II Interest and Class A-2-II Interest, the related Uncertificated Distributable Interest for such Distribution Date and (B) in the case of each of the Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest, Class L-II Interest, Class M-II Interest, Class N-II Interest and Class O-II Interest, the related Class X Portion of the related Uncertificated Distributable Interest for such Distribution Date;

               (ii) to the Class A-1-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-1-II Interest has been reduced to zero;

               (iii) upon payment in full of the Uncertificated Principal Balance of the Class A-1-II Interest, to the Class A-2-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-2-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest;

               (iv) to Class A-1-II Interest and Class A-2-II Interest pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated to Class A-1-II

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

Interest and Class A-2-II Interest as a result of the allocation of Realized Losses and Expense Losses to the Class A-1 and Class A-2 Certificates;

               (v) to the Class B-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (vi) upon payment in full of the Uncertificated Principal Balances of the Class A-1-II Interest and the Class A-2-II Interest, to the Class B-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest and Class A-2-II Interest;

               (vii) to the Class B-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (viii) to the Class C-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (ix) upon payment in full of the Uncertificated Principal Balance of the Class B-II Interest, to the Class C-II Interest, the Principal
Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class C-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest and Class B-II Interest;

               (x) to the Class C-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xi) to the Class D-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xii) upon payment in full of the Uncertificated Principal Balance of the Class C-II Interest, to the Class D-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class D-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest and Class C-II Interest;

               (xiii) to the Class D-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xiv) to the Class E-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xv) upon payment in full of the Uncertificated Principal Balance of the Class D-II Interest, to the Class E-II Interest, the Principal Distribution Amount for such

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

Distribution Date, until the Uncertificated Principal Balance of the Class E-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II, Class A-2-II Interest, Class B-II Interest, Class C-II Interest and Class D-II Interest;

               (xvi) to the Class E-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xvii) to the Class F-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xviii) upon payment in full of the Uncertificated Principal Balance of the Class E-II Interest, to the Class F-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class F-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest and Class E-II Interest;

               (xix) to the Class F-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xx) to the Class G-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxi) upon payment in full of the Uncertificated Principal Balance of the Class F-II Interest, to the Class G-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class G-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest and Class F-II Interest;

               (xxii) to the Class G-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xxiii) to the Class H-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxiv) upon payment in full of the Uncertificated Principal Balance of the Class G-II Interest, to the Class H-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class H-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest and Class G-II Interest;

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

               (xxv) to the Class H-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xxvi) to the Class J-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxvii) upon payment in full of the Uncertificated Principal Balance of the Class H-II Interest, to the Class J-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class J-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest and Class H-II Interest;

               (xxviii)   to   the   Class   J-II  Interest,  to  reimburse  any
unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xxix) to the Class K-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxx) upon payment in full of the Uncertificated Principal Balance of the Class J-II Interest, to the Class K-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class K-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II
Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest and Class J-II Interest;

               (xxxi) to the Class K-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xxxii) to the Class L-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxiii) upon payment in full of the Uncertificated Principal Balance of the Class K-II Interest, to the Class L-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class L-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest and Class K-II Interest;

               (xxxiv) to the Class L-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

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

               (xxxv) to the Class M-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxvi) upon payment in full of the Uncertificated Principal Balance of the Class L-II Interest, to the Class M-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class M-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest and Class L-II Interest;

               (xxxvii)   to   the   Class   M-II  Interest,  to  reimburse  any
unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xxxviii) to the Class N-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxix) upon payment in full of the Uncertificated Principal Balance of the Class M-II Interest, to the Class N-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class N-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest, Class L-II Interest and Class M-II Interest;

               (xl) to the Class N-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xli) to the Class O-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xlii) upon payment in full of the Uncertificated Principal Balance of the Class N-II Interest, to the Class O-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class O-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest, Class L-II Interest, Class M-II Interest and Class N-II Interest;

               (xliii) to the Class O-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto; and

               (xliv)  thereafter, to the Class R-II Certificateholders.

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          (b)  On each Distribution  Date  after  the  aggregate  Uncertificated
Principal Balance of each REMIC II Regular Interest other than the Class A-1-II Interest and the Class A-2-II Interest has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the payments of principal to be made pursuant to Section 4.2(a)(ii) and (iii) above with respect to the Class A-1-II Interest and the Class A-2-II Interest, will be so made to such REMIC II Regular Interests, up to an amount equal to, and pro rata as between such REMIC II Regular Interests in accordance with, the respective then-outstanding aggregate Uncertificated Principal Balances of such REMIC II Regular Interests.

          (c) On the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the distributions of principal to be made pursuant to clauses (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv), (xxvii), (xxx), (xxxiii), (xxxvi), (xxxix) and (xlii) of Section 4.2(a) shall, in each such case, subject to the then remaining portion of the Available Funds for REMIC II for such date, be made to the Holders of the relevant Class of REMIC II Regular Interests otherwise entitled to distributions of principal pursuant to such clause up to an amount equal to the aggregate Uncertificated Principal Balance of such Class of REMIC II Regular Interests outstanding immediately prior to such Distribution Date.

          (d) On each Distribution Date, the Trustee shall be deemed to distribute any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of such REMIC II Regular Interests is entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed to be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such deemed distributions of principal).

          (e) On each Distribution Date, any Excess Liquidation Proceeds on deposit in the Excess Liquidation Proceeds Account deemed distributed on the REMIC I Regular Interests on such date, will in turn be deemed distributed to reimburse the REMIC II Regular Interests (in order of alphabetical Class designation) for, and to the extent of, any unreimbursed Realized Losses or Expense Losses previously allocated to them. Distributions will be deemed made to the holders of the Class A-1-II Regular Interests and Class A-2-II Regular Interests pro rata as between such Classes in accordance with their respective then-outstanding aggregate Uncertificated Principal Balances.

          Section 4.3.   Distributions of REMIC III.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds in respect of REMIC III for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

               (i) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date,

               (ii) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the Holders of the Class A-1 Certificates and second to the Holders of the Class A-2 Certificates in each case, up to an amount equal to the lesser of (1) the then-

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outstanding  aggregate Certificate Balance of such Class of Certificates and (2)
the remaining portion, if any, of such Principal  Distribution  Amount;

               (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

               (iv) to make payments on the Subordinate Certificates as provided below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the payments of principal to be made pursuant to clause (ii) above with respect to the Class A Certificates, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding aggregate Certificate Balances of such Certificates;

          (b) On each Distribution Date, following the foregoing distributions on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Funds in respect of REMIC III for such date for the following purposes and in the following order of priority:

               (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (ii) if the aggregate Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

               (iii) to reimburse the Holders of the Class B Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (v) if the aggregate Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

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

               (vi) to reimburse the Holders of the Class C Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (vii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (viii) if the aggregate Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
(A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (ix) to reimburse the Holders of the Class D Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xi) if the aggregate Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xii) to reimburse the Holders of the Class E Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xiii)   to   pay   interest   to  the  Holders  of  the  Class F
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xiv) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xv) to reimburse the Holders of the Class F Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

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

               (xvii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xviii) to reimburse the Holders of the Class G Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xix) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xx) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate
Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxi) to reimburse the Holders of the Class H Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xxii)   to   pay   interest   to  the  Holders  of  the  Class J
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxiii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxiv) to reimburse the Holders of the Class J Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xxv) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxvi) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

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

               (xxvii) to reimburse the Holders of the Class K Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xxviii)   to   pay  interest  to  the  Holders  of  the  Class L
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxix) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxx) to reimburse the Holders of the Class L Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xxxi)   to   pay   interest   to  the  Holders  of  the  Class M
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxxii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxxiii) to reimburse the Holders of the Class M Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xxxiv)   to   pay   interest  to  the  Holders  of  the  Class N
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxxv) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of
(A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxxvi) to reimburse the Holders of the Class N Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

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               (xxxvii)   to   pay  interest  to  the  Holders  of  the  Class O
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

               (xxxviii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxxix) to reimburse the Holders of the Class O Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid; and

               (xl) to pay to the Holders of the Class R-III Certificates the balance, if any, of the Available Funds in respect of REMIC III for such Distribution Date; provided that, on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the distributions of principal to be made pursuant to clauses (ii), (v), (viii),
(xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv) and (xxxviii) of this Section 4.3(b) shall, in each such case, subject to the then remaining portion of the Available Funds in respect of REMIC III for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause up to an amount equal to the aggregate Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date.

          (c) Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount, allocable among such Classes, if more than one, as described below, equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of the two Classes of Class A Certificates, first, the Pass-Through Rate applicable to the Class A-1 Certificates and second, the Pass-Through Rate applicable to the Class A-2 Certificates) over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

     Any portion of any Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates as described above will be distributed to the holders of the Class X Certificates.

          (d) On each Distribution Date, amounts on deposit in the Excess Liquidation Proceeds Account deemed distributed on the REMIC II Regular Interests on such date, will in

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turn be used to reimburse the holders of the Principal Balance  Certificates (in
order  of  alphabetical   Class  designation  )  for,  and  to  the  extent  of,
unreimbursed Realized Losses or Expense Losses previously allocated to them. Distributions will be made to the holders of the Class A-1 and Class A-2 Certificates pro rata as between such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Certificates.

          (e) All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Regular Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.2.

          Section 4.4. Statements to Rating Agencies and Certificateholders; Available Information.

          (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Section 3.13, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Placement Agents, the Sellers, each Rating Agency, the Operating Adviser, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.9 confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner:

               (i) a statement substantially in the form of, and containing the information set forth in, Exhibit H-1 hereto (the "Trustee Report"), and

               (ii) each file and report comprising the CMSA IRP (excluding the Loan Set-Up File), to the extent received or prepared by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date);

provided, however, that (A) the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with such Section 5.9 and (B) the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Seller, the Placement Agents, the Rating Agencies or the Operating Adviser any such report or information that has been made available via the Trustee's Internet website as provided below.

     With respect to any information in a Trustee Report pertaining to a specific Mortgage Loan, such Mortgage Loan shall be identified by the related Loan Number and property name, if any, set forth on the Mortgage Loan Schedule.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (including holders of the Class R-I, Class R-II or Class R-III Certificates) and to each Rating Agency a statement containing (i) the aggregate principal and interest distributions for such calendar year or applicable portion thereof during which such person was a Certificateholder; and
(ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

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     In  addition  to the  reports  required  to be  delivered  pursuant to this
Section 4.4(a), the Trustee shall make available upon request to each Holder, Certificate Owner and proposed transferee of a Privately Placed Certificate or interest therein such additional information, if any, required to be delivered under Rule 144A(d)(4) and in its possession so as to permit the proposed transfer to be effected pursuant to Rule 144A.

     Bond factor information may be obtained from the Trustee by calling 800-246-5761. If the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at (714) 282-3990. Investors that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "new" upon logging into the bulletin board. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are compressed before being put into the directory. The Trustee shall make available each month via the Trustee's Internet website all Trustee Reports and each file or report comprising the CMSA IRP and with the consent of or at the direction of the Depositor, such other information regarding the
Certificates and/or the Mortgage Loans as the Trustee may have in its possession. The Trustee's Internet Website shall be located at "www.lnbabs.com" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Operating Adviser (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

          (b) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to the Placement Agents, using the format and media mutually agreed upon by the Trustee and the Placement Agents, the following information regarding each Mortgage Loan and any other information reasonably requested by the Placement Agents and available to the Trustee:

               (i) the Loan Number and the related property name, if any, set forth in the Mortgage Loan Schedule;

               (ii)  the Mortgage Rate; and

               (iii)  the principal balance as of such Distribution Date.

          (c) The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.4(a) and 4.4(b) to the extent it receives the necessary underlying information from the Master Servicer, the Special Servicer and the Rating Agencies, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent such failure is caused by the Master Servicer's or the Special Servicer's failure to deliver such underlying information in a timely manner. Absent manifest error, the Trustee (i) may conclusively rely on any such information forwarded to it by the Master Servicer, the Special Servicer and the Rating
Agencies, and (ii) shall have no obligation to verify the same. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate (in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as appropriate) any applicable law or provision of any Mortgage Loan document prohibiting

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disclosure  of  information  with respect to any Borrower and the failure of the
Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          Section 4.5.   Remittances; P&I Advances.

          (a) For purposes of this Section 4.5, "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment or constitutes an REO Mortgage Loan, the related Assumed Monthly Payment and (B) if such Mortgage Loan is not described by the preceding clause, the Monthly Payment.

          (b) On the Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

               (i) remit to the Trustee from the Collection Account (A) for deposit in the Distribution Account an amount equal to the Prepayment Premiums and (B) for deposit in the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds, to the extent received by the Master Servicer in the Collection Period preceding such Remittance Date;

               (ii) remit to the Trustee from the Collection Account for deposit in the Distribution Account an amount equal to the Master Servicer Remittance Amount for such Distribution Date (excluding P&I Advances which are remitted pursuant to Section 4.5(b)(iii) and Compensating Interest Payments which are remitted pursuant to Section 3.25);

               (iii) subject to Section 4.5(c), make an advance (each, a "P&I Advance"), by deposit into the Collection Account, and remit such amount to the Distribution Account, in an amount equal to the Applicable Monthly Payment for each Mortgage Loan (net of the Master Servicer Fee), to the extent such amount was not received on such Mortgage Loan as of the close of business on the related Determination Date; provided, however, that, in the event the Master Servicer shall fail to remit a P&I Advance required to be made hereunder on the Remittance Date, the Master Servicer shall pay to the Trustee interest at the Advance Rate on the amount of such P&I Advance from and including the Remittance Date to but not including the day such remittance is actually made; and

               (iv) remit to the Trustee from the Grantor Trust Collection Account for deposit in the Grantor Trust Distribution Account an amount equal to the Deferred Interest received by the Master Servicer in the Collection Period preceding such Remittance Date.

          (c) Notwithstanding Section 4.5(b)(iii), upon determination of the Appraisal Reduction with respect to any Required Appraisal Loan, the amount of any delinquent interest required to be advanced with respect to such Required Appraisal Loan shall be an amount equal to the product of (A) the amount of the delinquent interest that would be required to be advanced in respect of such Mortgage Loan without regard to the application of this sentence, multiplied by
(B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less the Appraisal Reduction and the denominator of which is such Stated Principal Balance.

          (d) If, as of 3:00 p.m., New York City time, on any Remittance Date the Master Servicer shall not (i) have made the P&I Advance required to have been made on such date

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pursuant  to  Section   4.5(b)(iii)  or  (ii)  delivered  the   certificate  and
documentation related to a determination of nonrecoverability, the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 10:00 a.m., New York City time, on such Distribution Date deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.5, the Fiscal Agent shall make such P&I Advance not later than 12:00 p.m., New York City time, on such Distribution Date and, thereby, the Trustee shall not be in default under this Agreement.

          (e) Anything to the contrary in this Agreement notwithstanding, none of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance on any date on which a P&I Advance is otherwise required to be made by this Section 4.5 if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall make such determination in their good faith judgment.

          (f) The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of P&I Advances made to the extent permitted pursuant to Section 3.6(a)(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.6(a)(iii).

          Section 4.6.   Allocation of Realized Losses and Expense Losses.

          (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.1, the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Expense Losses.

          (b) On each Distribution Date, Realized Losses and Expense Losses that are applied to each Class of REMIC III Regular Certificates shall be allocated to reduce the Uncertificated Principal Balance of the Related REMIC II Regular Interest.

          (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.3, the Trustee shall determine the amount, if any, by which (i) the then-aggregate Certificate Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective aggregate Certificate Balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related aggregate Certificate Balance of such Class being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the

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respective  aggregate  Certificate  Balances  of the  Class  A-1 and  Class  A-2
Certificates shall be reduced, pro rata in accordance with the relative sizes of
the  then-outstanding   aggregate   Certificate  Balances  of  such  Classes  of
Certificates, until the first to occur of such excess being reduced to zero or each such aggregate Certificate Balance being reduced to zero. Such reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Expense Losses among the Certificates of each such Class in proportion to their respective Percentage Interests in such Class.

          Section 4.7.   Distributions on the Grantor Trust.

     On each Distribution Date, the Trustee shall withdraw the amount of any Deferred Interest received in the related Collection Period from the Grantor Trust Distribution Account and shall distribute such funds to the holders of the Class V Certificates.

          Section 4.8.   Distributions in General.

          (a) All amounts distributable to a Class of Certificates pursuant to this Article IV on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date (other than the final distribution on any Certificate) to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing on or before the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or on or before any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent on or before the related Record Date), by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

          (b) Except as otherwise provided in Section 9.1, the Trustee shall, no later than the 15th day of the month in the month preceding the Distribution Date on which the final distribution with respect to any Class of Certificates is expected to be made or such later day as the Trustee becomes aware that the final distribution with respect to any Class of Certificates is expected to be made on the succeeding Distribution Date, mail to each Holder of such Class of Certificates and to the Rating Agencies, on such day a notice to the effect that:

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               (i)  the  Trustee  reasonably  expects,  based  upon  information previously provided to it, that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified; and

               (ii) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R-I, Class R-II and Class R-III Certificates shall remain outstanding until there is no other Class of Certificates, REMIC I Regular Interests or REMIC II Regular Interests outstanding.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such Distribution Date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.8(b) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive from such funds held the final distribution with respect thereto. If, within one year after the second notice, any of such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If, within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.8(b). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee. In the event the Trustee is permitted or required to invest any amounts in Permitted Investments under this Agreement, whether in its capacity as Trustee or in the event of its assumption of the duties of, or becoming the successor to, the Master Servicer in accordance with the terms of this Agreement, it shall invest such amounts in the following Permitted Investments and priority, in each case only for so long as any such investment shall continue to be a Permitted Investment: (1) Permitted Investments under clause (v) of the definition of Permitted Investments, and (2) if (1) above is not available, Permitted Investments under clause (i) of the definition of Permitted Investments. The Trustee shall deposit into the applicable account funds in the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

          Section 4.9.   Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The

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Paying  Agent  agrees  that it will not  withhold  with  respect to  payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who has informed the Trustee in writing that it is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

                                   ARTICLE V.
                                   ----------

                                THE CERTIFICATES

          Section 5.1.   The Certificates.

     The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C
Certificates,  the Class D Certificates,  the Class E Certificates,  the Class F
Certificates,  the Class G Certificates,  the Class H Certificates,  the Class J
Certificates,  the Class K Certificates,  the Class L Certificates,  the Class M
Certificates, the Class N Certificates, the Class O Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R-I, Class R-II and Class R-III Certificates will be substantially in the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19
and A-20, respectively. The Certificates of each Class will be issuable in definitive physical form only, registered in the name of the holders thereof; provided, however, that in accordance with Section 5.3 beneficial ownership interests in the REMIC III Regular Certificates shall initially be represented by Book-Entry Certificates held and transferred through the book-entry facilities of the Securities Depository. The Class A Certificates shall be in minimum denominations of $25,000 and multiples of $1 in excess thereof. The Class B, Class C and Class D Certificates shall be in minimum denominations of $50,000 and multiples of $1 in excess thereof. The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall be in minimum denominations of $100,000 and multiples of $1 in excess thereof. The Class X Certificates shall be in minimum denominations of $1,000,000 and multiples of $1 in excess thereof. The Class V, Class R-I, Class R-II and Class R-III Certificates shall be in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

     Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to

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comply with any law or with rules or regulations  pursuant thereto,  or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

     Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered to (or upon the order of) the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee shall bind the Trustee, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-20 executed by the Trustee or the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Section 5.2.   Registration, Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and any agent of any of them shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of this Section 5.2. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

          (b) Upon surrender for registration of transfer of any Definitive Certificate, subject to the requirements of this Section 5.2, the Trustee shall execute and the Trustee or the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate Balance, Notional Amount or Percentage Interest. Such Certificates shall be

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delivered by the Certificate Registrar in accordance with this Section 5.2. Each
Certificate  surrendered  for  registration  of transfer  or  exchange  shall be
cancelled  and  the  Certificate   Registrar  shall  dispose  of  the  cancelled
Certificates in accordance with its standard procedures. Each new Certificate issued pursuant to this Section 5.2 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of this
Section 5.2.

          (c) Subject to the restrictions on transfer and exchange set forth in this Section 5.2, the Holder of one or more Certificates may transfer or exchange the same in whole or in part (with a Certificate Balance, Notional Amount or Percentage Interest equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment and transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.2, following a proper request for transfer or exchange, the Certificate Registrar shall, within a reasonable time period after such request, execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or the Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or the Holder in the case of exchange) to such address as the transferee or the Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Certificate Balance, Notional Amount or Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

          (d) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.2 other than for transfers of Privately Placed Certificates to Institutional Accredited Investors, as provided herein. In connection with any transfer of Privately Placed Certificates to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

          (e) The exchange, transfer and registration of transfer of Definitive Certificates that are Privately Placed Certificates may only be made to Eligible Investors and shall be subject to the restrictions set forth below (in addition to the other provisions of this Section 5.2):

               (i) The Certificate Registrar shall register the transfer of a Definitive Certificate that is a Privately Placed Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A; or

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

               (ii) The Certificate Registrar shall register the transfer of a Definitive Certificate that is a Privately Placed Certificate (other than the Class V Certificates and the Residual Certificates), if prior to the transfer, the transferee furnishes to the Certificate Registrar (1) an Investment
Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the 1933 Act, (2) an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the 1933 Act, and (3) a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer.

     In the event the Certificate Registrar shall determine that a Definitive Certificate, or beneficial interest in a Book-Entry Certificate, that is a Privately Placed Certificate (other than the Residual Certificates) is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall void such transfer or, if such action is not permitted under applicable law, require, to the extent permitted by applicable law, the non-Eligible Investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificate Owner by its acceptance of a Certificate authorizes the Certificate Registrar to take such action and agrees to reimburse the Trustee for any costs and expenses incurred by the Trustee in enforcing this provision. In the event that the Trustee is unable to recover its costs and expenses from such Certificate Owner, the Trustee may be reimbursed for such expenses from the Trust Fund. At the request of the Trustee, the Depositor shall assist the Trustee in requiring any such sale. The Certificate Registrar shall be under no duty to investigate to determine if such transferee is an Eligible Investor.

     Neither the Depositor, the Master Servicer, the Special Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify any Class of Privately Placed Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not exempt from the registration requirements of the 1933 Act or is not made in accordance with such federal and state laws or is not made in accordance with this Section 5.2.

          (f) No transfer of a Certificate or any interest therein shall be made
(A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Section 406 of ERISA or Section 4975 the Code (each, a "Plan"), or
(B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. No interest in any of the Certificates may be purchased by a Plan that is sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, the Sellers, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting

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more than 5% of the  aggregate  unamortized  principal  balance of the  Mortgage
Loans determined on the Closing Date, or by any Affiliate of any of the foregoing Persons. Any transfer of a Certificate that would violate, or result in a prohibited transaction under, ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

     Except in connection with the initial issuance of the Class X Certificates or any transfer of a Class X Certificate to a successor Securities Depository as contemplated by Section 5.3, the Certificate Registrar shall refuse to register the transfer of a Class X Certificate that constitutes a Definitive Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Class X Book-Entry Certificate shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if the Class X Certificate or interest therein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-24 and/or 90-08, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a) of Regulation D of the 1933 Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Depositor, any Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate amortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1A (in the case of Definitive Certificates) and Exhibit G-1B (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

     Except in connection with the initial issuance of the Class B, Class C and Class D Certificates or any transfer of a Class B, Class C or Class D Certificate to a successor Securities Depository in accordance with Section 5.3, the Certificate Registrar shall refuse to register the transfer of a Definitive Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Book-Entry Certificate shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of

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Counsel which otherwise establish to the reasonable  satisfaction of the Trustee or such Certificate Owner, as the case may be, that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-2A (in the case of Definitive Certificates) and Exhibit G-2B (in the case of ownership interests in Book-Entry Certificates) are acceptable for purposes of the preceding sentence. If after the Start-up Day the Depositor certifies to the Trustee that Prohibited Transaction Exemption 90-24 and/or 98-08 have been amended to permit a Class B, Class C and/or Class D Certificate to be acquired by a Plan or a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, the Trustee may waive the requirements of this paragraph with respect to such Classes of Certificates.

          Except in connection with the initial issuance of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or any transfer of a Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate to a successor Securities Depository in accordance with Section 5.3, the Certificate Registrar shall refuse to register the transfer of a Definitive Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Book-Entry Certificate shall be required to obtain from its prospective Transferee, either (i) a certification to the effect that such prospective Transferee is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) if the Depositor certifies to the Trustee that Prohibited Transaction Exemption 90-24 and/or 98-08 have been amended to permit a Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and/or Class O Certificate to be acquired by a Plan or a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the 1933 Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the Closing Date, or by any Affiliate of any of the foregoing Persons, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-3A (in the case of Definitive Certificates) and Exhibit G-3B (in the case of

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ownership  interests in Book-Entry  Certificates) are acceptable for purposes of the preceding sentence.

          (g) Each Person who has or acquires any Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and to have irrevocably authorized the Trustee under clause (iii) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (iii) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or a Class R-III Certificate are expressly subject to the following provisions:

               (i) Each Person acquiring or holding any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or Class R-III Certificate shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including as a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.2(g)(i) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

               (ii) No Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate may be transferred, and no such Transfer shall be registered in the Certificate Register, without the consent of the Certificate Registrar, and the Certificate Registrar shall not recognize a proposed Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") (A) that such proposed transferee is a Permitted Transferee and (B) stating that (I) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (II) the proposed transferee understands that, as the holder of an Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, as applicable, it may incur liabilities in excess of cash flows generated by the residual interest,
(III) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (IV) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including as a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (V) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.2(g) and (y) other than in connection with the initial issuance of the Class R-I, Class R-II and Class R-III Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the

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proposed transferee's statements in the preceding clauses (x)(B)(I) or (III) are false. Furthermore, no transfer of any Ownership Interest in a Noneconomic Residual Interest shall be made unless either (1) (A) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the proposed transferee and, as a result of the investigation, the transferor determines that the proposed transferee had historically paid its debts as they came due and found no significant evidence that the proposed transferee will not continue to pay its debts as they come due in the future and
(B) the transferor determines that the present value of the anticipated tax liabilities associated with holding the Noneconomic Residual Interest does not exceed the sum of (x) the present value of any consideration given to the proposed transferee to acquire the Noneconomic Residual Interest, (y) the present value of the expected future distributions on the Noneconomic Residual Interest and (z) the present value of the anticipated tax savings associated with holding the Noneconomic Residual Interest as the REMIC to which the Ownership Interest relates generates losses or (2) the proposed transferee provides the transferor with a certification of facts and an Opinion of Counsel which establishes to the satisfaction of the transferor that such transfer will not be disregarded for tax purposes. Notwithstanding the foregoing, if Proposed Treasury Regulation Section 1.860E-1(c)(4) is superceded by changes in the federal income tax law, the foregoing conditions shall be deemed modified in accordance with such changes in the federal income tax law.

               (iii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.2 shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.2 or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (iv) Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, or such agent thereof, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent thereof such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R-I, Class R-II or Class R-III Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent thereof referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

               (v) The provisions of this Section 5.2(g) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

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

                    (A) Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to the modification of, addition to or elimination of such provisions; and

                    (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust Fund), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

          (h) The Trust has not been registered as an investment company under the Investment Company Act of 1940, as amended. Accordingly, no transfer of any Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate or interest therein shall be made to any Person other than an Institutional Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Class V Certificate or Class R-I, Class R-II or Class R-III Certificate shall be made to any Person other than a Qualified Institutional Buyer. The restrictions on transfer in Section 5.2(e) have been imposed in part to assure compliance with the foregoing.

          (i) If a Person is acquiring any Privately Placed Certificate, Subordinated Certificate or Residual Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification, upon which the Certificate Register may rely (subject to the requirements of Section 8.1(b)), to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in this Section 5.2.

          Section 5.3.   Book-Entry Certificates.

          (a) Each Class of REMIC III Regular Certificates shall initially be issued as one or more Book-Entry Certificates registered in the name of the Securities Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Securities Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interest in and to such Certificates through the book-entry facilities of the Securities Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Securities Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Privately Placed Certificate to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of
Section 5.2 or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the

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Securities  Depository  Participant  or brokerage  firm  representing  each such
Certificate Owner. Each Securities Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Securities Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the
transfer  of  Ownership  Interests  in  Book-Entry   Certificates   through  the
book-entry facilities of the Securities Depository.

          (b) The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Securities Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Securities Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Securities Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Securities Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Securities Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Securities Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Securities Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Securities
Depository, accompanied by registration instructions from the Securities Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of the REMIC III Regular Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          (d) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

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          (e)  If a Holder of a Definitive  Certificate  wishes  at  any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with the rules of the Securities Depository and this Section 5.3(e). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.3(e), (ii) written instructions given in accordance with the rules of the Securities Depository directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the rules of the Securities Depository containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Privately Placed Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive
Certificate  for  the   denomination  of  the  Definitive   Certificate  not  so
transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Securities Depository or the custodian holding such Book-Entry Certificate on behalf of the Securities Depository to increase the denomination of the related Book-Entry Certificate by the denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding denomination of such Book-Entry Certificate.

          Section 5.4.   Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.5.   Appointment of Paying Agent.

     The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Article IV. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for payment to Certificateholders in

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trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to such Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. The Paying Agent shall at all times be an entity having a long-term senior unsecured debt rating of at least "Baa2" by Moody's, unless and to the extent Rating Agency Confirmation is obtained (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment is made by the Trustee in its sole discretion and otherwise by the Trust Fund). The Trustee shall pay the Paying Agent reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Paying Agent and shall not be relieved of any of its obligations hereunder.

          Section 5.6.   Access to Certificateholders' Names and Addresses.

          (a) If any Certificateholder or the Operating Adviser (for purposes of this Section 5.6, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Certificate Registrar shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, transmit such communication to the Certificateholders as of the most recent Record Date; provided, however, if such communication relates to performance by the Master Servicer, the Special Servicer or the Trustee of its duties hereunder, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date.

          (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 5.7.   Actions of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Special Servicer or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Special Servicer or the Master

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Servicer in  reliance  thereon,  whether or not  notation of such action is made upon such Certificate.

          (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.7 as it shall deem necessary.

          Section 5.8.   Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          Section 5.9.   Certification by Certificate Owners.

          (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.2.

          (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on (i) a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit I hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Balance or Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned and (ii) evidence of ownership of such Book-Entry Certificate through the Securities Depository; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.2, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Securities Depository, Securities Depository Participants and/or indirect participating brokerage firms for which Securities Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.9(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

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

                                  ARTICLE VI.
                                  -----------

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

          Section 6.1. Liability of the Depositor, the Master Servicer and the Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

          Section 6.2. Merger or Consolidation of the Master Servicer and Special Servicer.

     Subject to the third paragraph of this Section 6.2, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Subject to the following paragraph, the Special Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the state of its incorporation and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Specially Serviced Mortgage Loans and to perform its respective duties under this Agreement.

     Each of the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer or the Special Servicer, as applicable hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer or the Special Servicer, as applicable hereunder, if Rating Agency Confirmation has been obtained with respect to such merger, consolidation or transfer and succession (the cost, if any, of obtaining such confirmation to be paid by the Master Servicer or Special Servicer, as applicable).

          Section 6.3. Limitation on Liability of the Depositor, the Master Servicer and Others.

     Neither the Depositor, the Master Servicer, the Special Servicer, nor any of the owners, directors, managers, officers, employees or agents of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be

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

imposed by reason of its respective willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any owner, director, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any owner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith or negligence in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability;
provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(a)(vi) of this Agreement.

          Section 6.4.   Resignation of Master Servicer or Special Servicer.

          (a)  Except as otherwise provided in Section 6.2,  Section 6.4(b)  and
Section 6.5 hereof, neither the Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, unless there is a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities so causing such conflict being of a type and nature carried on by it at the date of this Agreement). Any such determination permitting the resignation of the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the responsibilities and obligations of the Master Servicer or the Special Servicer, as the case may be, under this Agreement and Rating Agency Confirmation shall have been obtained with respect to such servicing transfer. Notice of such resignation shall be given promptly by the Master Servicer or the Special Servicer, as the case may be, to the Trustee.

          (b) The Master Servicer and the Special Servicer may each resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the resigning party on substantially the same terms and conditions, and for not more than equivalent compensation, to that herein provided; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with

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respect to such servicing  transfer,  as evidenced by a letter  delivered to the
Trustee by each Rating Agency.

          Section 6.5. Assignment or Delegation of Duties by Master Servicer or the Special Servicer.

     In addition to actions permitted under Section 6.2, the Master Servicer and the Special Servicer shall each have the right without the prior written consent of the Trustee to assign and delegate all of its duties hereunder; provided, however, that (i) the Master Servicer or the Special Servicer, as the case may be, gives the Depositor and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or the Special Servicer, as the case may be, with like effect as if originally named as a party to this Agreement; (iii) a Rating Agency Confirmation shall have been obtained with respect to such assignment and delegation; and (iv) the assignment and delegation is reasonably satisfactory to the Trustee and the Depositor. In the case of any such assignment and delegation in accordance with the requirements of this Section, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it as the Master Servicer or the Special Servicer, as the case may be, hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, each of the Master Servicer and the Special Servicer may appoint Sub-Servicers in accordance with
Section 3.2 hereof (provided that the Master Servicer or the Special Servicer remains fully liable for their actions), or agents or independent contractors appointed or retained to perform select duties thereof.

          Section 6.6. Rights of the Depositor, the Rating Agencies and the Trustee in Respect of the Master Servicer and the Special Servicer.

     Each of the Master Servicer and the Special Servicer shall afford the Depositor, the Rating Agencies and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon reasonable request, each of the Master Servicer and the Special Servicer shall furnish to the Depositor, the Rating Agencies and the Trustee its or its parent's most recent financial statements and such other information in its possession (which it is not prohibited by applicable law or contract from disclosing) regarding its business, affairs, property and condition, financial or otherwise, as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Master Servicer or the Special Servicer. Neither the Depositor nor the Trustee shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

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                                  ARTICLE VII.
                                  ------------

                                     DEFAULT

          Section 7.1.   Events of Default.

     "Event of  Default,"  wherever  used  herein,  with  respect  to the Master
Servicer and the Special  Servicer,  as applicable  (except with respect to item
(ix) in the case of the Special Servicer and item (x) in the case of the Master Servicer) means any one of the following events:

               (i) any failure by the Master Servicer or the Special Servicer, as applicable, to remit to the Collection Account which continues unremedied for a period of one Business Day following the date on which such deposit was first required to be made, any failure by the Special Servicer to remit to the REO Account which continues unremedied for a period of one Business Day following the date on which such deposit was first required to be made or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted by the Master Servicer or the Special Servicer, as applicable, pursuant to and in accordance with the terms of this Agreement; or

               (ii) any failure on the part of the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements, or the breach of any representations or warranties provided herein on the part of the Master Servicer or the Special Servicer, which, in either event, materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan and which, in either event, continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer or Special Servicer by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights of any Class affected thereby; provided, however, that if such breach, covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended, once only, for an additional 30 days; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or Special Servicer, as applicable, and such decree or order shall have remained in force, undischarged or unstayed, for a period of 60 days; or

               (iv) the Master Servicer or Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (v) the Master Servicer or Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take

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

advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) the Trustee shall have received written notice from Moody's, or shall have actual knowledge that Moody's has publicly disseminated in writing, that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Moody's to any Class of Certificates (including, without limitation, such ratings being placed on "negative credit watch"); or

               (vii) one or more ratings assigned by either Rating Agency to the Certificates shall have been downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

               (viii) one or more ratings assigned by S&P to the Certificates shall have been downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, no longer being on the list of approved servicers maintained by S&P for pools of mortgage loans similar to the Mortgage Loans; or

               (ix) the Master Servicer shall fail to make any Advance required to be made by the Master Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which continues unremedied for a period of one Business Day following the date on which such Advance was first required to be made; or

               (x) the Special Servicer shall fail to make any Emergency Advance (or timely direct the Master Servicer to make any Servicing Advance) required to be made by it or the Master Servicer at its discretion hereunder (whether or not the Master Servicer, the Trustee or the Fiscal Agent makes such Emergency Advance or Servicing Advance), which continues unremedied for a period of one Business Day following the date on which such Advance was first required to be made;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be, terminate (subject to Section 7.2) all of its respective rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights it may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination, and the right to the benefits of Section 6.3 notwithstanding any such termination); provided, however, that in the event the Master Servicer and the Special Servicer are the same Person, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall require that any termination of the Master Servicer shall constitute a termination of the Special Servicer and vice versa. On or after the receipt by the Master Servicer or the Special Servicer, as the case may be, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section (notwithstanding any

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failure of the Trustee to satisfy the  criterion  set forth in Section 6.4) and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the defaulting Master Servicer or Special Servicer, as the case may be, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer, on behalf of itself, agrees in the event it is terminated pursuant to this Section 7.1 promptly (and in any event no later than ten Business Days subsequent to such notice) to provide, at its own expense, the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) with all documents and records requested by the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to enable the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the Grantor Trust Collection Account and any REO Account or Reserve Account or thereafter shall be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such
successor  Master  Servicer  or  Special   Servicer  shall  reasonably   request
(including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer (or copies of the Mortgage Files relating to Specially Serviced Mortgage Loans to the successor Special Servicer) and amending this Agreement to reflect such succession as Master Servicer or successor Special Servicer pursuant to this
Section 7.1 shall be paid by the predecessor Master Servicer or Special Servicer upon presentation of reasonable documentation of such costs and expenses; provided, however, that if any such costs and expenses remain unpaid by the predecessor Master Servicer or Special Servicer within a reasonable time after presentation of such documentation, the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) may be reimbursed from the Collection Account for such unpaid costs and expenses, which shall be deemed to be expenses of the Trust Fund.

          Section 7.2.   Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.1, the Trustee shall be its successor in such capacity in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or of the Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the terminated party's failure to provide, or delay in

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providing,  records, tapes, disks, information or monies shall not be considered a default by any successor hereunder. The appointment of a successor Master Servicer or Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer, as applicable, which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or of the Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as applicable, or for any losses incurred in respect of any Permitted Investment by the Master Servicer or the Special Servicer, as applicable, pursuant to Section
3.7 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or Special Servicer shall be entitled to all Servicing Compensation relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder (other than Workout Fees and Disposition Fees payable to the terminated Special Servicer pursuant to Section 3.12(b) and Section 3.12(c) and payment of the Transferable Servicing Interest as and to the extent provided in Section 3.12(a)). Unless otherwise agreed to in writing by the Master Servicer and the Trustee, in the event any Advances made by the Master Servicer, the Fiscal Agent or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee and the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances made by the Trustee and the Fiscal Agent (and accrued and unpaid interest thereon) shall have been repaid in full. In addition to the foregoing, any successor Master Servicer (which, for the purposes of this sentence, shall not include the Trustee) shall be required to allocate funds available for the payment of unreimbursed Advances (with interest thereon at the Advance Rate) on a first in, first out basis, which results in the payment of unreimbursed Advances (with interest thereon at the Advance Rate) first to the predecessor Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to a majority of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is approved as a master servicer or special servicer by each of the Rating Agencies, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which is the subject of a Rating Agency Confirmation (the cost, if any, of obtaining such confirmation to be paid by the terminated Master Servicer or Special Servicer, as applicable), as the successor to the Master Servicer or Special Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. If the resigning or terminated party is the initial Master Servicer, and if on or before the effective date of such resignation or termination the initial Master Servicer procures a qualified Person that is willing to act as the successor Master Servicer, then the Trustee shall appoint such Person to act as the successor Master Servicer; provided, however, that (i) such Person is reasonably acceptable to the Trustee, (ii) a Rating Agency Confirmation is obtained with respect to such appointment, (iii) the initial Master Servicer pays all costs and expenses in connection with such transfer, and (iv) such Person accepts such appointment on or prior to the effective date of such resignation or termination. Pending appointment of a successor to the Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee

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shall act in such capacity as herein above  provided.  In  connection  with such
appointment  and  assumption   described  herein,  the  Trustee  may  make  such
arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the terminated party hereunder. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 7.3.   Notification to Certificateholders.

          (a) Upon any termination pursuant to Section 7.1 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

          (b) Within 5 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

          Section 7.4.   Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(a)(vi). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          Section 7.5.   Waiver of Past Events of Default; Termination.

     The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to (including P&I Advances) or payments from the Collection Account, the Distribution Account or REO Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default and prior to its waivers (which costs shall be paid by the party requesting such waiver) such default shall cease to exist, and any Event of Default arising

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therefrom  shall be deemed  to have been  remedied  for  every  purpose  of this
Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                 ARTICLE VIII.
                                 -------------

                             CONCERNING THE TRUSTEE

          Section 8.1.   Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder by the Master Servicer, the Special Servicer, the Depositor or the Paying Agent. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall report such finding to the presenting party and request a correction of such instrument.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the foregoing shall be subject to Section 8.2; and provided, further, that:

               (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

               (ii) The Trustee shall not be personally or otherwise liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

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               (iii)  The Trustee shall not be personally  or  otherwise  liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to a majority of the aggregate Voting Rights (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

               (iv) Except as provided in the succeeding sentence, the Trustee shall not be charged with knowledge of any failure by the Depositor to comply with the obligations of the Depositor hereunder or any failure of the Master Servicer or the Special Servicer to comply with the obligations of the Master Servicer or the Special Servicer referred to in clause (i), (ii), (ix) or (x) of
Section 7.1, or of any breach or occurrence  referred to in clause (iii) through
(viii) of Section 7.1, as the case may be, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or occurrence. The Trustee shall be deemed to have actual knowledge of the Master Servicer's failure to comply with its obligations listed in clause (i) (except with respect to remittances to the Collection Account) and (ix) of Section 7.1 (except with respect to Servicing Advances) or to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement; and

               (v) The Trustee and the Fiscal Agent shall not be under any obligation to appear in prosecute or defend any legal action which is not incidental to their respective duties as Trustee and Fiscal Agent in accordance with this Agreement (and, if either does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund, and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or the Fiscal Agent, as the case may be, or any breach of a representation, warranty or covenant of the Trustee or the Fiscal Agent, as the case may be, contained herein).

     The Trustee, in its capacity as Trustee, shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Depositor under this Agreement or during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Depositor in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement.

          Section 8.2.   Certain Matters Affecting the Trustee.

          (a)  Except as otherwise provided in Section 8.1:

               (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have

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been signed or presented  by the proper  party or parties and the Trustee  shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

               (ii) The Trustee may consult with counsel and any memorandum or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such memorandum or Opinion of Counsel;

               (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; provided, however, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement; and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (iv) The Trustee shall not be personally or otherwise liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to a majority (or such other percentage as is specified herein) of the aggregate Voting Rights of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Master Servicer or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not otherwise be relieved of its duties and obligations hereunder.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any

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such suit,  action or  proceeding  instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

          Section 8.3.   Trustee  Not Liable for  Certificates  or Mortgage
Loans.

     The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer and the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this
Agreement, of the Certificates, or any private placement memorandum or prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.2) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2), it being understood that the Trustee only shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer or any Borrower; any action of the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer taken in the name of the Trustee, except with respect to the Trustee, to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer (other

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than in each case, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than in each case, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to
Section 7.2) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Fiscal Agent of its obligation to perform its duties as specifically set forth in this Agreement. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than in each case, with respect to the Trustee only, any funds held by the Trustee. The Trustee (unless the Trustee shall have become the successor Master Servicer) or the Fiscal Agent shall have no responsibility for
(A) filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement, (B) seeing to any insurance, (C) seeing to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Fund, or (D) confirming or verifying the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

          Section 8.4.   Trustee May Own Certificates.

     The Trustee and the Fiscal Agent in their individual capacities or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer and the Special Servicer in banking transactions, with the same rights each would have if it were not Trustee or Fiscal Agent.

          Section 8.5.   Payment of Trustee Fees and Expenses; Indemnification.

          (a) The Master Servicer shall pay from the Collection Account to the Trustee or any successor Trustee from time to time, and the Trustee or any successor Trustee shall be entitled to receive from the Collection Account on each Remittance Date the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may

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not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

          (b) Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder. The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, as applicable hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

          (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including without limitation any liability, cost or expense arising from the Master Servicer's or Special Servicer's negligent or intentional misuse of any power of attorney granted pursuant to Section 3.1(a)) related to each such party's respective willful misconduct, bad faith, and/or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer or the Special Servicer, any agent of the Master Servicer or the Special Servicer).

          (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of this Agreement or the Certificates, in each case to the extent, and only to the extent, such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii), other than (i) those resulting from the negligence, bad faith or willful misconduct of the Trustee, (ii) those specifically required to be borne thereby pursuant to the terms hereof, including, without limitation, pursuant to Section 10.3(c) and
Section 10.5 and (iii) those as to which such Indemnified Party has received indemnification payments pursuant to Section 8.5(c) within 30 days after the request therefor. The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursements of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.3, Section 7.1, Section 8.11 and Section 10.3. The right of reimbursement of the Indemnified Parties under this Section 8.5(d) shall be senior to the rights of all Certificateholders. The foregoing shall not be deemed to preclude an Indemnified Party from being reimbursed for any such loss, liability or expense otherwise reimbursable pursuant to this Agreement.

          (e) Notwithstanding anything herein to the contrary, this Section 8.5 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee and

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the Fiscal Agent as regards rights accrued prior to such  resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer or the Special Servicer.

          (f) This Section 8.5 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

          Section 8.6.   Eligibility Requirements for Trustee.

          (a) The Trustee hereunder shall at all times be a bank, trust company, corporation or association organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and a rating on its unsecured senior long-term debt of at least "AA" by S&P or "Aa2" by Moody's (unless a Fiscal Agent is appointed and acting hereunder that has a long-term senior unsecured debt rating that is at least "AA" (without regard to any plus or minus) by S&P or "Aa2" by Moody's), unless a Rating Agency Confirmation is obtained with respect to a lower rating (the cost, if any, of obtaining such confirmation to be paid by the Trustee) and subject to supervision or examination by federal or state authority. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) The Trustee shall not be an Affiliate of any Placement Agent, the Depositor, any Person that is the Borrower for more than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2).

          (c) The Trustee shall at all times meet the requirements of Rule 3a-7(a)(4)(i) promulgated under the Investment Company Act of 1940, as amended.

          (d) The Trustee shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement an errors and omissions insurance policy covering its officers and employees in connection with its activities under this Agreement. Coverage of the Trustee as an additional insured under a policy or bond obtained by an Affiliate of the Trustee shall satisfy the requirements of this Section 8.6(d). So long as the long term rating of the Trustee (or the parent company of the Trustee) is not less than two rating categories (ignoring pluses and minuses) lower than the highest rating of the Certificates, the Trustee (or the parent company of the Trustee) may self insure with respect to any errors and omissions insurance policy.

          (e) In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect, at its sole discretion, either to (i) resign immediately in the manner and with the effect specified in Section 8.7, (ii) pay such tax and continue as Trustee or
(iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax.

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          (f)  In case at any time the Trustee shall  cease  to be  eligible  in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7.

          Section 8.7.   Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be automatically removed and, accordingly, the Master Servicer shall promptly appoint a successor Trustee, which appointment of successor Trustee shall be subject to a Rating Agency Confirmation, and a successor Fiscal Agent, which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, the successor Fiscal Agent shall be subject to a Rating Agency Confirmation. The appointment shall be by a written instrument executed in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the removed Fiscal Agent and the successor Trustee and successor Fiscal Agent. The cost, if any, of obtaining the foregoing confirmations shall be paid by the resigning Trustee and the removed Fiscal Agent. Notwithstanding the foregoing, if no successor Trustee and Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or the Master Servicer receives notice from Fitch that the Trustee is no longer eligible and may cause a downgrade or withdrawal of the current ratings assigned to the Certificates, then the Depositor or the Master Servicer shall remove the Trustee and the Fiscal Agent and shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and successor Fiscal Agent.

     The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall cause the Fiscal Agent to be automatically removed) and appoint a successor Trustee and successor Fiscal Agent (each meeting the requirements of Section 8.8) by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Special Servicer, one complete set to the Trustee so removed, one complete set to the removed Fiscal Agent, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed. Such removal of the Trustee and/or Fiscal Agent, if without cause, shall be effective upon the payment to the Trustee and the Fiscal Agent of all reasonable costs and expenses incurred by them in connection with such removal (which costs shall be paid as an Additional Trust Fund Expense).

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     In the event of the resignation or removal of the Trustee, the Fiscal Agent shall be entitled to resign, it being understood that the initial Fiscal Agent shall not be obligated to act in such capacity hereunder at any time that LaSalle Bank National Association is not the Trustee.

     Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.7 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, Fiscal Agent as provided in Section 8.8.

          Section 8.8.   Successor Trustee.

     Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that a Rating Agency Confirmation has been obtained with respect to the appointment of such successor Trustee and successor Fiscal Agent. The cost, if any, of obtaining such confirmation shall be paid by the Trustee that resigned or was removed, unless the Trustee was removed without cause by the Holders of Certificates entitled to a majority of the Voting Rights, in which case such costs shall be an Additional Trust Fund Expense. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (at the expense of the Trust Fund if removal of the predecessor Trustee was without cause), and the Depositor, the predecessor Trustee and predecessor Fiscal Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee and successor Fiscal Agent all such rights, powers, duties and obligations. No successor Trustee or successor Fiscal Agent shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor Trustee or successor Fiscal Agent shall be eligible under the provisions of Section 8.6.

     Upon acceptance of appointment by a successor Trustee or successor Fiscal Agent as provided in this Section 8.8, the successor Trustee shall mail notice of the succession of such Trustee and Fiscal Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

          Section 8.9.   Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.6 and a Rating Agency Confirmation has been obtained, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary

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notwithstanding.  Any  Person  into  which  the  Fiscal  Agent  may be merged or converted or with which it may be consolidated or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Fiscal Agent shall be the successor of the Fiscal Agent hereunder, provided that such corporation or bank shall be eligible under the provisions of Section 8.6 and a Rating Agency Confirmation has be obtained without the execution or filing of any paper or any farther act on the part of any of the parties hereto, anything to the contrary notwithstanding.

          Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall no longer be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

     No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that if the Depositor is no longer in existence, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

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     Any notice,  request or other  writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may
be  provided  therein,   subject  to  all  the  provisions  of  this  Agreement,
specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts hereunder shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11.  Authenticating Agent.

     The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Authenticating Agent and shall not be relieved of any of its obligations hereunder. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor, the Special Servicer and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor, the Special Servicer and the Master Servicer. Upon receiving a notice of resignation or upon such a

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termination,  or in case at any time the Authenticating  Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds.

          Section 8.12.  Appointment of Custodians.

          (a) The Trustee shall serve as the initial Custodian. The Trustee may appoint one or more third party Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodial Agreement may be amended only as provided in Section 11.7. The Trustee shall pay the Custodian reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Custodian and shall not be relieved of any of its obligations hereunder.

          (b) Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term senior unsecured debt rating of at least "Baa2" from Moody's, unless a Rating Agency Confirmation has been obtained from Moody's (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment was made by the Trustee in its sole discretion and otherwise by the Trust Fund), and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

          (c) Each Custodian shall maintain a fidelity bond and shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 8.12(c) shall be issued by a Qualified Insurer. Each Custodian shall be deemed to have complied with the requirement for a fidelity bond if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Custodian or its corporate parent have been rated "A" or better by S&P and "A2" or better by Moody's, the Custodian shall be entitled to provide self-insurance or obtain from its corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.

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          Section 8.13.  Fiscal Agent Appointed; Concerning the Fiscal Agent.

          (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.22 and 4.5.

          (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.22 and 4.5.

          (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.22 and 4.5, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by any Person and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clauses (ii) and (iv) of Section 8.1(c) shall apply to the Fiscal Agent.

          (d) Except as otherwise provided in Section 8.1(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.2(a).

          Section 8.14. Representations and Warranties of the Trustee and Fiscal Agent.

          (a) The Trustee hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United
States of America and, except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property, the Trustee has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Trustee has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement do not violate the Trustee's charter documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Trustee or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

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               (iii)  This  Agreement  has been  duly  and  validly  authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Trustee or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Trustee, threatened, against the Trustee which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Trustee or would materially impair the ability of the Trustee to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Trustee contemplated herein;

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Trustee to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans;

               (vii) Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Illinois, and that it shall not move any Mortgage File outside the State of Illinois (other than with respect to the Trustee's responsibility to record assignment documents pursuant to Section 2.1 or as otherwise provided in this Agreement) unless it shall first obtain and provide, at the expense of the Trust Fund, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction; and

               (viii)  Each   officer  or  employee  of  the  Trustee  that  has
responsibilities concerning the administration of the Trust Fund is covered by errors and omissions insurance as required by Section 8.6(d).

          (b) The Fiscal Agent hereby represents, warrants and covenants that as of the Closing Date:

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               (i)  The Fiscal Agent is a banking corporation,  duly  organized, validly existing and in good standing under the laws of the Netherlands and has all licenses necessary to carry on its business as now being conducted;

               (ii) The Fiscal Agent has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Fiscal Agent and its performance and compliance with the terms of this Agreement do not violate the Fiscal Agent's charter documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Fiscal Agent is a party or which may be applicable to the Fiscal Agent or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Fiscal Agent or its properties taken as a whole;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Fiscal Agent, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Fiscal Agent is not in violation of, and the execution and delivery of this Agreement by the Fiscal Agent and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Fiscal Agent or its properties taken as a whole;

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Fiscal Agent, threatened, against the Fiscal Agent which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Fiscal Agent or would materially impair the ability of the Fiscal Agent to perform under the terms of this Agreement or draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Fiscal Agent contemplated herein; and

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Fiscal Agent of, or compliance by the Fiscal Agent with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Fiscal Agent to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans.

          (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive until the termination of this Agreement, and shall inure to the benefit of

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the Master Servicer,  the Special Servicer and the Depositor.  Upon discovery by the  Depositor,  the Master  Servicer,  the Special  Servicer  or a  Responsible
Officer   of  the   Trustee   (or  upon   written   notice   thereof   from  any
Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Rating Agencies.

                                   ARTICLE IX.
                                   -----------

                                   TERMINATION

          Section 9.1.   Termination of Trust Fund.

          (a) Subject to Section 9.3, the Trust Fund and the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent hereunder (other than the obligation of the Trustee to make payments to Certificateholders on the final Distribution Date pursuant to Article IV or otherwise as set forth in Section
9.2 and other than the obligations in the nature of information or tax reporting or tax-related administrative or judicial contests or proceedings) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust Fund and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b); provided that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) As soon as reasonably practical, the Trustee shall give the Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates notice of the date when the then current aggregate Stated Principal Balance of the Mortgage Loans (including, without limitation, any REO Mortgage Loan) will be less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates shall thereafter be entitled, in that order of priority, to purchase, in whole only, the Mortgage Loans and any REO Properties then remaining in the Trust Fund. If any such party desires to exercise such option, it will notify the Trustee who will notify any other such party with a prior right to exercise such option. If any such party that has been so provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust Fund, then such party (or, in the event that more than one of such parties notifies the Trustee during any Collection Period that it wishes to purchase the assets of the Trust Fund, the party with the first right to purchase the assets of the Trust Fund) may purchase the assets of the Trust Fund in accordance with this Agreement. The "Termination Price" shall equal the sum of (i) the aggregate Repurchase Price of all the remaining Mortgage Loans (other than REO Mortgage Loans and Mortgage Loans as to which a Final Recovery Determination has been made) held by the Trust Fund, plus (ii) the appraised value of each remaining REO Property, if any, held by the Trust Fund (such appraisal to be conducted in accordance with MAI standards by an appraiser with at least ten years

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

experience in the related property type and in the jurisdiction in which the REO Property is located selected by the Master Servicer and approved by the Trustee), minus (iii) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest Amount accrued and payable to the Master Servicer in respect of such Advances and any unpaid Master Servicer Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) (or, solely in the case where the Special Servicer is effecting such purchase, any unpaid Special Servicer Fees and Standby Special Servicer Fees remaining outstanding, which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase).

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer, or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund in accordance with the preceding paragraph, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice (at least five Business Days prior to the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur) to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

          (c) As a condition to the purchase of the assets of the Trust pursuant to Section 9.1(b), the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 9.3.

          Section 9.2.   Procedure Upon Termination of Trust Fund.

          (a)   Notice   of  any  termination  pursuant  to  the  provisions  of
Section 9.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee to each Rating Agency and each Certificateholder by first class mail at least 20 days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Certificateholders. Upon any such termination, the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account, the Grantor Trust Collection Account, the Distribution Account, the Grantor Trust Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's

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obligation   hereunder  to  hold  all  amounts   payable  to  the   nontendering
Certificateholders in trust without interest pending such payment.

          (b) On the final Distribution Date, the Trustee shall distribute to each Certificateholder that presents and surrenders its Certificates all amounts payable on such Certificates on such final Distribution Date in accordance with
Article IV. Any amounts being held in the Collection Account or Interest Reserve Account for distribution on a Future Distribution Date shall be included in the Available Funds for the Final Distribution Date.

          Section 9.3.   Additional Trust Fund Termination Requirements.

          (a) In the event of a purchase of all the remaining Mortgage Loans and REO Properties held by the Trust Fund in accordance with Section 9.1(b) or any other termination of the Trust Fund under this Article IX, the Trust Fund and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless in the case of a termination under Section 9.1(b) hereof, the Final Purchaser delivers to the Trustee an Opinion of Counsel at the expense of the Final Purchaser (or, in the case of any other termination, the Trustee shall obtain such Opinion of Counsel at the expense of the Trust
Fund) addressed to the Depositor and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.3 will not
(i) result in the imposition of taxes on "prohibited transactions" of any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 89 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.2, the Trustee shall adopt a plan of complete liquidation prepared by the Final Purchaser (or the Trustee in the event of a termination other than pursuant to Section 9.1(b)) and meeting the requirements for a qualified liquidation for each REMIC Pool under
Section 860F of the Code and any regulations thereunder;

               (ii) during such 90-day liquidation period and at or after the adoption of the plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the remaining Mortgage Loans and any REO Properties held by the Trust Fund (which assets shall be sold to the Final Purchaser for cash in an amount equal to the Termination Price in the event of a termination pursuant to Section 9.1(b)), such cash shall be deposited into the Collection Account, shall be deemed distributed on the REMIC I Regular Interests in retirement thereof, shall be deemed distributed on the REMIC II Regular Interests in retirement thereof, and shall be distributed to the Certificateholders in retirement of the Certificates;

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in each REMIC Pool after making such final deemed payment or payments (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time; and

               (iv)in no event may the final payment on the REMIC I Interests, the REMIC II Interests, the REMIC III Regular Certificates, or the Class R-I, Class R-II or Class R-III Certificates be made after the 89th day from the date on which such plans of complete liquidation are adopted. The Trustee shall specify the first day of the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulation
Section 1.860F-1.

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          (b)  By their acceptance of Certificates, the Holders  thereof  hereby agree to authorize the Trustee to adopt a plan of complete liquidation for each of REMIC I, REMIC II and REMIC III prepared by the Final Purchaser (or the Trustee in the event of a termination other than pursuant to Section 9.1(b)) in accordance with the foregoing requirements, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X.
                                   ----------

                       REMIC ADMINISTRATION; GRANTOR TRUST

          Section 10.1.  REMIC Election.

          (a) The parties intend that each of REMIC I, REMIC II and REMIC III shall constitute, and that the affairs of each of REMIC I, REMIC II and REMIC III shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of REMIC I, REMIC II and REMIC III and shall, on behalf of each of REMIC I, REMIC II and REMIC III, make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions.

          (b) The REMIC I Regular Interests are hereby designated as "regular interests" in REMIC I within the meaning of Section 860G(a)(1) of the Code, and the Class R-I Certificates are hereby designated as the sole class of "residual interests" in REMIC I within the meaning of Section 860G(a)(2) of the Code. The REMIC II Regular Interests shall be designated as "regular interests" in REMIC II within the meaning of Section 860G(a)(1) of the Code, and the Class R-II Certificates are hereby designated as the sole class of "residual interests" in REMIC II within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are hereby designated as "regular interests" in REMIC III within the meaning of
Section 860G(a)(1) of the Code and the Class R-III Certificates are hereby designated as the sole class of "residual interests" in REMIC III within the meaning of Section 860G(a)(2) of the Code.

          (c) The Closing Date is hereby designated as the "Start-up Day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Certificates for purposes of Code Section 860G(a)(1) is the Rated Final Distribution Date.

          Section 10.2.  REMIC Compliance.

          (a) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee shall prepare, sign and file, or cause to be prepared and signed and filed, all required Tax Returns for each of REMIC I, REMIC II and REMIC III, using a calendar year as the taxable year for each of REMIC I, REMIC II and REMIC III, when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws.

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     The Trustee shall,  within 30 days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of REMIC I, REMIC II and REMIC III for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date, to provide any information reasonably requested by the Trustee and necessary to make such filing);

          (b) The Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions and applicable state and local law. If the filing or distribution of any documents of an administrative nature not addressed in Section 10.1 or Section 10.2(a) is then required by the REMIC Provisions in order to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC or is otherwise required by the Code or applicable state or local law, the Trustee shall prepare, sign and file or distribute, or cause to be prepared, signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law.

          (c) The Holder of the largest Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates shall be the tax matters person of REMIC I, REMIC II or REMIC III, respectively, pursuant to Treasury Regulation Section 1.860F-4(d); provided, however, that any amendment to such Regulation which requires that another Person be designated the tax matters person shall be followed from and after the effective date of such amendment. If more than one Holder should hold an equal Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R-I, Class R-II or Class R-III Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, and each Holder of a Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates, by acceptance thereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

          (d) The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be incurred under the terms of this Agreement (any of the foregoing, an "Adverse REMIC Event"). In this regard, the Trustee shall not permit the creation of any "interests" (within the meaning of Treasury Regulation Section 1.860D-1(b)(1)) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests evidenced by the Certificates. Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the

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Master Servicer or the Special Servicer which causes the Trustee to be unable to comply with any of Section 10.1(a), Section 10.2(a), Section 10.2(b), or Section 10.2(e).

     None of the Master Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 10.2.

          (e) The Trustee shall maintain such records relating to each of REMIC I, REMIC II and REMIC III as may be necessary to demonstrate that each REMIC has complied with the REMIC provisions and to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

          (f) The Depositor, the Special Servicer and the Master Servicer shall cooperate in a timely manner with the Trustee in supplying (upon written request) any information within the Depositor's, the Special Servicer's or the Master Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this
Section 10.2.

          (g) None of the Depositor, Trustee, Fiscal Agent, Special Servicer or Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

          Section 10.3.  Imposition of Tax on the Trust Fund.

          (a) Subject to Section 10.3(c), in the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax (collectively "Taxes"), is imposed on REMIC I, REMIC II or REMIC III, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to such REO Property (and until such Taxes are paid, the Master Servicer from time to time shall withdraw from the Collection Account amounts reasonably determined by the Special Servicer to be necessary to pay such Taxes, which the Master Servicer shall maintain in a separate, non-interest-bearing account, and the Master Servicer shall deposit in the Collection Account the excess determined by the Master Servicer from time to time of the amount in such account over the amount necessary to pay such Taxes) and shall be paid therefrom. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such Taxes as are legally owed by REMIC I, REMIC II and REMIC III (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

          (b) The Trustee is hereby authorized to and shall segregate or cause to be segregated, in a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to REMIC I, REMIC II or REMIC III after the Start-up Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax, such amounts to be segregated from the Collection Account with respect to any such net income of or contribution to

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REMIC I and REMIC II and from the Distribution  Account with respect to any such net income of or contribution to REMIC III (and return the balance thereof, if any, to the Collection Account or the Distribution Account, as the case may be).

          (c) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Start-up Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article V, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Master Servicer); (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Special Servicer); or (iv) the Trust Fund (exclusive of the Grantor Trust), in all other instances.

          Section 10.4.  Prohibited Transactions and Activities.

     Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I, REMIC II or REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          Section 10.5.  Grantor Trust Provisions.

     There is hereby established a trust which shall be part of the Trust Fund and which shall hold the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account (the "Grantor Trust Assets"), which assets shall be excluded from REMIC I, REMIC II and REMIC III. The Class V Certificates represent undivided beneficial interests in the Grantor Trust Assets, entitled to the distributions set forth in Section 4.7 hereof, and such Certificates in the aggregate represent beneficial ownership of 100% of the Grantor Trust Assets. The Trustee shall treat such assets as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, shall account for such assets separately from any other Trust Fund assets and shall perform all tax reporting obligations with respect to the Grantor Trust. If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article V, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Master Servicer); (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach

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

constitutes negligence or willful misconduct of the Special Servicer); or (iv) the portion of the Trust Fund constituting the Grantor Trust, in all other instances.

                                  ARTICLE XI.
                                  -----------

                            MISCELLANEOUS PROVISIONS

          Section 11.1.  Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.2.  Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Mortgage Loans, unless, with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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

          Section 11.3.  Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.4.  Notices.

     All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (or, in the case of notice by telecopy, upon confirmation of receipt) as follows:

          If to the Trustee or the Fiscal Agent, to:

               LaSalle Bank National Association
               135 South LaSalle Street, Suite 1625
               Chicago, IL  60603
               Attention: Asset-Backed Securities Trust Services Group - PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2

          If to the Depositor, to:

               PNC Mortgage Acceptance Corp.
               210 West 10th Street
               6th Floor
               Kansas City, Missouri 64105
               Attention:  Chief Executive Officer
               Telecopy No.:  (816) 435-2326

          With copies to:

               Morrison & Hecker L.L.P.
               2600 Grand Avenue
               Kansas City, Missouri 64108-4606
               Attention: William A. Hirsch, Esq.
               Telecopy No.: (816) 474-4208

          If to the Master Servicer or Special Servicer, to:

               Midland Loan Services, Inc.
               210 West 10th Street
               6th Floor
               Kansas City, Missouri 64105
               Attention: Chief Executive Officer
               Telecopy No.:  (816) 435-2326

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

          With copies to:

               Morrison & Hecker L.L.P.
               2600 Grand Avenue
               Kansas City, Missouri 64108-4606
               Attention: William A. Hirsch, Esq.
               Telecopy No.: (816) 474-4208

          If to the Seller (for the MSDWMC Loans), to:

               Morgan Stanley Dean Witter Mortgage Capital Inc.
               1585 Broadway
               New York, New York 10036
               Attn: Russell Rahbany
               Telecopy No.:  (212) 761-3286

          If to the Seller (for the CIBC Loans), to:

               CIBC Inc.
               World Financial Center, 38th Floor
               New York, NY 10281
               Attn: Brian Jay Neilinger
               Telecopy No.:  (212) 571-4714

          If to the Seller (for the Midland Loans) to:

               Midland Loan Services, Inc.
               210 West 10th Street
               Kansas City, Missouri 64105
               Attention: Chief Executive Officer
               Telecopy No.:  (816) 435-2326

          With copies to:

               Morrison & Hecker L.L.P.
               2600 Grand Avenue
               Kansas City, Missouri 64108-4606
               Attention: William A. Hirsch, Esq.
               Telecopy No.: (816) 474-4208
     If to the Placement Agents to:

          Morgan Stanley & Co. Incorporated
          1585 Broadway
          New York, New York 10036

          PNC Capital Markets, Inc.
          One PNC Plaza, 19th Floor
          249 Fifth Avenue

          Pittsburgh, Pennsylvania 15222-2707

          CIBC World Markets Corp.
          CIBC Oppenheimer Tower
          World Financial Center, 19th Floor
          200 Liberty Street
          New York, New York 10281

          Duetsche Bank Securities Inc.
          31 West 52nd Street
          New York, New York 10019

          If to any Certificateholder, to:

               the address set forth in the
               Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

          Section 11.5.  Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.6. Notice to the Depositor, the Operating Adviser and Each Rating Agency.

          (a) The Trustee shall use its best efforts to promptly provide written notice to the Depositor, the Operating Adviser and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) the occurrence of any Event of Default that has not been cured;

               (ii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, Trustee or Fiscal Agent; and

               (iii)  the final payment to any Class of Certificateholders.

          (b) The Special Servicer, shall furnish the Operating Adviser, the Master Servicer and each Rating Agency with such information with respect to any Specially Serviced Mortgage Loan as the Operating Adviser or such Rating Agency shall request and which the Special Servicer can obtain to the extent consistent with applicable law and the related Mortgage Loan Documents.

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

     The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, Master Servicer or Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

          (c)  Notices to each Rating Agency shall be addressed as follows:

               Moody's Investors Service, Inc.
               99 Church Street
               New York, New York 10007
               Attention:  Commercial MBS Monitoring Department

               Standard & Poor's Ratings Services,
               a division of the McGraw-Hill Companies, Inc.
               55 Water Street
               New York, New York 10041
               Attention:  CMBS Surveillance Group
               Fax:  (212) 438-2662


or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

          Section 11.7.  Amendment.

     This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or in the Prospectus Supplement (or in the Prospectus referenced in the Prospectus Supplement) or to correct any error, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of REMIC III Regular Certificates by each Rating Agency, (iv) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (v) to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) the 1933 Act or the rules thereunder (if the 1933 Act or such rules are amended or clarified such that any such requirement may be relaxed or eliminated), (vi) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool, (vii) as provided in Section 5.2(g)(v), to modify, add to or eliminate any of the provisions

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

of Section 5.2(g)(i), (ii) or (iii); or (viii) to make any other provisions with respect to matters or questions arising under this Agreement, which in the case of clauses (iv), (v) and (viii), (A) shall not be inconsistent with the provisions of this Agreement, (B) shall not result in the downgrading, withdrawal or qualification (if applicable) of the rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by a Rating Agency Confirmation (the cost, if any, of obtaining such confirmation shall be paid by the Person requesting such amendment unless such amendment is in the best interest of the Trust Fund in which case it will be paid by the Trust
Fund), and (C) shall not adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of REMIC III Regular Certificates representing not less than 51% of the aggregate Voting Rights allocated to all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates then outstanding;

               (iii)  alter the Servicing Standard; or

               (iv) alter the obligations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Servicing Advance (including Emergency Advances) without the consent of the Holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

     Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement or any Custodial Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pools as three separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     In the event that neither the Depositor nor the successor thereto, if any, is in existence, any amendment under this Section 11.7 shall be effective with the consent in writing of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and, to the extent required by this Section, the Certificateholders and each Rating Agency.

     Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.7, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates to the extent permitted in the definition of "Certificateholder".

     Promptly after the execution of any amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Operating Adviser and each Rating Agency (with a copy of such amendment to each Rating Agency).

     It shall not be necessary for the consent of Certificateholders  under this
Section 11.7 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however , that such method shall always be by affirmation and in writing.

     Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event.

     Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall be entitled to receive and rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or
(iv) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

          Section 11.8.  Confirmation of Intent.

     It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Grantor Trust Collection Account, the REO Accounts, the Interest Reserve Accounts, the Reserve Accounts, the Distribution Account and the Grantor Trust Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian or any other agent on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Missouri and Illinois Uniform Commercial Codes; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed to this Pooling and Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.



                              PNC MORTGAGE ACCEPTANCE
                              CORP., as Depositor


                              By:  /s/ Douglas D. Danforth, Jr.
                                   -------------------------------------
                                   Name:  Douglas D. Danforth, Jr.
                                   Title: President


                              MIDLAND LOAN SERVICES, INC.,
                              as Master Servicer and Special Servicer


                              By:  /s/ Lawrence D. Ashley
                                   -------------------------------------
                                   Name:  Lawrence D. Ashley
                                   Title: Senior Vice President


                              LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee


                              By:  /s/ Brian D. Ames
                                   -------------------------------------
                                   Name:  Brian D. Ames
                                   Title: Vice President


                              ABN AMRO BANK N.V., as Fiscal Agent


                              By:  /s/ Cynthia Reis
                                   -------------------------------------
                                   Name:  Cynthia Reis
                                   Title: First Vice President


                              By:  /s/ Barbara A. Wolf
                                   -------------------------------------
                                   Name:  Barbara A. Wolf
                                   Title: Vice President

                              CLASS A-1 CERTIFICATE

      THIS CLASS A-1 CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OFTHE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OROTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                                      A-1-1

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                            SERIES 2000-C2, CLASS A-1


Pass-Through Rate: 7.05%

First Distribution Date:                  Cut-off Date: October 1, 2000
November 13, 2000

Aggregate Initial Certificate             Scheduled Final Distribution Date:
Balance of the Class A-1 Certificates:          September 12, 2008
$200,600,000

CUSIP:      69348H CL 0                   ISIN: US69348HCL06

                                          Initial Certificate
                                          Balance of this Certificate:
                                          $200,600,000

Certificate No.: A-1-1                    Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose

                                      A-1-2
name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

      Interest will accrue on Class A-1 Certificates during each Interest Accrual Period(as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class A-1 Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/ Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all

                                      A-1-3
amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement,and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of

                                      A-1-4
the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

                                      A-1-5

      IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.


Dated: _______________________


                               LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                               By:_____________________________________________
                                    Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is the Class A-1 Certificate referred to in the Pooling and Servicing Agreement.

Dated: _______________________


                               LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                               By:______________________________________________
                                    Authorized Officer

                                      A-1-6

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)")hereby sell(s), assign(s), and transfer(s) unto ___________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s))("Assignee(s)") the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s)the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

======================================

Date: ___________________           ___________________________________________
                                    Signature by or on behalf of Assignor(s)

                                    -------------------------------------------
                                    Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address of the Assignee(s) for the purpose of receiving notices and distributions:
------------------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to ___________________ for the account of _______________________________________
___________________ account number  __________________________________________

This information is provided by _________________________ the Assignee(s) named above, or ________________________ as it (their) agent.


                        By:__________________________________________________

                        Name: _______________________________________________
                        [Please print or type name(s)]

                        Title: ______________________________________________

                        -----------------------------------------------------
                         Taxpayer Identification Number



                                      A-1-7

                              CLASS A-2 CERTIFICATE

      THIS CLASS A-2 CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                                      A-2-1

                        PNC MORTGAGE ACCEPTANCE CORP.,
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 2000-C2, CLASS A-2


Pass-Through Rate: 7.30%

First Distribution Date:                    Cut-off Date: October 1, 2000
November 13, 2000

Aggregate Initial Certificate               Scheduled Final Distribution Date:
Balance of the Class A-2 Certificates:      September 12, 2010
$619,916,000

CUSIP:      69348H CM 8                     ISIN: US69348HCM88

                                            Initial Certificate
                                            Balance of this Certificate:
                                            $----------------

Certificate No.:  A-2-_____                 Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose
                                      A-2-2
name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

      Interest will accrue on Class A-2 Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class A-2 Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all
                                      A-2-3
amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of
                                      A-2-4
the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master
Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

                                      A-2-5

      IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.


Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:_____________________________________________
                                    Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as
                              Authenticating Agent



                              By:____________________________
                                    Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED,   the  undersigned   ("Assignor(s)")   hereby  sell(s),
assign(s),                 and                transfer(s)                 unto
------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

____________________________________
____________________________________


Date: ___________________           _____________________________________
                                    Signature by or on behalf of Assignor(s)

                                    _____________________________________
                                    Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:

______________________________________________________________________________

Distributions, if to be made by wire transfer in immediately available funds to

___________________ for the account of ________________________________________

___________________ account number ____________________________________________


This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.


                        By:__________________________________________________

                        Name: _______________________________________________
                        [Please print or type name(s)]

                        Title:_______________________________________________


                        _____________________________________________________
                         Taxpayer Identification Number

                               CLASS X CERTIFICATE

      THIS CLASS X CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THE HOLDERS OF THIS CLASS X CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES IS EQUAL TO 100% OF THE UNCERTIFICATED PRINCIPAL BALANCE OF THE REMIC II REGULAR INTERESTS AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS X

Initial Pass-Through Rate:  1.17133%*

First Distribution Date:                      Cut-off Date:     October 1,
2000
November 13, 2000

Aggregate Initial Notional                    Scheduled Final Distribution Date:
Amount of the Class X Certificates:           September 12, 2020
$1,076,087,272

CUSIP:      69348H CR 7                       ISIN: US69348HCR75

                                              Initial Notional Amount
                                              of this Certificate:
                                              $____________________

Certificate No.:  X-____                      Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

__________________________
* Initial Pass-Through Rate for the Distribution Date in November 2000. For subsequent Distribution Dates, the Pass-Through Rate will vary as determined in the Pooling and Servicing Agreement.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

      Interest will accrue on Class X Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Notional Amount hereof. All calculations of interest on the Class X Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing

Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Trustee has caused this Class X Certificate to be duly executed.


Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:_____________________________________________
                                    Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is one of the Class X Certificates referred to in the Pooling and Servicing Agreement.

Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as
                              Authenticating Agent



                              By:______________________________________________
                                    Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)")hereby sell(s),assign(s), and transfer(s)unto___________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X Certificate of the entire Percentage Interest represented by the within Class X Certificates to the above-named Assignee(s) and to deliver such Class X Certificate to the following address:

____________________________________
____________________________________

Date: ___________________           __________________________________________
                                    Signature by or on behalf of Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

         The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:

______________________________________________________________________________
Distributions, if to be made by wire transfer in immediately available funds to
___________________ for the account of ________________________________________

___________________ account number ____________________________________________


This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.


                        By:__________________________________________________

                        Name: _______________________________________________
                        [Please print or type name(s)]

                        Title: ______________________________________________


                        _____________________________________________________
                        Taxpayer Identification Number

                               CLASS B CERTIFICATE

      THIS CLASS B CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHERGOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS B


Pass-Through Rate: 7.50 %*

First Distribution Date:                    Cut-off Date: October 1, 2000
November 13, 2000

Aggregate Initial Certificate               Scheduled Final Distribution Date:
Balance of the Class B Certificates:        September 12, 2010
$43,044,000

CUSIP:      69348H CN 6                     ISIN: US69348HCN61

                                            Initial Certificate
                                            Balance of this Certificate:
                                            $43,044,000

Certificate No.: B-1                        Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

______________________
*But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

      Interest will accrue on Class B Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class B Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.


Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:_____________________________________________
                                    Authorized Officer


                          Certificate of Authentication

      This is the Class B Certificate referred to in the Pooling and Servicing Agreement.

Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as
                              Authenticating Agent



                              By:______________________________________________
                                    Authorized Officer

                                   ASSIGNMENT

FOR  VALUE   RECEIVED,   the  undersigned   ("Assignor(s)")   hereby  sell(s),
assign(s),                 and                transfer(s)                 unto
------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

_______________________________________
_______________________________________

Date: ___________________           ___________________________________________
                                    Signature by or on behalf of Assignor(s)

                                    ___________________________________________
                                    Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:

______________________________________________________________________________

Distributions, if to be made by wire transfer in immediately available funds to
_____________________ for the account of _____________________________________
_____________________ account number _________________________________________


This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.

                        By:__________________________________________________

                        Name: _______________________________________________
                        [Please print or type name(s)]

                        Title:_______________________________________________

                        _____________________________________________________
                        Taxpayer Identification Number
                                      B-8

                               CLASS C CERTIFICATE

      THIS CLASS C CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS C


Pass-Through Rate: 7.64 %*

First Distribution Date:                      Cut-off Date: October 1, 2000
November 13, 2000

Aggregate Initial Certificate                 Scheduled Final Distribution Date:
Balance of the Class C Certificates:          September 12, 2010
$48,423,000

CUSIP:      69348H CP 1                       ISIN: US69348HCP10

                                              Initial Certificate
                                              Balance of this Certificate:
                                              $48,423,000

Certificate No.: C-1                          Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

__________________________
*But to exceed the REMIC II Remittance Rate.

of each month, or ifsuch twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

      Interest will accrue on Class C Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class C Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Trustee has caused this Class C Certificate to be duly executed.


Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:_____________________________________________
                                    Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is the Class C Certificate referred to in the Pooling and Servicing Agreement.

Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as
                              Authenticating Agent

                              By:______________________________________________
                                    Authorized Officer

                                   ASSIGNMENT

FOR  VALUE   RECEIVED,   the  undersigned   ("Assignor(s)")   hereby  sell(s),
assign(s),                 and                transfer(s)                 unto
------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:

______________________________________________
______________________________________________

Date: ___________________           __________________________________________
                                    Signature by or on behalf of Assignor(s)

                                    __________________________________________
                                    Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:

------------------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to
___________________ for the account of ______________________________________
___________________ account number __________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.


                        By:__________________________________________________

                        Name: _______________________________________________
                        [Please print or type name(s)]

                        Title: ______________________________________________


                        _____________________________________________________
                        Taxpayer Identification Number

                               CLASS D CERTIFICATE

      THIS CLASS D CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS D


Pass-Through Rate: 7.74%*

First Distribution Date:                    Cut-off Date: October 1, 2000
November 13, 2000

Aggregate Initial Certificate               Scheduled Final Distribution Date:
Balance of the Class D Certificates:        October 12, 2010
$13,452,000

CUSIP:69348H CQ 9                           ISIN: US69348HCQ92

                                            Initial Certificate
                                            Balance of this Certificate:
                                            $13,452,000

Certificate No.: D-1                        Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

___________________________________
*But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day,commencing in July 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

      Interest will accrue on Class D Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class D Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.


Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:_____________________________________________
                                    Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is the Class D Certificate referred to in the Pooling and Servicing Agreement.

Dated: _______________________


                              LaSalle Bank National Association, not in its individual capacity but solely as
                              Authenticating Agent



                              By:_____________________________________
                                    Authorized Officer

                                   ASSIGNMENT

FOR  VALUE   RECEIVED,   the  undersigned   ("Assignor(s)")   hereby  sell(s),
assign(s),                 and                transfer(s)                 unto
------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

________________________________________
________________________________________

Date: ___________________           _________________________________________
                                    Signature by or on behalf of Assignor(s)

                                    _________________________________________
                                    Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions:

______________________________________________________________________________

Distributions, if to be made by wire transfer in immediately available funds to
_________________ for the account of ________________________________________
_________________ account number ____________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.


                        By:_________________________________________________

                        Name: ______________________________________________
                        [Please print or type name(s)]

                        Title:  ____________________________________________

                        ____________________________________________________
                        Taxpayer Identification Number

                               CLASS E CERTIFICATE

     THIS CLASS E CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                            SERIES 2000-C2, CLASS E

Pass-Through Rate: 8.11348%*

First Distribution Date:                Cut-off Date: October 1, 2000
November 13, 2000

Aggregate Initial Certificate           Scheduled Final Distribution Date:
Balance of the Class E Certificates:    October 12, 2010
$13,451,000

CUSIP:69348H CS 5                       ISIN: US69348HCS58

                                        Initial Certificate Balance
                                        of this Certificate:
                                        $13,451,000

Certificate No.: E-1                    Registered Owner: Cede & Co.

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day


-------------------------
*Initial Pass-Through Rate for the Distribution Date in November 2000. For subsequent Distribution Dates, the Pass-Through Rate will vary as determined in the Pooling and Servicing Agreement.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

     Interest will accrue on Class E Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class E Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

     All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

     Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing
Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

     On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

     Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.


Dated: _______________________


                          LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                          By:
                              -----------------------------------------
                              Authorized Officer


                          Certificate of Authentication
                          -----------------------------

     This is the Class E Certificate referred to in the Pooling and Servicing Agreement.

Dated: _______________________


                          LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                          By:
                              -----------------------------------------
                              Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto ________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:


--------------------------------------

--------------------------------------

Date:
     -------------------           -------------------------------------------
                                   Signature by or on behalf of Assignor(s)


                                   -------------------------------------------
                                   Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:


---------------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to _____________________ for the account of _______________________________________
_____________________ account number ___________________________________________


This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.


                     By:
                         -------------------------------------------------

                     Name:
                           -----------------------------------------------
                           [Please print or type name(s)]

                     Title:
                            ----------------------------------------------

                     -----------------------------------------------------
                     Taxpayer Identification Number

                               CLASS F CERTIFICATE

     THIS CLASS F CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS F

Pass-Through Rate: 8.21348%*

First Distribution Date:                Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate           Scheduled Final Distribution Date:
Balance of the Class F Certificates:    October 12, 2010
$18,831,000

CUSIP: 69348H CT 3                      ISIN: US69348HCT32

                                        Initial Certificate Balance
                                        of this Certificate:
                                        $18,831,000

Certificate No.: F-1                    Registered Owner: Cede & Co.

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.



--------
* Initial Pass-Through Rate for the Distribution Date in November 2000. For subsequent Distribution Dates, the Pass-Through Rate will vary as determined in the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such
Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

     Interest will accrue on Class F Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class F Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

     All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

     Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

     On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

     Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.


Dated:
       -----------------


                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:
                                 ------------------------------------------
                                 Authorized Officer


                          Certificate of Authentication
                          -----------------------------

     This is the Class F Certificate referred to in the Pooling and Servicing Agreement.


Dated:
       -----------------

                              LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                              By:
                                 ------------------------------------------
                                 Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto _________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:


--------------------------------------

--------------------------------------

Date:
     -------------------           -----------------------------------------
                                   Signature by or on behalf of Assignor(s)


                                   -----------------------------------------
                                   Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s)  should include the following for purposes of distribution:


Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:


-------------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to _____________________ for the account of ______________________________________
_____________________ account number ___________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.



                              By:
                                 ------------------------------------

                              Name:
                                   ----------------------------------
                                   [Please print or type name(s)]

                              Title:
                                    ---------------------------------


                              ---------------------------------------
                              Taxpayer Identification Number

                               CLASS G CERTIFICATE

      THIS CLASS G CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER

RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS G

Pass-Through Rate: 8.39348%*

First Distribution Date:                  Cut-off Date: October 1, 2000
November 13, 2000

Aggregate Initial Certificate             Scheduled Final Distribution Date:
Balance of the Class G Certificates:           October 12, 2010
$16,141,000

CUSIP: 69348H CU 0                        ISIN: US69348HCU05

                                          Initial Certificate Balance
                                          of this Certificate:
                                          $16,141,000

Certificate No.: G-1                      Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

--------
* Initial Pass-Through Rate for the Distribution Date in November 2000. For subsequent Distribution Dates, the Pass-Through Rate will vary as determined in the Pooling and Servicing Agreement.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Prepayment Premiums as provided in the Pooling and Servicing Agreement.

      Interest will accrue on Class G Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class G Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

           Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                    [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class G Certificate to be duly executed.


Dated:
        ----------------------------


                          LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                          By:
                              -------------------------------------------------
                                        Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is the Class G Certificate referred to in the Pooling and Servicing Agreement.

Dated:
        -------------------------

                          LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                          By:
                              -------------------------------------------------
                               Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto
                                -----------------------------------------------
-------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

-------------------------------

-------------------------------

Date:                          ------------------------------------------------
     -------------------------
                               Signature by or on behalf of Assignor(s)


                               ------------------------------------------------
                               Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:
              -----------------------------------------------------------------
Distributions, if to be made by wire transfer in immediately available funds to
                        for the account of
------------------------                   ------------------------------------
                        account number
------------------------               ----------------------------------------

This information is provided by                                 the Assignee(s)
                                -------------------------------
named above, or                         as it (their) agent.
                ------------------------


                     By:
                        -------------------------------------------------------

                     Name:
                          -----------------------------------------------------
                     [Please print or type name(s)]

                     Title:
                           ----------------------------------------------------

                     ----------------------------------------------------------
                     Taxpayer Identification Number

                               CLASS H CERTIFICATE

      THIS CLASS H CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS H

Pass-Through Rate: 6.22 %*

First Distribution Date:                  Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate             Scheduled Final Distribution Date:
Balance of the Class H Certificates:      October 12, 2010
$18,832,000

CUSIP: 69348H CV 8                        ISIN: US69348HCV87

                                          Initial Certificate Balance
                                          of this Certificate:
                                          $18,832,000

Certificate No.: H-1                      Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

--------
* But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

      Interest will accrue on Class H Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class H Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

           Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class H Certificate to be duly executed.


Dated:
        --------------------------


                          LaSalle Bank National Association, not
                          in its individual capacity but solely as Trustee



                           By:
                              -------------------------------------------------
                               Authorized Officer


                          Certificate of Authentication
                          -----------------------------


      This is the Class H Certificate referred to in the Pooling and Servicing Agreement.

Dated:
      --------------------


                          LaSalle Bank National Association, not
                          in its individual capacity but solely as Authenticating Agent



                          By:
                              -------------------------------------------------
                               Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto
                    -----------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class H Certificate of the entire Percentage Interest represented by the within Class H Certificates to the above-named Assignee(s) and to deliver such Class H Certificate to the following address:


------------------------------------

------------------------------------

Date:
     ----------------             ---------------------------------------------
                                    Signature by or on behalf of Assignor(s)


                                  ---------------------------------------------
                                        Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:
              -----------------------------------------------------------------
Distributions, if to be made by wire transfer in immediately available funds to for the account of
------------------------                  --------------------------------------
                        account number
------------------------              ------------------------------------------

This information is provided by                                 the Assignee(s)
                                -------------------------------
named above, or                         as it (their) agent.
                ------------------------



                                By:
                                   --------------------------------------------

                                Name:
                                     ------------------------------------------
                                [Please print or type name(s)]

                                Title:
                                      -----------------------------------------


                                -----------------------------------------------
                                Taxpayer Identification Number

                               CLASS J CERTIFICATE

     THIS CLASS J CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS J

Pass-Through Rate: 6.22%*

First Distribution Date:                Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate           Scheduled Final Distribution Date:
Balance of the Class J Certificates:    December 12, 2010
$29,592,000

CUSIP: 69348H CW 6                      ISIN: US69348HCW60

                                        Initial Certificate Balance
                                        of this Certificate:
                                        $29,592,000

Certificate No.: J-1                    Registered Owner: Cede & Co.

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day


--------
* But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     Interest will accrue on Class J Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class J Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

     All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

     Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

     On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

     Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class J Certificate to be duly executed.


Dated:
       ----------------

                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:
                                 ------------------------------------------
                                 Authorized Officer


                          Certificate of Authentication
                          -----------------------------

     This is the Class J Certificate referred to in the Pooling and Servicing Agreement.

Dated:
       ----------------

                              LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                              By:
                                 ------------------------------------------
                                 Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto ___________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class J Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class J Certificate of the entire Percentage Interest represented by the within Class J Certificates to the above-named Assignee(s) and to deliver such Class J Certificate to the following address:


--------------------------------------

--------------------------------------

Date:
     ----------------              ----------------------------------------
                                   Signature by or on behalf of Assignor(s)


                                   ----------------------------------------
                                   Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:


--------------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to _____________________ for the account of _______________________________________
_____________________ account number ___________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.



                         By:
                            ---------------------------------------------

                         Name:
                              -------------------------------------------
                              [Please print or type name(s)]

                         Title:
                               ------------------------------------------


                         ------------------------------------------------
                         Taxpayer Identification Number

                               CLASS K CERTIFICATE

     THIS CLASS K CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS K

Pass-Through Rate: 6.22%*

First Distribution Date:                Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate           Scheduled Final Distribution Date:
Balance of the Class K Certificates:    October 12, 2011
$8,071,000

CUSIP: 69348H CX 4                      ISIN: US69348HCX44

                                        Initial Certificate Balance
                                        of this Certificate:
                                        $8,071,000

Certificate No.: K-1                    Registered Owner: Cede & Co.

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class K Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day


--------
* But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class K Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     Interest will accrue on Class K Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class K Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

     All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

     Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

     On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

     Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class K Certificate to be duly executed.


Dated:
      ----------------

                              LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                              By:
                                 ------------------------------------------
                                 Authorized Officer


                          Certificate of Authentication
                          -----------------------------

     This is the Class K Certificate referred to in the Pooling and Servicing Agreement.

Dated:
      ----------------

                              LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                              By:
                                 ------------------------------------------
                                 Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto ___________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class K Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class K Certificate of the entire Percentage Interest represented by the within Class K Certificates to the above-named Assignee(s) and to deliver such Class K Certificate to the following address:


______________________________________

______________________________________

Date:
     ----------------              ----------------------------------------
                                   Signature by or on behalf of Assignor(s)


                                   ----------------------------------------
                                   Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

----------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to _____________________ for the account of _______________________________________
_____________________ account number ___________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.



                         By:
                            -----------------------------------------

                         Name:
                              ---------------------------------------
                              [Please print or type name(s)]

                         Title:
                               --------------------------------------


                         --------------------------------------------
                         Taxpayer Identification Number

                               CLASS L CERTIFICATE

      THIS CLASS L CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS L

Pass-Through Rate: 6.22%*

First Distribution Date:                  Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate             Scheduled Final Date:
Balance of the Class L Certificates:      February 12, 2014
$8,071,000

CUSIP:69348H CY 2                         ISIN: US69348HCY27

                                          Initial Certificate Balance
                                          of this Certificate:
                                          $8,071,000

Certificate No.: L-1                      Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class L Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day


--------
* But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class L Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

      Interest will accrue on Class L Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class L Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

           Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class L Certificate to be duly executed.


Dated:
        ---------------------------


                                LaSalle Bank National Association, not
                                in its individual capacity but solely as Trustee



                                By:
                                    -------------------------------------------
                                        Authorized Officer


                          Certificate of Authentication
                          ----------------------------

      This is the Class L Certificate referred to in the Pooling and Servicing Agreement.

Dated:
        ----------------------


                                LaSalle Bank National Association, not
                                in its individual capacity but solely as Authenticating Agent



                                By:
                                   ---------------------------------------------
                                        Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto
                                -----------------------------------------------
-------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

-------------------------------

-------------------------------

Date:                           ------------------------------------------------
        --------------------    Signature by or on behalf of Assignor(s)



                                ------------------------------------------------
                                Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:
              -----------------------------------------------------------------
Distributions, if to be made by wire transfer in immediately available funds to
                        for the account of
------------------------                   ------------------------------------
                        account number
------------------------               ----------------------------------------

This information is provided by                                  the Assignee(s)
                                --------------------------------
named above, or                                 as it (their) agent.
                -------------------------------


                     By:
                        -------------------------------------------------------

                     Name:
                          -----------------------------------------------------
                     [Please print or type name(s)]

                     Title:
                           ----------------------------------------------------

                     ----------------------------------------------------------
                     Taxpayer Identification Number

                               CLASS M CERTIFICATE

     THIS CLASS M CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS M

Pass-Through Rate: 6.22 %*

First Distribution Date:                Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate           Scheduled Final Distribution Date:
Balance of the Class M Certificates:    May 12, 2015
$10,761,000

CUSIP: 69348H CZ 9                      ISIN: US69348HCZ91

                                        Initial Certificate Balance
                                        of this Certificate:
                                        $10,761,000

Certificate No.: M-1                    Registered Owner: Cede & Co.

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class M Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

----------------
*But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class M Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     Interest will accrue on Class M Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class M Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

     All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

     Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

     On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

     Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class M Certificate to be duly executed.


Dated:
      ----------------

                         LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                         By:
                            ------------------------------------------
                            Authorized Officer


                         Certificate of Authentication
                         -----------------------------

     This is the Class M Certificate referred to in the Pooling and Servicing Agreement.

Dated:
      ----------------

                         LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                         By:
                            ------------------------------------------
                            Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto __________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class M Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class M Certificate of the entire Percentage Interest represented by the within Class M Certificates to the above-named Assignee(s) and to deliver such Class M Certificate to the following address:


--------------------------------------

--------------------------------------

Date:
     ----------------              ----------------------------------------
                                   Signature by or on behalf of Assignor(s)


                                   ----------------------------------------
                                   Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

-----------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to _____________________ for the account of _______________________________________
_____________________ account number ___________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.



                              By:
                                 --------------------------------------


                              Name:
                                   ------------------------------------
                                   [Please print or type name(s)]

                              Title:
                                    -----------------------------------


                              -----------------------------------------
                              Taxpayer Identification Number

                               CLASS N CERTIFICATE

     THIS CLASS N CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

     THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS N

Pass-Through Rate: 6.22 %*

First Distribution Date:                Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate           Scheduled Final Distribution Date:
Balance of the Class N Certificates:    June 12, 2015
$5,380,000

CUSIP: 69348H DA 3                      ISIN: US69348HDA32

                                        Initial Certificate Balance
                                        of this Certificate:
                                        $5,380,000

Certificate No.: N-1                    Registered Owner: Cede & Co.

     This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class N Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

     This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

--------
* But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class N Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

     Interest will accrue on Class N Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class N Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

     All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

     Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

     On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

     Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class N Certificate to be duly executed.


Dated:
      ----------------

                         LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                         By:
                            ------------------------------------------
                            Authorized Officer



                         Certificate of Authentication
                         -----------------------------

     This is the Class N Certificate referred to in the Pooling and Servicing Agreement.

Dated:
      ----------------

                         LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                         By:
                            ------------------------------------------
                            Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto ______________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class N Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class N Certificate of the entire Percentage Interest represented by the within Class N Certificates to the above-named Assignee(s) and to deliver such Class N Certificate to the following address:


--------------------------------------

--------------------------------------

Date:
     ----------------              ----------------------------------------
                                   Signature by or on behalf of Assignor(s)


                                   ----------------------------------------
                                   Taxpayer Identification Number


                           DISTRIBUTION INSTRUCTIONS

     The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

-----------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to _____________________ for the account of _______________________________________
_____________________ account number __________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.



                              By:
                                 --------------------------------------


                              Name:
                                   ------------------------------------
                                   [Please print or type name(s)]

                              Title:
                                    -----------------------------------


                              -----------------------------------------
                              Taxpayer Identification Number

                               CLASS O CERTIFICATE

      THIS CLASS O CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

      THIS CERTIFICATE IS SUBORDINATE TO CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OF THE CERTIFICATES FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO A BUYER WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT COME WITHIN THESE PARAGRAPHS, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS

TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(1) AND 860D OF THE CODE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES 2000-C2, CLASS O

Pass-Through Rate: 6.22 %*

First Distribution Date:                  Cut-off Date:  October 1, 2000
November 13, 2000

Aggregate Initial Certificate             Scheduled Final Distribution Date:
Balance of the Class O Certificates:      September 12, 2020
$21,522,272

CUSIP: 69348H DB 1                        ISIN: US69348HDB15

                                          Initial Certificate Balance
                                          of this Certificate:
                                          $21,522,272

Certificate No.: O-1                      Registered Owner: Cede & Co.

      This certifies that Cede & Co. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class O Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "regular interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day

-------
*But not to exceed the REMIC II Remittance Rate.

of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class O Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

      Interest will accrue on Class O Certificates during each Interest Accrual Period (as defined below) at a rate equal to the Pass-Through Rate on the outstanding Certificate Balance hereof. All calculations of interest on the Class O Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Interest accrued on this Certificate during an Interest Accrual Period, net of this Certificate's pro rata share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfalls for the related Distribution Date, plus the aggregate unpaid Class Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificates) shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.


      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer and the Trustee, as applicable, as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

           Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class O Certificate to be duly executed.


Dated:
        --------------------


                                LaSalle Bank National Association, not
                                in its individual capacity but solely as Trustee



                                By:
                                   --------------------------------------------
                                        Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is the Class O Certificate referred to in the Pooling and Servicing Agreement.

Dated:
        -------------------


                                LaSalle Bank National Association, not
                                in its individual capacity but solely as Authenticating Agent



                                By:
                                    --------------------------------------------
                                        Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto
                                -----------------------------------------------
-------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

-------------------------------

-------------------------------

Date:                             ---------------------------------------------
     --------------------------   Signature by or on behalf of Assignor(s)


                                  ---------------------------------------------
                                  Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:
              -----------------------------------------------------------------
Distributions, if to be made by wire transfer in immediately available funds to
                        for the account of
------------------------                   ------------------------------------
                        account number
------------------------               ----------------------------------------

This information is provided by                                 the Assignee(s)
                                -------------------------------
named above, or                          as it (their) agent.
                -------------------------


                     By:
                        -------------------------------------------------------

                     Name:
                          -----------------------------------------------------
                     [Please print or type name(s)]

                     Title:
                           ----------------------------------------------------

                     ----------------------------------------------------------
                     Taxpayer Identification Number

                               CLASS V CERTIFICATE

      THE CLASS V CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.

                         PNC MORTGAGE ACCEPTANCE CORP.,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 2000-C2, CLASS V

                                                      Percentage Interest: ___%

Certificate No.: V-___                              Registered Owner: _________

      This certifies that _________ is the registered owner of a beneficial interest in a Trust Fund, including the distributions to be made with respect to the Class V Certificates. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      This Certificate represents a pro rata undivided interest in the Grantor Trust created pursuant to the Pooling and Servicing Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate after taking into account transfers and exchanges occurring prior to the related Record Date) of that portion of the Deferred Interest then distributable, if any, for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Grantor Trust Collection Account and the Grantor Trust Distribution Account will be held in the name of the Trustee on behalf of the Holders of Class V Certificates and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Grantor Trust Collection Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. Interest or other income earned on funds in the Grantor Distribution Account will be paid to the Trustee as provided in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and

Servicing   Agreement,   other  than  in  connection   with  a  transfer  to  an
Institutional Accredited Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Trustee has caused this Class V Certificate to be duly executed.


Dated:
        -----------------------------


                                 LaSalle Bank National Association, not
                                 in its individual capacity but solely as Trustee



                                 By:
                                     ------------------------------------------
                                        Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is the Class V Certificate referred to in the Pooling and Servicing Agreement.

Dated:
        -----------------------


                                LaSalle Bank National Association, not
                                in its individual capacity but solely as Authenticating Agent



                                 By:
                                     ------------------------------------------
                                        Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto
                                -----------------------------------------------
-------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

-------------------------------

-------------------------------

Date:                            ----------------------------------------------
     --------------------------  Signature by or on behalf of Assignor(s)



                                 ----------------------------------------------
                                 Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:
              -----------------------------------------------------------------
Distributions, if to be made by wire transfer in immediately available funds to
                        for the account of
------------------------                   ------------------------------------
                        account number
------------------------               ----------------------------------------

This information is provided by                                  the Assignee(s)
                                --------------------------------
named above, or                         as it (their) agent.
                ------------------------


                     By:
                        -------------------------------------------------------

                     Name:
                          -----------------------------------------------------
                     [Please print or type name(s)]

                     Title:
                           ----------------------------------------------------

                     ----------------------------------------------------------
                     Taxpayer Identification Number

                          CLASS R-I CERTIFICATE

      THIS CLASS R-I CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(2) AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH PERSON SHALL BE DEEMED NOT TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

      THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND
(C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

      THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF REMIC I AND TO THE
APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING

                                     R-I-1

AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

      THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.


                                     R-I-2

                          PNC MORTGAGE ACCEPTANCE CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                            SERIES 2000-C2, CLASS R-I

                                                    Percentage Interest:     %
                                                                        -----
Certificate No.:  R-I-                              Registered Owner:
                      -----                                          --------

      This  certifies  that                   is the  registered  owner  of the
                            ------------------
Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R-I Certificateholder is not entitled to interest or principal distributions. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "residual interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(2) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"). Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the holders of this Certificate as of the related Record Date, an amount equal to the product of the Percentage Interest specified above and the amount, if any, required to be distributed to holders of the Class R-I Certificates under the terms of the Pooling and Servicing Agreement. It is not anticipated that there will be any distributions made on the Class R-I Certificates.

      The Class R-I Certificateholder will be entitled to receive the proceeds of the remaining assets of REMIC I, if any, on the final Distribution Date for the REMIC I Regular Interests, after distributions in respect of any accrued but unpaid interest on the REMIC I Regular Interests and after distributions in reduction of principal balance have reduced the principal balances of the REMIC I Regular Interests to zero. It is not anticipated that there will be any assets remaining in REMIC I on the final Distribution Date for the REMIC I Regular Interests following the distributions on the REMIC I Regular Interests.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will

                                     R-I-3
be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the

                                     R-I-4

Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall


                                     R-I-5
release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]


                                     R-I-6

     IN WITNESS WHEREOF, the Trustee has caused this Class R-I Certificate to be duly executed.


Dated:
        ---------------------


                                LaSalle Bank National Association, not
                                in its individual capacity but solely as Trustee



                                By:
                                    -------------------------------------------
                                        Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is one of the Class R-I Certificates referred to in the Pooling and Servicing Agreement.

Dated:
        ---------------------


                                LaSalle Bank National Association, not
                                in its individual capacity but solely as Authenticating Agent



                                By:
                                    -------------------------------------------
                                        Authorized Officer


                                     R-I-7

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto
                                -----------------------------------------------
-------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

-------------------------------

-------------------------------

Date:                             ---------------------------------------------
     --------------------------   Signature by or on behalf of Assignor(s)


                                  ---------------------------------------------
                                  Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:
              -----------------------------------------------------------------
Distributions, if to be made by wire transfer in immediately available funds to
                        for the account of
------------------------                   ------------------------------------
                        account number
------------------------               ----------------------------------------

This information is provided by                                 the Assignee(s)
                                -------------------------------
named above, or                          as it (their) agent.
                -------------------------


                     By:
                        -------------------------------------------------------

                     Name:
                          -----------------------------------------------------
                     [Please print or type name(s)]

                     Title:
                           ----------------------------------------------------

                     ----------------------------------------------------------
                     Taxpayer Identification Number



                                      R-I-8

                             CLASS R-II CERTIFICATE

      THIS CLASS R-II CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(2) AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH PERSON SHALL BE DEEMED NOT TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

      THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND
(C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

      THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF REMIC II AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING

                                     R-II-1

AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

      THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

      TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.



                                     R-II-2

                          PNC MORTGAGE ACCEPTANCE CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                           SERIES 2000-C2, CLASS R-II

                                                      Percentage Interest:    %
                                                                          ---

Certificate No.:  R-II-                               Registered Owner:
                       ----                                            -------

      This  certifies  that                    is the  registered  owner  of the
                           --------------------
Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R-II Certificateholder is not entitled to interest or principal distributions. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

      This Certificate represents a "residual interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(2) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"). Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

      The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the holders of this Certificate as of the related Record Date, an amount equal to the product of the Percentage Interest specified above and the amount, if any, required to be distributed to holders of the Class R-II Certificates under the terms of the Pooling and Servicing Agreement. It is not anticipated that there will be any distributions made on the Class R-II Certificates.

      The Class R-II Certificateholder will be entitled to receive the proceeds of the remaining assets of REMIC II, if any, on the final Distribution Date for the REMIC II Regular Interests, after distributions in respect of any accrued but unpaid interest on the REMIC II Regular Interests and after distributions in reduction of principal balance have reduced the principal balances of the REMIC II Regular Interests to zero. It is not anticipated that there will be any assets remaining in REMIC II on the final Distribution Date for the REMIC II Regular Interests following the distributions on the REMIC II Regular Interests.

      All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will

                                     R-II-3
be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

      Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

      This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

      As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the

                                     R-II-4

Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

      Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

      No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

      The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

      On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

      Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall

                                     R-II-5
release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

      As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

      Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

                                     R-II-6

     IN WITNESS WHEREOF, the Trustee has caused this Class R-II Certificate to be duly executed.


Dated:
        ---------------------


                                      LaSalle Bank National Association, not in its individual capacity but solely as Trustee



                                      By:
                                          -------------------------------------
                                                Authorized Officer


                          Certificate of Authentication
                          -----------------------------

      This is one of the Class R-II Certificates referred to in the Pooling and Servicing Agreement.

Dated:
        ----------------------


                                      LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent



                                      By:
                                          -------------------------------------
                                                Authorized Officer


                                     R-II-7

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto
                                -----------------------------------------------
-------------------------------------------------------------------------------
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

-------------------------------

-------------------------------

Date:                             ---------------------------------------------
     --------------------------   Signature by or on behalf of Assignor(s)


                                  ---------------------------------------------
                                  Taxpayer Identification Number


                            DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:
Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:
              -----------------------------------------------------------------
Distributions, if to be made by wire transfer in immediately available funds to
                        for the account of
------------------------                   ------------------------------------
                        account number
------------------------               ----------------------------------------

This information is provided by                                 the Assignee(s)
                                -------------------------------
named above, or                          as it (their) agent.
                -------------------------


                     By:
                        -------------------------------------------------------

                     Name:
                          -----------------------------------------------------
                     [Please print or type name(s)]

                     Title:
                           ----------------------------------------------------

                     ----------------------------------------------------------
                     Taxpayer Identification Number



                                      R-II-8

                             CLASS R-III CERTIFICATE

     THIS CLASS R-III CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG(a)(2) AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH PERSON SHALL BE DEEMED NOT TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO
HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND
(C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST," AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.

     THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF REMIC III AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING


                                    R-III-1

AGREEMENT TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

     THE CERTIFICATES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A BUYER THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

     NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     ANY HOLDER DESIRING TO EFFECT A TRANSFER OF THIS CERTIFICATE SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE CERTIFICATE REGISTRAR, THE TRUSTEE, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT EXEMPT FROM THE 1933 ACT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE LAWS.

     TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO IN THIS CERTIFICATE.


                                    R-III-2

                         PNC MORTGAGE ACCEPTANCE CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                          SERIES 2000-C2, CLASS R-III

                                                      Percentage Interest: ____%

Certificate No.: R-III-___                           Registered Owner: _________

     This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate in the Trust Fund. The Class R-III Certificateholder is not entitled to interest or principal distributions. The Trust Fund, described more fully below, consists primarily of a pool of commercial and multifamily Mortgage Loans secured by first liens on commercial and multifamily properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, the Mortgage Loans are to be serviced, and this Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor (the "Depositor"), Midland Loan Services, Inc., as master servicer and special servicer (the "Master Servicer" or "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby.

     This Certificate represents a "residual interest" in a "real estate mortgage investment conduit", as those terms are defined, respectively, in Sections 86OG(a)(2) and 860D of the Internal Revenue Code of 1986, as amended (the "Code"). Each Holder of this Certificate, by acceptance hereof, agrees to treat, and to take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling and Servicing Agreement.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the twelfth day of each month, or if such twelfth day is not a Business Day, the Business Day immediately following such twelfth day, commencing in November 2000 (each such date, a "Distribution Date"), to the holders of this Certificate as of the related Record Date, an amount equal to the product of the Percentage Interest specified above and the amount, if any, required to be distributed to holders of the Class R-III Certificates under the terms of the Pooling and Servicing Agreement. It is not anticipated that there will be any distributions made on the Class R-III Certificates.

     The Class R-III Certificateholder will be entitled to receive the proceeds of the remaining assets of REMIC III, if any, on the final Distribution Date for the REMIC III Regular Certificates, after distributions in respect of any accrued but unpaid interest on the REMIC III Regular Certificates and after distributions in reduction of principal balance have reduced the principal balances of the REMIC III Regular Certificates to zero. It is not anticipated that there will be any assets remaining in REMIC III on the final Distribution Date for the REMIC III Regular Certificates following the distributions on the REMIC III Regular Certificates.

     All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will


                                    R-III-3
be the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity located in the United States having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions in writing on or before the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the corporate trust office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     Any funds not distributed to Holders of any Class of Certificates on the Distribution Date on which the final distribution with respect to such Class are expected to be made because of failure of Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the non-tendering Certificateholders. If any Certificates as to which notice of such final distribution has been given pursuant to Section 4.8(b) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice, any such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting Certificateholders shall be paid out of such funds. If within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.8(b) of the Pooling and Servicing Agreement. Such funds held by the Trustee may be invested in Permitted Investments and all income and gain from such investment shall be for the benefit of the Trustee.

     This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Collection Account and the Distribution Account will be held in the name of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer or the Trustee, as applicable, will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Collection Account and the Distribution Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee. In the case of any conflict between the provisions set forth herein and those of the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall govern.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the corporate trust office of the Certificate Registrar or at the office of any transfer agent. The Certificate Registrar shall require that this Certificate be accompanied by a written instrument of assignment and transfer in form satisfactory to the Certificate Registrar duly executed by the


                                    R-III-4

Holder hereof or such Holder's attorney duly authorized in writing. Thereupon, one or more new Certificates of a like aggregate Percentage Interest of the same Class in authorized denominations will be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered by the Certificate Registrar to the designated transferee or transferees.

     Prior to due presentation of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer or any agent of any of them shall be affected by notice to the contrary.

     No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange of this Certificate referred to in Section 5.2 of the Pooling and Servicing Agreement, other than in connection with a transfer to an Institutional Accredited
Investor. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.2 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time as provided in the Pooling and Servicing Agreement. Depending upon the circumstances, an amendment may require the consent of all, less than all, or none of the Certificateholders.

     On any Distribution Date after the Trustee gives the Holders of the Controlling Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates notice of the date that the aggregate then outstanding Stated Principal Balance of the Mortgage Loans is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the majority Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates, in that order, will have the option, to purchase all of the Mortgage Loans and all properties acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates.

     Subject to certain termination requirements set forth in the Pooling and Servicing Agreement, the obligations created by the Pooling and Servicing Agreement shall terminate upon the earliest to occur of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b) of the Pooling and Servicing Agreement. In no event, however, will the Trust Fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

     In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund pursuant to Section 9.1(b) of the Pooling and Servicing Agreement, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall


                                    R-III-5
release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     As a condition to the purchase of the assets of the Trust Fund, the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that the resulting termination of the Trust Fund will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with the additional Trust Fund termination procedures set forth in the Pooling and Servicing Agreement.

     Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]


                                    R-III-6

     IN WITNESS WHEREOF, the Trustee has caused this Class R-III Certificate to be duly executed.


Dated:
      ----------------

                         LaSalle Bank National Association, not in its individual capacity but solely as Trustee


                         By:
                            ------------------------------------------
                            Authorized Officer



                         Certificate of Authentication
                         -----------------------------

     This is one of the Class R-III Certificates referred to in the Pooling and Servicing Agreement.


Dated:
      ----------------

                         LaSalle Bank National Association, not in its individual capacity but solely as Authenticating Agent


                         By:
                            ------------------------------------------
                            Authorized Officer




                                    R-III-7

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s), and transfer(s) unto __________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R-III Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class R-III Certificate of the entire Percentage Interest represented by the within Class R-III Certificates to the above-named Assignee(s) and to deliver such Class R-III Certificate to the following address:


--------------------------------------

--------------------------------------


Date:
     ----------------              ----------------------------------------
                                   Signature by or on behalf of Assignor(s)


                                   ----------------------------------------
                                   Taxpayer Identification Number



                           DISTRIBUTION INSTRUCTIONS

      The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

----------------------------------------------------------------------

Distributions, if to be made by wire transfer in immediately available funds to

_____________________ for the account of _______________________________________
_____________________ account number ___________________________________________

This information is provided by ________________________________ the Assignee(s) named above, or ________________________ as it (their) agent.



                         By:
                            -----------------------------------------


                         Name:
                              ---------------------------------------
                              [Please print or type name(s)]

                         Title:
                               --------------------------------------


                         --------------------------------------------
                         Taxpayer Identification Number



                                    R-III-8

                                                              EXHIBIT B-1

                                                        MORTGAGE LOAN SCHEDULE

------------------------------------------------------------------------------------------------------------------------------------
Loan           Warranting   Property                                      Original        Cut-Off          Mortgage  Admin
Number         Party        Name                                          Principal       Date             Rate      Cost
                                                                          Balance         Balance                    Rate
------------------------------------------------------------------------------------------------------------------------------------
    10         Midland      Solana Beach Towne Centre                     $26,000,000.00  $25,983,318.76  8.22%     9.70
    14         Midland      Post Trace Apartments                         $18,350,000.00  $18,350,000.00  7.92%     8.70
    30         Midland      Kingsley Hotel & Suites                       $10,000,000.00  $10,000,000.00  8.61%    13.70
    42         Midland      Waterford at Sterling Place Apartments         $7,650,000.00   $7,629,750.77  8.10%     8.70
    57         Midland      Best Buy                                       $5,400,000.00   $5,400,000.00  8.23%     8.70
    69         Midland      Tower Center                                   $3,800,000.00   $3,797,531.94  8.16%    12.70
    72         Midland      Mission Bank Building                          $3,450,000.00   $3,444,400.49  8.36%     8.70
    82         Midland      Village Square Office Park                     $3,066,000.00   $3,066,000.00  8.26%     8.70
    87         Midland      San Diego Medical Building                     $2,950,000.00   $2,948,107.32  8.22%     9.70
   115         Midland      Bayview Apartments                             $2,425,000.00   $2,252,749.23  8.27%    18.70
   133         Midland      5 Lawrence Properties                          $1,972,000.00   $1,972,000.00  8.20%    14.70
   138         Midland      California Bank & Trust                        $1,925,000.00   $1,923,764.95  8.22%     9.70
   155         Midland      Ruth's Chris Steak House                       $1,600,000.00   $1,598,973.46  8.22%     9.70
   163         Midland      Spring Meadows Apartments                      $1,500,000.00   $1,498,455.78  8.13%     8.70
    2           MSDWMC      Camino Real Marketplace                          $49,000,000     $49,000,000 8.270%     6.70
    5           MSDWMC      Bozzuto's Warehouse and Distribution             $32,970,000     $32,843,136 9.170%     6.70
                            Facility
    13          MSDWMC      Springfield Gardens Shopping Center              $21,000,000     $20,948,014 8.330%     6.70
    16          MSDWMC      Suburban Lodge - Norcross                         $3,550,000      $3,477,018 8.250%     6.70
    17          MSDWMC      Suburban Lodge - Matthews                         $3,270,000      $3,202,774 8.250%     6.70
    18          MSDWMC      Suburban Lodge - Douglasville                     $2,800,000      $2,742,437 8.250%     6.70
    19          MSDWMC      Suburban Lodge - Columbus (Eastland)              $2,800,000      $2,742,437 8.250%     6.70
    20          MSDWMC      Suburban Lodge - Indianapolis                     $2,750,000      $2,693,465 8.250%     6.70
    25          MSDWMC      Town Center Shopping Center                      $12,400,000     $12,393,142 8.940%     6.70
    26          MSDWMC      1450 Marina Way South Office Building            $11,600,000     $11,451,777 8.260%     6.70
    36          MSDWMC      26600 Telegraph Road Office Building              $8,600,000      $8,582,702 8.430%     6.70
    37          MSDWMC      Huntington Medical Center                         $8,500,000      $8,482,855 8.420%     6.70
    38          MSDWMC      Home Depot - Gardena                              $8,250,000      $8,232,483 8.830%     8.70
    39          MSDWMC      Montego Palms Apartments                          $8,175,000      $8,133,680 8.180%     6.70


------------------------------------------------------------------------------------------------------------------------------------
Loan           Warranting   Property                                      Original        Cut-Off          Mortgage  Admin
Number         Party        Name                                          Principal       Date             Rate      Cost
                                                                          Balance         Balance                    Rate
------------------------------------------------------------------------------------------------------------------------------------

    44          MSDWMC      First Carousel Office Building                    $5,000,000      $4,993,722 8.730%     6.70
    45          MSDWMC      Corporate Center II Office Building               $2,500,000      $2,496,861 8.730%     6.70
    47          MSDWMC      Ahwatukee Plaza                                   $6,600,000      $6,584,520 8.510%     6.70
    51          MSDWMC      Piedmont Tech Office Building                     $6,000,000      $5,986,809 8.720%     6.70
    55          MSDWMC      The Shops at Eagle Pointe                         $3,400,000      $3,395,759 8.750%     6.70
    56          MSDWMC      The Shops at Haw Creek                            $1,950,000      $1,947,568 8.750%     6.70
    70          MSDWMC      Park Central Plaza                                $3,625,000      $3,620,598 8.830%    13.70
    78          MSDWMC      Studio Heights Apartments                         $3,200,000      $3,186,288 8.470%     6.70
   103          MSDWMC      Hendersonville Plaza                              $2,500,000      $2,487,340 8.630%     6.70
   111          MSDWMC      El Portal Apartments                              $2,375,000      $2,367,371 8.230%     6.70
   118          MSDWMC      PetSmart-Greensburg                               $2,200,000      $2,198,004 8.760%     6.70
   131          MSDWMC      Lawndale Shopping Center                          $2,044,000      $2,039,618 8.800%     6.70
   166          MSDWMC      Hollywood Video & Retail Shops                    $1,613,000      $1,406,928 8.370%     6.70
   186          MSDWMC      7930 National Highway Industrial Building           $950,000        $946,839 8.540%     6.70
    1            CIBC       475 Park Avenue South                            $60,000,000     $59,946,195 8.800%     6.70
    3            CIBC       Courtyard by Marriott                            $45,000,000     $45,000,000 8.790%     6.70
    4            CIBC       AppleTree Business Park                          $37,250,000     $37,227,201 8.450%     6.70
    8            CIBC       Sweetheart Cup Distribution Center               $27,000,000     $27,000,000 8.380%     6.70
    9            CIBC       Triangle Plaza II                                $26,307,584     $26,286,819 7.447%     6.70
    12           CIBC       Discovery Creative & Technology Center           $23,650,000     $23,581,086 8.580%     6.70
    15           CIBC       Northside Marketplace                            $15,400,000     $15,390,300 8.310%     6.70
    21           CIBC       Triangle Plaza I                                 $14,862,500     $14,851,920 7.708%     6.70
    22           CIBC       Taconic Corporate Park                           $14,500,000     $14,457,060 8.920%     6.70
    23           CIBC       Fairway Plaza                                    $14,250,000     $14,241,024 8.310%     6.70
    24           CIBC       Monticello Mall                                  $12,900,000     $12,892,056 8.420%     6.70
    31           CIBC       Homewood Suites                                   $9,400,000      $9,400,000 8.480%     6.70
    32           CIBC       Grants Pass Shopping Center                       $9,300,000      $9,288,011 8.650%     6.70
    33           CIBC       Imperial Plaza                                    $9,000,000      $8,991,222 8.510%     6.70
    35           CIBC       Hickory Hollow                                    $8,640,000      $8,634,613 8.360%     6.70
    48           CIBC       U.S. Government Intelligence Center               $6,400,000      $6,393,687 8.470%     6.70
    49           CIBC       Trails End Apartments                             $6,200,000      $6,193,113 8.040%     6.70
    50           CIBC       Lakeview Executive Center                         $6,100,000      $6,085,033 8.360%     6.70




------------------------------------------------------------------------------------------------------------------------------------
Loan           Warranting   Property                                      Original        Cut-Off          Mortgage  Admin
Number         Party        Name                                          Principal       Date             Rate      Cost
                                                                          Balance         Balance                    Rate
------------------------------------------------------------------------------------------------------------------------------------

    53           CIBC       Garden Way                                        $5,880,000      $5,876,342 8.370%     6.70
    61           CIBC       Southside Plaza Shopping Center                   $4,575,000      $4,563,607 8.310%     6.70
    66           CIBC       Deerfield Town Square                             $3,950,000      $3,947,699 8.690%     6.70
    73           CIBC       Cambridge Court Apartments                        $3,450,000      $3,439,218 8.330%     6.70
    80           CIBC       Rite Aid - Flatbush                               $3,150,000      $3,101,888 8.900%     6.70
    84           CIBC       2001 Greenville                                   $3,050,000      $3,045,406 9.100%     6.70
    88           CIBC       Wood Park Apartments                              $2,950,000      $2,947,015 8.380%     6.70
    92           CIBC       Washington Place Apartments & Washington          $2,850,000      $2,847,170 8.350%     6.70
                            Park Apartments
    93           CIBC       Mt. Airy Apartments                               $2,800,000      $2,783,796 7.990%     6.70
    96           CIBC       Austin Square                                     $2,700,000      $2,694,004 8.940%     6.70
   107           CIBC       Dicks Clothing & Sporting Goods - Richmond        $2,400,000      $2,400,000 9.230%     6.70
   108           CIBC       Hampton Inn                                       $2,400,000      $2,398,031 9.500%     6.70
   113           CIBC       Confetti Apartments West                          $2,290,000      $2,286,882 8.480%     6.70
   117           CIBC       Gambro Dialysis Center Office Building            $2,215,000      $2,211,248 9.020%     6.70
   119           CIBC       Village at Western Branch                         $2,200,000      $2,197,609 8.120%     6.70
   121           CIBC       Western Oaks Apartments                           $2,175,000      $2,172,799 8.380%     6.70
   126           CIBC       72 Hudson Street                                  $2,100,000      $2,096,112 8.720%     6.70
   128           CIBC       Ramada Limited                                    $2,100,000      $2,072,738 9.610%     6.70
   129           CIBC       Kingston Place Apartments                         $2,070,000      $2,066,066 8.630%     6.70
   134           CIBC       Holiday Inn Express - Manhattan Beach             $1,960,000      $1,950,007 9.570%     6.70
   139           CIBC       Tampa Multifamily Portfolio II                    $1,930,000      $1,919,742 8.390%     6.70
   146           CIBC       Oak Hollow Apartments                             $1,800,000      $1,797,438 8.340%     6.70
   149           CIBC       Holiday Inn Express - Blythe                      $1,700,000      $1,687,820 8.690%     6.70
   160           CIBC       Holiday Inn Express - St. Augustine               $1,550,000      $1,544,982 9.660%     6.70
   161           CIBC       Annie Apartments & Santo Villas Apartments        $1,537,500      $1,536,037 8.610%     6.70
    6          Midland      500 North Capitol                             $29,630,000.00  $29,539,427.87  8.41%     8.70
    7          Midland      Arcadia Crossing Power Center                 $29,460,000.00  $29,367,163.19  8.30%    10.20
    11         Midland      Continental Teves Building                    $24,125,000.00  $24,093,491.47  8.61%    10.70
    27         Midland      The Waterford at Portage Apartments Phase I    $5,807,000.00   $5,799,016.43  8.45%     8.70
    28         Midland      The Waterford at Portgage Trail Phase II       $4,350,000.00   $4,344,019.56  8.45%     8.70




------------------------------------------------------------------------------------------------------------------------------------
Loan           Warranting   Property                                      Original        Cut-Off          Mortgage  Admin
Number         Party        Name                                          Principal       Date             Rate      Cost
                                                                          Balance         Balance                    Rate
------------------------------------------------------------------------------------------------------------------------------------

    29         Midland      River Drive Center I                          $10,500,000.00  $10,287,598.85  6.89%     8.70
    34         Midland      The Waterford at Spencer Oaks Apartments       $8,880,000.00   $8,862,387.68  8.48%     8.70
    40         Midland      Mountain Village Apartments                    $7,880,000.00   $7,713,716.95  6.70%     8.70
    41         Midland      The Harvard Community Health Building          $7,800,000.00   $7,644,388.10  7.45%    14.47
    43         Midland      Regents Place Apartment Homes                  $7,600,000.00   $7,591,873.11  8.18%     8.70
    46         Midland      Sunrise Village                                $7,300,000.00   $7,290,247.73  8.54%    16.70
    52         Midland      Aerospace Dynamics International, Inc.         $5,900,000.00   $5,882,807.90  8.58%    16.50
    54         Midland      Windscape Apartments                           $6,000,000.00   $5,870,857.58  6.61%     8.70
    58         Midland      Regency at South Shore                         $5,250,000.00   $5,063,459.12  7.49%     8.70
    59         Midland      Woodlake Village Apartments                    $5,000,000.00   $4,890,311.96  6.69%     8.70
    60         Midland      Torrance Van & Storage                         $4,708,000.00   $4,696,517.01  8.38%    13.70
    62         Midland      Lackland Self Storage                          $4,650,000.00   $4,417,257.49  6.50%     8.70
    63         Midland      Imperial Mobile Home Park                      $4,500,000.00   $4,396,250.57  7.15%     8.70
    64         Midland      The Falls Apartments                           $4,280,000.00   $4,267,400.11  7.72%     8.70
    65         Midland      Chesapeake Estates of Grantville               $4,100,000.00   $4,014,812.49  6.77%     8.70
    67         Midland      Westbridge Garden Villas Apartments            $4,000,000.00   $3,913,143.40  6.35%    18.70
    68         Midland      Two Charlesgate West                           $3,950,000.00   $3,831,855.93  6.91%     8.70
    71         Midland      Comfort Suites                                 $3,465,000.00   $3,459,656.96  8.99%    13.70
    74         Midland      Huntington Crossing                            $3,400,000.00   $3,396,674.42  8.50%     8.70
    75         Midland      Research & Development Building                $3,375,000.00   $3,270,797.17  7.00%    13.70
    76         Midland      4084 Office Building                           $3,260,000.00   $3,254,443.91  9.00%    13.70
    77         Midland      Poulsbo Village                                $3,300,000.00   $3,187,764.13  6.14%    18.70
    79         Midland      Hilltop Court                                  $3,200,000.00   $3,130,061.90  6.32%     8.70
    81         Midland      Scripps Terrace Business Park                  $3,075,000.00   $3,069,388.54  8.77%    16.70
    83         Midland      Imperial Gardens Apartments                    $3,150,000.00   $3,047,007.46  6.38%    18.70
    85         Midland      ASG Corporate Office                           $3,050,000.00   $3,044,687.16  8.40%    18.70
    86         Midland      Hackettstown Commerce Park Bldg. II            $3,049,000.00   $3,040,783.49  8.85%     8.70
    89         Midland      San Gabriel Business Park                      $2,875,000.00   $2,870,122.41  8.53%    14.70
    90         Midland      Pacific Grinding Wheel Property                $3,100,000.00   $2,852,196.07  6.30%     8.70
    91         Midland      La Casa Illusion Apartments                    $2,851,000.00   $2,847,336.71  8.66%    12.70



------------------------------------------------------------------------------------------------------------------------------------
Loan           Warranting   Property                                      Original        Cut-Off          Mortgage  Admin
Number         Party        Name                                          Principal       Date             Rate      Cost
                                                                          Balance         Balance                    Rate
------------------------------------------------------------------------------------------------------------------------------------

    94         Midland      Coventry Manor Phase I                         $2,850,000.00   $2,754,772.03  5.99%     8.70
    95         Midland      Office Max                                     $2,900,000.00   $2,748,964.10  6.90%    16.20
    97         Midland      Maplewood Commons Shopping Center              $2,750,000.00   $2,690,286.20  6.35%     8.70
    98         Midland      Deerfield Cove (Floresta Estate)               $2,675,000.00   $2,628,142.35  7.66%     8.70
    99         Midland      Timber Glen II                                 $2,681,000.00   $2,623,483.32  6.79%     8.70
   100         Midland      Stone Ridge Towne Centre                       $2,700,000.00   $2,611,428.31  6.36%     8.70
   101         Midland      Crown Pointe Apartments                        $2,650,000.00   $2,598,098.61  6.64%     8.70
   102         Midland      Joslyn Loft Apartments                         $2,535,000.00   $2,529,639.97  8.25%     8.70
   104         Midland      Griffin Street Parking Garage                  $2,550,000.00   $2,474,815.33  6.75%     8.70
   105         Midland      601 8th Avenue                                 $2,500,000.00   $2,420,830.99  6.32%     8.70
   106         Midland      Dalton Place                                   $2,497,000.00   $2,416,895.51  7.00%     8.70
   109         Midland      Penns View Apartments                          $2,450,000.00   $2,382,258.03  6.83%     8.70
   110         Midland      U-Stor University Mini Storage                 $2,500,000.00   $2,375,325.46  6.53%     8.70
   112         Midland      Holiday Inn Express                            $2,370,000.00   $2,363,204.82  9.37%     8.70
   114         Midland      Hoopskirt Factory Apartments                   $2,268,000.00   $2,263,885.36  8.79%     8.70
   116         Midland      Garden Park Apartments                         $2,300,000.00   $2,229,646.26  6.53%     8.70
   120         Midland      Gramercy Park Town Homes                       $2,227,000.00   $2,180,096.07  6.49%     8.70
   122         Midland      Grafalloy Building                             $2,168,000.00   $2,161,592.40  8.53%    18.70
   123         Midland      Airborne Express Distribution Center           $2,166,000.00   $2,159,634.46  8.55%    18.70
   124         Midland      Spanish Spur Apartments                        $2,143,000.00   $2,138,053.85  8.77%    18.70
   125         Midland      Buie Del Mar Office Building                   $2,128,000.00   $2,123,920.86  8.60%    18.70
   127         Midland      Walgreen's Hollis Shopping Center              $2,150,000.00   $2,074,343.65  5.93%     8.70
   130         Midland      Deer Trace North Mobile Home Community         $2,100,000.00   $2,052,700.07  6.18%     8.70
   132         Midland      Paradise Apartments                            $2,060,000.00   $1,996,901.59  6.77%     8.70
   135         Midland      Superstition Springs Plaza                     $1,942,000.00   $1,936,535.42  9.08%    18.70
   136         Midland      The Menlo Plaza Shopping Center                $2,000,000.00   $1,936,248.10  6.28%     8.70
   137         Midland      7023 Little River Turnpike                     $2,000,000.00   $1,935,695.27  6.76%    18.70
   140         Midland      Lackland Self Storage                          $2,000,000.00   $1,899,895.77  6.50%     8.70
   141         Midland      Firehouse Square                               $1,937,000.00   $1,885,694.70  7.08%     8.70
   142         Midland      Beringer Place Apartments                      $1,888,000.00   $1,885,465.61  8.53%     8.70




------------------------------------------------------------------------------------------------------------------------------------
Loan           Warranting   Property                                      Original        Cut-Off          Mortgage  Admin
Number         Party        Name                                          Principal       Date             Rate      Cost
                                                                          Balance         Balance                    Rate
------------------------------------------------------------------------------------------------------------------------------------

   143         Midland      2300 Boynton Avenue Building                   $1,900,000.00   $1,844,900.66  7.09%     8.70
   144         Midland      Miramar Industrial Showroom                    $1,900,000.00   $1,842,033.68  7.07%     8.70
   145         Midland      Woodhaven Apartments                           $1,835,000.00   $1,830,170.64  8.12%    16.70
   147         Midland      Westbrooke Shopping Center                     $1,750,000.00   $1,696,427.35  7.05%    13.70
   148         Midland      Coventry Manor Phase II                        $1,750,000.00   $1,691,526.67  5.99%     8.70
   150         Midland      The Northwood Village Apartments               $1,680,000.00   $1,675,629.26  8.16%     8.70
   151         Midland      Eastwyck Apartments                            $1,700,000.00   $1,649,707.90  6.73%     8.70
   152         Midland      The Ridgepoint Apartments                      $1,750,000.00   $1,613,295.67  6.58%    18.70
   153         Midland      4630 Forge Road                                $1,637,000.00   $1,600,128.67  6.18%     8.70
   154         Midland      Snow Garden Apartments                         $1,605,000.00   $1,599,612.55  8.51%     8.70
   156         Midland      Lofstrand Industrial                           $1,600,000.00   $1,597,252.17  8.47%     8.70
   157         Midland      Mesa Villa Apartments                          $1,630,000.00   $1,595,292.31  6.44%     8.70
   158         Midland      San Bernardino Mitsubishi                      $1,635,000.00   $1,588,399.86  7.19%     8.70
   159         Midland      Lake Mall                                      $1,575,000.00   $1,571,328.18  8.53%    18.70
   162         Midland      Lincoln Court Apartments                       $1,540,000.00   $1,512,564.18  6.83%     8.70
   164         Midland      Oakwood Center                                 $1,500,000.00   $1,454,209.91  6.79%     8.70
   165         Midland      180 Prospect Street                            $1,440,000.00   $1,432,543.43  8.52%     8.70
   167         Midland      Lincoln Heights Shopping Center                $1,400,000.00   $1,356,387.66  6.67%     8.70
   168         Midland      ABC Building Supply Warehouse                  $1,385,000.00   $1,355,444.60  6.43%     8.70
   169         Midland      Northrock Business Park Buildings              $1,400,000.00   $1,332,107.71  7.13%     8.70
   170         Midland      1825 & 2011 Spruce Street                      $1,280,000.00   $1,276,759.65  8.35%     8.70
   171         Midland      Deer Trace South Mobile Home Community         $1,300,000.00   $1,270,719.20  6.18%     8.70
   172         Midland      Silverton Plaza                                $1,255,000.00   $1,231,065.77  7.15%     8.70
   173         Midland      Foothill Hacienda                              $1,250,000.00   $1,223,325.51  6.43%     8.70
   174         Midland      Briarwood Apartments                           $1,230,000.00   $1,191,873.97  6.45%     8.70
   175         Midland      Marc's Retail Center                           $1,250,000.00   $1,178,311.18  7.99%     8.70
   176         Midland      Windemere Apartments                           $1,200,000.00   $1,174,891.95  6.52%     8.70
   177         Midland      4401-4225 East 46th Avenue                     $1,170,000.00   $1,163,605.69  8.25%     8.70
   178         Midland      Gaslight Village Apartments                    $1,200,000.00   $1,161,371.92  6.22%     8.70
   179         Midland      Guinea Road Warehouse                          $1,150,000.00   $1,111,899.77  6.30%     8.70



------------------------------------------------------------------------------------------------------------------------------------
Loan           Warranting   Property                                      Original        Cut-Off          Mortgage  Admin
Number         Party        Name                                          Principal       Date             Rate      Cost
                                                                          Balance         Balance                    Rate
------------------------------------------------------------------------------------------------------------------------------------

   180         Midland      Legacy Business Park Medical Office - 7        $1,125,000.00   $1,104,626.77  7.16%    13.70
   181         Midland      3240 Prospect Street                           $1,125,000.00   $1,092,351.75  7.36%     8.70
   182         Midland      Ridgeview Heights Apartments                   $1,100,000.00   $1,067,490.94  6.98%     8.70
   183         Midland      Wawaset Park Apartments                        $1,048,000.00   $1,046,185.52  8.43%     8.70
   184         Midland      Flying Cloud Office Building                   $1,041,000.00   $1,037,789.58  8.79%    18.70
   185         Midland      Medical Office Building                        $1,040,000.00   $1,035,507.32  8.36%    18.70
   187         Midland      3603 Peck Road                                   $975,000.00     $928,305.36  6.86%     8.70
   188         Midland      The Exmet Building                               $890,000.00     $862,098.45  6.91%     8.70
   189         Midland      Acquest Building                                 $800,000.00     $773,626.11  6.33%     8.70
   190         Midland      The Savannah Apartments                          $700,000.00     $696,931.71  8.29%    13.70




                                   EXHIBIT B-2

                     FORM OF INITIAL CUSTODIAN CERTIFICATION

                                October __, 2000


[Addressees should include the Depositor, the Operating Adviser, the Placement Agents, each Seller, the Master Servicer and the Special Servicer]


     Re: Pooling and Servicing Agreement dated as of October 1, 2000 relating to PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2


Ladies and Gentlemen:

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, except as may be specified in the schedule of exceptions to the Trustee Mortgage File delivery attached hereto,

          (A)  all documents  pursuant to clause (i) of the second  paragraph of
               Section 2.1 of the Pooling and Servicing Agreement are in its possession for each Mortgage Loan listed on the Mortgage Loan Schedule,

          (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan (including whether the original principal balance for each Note conforms to that listed on the Mortgage Loan Schedule for the related Mortgage Loan), and

          (C) each Note has been endorsed as provided in clause (i) of the second paragraph of Section 2.1 of the Pooling and Servicing Agreement.



     Capitalized words used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                    [LASALLE BANK NATIONAL ASSOCIATION, as Trustee.]
                    [or]
                    [CUSTODIAN]

                    By: ________________________________
                    Name:  _____________________________
                    Title: _____________________________

                                   EXCEPTIONS
                                   ----------

                                   EXHIBIT B-3

                      FORM OF FINAL CUSTODIAN CERTIFICATION

                                October __, 2000


[Addressees should include the Depositor, the Operating Adviser, the Placement Agents, any Seller with a Mortgage Loan listed on the schedule of exceptions, the Master Servicer and the Special Servicer]

Ladies and Gentlemen:

     This report is being provided pursuant to Section 2.2 of the Pooling and Servicing Agreement dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor, Midland Loan Services, Inc., as master servicer and special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent").

     In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby is providing notice that the attached schedule consists of exceptions to the Trustee Mortgage File that either have not been executed or received, have not been endorsed or assigned to the extent required, have not been recorded or filed, are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear on their face not to be what they purport to be or have been torn, mutilated or otherwise defaced.

     Capitalized words used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                              [LASALLE BANK NATIONAL ASSOCIATION, as Trustee.] [or]
                              [CUSTODIAN]

                              By: __________________________
                              Name: ________________________
                              Title: _______________________

                                   EXHIBIT C-1

                                     FORM OF
                              TRANSFEREE AFFIDAVIT

                                                          AFFIDAVIT PURSUANT TO
                                                      SECTION 860E(e)(4) OF THE
                                                       INTERNAL REVENUE CODE OF
                                                               1986, AS AMENDED

STATE OF_______________)
                       ) ss:
COUNTY OF______________)


     ______________, being first duly sworn, deposes and says:

     1.  That  he/she  is a  ____________________  of  ___________________  (the
"Purchaser"), a duly organized and existing [under the laws of the State of ________] [national bank], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is _____________.

     3. That the Purchaser of a %_____ Percentage Interest of the PNC Mortgage Acceptance Corp, Commercial Mortgage Pass-Through Certificates, Series 2000-C2, [Class R-I,] [Class R-II] and [Class R-III] Certificates (the "Residual Certificates") is a Permitted Transferee (as defined in Article I of the Pooling and Servicing Agreement dated as of October 1, 2000, by and among PNC Mortgage Acceptance Corp., as depositor, Midland Loan Services, Inc., as master servicer and special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO BANK N.V., as fiscal agent (the "Pooling and Servicing Agreement")) or is acquiring the Residual Certificates for the account of, or as agent (including as a broker, nominee or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Residual Certificates as they become due.

     5. That the Purchaser understands that it may incur liabilities with respect to the Residual Certificates in excess of any cash flow generated by the Residual Certificates.

     6. That the Purchaser will not transfer the Residual Certificates to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser is not a Disqualified Non-U.S.  Person (as defined in
Article I of the Pooling and Servicing Agreement) and is not purchasing the Residual Certificates for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Residual Certificates to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

     9. That, if a "tax matters person" is required to be designated with respect to each of [REMIC I], [REMIC II] and [REMIC III], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters person" of each of [REMIC I], [REMIC II] and [REMIC III] pursuant to Section
10.2 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's attorney-in-fact and agent in performing the function of "tax matters person."

     10. The Purchaser  agrees to be bound by and to abide by the  provisions of
Section 5.2 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Residual Certificates.

     11. No purpose of the Purchaser relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

     12. The Purchaser calculated present values in accordance with Proposed U.S. Treasury Regulation Sections 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) using a discount rate at least equal to the lesser of (A) the applicable Federal rate prescribed by Section 1274(d) of the Code, compounded semiannually, and (B) the rate at which Purchaser regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties.

     Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.


                            [Signature on next page]

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its _______________ this 23rd day of October.

                                  [Purchaser]



                                  By:_______________________________________
                                       Title:
                                       Name:

     Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ________________ of the Purchaser, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this 23rd day of October.


                                  ___________________________________________
                                  NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ____ day of _____________.

                                   EXHIBIT C-2

                            FORM OF TRANSFEROR LETTER



                                     [Date]


LaSalle Bank National Association, as Certificate Registrar
135 South LaSalle Street, Ste. 1625
Chicago, Illinois 60603

     Re:  PNC  Mortgage  Acceptance  Corp.,   Commercial  Mortgage  Pass-Through
          Certificates, Series 2000-C2
          ----------------------------

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavits of [Transferee], and has no actual knowledge that such affidavits are not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

No purpose of [Transferor] relating to the transfer of the Residual Certificates by [Transferor] to [Transferee] is or will be to impede the assessment or collection of any tax.

     [Transferor] has at the time of this transfer conducted a reasonable investigation of the financial condition of [Transferee] as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, [Transferor] has determined that [Transferee] has historically paid its debts as they became due and has found no significant evidence to indicate that [Transferee] will not continue to pay its debts as they become due in the future. [Transferor] understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and [Transferor] may continue to be liable for United States income taxes associated therewith) unless [Transferor] has conducted such an investigation


                                      Very truly yours,

                                      [Transferor]

                                    EXHIBIT D

                    FORM OF INVESTMENT REPRESENTATION LETTER



LaSalle Bank National Association, as Trustee
 and Certificate Registrar
135 South LaSalle Street, Ste. 1625
Chicago, Illinois 60603


Attention:  Asset-Backed Securities Trust Services Group -
  PNC Mortgage Acceptance Corp. Commercial
  Mortgage Pass-Through Certificates Series 2000-C2


PNC Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

              Re:   Transfer  of  PNC  Mortgage  Acceptance  Corp.,   Commercial
                    Mortgage Pass-Through Certificates, Series 2000-C1, Class _____, _____, _____, ______.

Ladies and Gentlemen:

     This  letter is  delivered  pursuant  to  Section  5.2 of the  Pooling  and
Servicing Agreement dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), by and among PNC Mortgage Acceptance Corp., as depositor, Midland Loan Services, Inc., as master servicer and special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"), on behalf of the holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Certificates") in connection with the transfer by _________________________ (the "Seller") to the undersigned (the "Purchaser") of [$__________ aggregate [Certificate Balance] [Notional Amount]] [___% Percentage Interest] of Class __ Certificates, in certificated fully registered form (such registered interest being the "Certificate"). Terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

     [[For Institutional Accredited Investors] 1. The Purchaser is an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act") or an entity in which all the equity owners meet such requirements) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and it and any accounts for which it is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Certificates purchased by it for investment for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.]

     [[For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.]

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) if the Purchase is a "qualified institutional buyer", for resale to "qualified institutional buyers" in transactions under Rule 144A or to "institutional accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, or to an entity in which all the equity owners meet such requirements, pursuant to an exemption from the registration requirements of the Securities Act (if applicable), subject in the case of this clause (ii) and to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, and (c) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. It understands that the Certificate has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which may depend upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.


     3. The Purchaser acknowledges that the Certificate has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Interest cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser has reviewed the Private Placement Memorandum dated October 13, 2000, relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust Fund, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.2 of the Pooling and Servicing Agreement.

     7. Check one of the following:*

     _______ The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

     _______ The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certificates as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

     For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any of its political subdivisions, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons.

     Please make all payments due on the Certificates:**

__________ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefore:

               Account number______________ Institution______________





_____________________
*    Each Purchaser must include one of the two alternative certifications.
**   Please select (a) or (b).

__________ (b) by mailing a check or draft to the following address:

                            ________________________
                            ________________________
                            ________________________



                                             Very truly yours,


                                             [The Purchaser]

                                             By: ______________________
                                                  Name:
                                                  Title:


Dated: ___________________

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

         Name of Mortgagor:

         Master Servicer Loan No.:


Custodian/Trustee File No.:

         Name:

         Address:



         Custodian/Trustee
         Mortgage File No.:

Depositor

         Name:             PNC Mortgage Acceptance Corp.

         Address:          210 West 10th Street, 6th Floor
                           Kansas City, Missouri 64105


         Certificates:     PNC Mortgage Acceptance Corp.,
                           Commercial Mortgage Pass-Through Certificates,
                           Series 2000-C2

        The undersigned [Master Servicer] [Special Servicer] hereby acknowledges that it has received from LaSalle Bank National Association, as Trustee for the Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 2000, by and among the Trustee, ABN AMRO Bank N.V., as Fiscal Agent, PNC Mortgage Acceptance Corp., as Depositor, and Midland Loan Services, Inc., as Master Servicer and Special Servicer.

( ) Promissory Note dated ___________, ____, in the original principal sum of $______________, made by _______________, payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on _______________ as instrument no. ________________ in the County Recorder's Office of the County of ___________________, State of__________________ in book/reel/docket ________________ of official records at page/image _____________________.

( )  Deed of Trust recorded on ____________________ as instrument no.
____________ in the County Recorder's Office of the County of _________________, State of ________________ in book/reel/docket ____________________ of official records at page/image _______________________.

( )  Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
_________________________ as instrument no. ____________________ in the County
Recorder's Office of the County of _________________, State of
_______________________ in book/reel/docket __________ of official records at page/image ____________________.

( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

     ( ) __________________________________

     ( ) __________________________________

     ( ) __________________________________

     ( ) __________________________________

     The undersigned [Master Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1) The [Master Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The [Master Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the [Master Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

(3) The [Master Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the [Master Servicer] [Special Servicer] shall at all times be earmarked for the account of the Trustee, and the [Master Servicer] [Special Servicer] shall keep the Documents and any proceeds separate and distinct from all other property in the [Master Servicer's] [Special Servicer's] possession, custody or control.



      [___________________________________]



                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________


Date:    ___________________

                                    EXHIBIT F

                           FORM OF CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT, dated as of __________, is by and among _____________________, as Custodian (the "Custodian"), Midland Loan Services, Inc., as Master Servicer and Special Servicer (the "Master Servicer" or "Special Servicer") and LaSalle Bank National Association, as Trustee (the "Trustee"). The Master Servicer and the Special Servicer are each sometimes referred to herein as a "Servicer".

                                   WITNESSETH:

          WHEREAS, the Master Servicer, the Special Servicer and the Trustee are parties to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2000, among PNC Mortgage Acceptance Corp., as Depositor, the Master Servicer, the Special Servicer, the Trustee and ABN AMRO Bank N.V., as fiscal agent, relating to PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (capitalized terms used but not defined herein having the meaning assigned thereto in the Pooling and Servicing Agreement).

          WHEREAS, the parties hereto desire the Custodian to take possession of the documents specified in Section 2.1 of the Pooling and Servicing Agreement, as custodian for the Trustee, in accordance with the terms hereof;

          NOW, THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

          1. The Trustee hereby certifies that it has caused to be delivered and released to the Custodian and the Custodian hereby acknowledges receipt of the documents specified in Section 2.1 of the Pooling and Servicing Agreement pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement as Exhibit B-1. From time to time, the applicable Servicer shall forward to the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan approved by the applicable Servicer. All Mortgage Loan documents held by the Custodian as to each Mortgage Loan are referred to herein as the "Custodian's Mortgage File." The Custodian hereby agrees to review each of the Custodian's Mortgage Files and perform such other obligations of the Custodian as such obligations are set forth in the Pooling and Servicing Agreement (including Sections 2.1 and 2.2 thereof).

          2. With respect to each Note, each Mortgage, each Assignment of Mortgage and each other document constituting each Custodian's Mortgage File which is delivered to the Custodian or which at any time comes into the possession of the Custodian, the Custodian is exclusively the custodian for and the bailee of the Trustee or the applicable Servicer. The Custodian shall hold all documents constituting each Custodian's Mortgage File received by it for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with the instructions furnished by the applicable Servicer. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received in secure and fire resistant facilities located in the State of __________ in accordance with customary standards for such custody. In the event the Custodian discovers any defect with respect to any Custodian's Mortgage File, the Custodian shall give written specification of such defect to the applicable Servicer and the Trustee.

          3. From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian is hereby directed, upon written request and receipt from the applicable Servicer (a copy of which shall be forwarded to the Trustee), to release to the applicable Servicer the related Custodian's Mortgage File or the documents set forth in such receipt to the applicable Servicer. All documents so released to the applicable Servicer shall be held by it in trust for the benefit of the Trustee. The applicable Servicer shall return to the Custodian the Custodian's Mortgage File or such documents when the applicable Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the applicable Servicer to the Custodian, the applicable Servicer's receipt shall be released by the Custodian to the applicable Servicer.

          4. Upon the purchase of any Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement or the payment in full of any Mortgage Loan, and upon receipt by the Custodian of the applicable Servicer's request for release, receipt and certification (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account or Distribution Account as provided in the Pooling and Servicing Agreement), the Custodian shall promptly release the related Custodian's Mortgage File to the applicable Servicer.

          5. It is understood that the Custodian will charge such fees for its services under this Custodial Agreement as are set forth in a separate agreement between the Custodian and the Trustee, the payment of which, together with the Custodian's expenses in connection therewith, shall be solely the obligation of the Trustee.

          6. The Trustee may upon 30 days written days notice (with copies to each Servicer) remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Custodial Agreement. Simultaneously, the Trustee shall appoint a successor Custodian to act on its behalf by written instrument, one original counterpart of which instrument shall be delivered to each Rating Agency, one copy to each Servicer and one copy to the successor Custodian. In the event of any such removal, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement.

          7. Upon reasonable prior written notice to the Custodian, the Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's Mortgage File, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

          8. If the Custodian is furnished with written notice from the Trustee that the Pooling and Servicing Agreement has been terminated as to any or all of the Mortgage Loans, it shall upon written request of the Trustee release to such persons as the Trustee shall designate the Custodian's Mortgage Files relating to such Mortgage Loans as the Trustee shall request and shall complete the Assignments of Mortgage and endorse the Notes only as, and if, the Trustee shall request. The Trustee shall send notice of such request to all other parties to the Pooling and Servicing Agreement.

          9. The Custodian shall, at its own expense, maintain at all times during the existence of this Custodial Agreement and keep in full force and effect (a) a fidelity bond and (b) errors and omissions insurance meeting the requirements of Section 8.12(c) of the Pooling and Servicing Agreement.

          10. This Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

          11. Within 10 days of each anniversary of the date of this Custodial Agreement, or upon the request of the Trustee or either Servicer at any other time, the Custodian shall provide to the Trustee and each Servicer a list of all the Mortgage Loans for which the Custodian holds a Custodian's Mortgage File pursuant to this Custodial Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, liquidated or repurchased since the date of this Custodial Agreement.

          12. This Custodial Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          13. By execution of this Custodial Agreement, the Custodian warrants that it currently does not hold and during the existence of this Custodial Agreement shall not hold any adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

          14. The Custodian may terminate its obligations under this Custodial Agreement upon at least 60 days notice to the Trustee and the applicable
Servicer. In the event of such termination, the Trustee shall appoint a successor Custodian (which may be the Trustee). Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodian's Mortgage Files being administered under this Custodial Agreement.

          15. This Custodial Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due the Certificateholders under the Pooling and Servicing Agreement. In such event, all documents remaining in the Custodian's Mortgage Files shall be forwarded to the Trustee.

          16. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the addressee. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          17.  This Custodial Agreement  may only be amended in accordance  with
Section 11.7 of the Pooling and Servicing Agreement.



                            [Signatures on Next Page]

          IN WITNESS WHEREOF, the Custodian, the Master Servicer, the Special Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first written above.


                                   ____________________________________,
                                   as Custodian

                                   By:_________________________________
                                   Name: ______________________________
                                   Title: _____________________________


                                   MIDLAND LOAN SERVICES, INC.,
                                   as Master Servicer and Special Servicer

                                   By: _________________________________
                                   Name: _______________________________
                                   Title: ______________________________


                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By: _________________________________
                                   Name: _______________________________
                                   Title: ______________________________

                                  EXHIBIT G-1A


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                        (DEFINITIVE CLASS X CERTIFICATES)

                                     [date]


[Trustee Name and Address]


         Re: PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ______ Certificates having an initial Notional Amount as of October ___, 2000 (the "Closing Date") of $________


Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by ____________ (the "Transferor") to _________________ (the "Transferee") of the above captioned mortgage pass-through certificates (the "Transferred Certificates") pursuant to Section 5.2 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2000, among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ The Transferred Certificates are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-24 or 98-08, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and
     (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

Very truly yours,


________________________________
(Transferee)

By: ___________________________
Name:
Title:

                                  EXHIBIT G-1B


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                        (BOOK-ENTRY CLASS X CERTIFICATES)

                                     [Date]

[Transferor Name and Address]

         Re: PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class X

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class X Certificates having an initial Notional Amount as of October __, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates").

     The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
     (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section

     406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ An interest in the Transferred Certificates is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-24 or 98-08, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


________________________________
(Transferee)


By: ____________________________
Name:
Title:

                                  EXHIBIT G-2A


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                   (DEFINITIVE CLASS B, C AND D CERTIFICATES)

                                     [date]


[Trustee Name and Address]


     Re: PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ______ Certificates having an initial Certificate Balance as of October __, 2000 (the "Closing Date") of [$________]


Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the captioned mortgage pass-through certificates (the "Transferred Certificates") pursuant to Section 5.2 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2000, among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

Very truly yours,


________________________________
(Transferee)

By: ___________________________
Name:
Title:

                                  EXHIBIT G-2B


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                   (BOOK-ENTRY CLASS B, C AND D CERTIFICATES)

                                     [Date]

[Transferor Name and Address]

     Re: PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class __

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class __ Certificates having an initial Certificate Balance as of October __, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates").

     The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
     (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section

     406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.



________________________________
(Transferee)


By: ____________________________
Name:
Title:

                                  EXHIBIT G-3A


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
         (DEFINITIVE CLASS E, F, G, H, J, K, L, M, N AND O CERTIFICATES)

                                     [date]


[Trustee Name and Address]


     Re: PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class ______ Certificates having an initial Certificate Balance as of October __, 2000 (the "Closing Date") of $________


Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the above captioned mortgage pass-through certificates (the "Transferred Certificates") pursuant to Section 5.2 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2000, among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ *The Transferred Certificates are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-24 or 98-08, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

Very truly yours,


________________________________
(Transferee)

 By: ___________________________
 Name:
 Title:








_________________________

* This paragraph may be checked only if Permitted Transaction Exemption 90-24 or 98-08, as applicable, has been amended to permit the Transferred Certificates to be acquired by a Plan.

                                  EXHIBIT G-3B


                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
         (BOOK-ENTRY CLASS E, F, G, H, J, K, L, M, N AND O CERTIFICATES)

                                     [Date]

[Transferor Name and Address]

     Re: PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2, Class __

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class __ Certificates having an initial Certificate Balance as of October __, 2000 (the "Closing Date") of $__________ (the "Transferred Certificates").

     The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of October, 2000 (the "Pooling and Servicing Agreement"), among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor
     (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section

     406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or

___ *An interest in the Transferred Certificates is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-24 or 98-08, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the Master Servicer, any Exemption-Favored Party, the Special Servicer, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


________________________________
(Transferee)


By: ____________________________
Name:
Title:








_________________________

* This paragraph may be checked only if Permitted Transaction Exemption 90-24 or 98-08, as applicable, has been amended to permit the Transferred Certificates to be acquired by a Plan.

                                  EXHIBIT H-1

ABN AMRO                                                 PNC Mortgage Acceptance Corp.             Statement Date:
LaSalle Bank N.A.                                Midland Loan Services, Inc., Master Servicer      Payment Date:
135 S. LaSalle Street   Suite 1625               Midland Loan Services, Inc., Special Servicer     Prior Payment:
Chicago, IL   60603                              Commercial Mortgage Pass-Through Certificates     Next Payment:
                                                               Series 2000-C2                      Record Date:
                                                        ABN AMRO Acct: XX-XXXX-XX-X
Administrator:                                                                                      Analyst:
Kori Sumser (312)904-0390                           Reporting Package Table of Contents           Thomas Helms (714) 282-3980 (203)
koren.sumser@abnamro.com                                                                          thelms@lnbabs.com
====================================================================================================================================
====================================      =================================================      ==================================

                                                                                    Page(s)
Issue Id:                   PNCM00C2      REMIC Certificate Report                               Closing Date:
Monthly Data File Name:                   Ratings                                                First Payment Date:     11/12/2000
                                          Bond Interest Reconciliation                           Assumed Final Payment Date:
                                          Cash Reconciliation Summary
=====================================     15 Month Historical Loan Status Summary                ==================================
                                          15 Month Historical Payoff/Loss Summary
                                          Historical Collateral Level Prepayment Report
                                          Delinquent Loan Detail
                                          Mortgage Loan Characteristics
                                          Loan Level  Detail
                                          Specially Serviced Report
                                          Modified Loan Detail
                                          Realized Loss Detail
                                          Appraisal Reduction Detail



                                          ================================================

                            ======================================================================================================
                                                             Contact Information
                            ------------------------------------------------------------------------------------------------------

                                                  Depositor: PNC Mortgage Acceptance Corp.
                                Underwriters: Morgan Stanley & Co. Incorporated and PNC Capital Markets, Inc.
                                                Master Servicer: Midland Loan Services, Inc.
                               Rating Agencies: Moody's Investors Service, Inc. and Standard & Poor's Ratings Services



                            ======================================================================================================

                                     ==========================================================================
                                        Information is available for this issue from the following sources
                                     --------------------------------------------------------------------------
                                     --------------------------------------------------------------------------
                                     LaSalle Web Site                                      www.lnbabs.com
                                     Servicer Website                                   www.midlandls.com
                                     LaSalle Bulletin Board                                (714) 282-3990
                                     LaSalle Factor Line                                   (800) 246-5761

                                     ==========================================================================
 ===================================================================================================================================


10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.


ABN AMRO                            PNC Mortgage Acceptance Corp.               Statement Date:
LaSalle Bank N.A.           Midland Loan Services, Inc., Master Servicer        Payment Date:
                            Midland Loan Services, Inc., Special Servicer       Prior Payment:
WAC:                        Commercial Mortgage Pass-Through Certificates       Next Payment:
WA Life Term:                           Series 2000-C2                          Record Date:
WA Amort Term:                    ABN AMRO Acct: XX-XXXX-XX-X
Current Index:
Next Index:
====================================================================================================================================
            Original       Opening    Principal     Principal     Negative     Closing      Interest    Interest      Pass-Through
Class    Face Value (1)    Balance     Payment    Adj. or Loss  Amortization   Balance       Payment   Adjustment       Rate (2)
CUSIP      Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                    0.00          0.00         0.00        0.00          0.00          0.00         0.00         0.00
====================================================================================================================================
                                                                           Total P&I Payment        0.00
                                                                           ==============================


Notes:  (1) N denotes notional balance not included in total    (2) Interest Paid minus Interest Adjustment minus Deferred Interest
            equals Accrual    (3) Estimated

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                   Bond Interest Reconciliation

=========================================================================================================================
                                                        Deductions                                 Additions
                                   -------------------------------------------------------------------------------------
           Accrual      Accrued                   Add.      Deferred &                 Prior      Prepay-       Other
        ------------- Certificate   Allocable     Trust     Accretion    Interest   Int. Short-     ment      Interest
Class    Method  Days   Interest      PPIS     Expense(1)    Interest     Losses     falls Due   Penalties   Proceeds(2)
-------------------------------------------------------------------------------------------------------------------------




























                      ---------------------------------------------------------------------------------------------------
                              0.00        0.00        0.00         0.00        0.00        0.00         0.00        0.00
=========================================================================================================================
(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest.

(Table Continued)
================================================== =========================
                                       Remaining
         Distributable    Interest    Outstanding       Credit Support
          Certificate      Payment     Interest    -------------------------
Class       Interest       Amount     Shortfalls     Original   Current(3)
-------------------------------------------------- -------------------------




























        ------------------------------------------
                   0.00          0.00        0.00
================================================== =========================
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).


10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                             PNC Mortgage Acceptance Corp.                             Statement Date:
LaSalle Bank N.A.           Midland Loan Services, Inc., Master Servicer                       Payment Date:
                           Midland Loan Services, Inc., Special Servicer                       Prior Payment:
                           Commercial Mortgage Pass-Through Certificates                       Next Payment:
                                           Series 2000-C2                                      Record Date:
                                    ABN AMRO Acct: XX-XXXX-XX-X

                                    Cash Reconciliation Summary

====================================================================================================================================

 ---------------------------------------   --------------------------------------------    -----------------------------------------
             Interest Summary                          Servicing Fee Summary                         Principal Summary
 ---------------------------------------   --------------------------------------------    -----------------------------------------

 Current Scheduled Interest                Current Servicing Fees                          Scheduled Principal:
 Less Deferred Interest                    Plus Fees Advanced for PPIS                     Current Scheduled Principal
 Plus Advance Interest                     Less Reduction for PPIS                         Advanced Scheduled Principal
 Plus Unscheduled Interest                 Plus Unscheduled Servicing Fees                 -----------------------------------------
 PPIS Reducing Scheduled Interest          --------------------------------------------    Scheduled Principal Distribution
 Less Total Fees Paid  To Service          Total Servicing Fees Paid                       -----------------------------------------
 Plus Fees Advanced for PPIS               --------------------------------------------    Unscheduled Principal:
 Less Fee Strips Paid by Servicer                                                          ---------------------
 Less Misc. Fees & Expense                 --------------------------------------------    Curtailments
 Less Non Recoverable Advances                          PPIS Summary                       Prepayments in Full
 ---------------------------------------   --------------------------------------------    Liquidation Proceeds
 Interest Due Trust                        Gross PPIS                                      Repurchase Proceeds
 ---------------------------------------   Reduced by PPIE                                 Other Principal Proceeds
 Less Trustee Fee                          Reduced by Shortfalls in Fees                   -----------------------------------------
 Less Fee Strips Paid by Trust             Reduced by Other Amounts                        Unscheduled Principal Distribution
 Less Misc. Fees Paid by Trust             --------------------------------------------    -----------------------------------------
 ---------------------------------------   PPIS Reducing Scheduled Interest                Remittance Principal
 Remittance Interest                       --------------------------------------------    -----------------------------------------
 ---------------------------------------   PPIS Reducing Servicing Fee
                                           --------------------------------------------    -----------------------------------------
                                           PPIS Due Certificate                            Servicer Wire Amount
                                           --------------------------------------------    -----------------------------------------

                                           ---------------------------------------------------------
                                                             Pool Balance Summary
                                           ---------------------------------------------------------
                                                                                 Balance     Count
                                           -----------------------------------------------------------
                                           Beginning Pool
                                           Scheduled Principal Distribution
                                           Unscheduled Principal Distribution
                                           Deferred Interest
                                           Liquidations
                                           Repurchases
                                           Ending Pool
                                           -----------------------------------------------------------

    ------------------------------------------------------------------------------------------------------------------------
                                                             Advances
              Prior Outstanding            Current Period                 Recovered                Ending Outstanding
         Principal        Interest    Principal        Interest     Principal    Interest     Principal         Interest
    ------------------------------------------------------------------------------------------------------------------------


    ------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                    Asset Backed Facts ~15 Month Historical Loan Status Summary
========  ==========================================================================================================================
                                Delinquency Aging Categories                                Special Event Categories (1)
          --------------------------------------------------------------------------------------------------------------------------
 Distri-      Delinq          Delinq        Delinq                                                     Specially
 bution       1 Month        2 Months      3+ Months     Foreclosure       REO        Modifications    Serviced       Bankruptcy
          --------------------------------------------------------------------------------------------------------------------------
  Date      #   Balance    #   Balance    #   Balance    #   Balance    #   Balance    #   Balance    #   Balance    #   Balance
========  ==========================================================================  ==============================================
01/00/00

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

--------  --------------------------------------------------------------------------------------------------------------------------

========  ==========================================================================  ==============================================

        (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.


ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                    Asset Backed Facts ~15 Month Historical Payoff/Loss Summary

========  ==========================================================================================================================

 Distri-      Ending                                     Appraisal       Liqui-       Realized       Remaining      Curr Weighted
 bution       Pool(1)      Payoffs(2)     Penalties      Reduct.(2)    dations(2)     Losses(2)         Term             Avg.
          ---------------------------------------------------------------------------------------  ---------------------------------
  Date      #   Balance    #   Balance    #   Amount    #   Balance    #   Balance    #   Amount    Life   Amort.   Coupon  Remit
========  =======================================================================================  =================================

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

--------  ---------------------------------------------------------------------------------------  ---------------------------------

========  =======================================================================================  =================================

   (1)Percentage based on pool as cutoff.   (2) Percentage based on pool as of beginning of period.

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                          Historical Collateral Level Prepayment Report

========================  ================================  ====================  ===============  =================================

Disclosure  Distribution  Initial        Payoff  Penalty    Prepayment  Maturity  Property               Remaining Term    Note
                                                                                                         ---------------
Control #      Date       Balance  Code  Amount  Amount        Date       Date      Type    State  DSCR   Life   Amort.    Rate
------------------------  ================================  ====================  ===============  =================================


































========================  ================================  ====================  ===============  =================================

                           Cumulative         0        0
                          ================================


10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.


ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                      Delinquent Loan Detail

====================================================================================================================================
Disclosure       Paid    Current   Outstanding    Out. Property      Advance       Special
   Doc           Thru      P&I        P&I          Protection      Description     Servicer       Foreclosure    Bankruptcy    REO
Control #        Date    Advance    Advances**      Advances          (1)        Transfer Date        Date          Date       Date
====================================================================================================================================































====================================================================================================================================
A.P&I Advance-Loan in Grace Period             1.P&I Advance-Loan delinquent 1 month  3.P&I Advance-Loan delinquent 3 months or More
B.P&I Advance-Late Payment but<one month delinq 2.P&I Advance-Loan delinquent 2 months 4.Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:  01/00/1900
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:    01/00/1900
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:   01/00/1900
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:    01/00/1900
                                        Series 2000-C2                                   Record Date:     01/00/1900
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                  Mortgage Loan Characteristics

        Distribution of Principal Balances                                  Distribution of Mortgage Interest Rates
==========================================================  ========================================================================
 Current    # of   Scheduled    % of      Weighted Average    Current Mortgage   # of   Scheduled    % of      Weighted Average
Scheduled
                                         ------------------                                                  -----------------------
Balances    Loans   Balance    Balance   Term  Coupon  DSCR    Interest Rate     Loans   Balance    Balance   Term  Coupon  DSCR
==========================================================  ========================================================================














                                                            ========================================================================
                                                                                   0           0     0.00%
                                                            ========================================================================
                                                            Minimum Mortgage Interest Rate  10.0000%

                                                            Maximum Mortgage Interest Rate  10.0000%


==========================================================
              0          0      0.00%
==========================================================
Average Scheduled Balance                                                   Distribution of Remaining Term (Balloon)
                                                            ========================================================================
Maximum  Scheduled Balance                                      Balloon          # of   Scheduled    % of      Weighted Average
                                                                                                             -----------------------
Minimum  Scheduled Balance
                                                             Mortgage Loans      Loans   Balance    Balance   Term  Coupon  DSCR
                                                            ========================================================================
     Distribution of Remaining Term (Fully Amortizing)         0   to    60
==========================================================
  Fully     # of   Scheduled   % of      Weighted Average     61   to   120
Amortizing                              ------------------
 Mortgage                                                    121   to   180
  Loans     Loans   Balance   Balance   Term  Coupon  DSCR
==========================================================   181   to   240

                                                             241   to   360


==========================================================   =======================================================================
              0          0     0.00%                                               0           0     0.00%
==========================================================   =======================================================================
                            Minimum Remaining Term           Minimum Remaining Term    0

                            Maximum Remaining Term           Maximum Remaining Term    0

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X


                                  Mortgage Loan Characteristics

              Distribution of DSCR (Current)                                             Geographic Distribution
=================================================================  =================================================================
 Debt Service      # of    Scheduled    % of                                   # of     Scheduled    % of
Coverage Ratio     Loans    Balance    Balance   WAMM   WAC  DSCR   State      Loans      Balance    Balance    WAMM     WAC    DSCR
=================================================================  =================================================================












=================================================================
                     0         0        0.00%
=================================================================
Maximum  DSCR
Minimum  DSCR
              Distribution of DSCR (Cutoff)
=================================================================
 Debt Service      # of    Scheduled    % of
Coverage Ratio     Loans    Balance    Balance   WAMM   WAC  DSCR
=================================================================












=================================================================  =================================================================
                     0         0        0.00%                                    0                    0.00%
=================================================================  =================================================================
Maximum  DSCR               0.00
Minimum  DSCR               0.00

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:  01/00/1900
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:    01/00/1900
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:   01/00/1900
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:    01/00/1900
                                        Series 2000-C2                                   Record Date:     01/00/1900
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                  Mortgage Loan Characteristics

                 Distribution of Property Types                                     Distribution of Loan Seasoning
================================================================  ==================================================================
                  # of     Scheduled     % of                      Number     # of     Scheduled     % of
Property Types    Loans     Balance     Balance  WAMM  WAC  DSCR  of Years    Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================  ==================================================================













================================================================  ==================================================================
                    0          0         0.00%                                  0          0         0.00%
================================================================  ==================================================================


               Distribution of Amortization Type                                 Distribution of Year Loans Maturing
================================================================  ==================================================================
Current Scheduled # of     Scheduled     % of                              # of     Scheduled     % of
    Balances      Loans     Balance     Balance  WAMM  WAC  DSCR    Year   Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================  ==================================================================
                                                                    1998
                                                                    1999
                                                                    2000
                                                                    2001
                                                                    2002
                                                                    2003
                                                                    2004
                                                                    2005
                                                                    2006
                                                                    2007
                                                                    2008
                                                                  2009 & Longer


================================================================  ==================================================================
                    0          0         0.00%                               0          0         0.00%
================================================================  ==================================================================

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                      Loan Level Detail

====================================================================================================================================
                                        Operating             Ending                         Spec.        Loan
Disclosure     Property                 Statement Maturity  Principal  Note Scheduled  Mod.  Serv  ASER  Status      Prepayment
                                                                                                                 -------------------
 Control#  Grp   Type   State  DSCR  NOI  Date      Date     Balance   Rate    P&I     Flag  Flag  Flag  Code(1) Amount Penalty Date
====================================================================================================================================






























====================================================================================================================================
                        W/Avg  0.00    0                          0                0                                 0       0
====================================================================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related  borrower, and no other  party to the  agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1)Legend: A. P&I Adv-in Grace Period     2. P&I Adv-delinquent 2 months   5. Prepaid in Full     8. Bankruptcy  11. Modification
           B. P&I Adv-< one month delinq  3. P&I Adv-delinquent 3+ months  6. Specially Serviced  9. REO
           1. P&I Adv-delinquent 1 month  4. Mat. Balloon/Assumed P&I      7. Foreclosure         10.DPO
====================================================================================================================================

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                           Specially Serviced (Part I) ~ Loan Detail

====================== =================== =================================== ============================== ======================
Disclosure    Transfer       Balance         Note   Maturity   Remaining Term          Property                               NOI
                        ------------------                    ----------------
 Control #      Date    Scheduled   Actual   Rate     Date     Life     Amort.           Type         State    NOI    DSCR    Date
====================== =================== =================================== ============================== ======================



































====================== =================== ================================================================== ======================


10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                    Specially Serviced Loan Detail (Part II) ~ Servicer Comments

====================================================================================================================================
     Disclosure         Resolution
      Control #          Strategy                                            Comments
====================================================================================================================================



































================================================================================

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                      Modified Loan Detail

====================================================================================================================================
 Disclosure    Modification       Modification                         Modification
 Control #         Date               Code                              Description
------------------------------------------------------------------------------------------------------------------------------------



































====================================================================================================================================

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                       Realized Loss Detail

====================================================================================================================================
                                                Beginning            Gross Proceeds   Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled   Gross       as a % of    Liquidation  Liquidation    as a % of  Realized
   Period     Control #     Date       Value     Balance   Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance  Loss
------------------------------------------------------------------------------------------------------------------------------------































------------------------------------------------------------------------------------------------------------------------------------
Current Total                                     0.00       0.00                       0.00         0.00                     0.00
Cumulative                                        0.00       0.00                       0.00         0.00                     0.00
====================================================================================================================================

*  Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.


10/03/2000 - 08:38 (MXXX-MXXX) (c) LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Next Payment:
                                        Series 2000-C2                                   Record Date:
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                    Appraisal Reduction Detail

======================= ======================= =================================== ========================= ==== =================
Disclosure    Appraisal Scheduled     Reduction   Note    Maturity   Remaining Term      Property                       Appraisal
                                                                     --------------                                  ---------------
Control #     Red. Date  Balance        Amount    Rate      Date     Life    Amort.        Type        State  DSCR   Value    Date
======================= ======================= =================================== ========================= ==== =================



































======================= ======================= =================================== ========================= ==== =================

10/03/2000 - 08:38 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

ABN AMRO                          PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.         Midland Loan Services, Inc., Master Servicer                   Payment Date:
                          Midland Loan Services, Inc., Special Servicer                  Prior Payment:
                          Commercial Mortgage Pass-Through Certificates                  Record Date:
                                        Series 2000-C2
                                   ABN AMRO Acct: XX-XXXX-XX-X

                                       Ratings Summary

====================================================================================================================================
                                Original Ratings                                                Current Ratings
              ----------------------------------------------------------------------------------------------------------------------
   Asset       Moody's                 S&P                    Fitch             Moody's                S&P                 Fitch
====================================================================================================================================

































====================================================================================================================================

10/03/2000 - 08:37 (MXXX-MXXX)  (c) 2000  LaSalle Bank N.A.

                                   EXHIBIT H-2

                                FORM OF CMSA IRP

------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                             CMSA "Loan Setup" File
----------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
----------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "S"
----------------------------------------------------------------------------------------------------------------------------------

         Specification                                     Description/Comments
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types         Magnetic Tape, Diskette, Electronic Transfer
----------------------------------------------------------------------------------------------------------------------------------
Character Set                  ASCII
----------------------------------------------------------------------------------------------------------------------------------
Field Delineation              Comma
----------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)       1600 or 6250
----------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label            None (unlabeled)
----------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor  10285 (17 records per block)
----------------------------------------------------------------------------------------------------------------------------------
Physical Media Label           Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking Factor;
                               Record Length
----------------------------------------------------------------------------------------------------------------------------------
Return Address Label           Required for return of physical media (magnetic tape or diskette)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                   Field                 Format
Field Name                        Number     Type        Example        Description/Comments
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Transaction Id                       1         AN          XXX97001     Unique Issue Identification Mnemonic
----------------------------------------------------------------------------------------------------------------------------------
Group Id                             2         AN          XXX9701A     Unique Indentification Number Assigned To Each Loan Group
                                                                        Within An Issue
------------------------------------------------------------------------------------------------------------------------------------
Loan Id                              3         AN       00000000012345  Unique Servicer Loan Number Number Assigned To Each
                                                                        Collateral Item In A Pool
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan Id                   4         AN            123        Unique Identification Number Assigned To Each Collateral
                                                                        Item In The Prospectus
------------------------------------------------------------------------------------------------------------------------------------
Original Note Amount                 5       Numeric      1000000.00    The Mortgage Loan Balance At Inception Of The Note
------------------------------------------------------------------------------------------------------------------------------------
Original Term Of Loan                6       Numeric         240        Original Number Of Months Until Maturity Of Loan
------------------------------------------------------------------------------------------------------------------------------------
Original Amortization Term           7       Numeric         360        Original Number Of Months Loan Amortized Over
------------------------------------------------------------------------------------------------------------------------------------
Original Note Rate                   8       Numeric        0.095       The Note Rate At Inception Of The Note
------------------------------------------------------------------------------------------------------------------------------------
Original Payment Rate                9       Numeric        0.095       Original Rate Payment Calculated On
------------------------------------------------------------------------------------------------------------------------------------
First Loan Payment Due Date         10         AN          YYYYMMDD     First Payment Date On The Mortgage Loan
------------------------------------------------------------------------------------------------------------------------------------
Grace Days Allowed                  11       Numeric          10        Number Of Days From Due Date Borrower Is Permitted To Remit
                                                                        Payment
------------------------------------------------------------------------------------------------------------------------------------
Interest Only (Y/N)                 12         AN             Y         Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Balloon (Y/N)                       13         AN             Y         Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Interest Rate Type                  14       Numeric          1         1=Fixed, 2=Arm, 3=Step, 9=Other
------------------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method Code        15       Numeric          1         1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                        5=Actual/366, 6=Simple, 7=78's
------------------------------------------------------------------------------------------------------------------------------------
Interest in Arrears (Y/N)           16         AN             Y         Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Payment Type Code                   17       Numeric          1         See Payment Type Code Legend
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Lock-out End Date        18         AN          YYYYMMDD     Date After Which Loan Can Be Prepaid
------------------------------------------------------------------------------------------------------------------------------------
Yield Maintenance End Date          19         AN          YYYYMMDD     Date After Which Loan Can Be Prepaid Without Yield
                                                                        Maintenance
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Premium End Date         20         AN          YYYYMMDD     Date After Which Loan Can Be Prepaid Without Penalty
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Terms Description        21         AN            Text       Should reflect the information in Annex A or use the format of  LO(36), YM(28), 7(12), O(3).  If manually derived, the
                                                                        Cutoff Date should be the start date for period counting.
------------------------------------------------------------------------------------------------------------------------------------
ARM Index Code                      22         AN             A         See Arm Index Code Legend
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                             CMSA "Loan Setup" File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "S"
------------------------------------------------------------------------------------------------------------------------------------
                                  Field                  Format
Field Name                        Number     Type        Example        Description/Comments
------------------------------------------------------------------------------------------------------------------------------------

First Rate Adjustment Date         23         AN        YYYYMMDD        Date Note Rate Originally Changed
------------------------------------------------------------------------------------------------------------------------------------
First Payment Adjustment Date      24         AN        YYYYMMDD        Date Payment Originally Changed
------------------------------------------------------------------------------------------------------------------------------------
ARM Margin                         25       Numeric      0.025          Rate Added To Index Used In The Determination Of The
                                                                        Gross Interest Rate
------------------------------------------------------------------------------------------------------------------------------------
Lifetime Rate Cap                  26       Numeric       0.15          Maximum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                        The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Lifetime Rate Floor                27       Numeric       0.05          Minimum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                        The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Rate Increase Limit       28       Numeric       0.02          Maximum Periodic Increase To The Note Rate Allowed Per The
                                                                        Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Rate Decrease Limit       29       Numeric       0.02          Minimum Periodic Decrease To The Note Rate Allowed Per The
                                                                        Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Pay Adjustment Max-%      30       Numeric       0.03          Max Periodic % Increase To The P&I Payment Allowed Per The
                                                                        Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Periodic Pay Adjustment Max-$      31       Numeric     5000.00         Max Periodic Dollar Increase To The P&I Payment Allowed Per
                                                                        The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Payment Frequency                  32       Numeric        1            1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually
------------------------------------------------------------------------------------------------------------------------------------
Rate Reset Frequency               33       Numeric        1            1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                        365=Daily
------------------------------------------------------------------------------------------------------------------------------------
Pay Reset Frequency                34       Numeric        1            1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually,
                                                                        365=Daily
------------------------------------------------------------------------------------------------------------------------------------
Rounding Code                      35       Numeric        1            Rounding Method For Sum Of Index Plus Margin (See Rounding
                                                                        Code Legend)
------------------------------------------------------------------------------------------------------------------------------------
Rounding Increment                 36       Numeric     0.00125         Used In Conjunction With Rounding Code
------------------------------------------------------------------------------------------------------------------------------------
Index Look Back In Days            37       Numeric        45           Use Index In Effect X Days Prior To Adjustment Date
------------------------------------------------------------------------------------------------------------------------------------
Negative Amortization Allowed      38         AN           Y            Y=Yes,  N=No
(Y/N)
------------------------------------------------------------------------------------------------------------------------------------
Max Neg Allowed (% Of Orig Bal)    39       Numeric      0.075          Max Lifetime % Increase to the Original Balance Allowed Per
                                                                        The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Maximum Negate Allowed ($)         40       Numeric     25000.00        Max Lifetime Dollar Increase to the Original Balance
                                                                        Allowed Per The Loan Agreement
------------------------------------------------------------------------------------------------------------------------------------
Remaining Term At Contribution     41       Numeric       240           Remaining Number Of Months Until Maturity Of Loan At Cutoff
------------------------------------------------------------------------------------------------------------------------------------
Remaining Amort Term At            42       Numeric       360           Remaining Number Of Months Loan Amortized Over At Cutoff
Contribution
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date At Contribution      43         AN        YYYYMMDD        The Scheduled Maturity Date Of The Mortgage Loan At
                                                                        Contribution
------------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Balance At     44       Numeric    1000000.00       The Scheduled Principal Balance Of The Mortgage Loan At
Contribution                                                            Contribution
------------------------------------------------------------------------------------------------------------------------------------
Note Rate At Contribution          45       Numeric      0.095          Cutoff Annualized Gross Interest Rate Applicable To The
                                                                        Calculation Of Scheduled Interest
------------------------------------------------------------------------------------------------------------------------------------
Servicer And Trustee Fee Rate      46       Numeric     0.00025         Cutoff Annualized Fee Paid To The Servicer And Trustee
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 1            47       Numeric     0.00001         Cutoff Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 2            48       Numeric     0.00001         Cutoff Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 3            49       Numeric     0.00001         Cutoff Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 4            50       Numeric     0.00001         Cutoff Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate / Strip Rate 5            51       Numeric     0.00001         Cutoff Annualized Fee/Strip Netted Against Current Note
                                                                        Rate = Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Net Rate At Contribution           52       Numeric      0.0947         Cutoff Annualized Interest Rate Applicable To The
                                                                        Calculation Of Remittance Interest
------------------------------------------------------------------------------------------------------------------------------------
Periodic P&I Payment At            53       Numeric     3000.00         The Periodic Scheduled Principal & Interest Payment at
Contribution                                                            Contribution
------------------------------------------------------------------------------------------------------------------------------------
# Of Properties at Contribution    54       Numeric        13           L86 - The Number Of Properties Underlying The Mortgage Loan
------------------------------------------------------------------------------------------------------------------------------------
Property Name                      55         AN          Text          P7 - If Multiple properties print "Various"
------------------------------------------------------------------------------------------------------------------------------------
Property Address                   56         AN          Text          P8 - If Multiple properties print "Various"
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                             CMSA "Loan Setup" File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "S"
------------------------------------------------------------------------------------------------------------------------------------
                                Field                 Format
Field Name                      Number     Type       Example     Description/Comments
------------------------------------------------------------------------------------------------------------------------------------

Property City                    57         AN         Text       P9 - If Multiple properties have the same city then print the city, otherwise print "Various".  Missing information print
                                                                  "Incomplete"
------------------------------------------------------------------------------------------------------------------------------------
Property State                   58         AN         Text       P10 - If Multiple properties have the same state then print the state, otherwise print "XX" to represent various. Missing
                                                                  information print "ZZ"
------------------------------------------------------------------------------------------------------------------------------------
Property Zip Code                59         AN         Text       P11 - If Multiple properties have the same zip code then print the zip code, otherwise print "Various". Missing information print
                                                                  "Incomplete"
------------------------------------------------------------------------------------------------------------------------------------
Property County                  60         AN         Text       P12 - If Multiple properties have the same county then print the county, otherwise print "Various". Missing information print
                                                                  "Incomplete"
------------------------------------------------------------------------------------------------------------------------------------
Property Type Code               61         AN          MF        P13 -  If Multiple properties have the same property type code then print the property code, otherwise print "XX" to represent various.  Missing information print "ZZ"
------------------------------------------------------------------------------------------------------------------------------------
Net Square Feet At Contribution  62       Numeric     25000       P16 - For Multiple properties, if all the same Property Type, sum the values, if missing any leave empty
------------------------------------------------------------------------------------------------------------------------------------
# Of Units/Beds/Rooms At         63       Numeric       75        P17 - For Multiple properties, if all the same Property Type,
Contribution                                                      sum the values, if missing any leave empty
------------------------------------------------------------------------------------------------------------------------------------
Year Built                       64         AN         YYYY       P14 - If Multiple properties have the same Year Built then print
                                                                  Year Built else leave empty
------------------------------------------------------------------------------------------------------------------------------------
NOI At Contribution              65       Numeric   100000.00     P47 - If Multiple properties sum the values, if missing any then
                                                                  populate using the "DSCR Indicator Legend" rule.   Should match
                                                                  the prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NOI) At Contribution       66       Numeric      2.11       P48 - If Multiple properties populate using the "DSCR Indicator
                                                                  Legend" rule. DSCR At Contribution using NOI.   Should match the
                                                                  prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Value At Contribution  67       Numeric   1000000.00    P49 -  If Multiple properties sum the values , if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Date At Contribution   68         AN       YYYYMMDD     P50 - If Multiple properties and all the same then print the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Physical Occupancy At            69       Numeric      0.88       P51 -  If Multiple properties, Use weighted average by using the
Contribution                                                      calculation [ Current Allocated % (Prop) * Occupancy (Oper) ] for
                                                                  each Property, if missing one then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Revenue At Contribution          70       Numeric   100000.00     P45 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule.  Should match the prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses At            71       Numeric   100000.00     P46 -  If Multiple properties then sum the value, if missing any
Contribution                                                      then populate using the "DSCR Indicator Legend" rule.   Should
                                                                  match the prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
Contribution Financials          72         AN       YYYYMMDD     P44 - If Multiple properties and all the same then print the date,
As of Date                                                        if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Recourse (Y/N)                   73         AN          Y         Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------
Ground Lease (Y/S/N)             74         AN          Y         Y=Yes, S=Subordinate, N= No ground lease, P22 - If Multiple properties and any one property is "Y" or "S" print  "Y"
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                             CMSA "Loan Setup" File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "S"
------------------------------------------------------------------------------------------------------------------------------------
                                Field               Format
Field Name                      Number   Type       Example       Description/Comments
------------------------------------------------------------------------------------------------------------------------------------

Cross-Collateralized Loan         75        AN       Text         P6 - All Loans With The Same Value Are Crossed, For example :
Grouping                                                          "X02-1" would be populated in this field for all related loans,
                                                                  "X02-2" would be populated for the next group of related loans.
------------------------------------------------------------------------------------------------------------------------------------
Collection Of Escrows (Y/N)       76        AN        Y           Y=Yes,  N=No  -  Referring to Taxes and Insurance
------------------------------------------------------------------------------------------------------------------------------------
Collection Of Other Reserves      77        AN        Y           Y=Yes,  N=No -  Referring to Reserves other than Taxes and
(Y/N)                                                             Insurance.  If any property has a value > 0 in P23,  this field should be "Y"
------------------------------------------------------------------------------------------------------------------------------------
Lien Position At Contribution     78      Numeric     1           1=First, 2=Second
------------------------------------------------------------------------------------------------------------------------------------
Hyper Amortizing Begin Date       79        AN      YYYYMMDD      L81 - Date used to track Anticipated Repayment Date Loans
------------------------------------------------------------------------------------------------------------------------------------
Defeasance Option Start Date      80        AN      YYYYMMDD      Date loan can start defeasance
------------------------------------------------------------------------------------------------------------------------------------
Defeasance Option End Date        81        AN      YYYYMMDD      Date that defeasance ends
------------------------------------------------------------------------------------------------------------------------------------
Last Setup Change Date            82        AN      YYYYMMDD      L83 - Distribution Date that the information was last changed by loan
------------------------------------------------------------------------------------------------------------------------------------
NCF At Contribution               83      Numeric   00000.00      P76 - If Multiple properties sum the values, if missing any then populate using the "DSCR Indicator Legend" rule.  Net Cash Flow
                                                                  At Contribution.   Should match the prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NCF) At Contribution        84      Numeric     2.11        P77 - If Multiple properties populate using the "DSCR Indicator
                                                                  Legend" rule. DSCR At Contribution using NCF to calculate.
                                                                  Should match the prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
DSCR Indicator at Contribution    85        AN        Text        Flag used to explain how the DSCR was calculated when there are multiple properties.  See DSCR Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Loan Contributor to               86        AN        Text        Name of entity ultimately responsible for the reps and warranties
Securitization                                                    of the loan contributed
------------------------------------------------------------------------------------------------------------------------------------
Credit Tenant Lease               87        AN         Y          L101 - Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                             CMSA "Loan Setup" File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "S"
------------------------------------------------------------------------------------------------------------------------------------
        Rounding Code                                                  ARM Index Code
            Legend                                                         Legend
-----------------------------------------------   ----------------------------------------------------------------------------------

    1    Unrounded                                  A              11 FHLB COFI  (1 Month)
-----------------------------------------------  -----------------------------------------------------------------------------------
    2    Nearest Percentage Increment               B              11 FHLB COFI  (6 Month)
-----------------------------------------------  -----------------------------------------------------------------------------------
    3    Up To Nearest Percentage Increment         C              1 Year CMT Weekly Average Treasury
-----------------------------------------------  -----------------------------------------------------------------------------------
    4    Down To Nearest Percentage Increment       D              3 Year CMT Weekly Average Treasury
-----------------------------------------------  -----------------------------------------------------------------------------------
                                                    E              5 Year CMT Weekly Average Treasury
                                                 -----------------------------------------------------------------------------------
                                                    F              Wall Street Journal Prime Rate
-----------------------------------------------  -----------------------------------------------------------------------------------
        Property Types Code                         G              1 Month LIBOR
             Legend
-----------------------------------------------  -----------------------------------------------------------------------------------
             Legend                                 H              3 Month LIBOR
-----------------------------------------------  -----------------------------------------------------------------------------------
     MF      Multifamily                            I              6 Month LIBOR
-----------------------------------------------  -----------------------------------------------------------------------------------
     RT      Retail                                 J              National Mortgage Index Rate
-----------------------------------------------  -----------------------------------------------------------------------------------
     HC      Health Care                                           All Others Use Short Text Description
------------------------------------------------ -----------------------------------------------------------------------------------
     IN      Industrial
------------------------------------------------
     WH      Warehouse
------------------------------------------------  ----------------------------------------------------------------------------------
     MH      Mobile Home Park                                          Payment Type Code
------------------------------------------------  ----------------------------------------------------------------------------------
     OF      Office                                                        Legend
------------------------------------------------  ----------------------------------------------------------------------------------
     MU      Mixed Use                              1               Fully Amortizing
------------------------------------------------  ----------------------------------------------------------------------------------
     LO      Lodging                                2               Amortizing Balloon
------------------------------------------------  ----------------------------------------------------------------------------------
     SS      Self Storage                           3               Interest Only / Balloon
------------------------------------------------  ----------------------------------------------------------------------------------
     OT      Other                                  4               Interest Only / Amortizing
------------------------------------------------  ----------------------------------------------------------------------------------
     SE      Securities                             5               Interest Only / Amortizing / Balloon
------------------------------------------------  ----------------------------------------------------------------------------------
                                                    6               Principal Only
                                                  ----------------------------------------------------------------------------------
                                                    7               Hyper-Amortization
                                                  ----------------------------------------------------------------------------------
                                                    9               Other
                                                  ----------------------------------------------------------------------------------


                                                  ----------------------------------------------------------------------------------
                                                                         DSCR Indicator
                                                                            Legend
                                                  ----------------------------------------------------------------------------------

                                                    P              Partial - Not all properties received financials, servicer to leave empty
                                                  ----------------------------------------------------------------------------------
                                                    A              Average - Not all properties received financials, servicer allocates Debt Service only to properties where financials are received.
                                                  ----------------------------------------------------------------------------------
                                                    F              Full - All Statements Collected for all properties
                                                  ----------------------------------------------------------------------------------
                                                    W              Worst Case - Not all properties received financials, servicer allocates 100% of Debt Service to all properties where
                                                                   financials are received.
                                                  ----------------------------------------------------------------------------------
                                                    N              None Collected - no financials were received
                                                  ----------------------------------------------------------------------------------
                                                    C              Consolidated-All properties reported on 1 "rolled up" financial from the borrower
                                                  ----------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "Loan Periodic" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "L"
------------------------------------------------------------------------------------------------------------------------------------
        Specification           Description/Comments
------------------------------------------------------------------------------------------------------------------------------------

Acceptable Media Types          Magnetic Tape, Diskette, Electronic Transfer
------------------------------------------------------------------------------------------------------------------------------------
Character Set                   ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation               Comma
------------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)        1600 or 6250
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label             None (unlabeled)
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor   10285 (17 records per block)
------------------------------------------------------------------------------------------------------------------------------------
Physical Media Label            Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking Factor;
                                Record Length
------------------------------------------------------------------------------------------------------------------------------------
Return Address Label            Required for return of physical media (magnetic tape or diskette)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Field Name                Field
                                Number     Type       Example           Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                    1         AN         XXX97001         Unique Issue Identification Mnemonic
------------------------------------------------------------------------------------------------------------------------------------
Group Id                          2         AN         XXX9701A         Unique Identification Number Assigned To Each Loan Group
                                                                        Within An Issue
------------------------------------------------------------------------------------------------------------------------------------
Loan Id                           3         AN      00000000012345      Unique Servicer Loan Number Assigned To Each Collateral
                                                                        Item In A Pool
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan Id                4         AN           123            Unique Identification Number Assigned To Each Collateral
                                                                        Item In The Prospectus
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date                 5         AN         YYYYMMDD         Date Payments Made To Certificateholders
------------------------------------------------------------------------------------------------------------------------------------
Current Beginning Scheduled
Balance                           6       Numeric      100000.00        Outstanding Sched Prin Bal at Beginning of current period
                                                                        that is part of the trust
------------------------------------------------------------------------------------------------------------------------------------
Current Ending Scheduled
Balance                           7       Numeric      100000.00        Outstanding Sched Prin Bal at End of current period that is part of the trust
------------------------------------------------------------------------------------------------------------------------------------
Paid To Date                      8         AN         YYYYMMDD         Date loan is paid through. One frequency < the date the loan is due for next payment
------------------------------------------------------------------------------------------------------------------------------------
Current Index Rate                9       Numeric        0.09           Index Rate Used In The Determination Of The Current Period
                                                                        Gross Interest Rate
------------------------------------------------------------------------------------------------------------------------------------
Current Note Rate                 10      Numeric        0.09           Annualized Gross Rate Applicable To Calculate The Current
                                                                        Period Scheduled Interest
------------------------------------------------------------------------------------------------------------------------------------
aturity Date                      11        AN         YYYYMMDD         Date Collateral Is Scheduled To Make Its Final Payment
------------------------------------------------------------------------------------------------------------------------------------
Servicer and Trustee Fee Rate     12      Numeric        0.00025        Annualized Fee Paid To The Servicer And Trustee
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 1             13      Numeric        0.00001        Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 2             14      Numeric        0.00001        Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 3             15      Numeric        0.00001        Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 4             16      Numeric        0.00001        Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Fee Rate/Strip Rate 5             17      Numeric        0.00001        Annualized Fee/Strip Netted Against Current Note Rate =
                                                                        Net Rate
------------------------------------------------------------------------------------------------------------------------------------
Net Rate                          18      Numeric        0.0947         Annualized Interest Rate Applicable To Calculate The
                                                                        Current Period Remittance Int.
------------------------------------------------------------------------------------------------------------------------------------
Next Index Rate                   19      Numeric         0.09          Index Rate Used In The Determination Of The Next Period
                                                                        Gross Interest Rate
------------------------------------------------------------------------------------------------------------------------------------
Next Note Rate                    20      Numeric         0.09          Annualized Gross Interest Rate Applicable To Calc Of The
                                                                        Next Period Sch. Interest
------------------------------------------------------------------------------------------------------------------------------------
Next Rate Adjustment Date         21        AN         YYYYMMDD         Date Note Rate Is Next Scheduled To Change
------------------------------------------------------------------------------------------------------------------------------------
Next Payment Adjustment Date      22        AN         YYYYMMDD         Date Scheduled P&I Amount Is Next Scheduled To Change
------------------------------------------------------------------------------------------------------------------------------------
Scheduled Interest Amount         23      Numeric       1000.00         Scheduled Gross Interest Payment Due For The Current Period
                                                                        that goes to the trust
------------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal Amount        24      Numeric       1000.00         Scheduled Principal Payment Due For The Current Period that goes to the trust
------------------------------------------------------------------------------------------------------------------------------------
Total Scheduled P&I Due           25      Numeric       1000.00         Scheduled Principal & Interest Payment Due For Current
                                                                        Period for the trust
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "Loan Periodic" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "L"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        Field                   Format
        Field Name                      Number        Type      Example                         Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Neg am/Deferred Interest Amount          26          Numeric     1000.00   Negative Amortization/Deferred Interest Amount Due For
                                                                           The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Unscheduled Principal Collections        27          Numeric     1000.00   Unscheduled Payments Of Principal Received During The
                                                                           Related Collection Period
------------------------------------------------------------------------------------------------------------------------------------
Other Principal Adjustments              28          Numeric     1000.00   Unscheduled Principal Adjustments For The Related
                                                                           Collection Period
------------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Date              29             AN      YYYYMMDD   Date Unscheduled Payment Of Principal Received
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty/Yld Maint Rec'd       30          Numeric     1000.00   Additional Payment Req'd From Borrower Due To Prepayment
                                                                           Of Loan Prior To Maturity
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Interest Excess (Shortfall)   31          Numeric     1000.00   Interest Shortfall or Excess as calculated by Servicer
                                                                           per the Trust documents
------------------------------------------------------------------------------------------------------------------------------------
Liquidation/Prepayment Code              32          Numeric        1      See Liquidation/Prepayment Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Most Recent ASER Amount                  33          Numeric     1000.00   Appraisal Subordinated Entitlement Reduction - The
                                                                           difference between a full advance and the reduced advance
                                                                           is the ASER or as defined in the Trust documents
------------------------------------------------------------------------------------------------------------------------------------
Blank                                    34             AN        Blank    Left blank on purpose. (Note: was previously Most Recent
                                                                           ASER Date. Field not considered applicable to ASER.)
------------------------------------------------------------------------------------------------------------------------------------
Cumulative ASER Amount                   35          Numeric     1000.00   Cumulative Appraisal Subordinated Entitlement Reduction
------------------------------------------------------------------------------------------------------------------------------------
Actual Balance                           36          Numeric    100000.00  Outstanding Actual Principal Balance At The End Of The
                                                                           Current Period
------------------------------------------------------------------------------------------------------------------------------------
Total P&I Advance Outstanding            37          Numeric     1000.00   Outstanding P&I Advances At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Total T&I Advance Outstanding            38          Numeric     1000.00   Outstanding Taxes & Insurance Advances At The End Of The
                                                                           Current Period
------------------------------------------------------------------------------------------------------------------------------------
Other Expense Advance Outstanding        39          Numeric     1000.00   Other Outstanding Advances At The End Of The Current
                                                                           Period
------------------------------------------------------------------------------------------------------------------------------------
Status of Loan                           40             AN          1      See Status Of Loan Legend
------------------------------------------------------------------------------------------------------------------------------------
In Bankruptcy                            41             AN          Y      Bankruptcy Status Of Loan (If In Bankruptcy "Y",
                                                                           Else "N")
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date                         42             AN      YYYYMMDD   P27 -  If Multiple properties have the same date then
                                                                           print that date otherwise leave empty
------------------------------------------------------------------------------------------------------------------------------------
REO Date                                 43             AN      YYYYMMDD   P28 -  If Multiple properties have the same date then
                                                                           print that date otherwise leave empty
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy Date                          44             AN      YYYYMMDD   Date Of Bankruptcy
------------------------------------------------------------------------------------------------------------------------------------
Net Proceeds Received on Liquidation     45          Numeric    100000.00  Net Proceeds Rec'd On Liquidation To Be Remitted to the
                                                                           Trust per the Trust Documents
------------------------------------------------------------------------------------------------------------------------------------
Liquidation Expense                      46          Numeric    100000.00  Expenses Associated With The Liq'n To Be Netted from the
                                                                           Trust per the Trust Documents
------------------------------------------------------------------------------------------------------------------------------------
Realized Loss to Trust                   47          Numeric    10000.00   Liquidation Balance Less Net Liquidation Proceeds
                                                                           Received (as defined in Trust documents)
------------------------------------------------------------------------------------------------------------------------------------
Date of Last Modification                48             AN      YYYYMMDD   Date Loan Was Modified
------------------------------------------------------------------------------------------------------------------------------------
Modification Code                        49          Numeric        1      See Modification Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Modified Note Rate                       50          Numeric      0.09     Note Rate Loan Modified To
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Revenue            52          Numeric     1000.00   P54 - If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Operating Expenses 53          Numeric     1000.00   P55 -  If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NOI                54          Numeric     1000.00   P56 -  If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Debt Svc Amount    55          Numeric     1000.00   P57 -  If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "Loan Periodic" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "L"
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                        Field                  Format
        Field Name                      Number       Type      Example                         Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NOI)         56          Numeric     2.55      P58 - If Multiple properties populate using the "DSCR
                                                                           Indicator Legend" rule.   Preceding Fiscal Yr Debt Svc
                                                                           Cvrge Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Physical           57          Numeric     0.85      P59 - If Multiple properties, Use weighted average by
Occupancy                                                                  using the calculation [ Current Allocated % (Prop) *
                                                                           Occupancy (Oper) ] for each Property, if missing any
                                                                           then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year Financial As       58             AN     YYYYMMDD    P53 - If Multiple properties and all the same then print
of Date                                                                    the date, if missing any then leave empty

------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Revenue     59          Numeric    1000.00    P61 - If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Operating   60          Numeric    1000.00    P62 -  If Multiple properties then sum the value, if
Expenses                                                                   missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NOI         61          Numeric    1000.00    P63 -  If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Debt        62          Numeric    1000.00    P64 -  If Multiple properties then sum the value, if
Service Amount                                                             missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NOI)  63          Numeric     2.55      P65 - If Multiple properties populate using the "DSCR
                                                                           Indicator Legend" rule.   Second Preceding Fiscal Year
                                                                           Debt Service Coverage Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Physical    64          Numeric     0.85      P66 - If Multiple properties, Use weighted average
Occupancy                                                                  by using the calculation [ Current Allocated % (Prop) *
                                                                           Occupancy (Oper) ] for each Property, if missing any then
                                                                           leave empty
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year Financial   65             AN     YYYYMMDD    P60 - If Multiple properties and all the same then print
As of Date                                                                 the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Revenue                      66          Numeric    1000.00    P68 - If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Operating Expenses           67          Numeric    1000.00    P69 -  If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NOI                          68          Numeric    1000.00    P70 -  If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Debt Service Amount          69          Numeric    1000.00    P71 -  If Multiple properties then sum the value, if
                                                                           missing any then populate using the "DSCR Indicator
                                                                           Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NOI)                   70          Numeric     2.55      P72 - If Multiple properties populate using the
                                                                           "DSCR Indicator Legend" rule.   Most Recent Debt Service
                                                                           Coverage Ratio using NOI
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Physical Occupancy           71          Numeric     0.85      P29 - If Multiple properties, Use weighted average by
                                                                           using the calculation [ Current Allocated % (Prop) *
                                                                           Occupancy (Oper) ] for each Property, if missing any
                                                                           then leave empty
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "Loan Periodic" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "L"
------------------------------------------------------------------------------------------------------------------------------------
                                        Field                  Format
        Field Name                      Number       Type      Example                         Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of Start Date   72             AN      YYYYMMDD   P73 - If Multiple properties and all the same then print
                                                                           the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of End Date     73             AN      YYYYMMDD   P74 - If Multiple properties and all the same then print
                                                                           the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Date               74             AN      YYYYMMDD   P24 - If Multiple properties and all the same then print
                                                                           the date, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal Value              75          Numeric    100000.00  P25 - If Multiple properties then sum the value, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------
Workout Strategy Code                    76          Numeric        1      See Workout Strategy Codes Legend
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Special Servicer Transfer D  77             AN      YYYYMMDD   Date Transferred To The Special Servicer
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Master Servicer Return Date  78             AN      YYYYMMDD   Date Returned To The Master Servicer or Primary Servicer
------------------------------------------------------------------------------------------------------------------------------------
Date Asset Expected to Be Resolved or F  79             AN      YYYYMMDD   P26 - If Multiple properties then print the latest date
                                                                           from the affiliated properties.   If in Foreclosure -
                                                                           Expected Date of Foreclosure and if REO - Expected Sale
                                                                           Date.
------------------------------------------------------------------------------------------------------------------------------------
Blank                                    80             AN        Blank    Left blank on purpose. (Note : was previously Year
                                                                           Renovated.  Use the Property File field 15 instead)
------------------------------------------------------------------------------------------------------------------------------------
Current Hyper Amortizing Date            81             AN      YYYYMMDD   S79 - Current Anticipated Repayment Date.  Date will be
                                                                           the same as setup file unless the loan is modified and
                                                                           a new date assigned
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial Indicator          82             AN       T or Y    P75 - T= Trailing 12 months Y = Year to Date, Check
                                                                           Start & End Date Applies to field L66 to L73.If Multiple
                                                                           properties and all the same then print the value, if
                                                                           missing any or if the values are not the same, then
                                                                           leave empty
------------------------------------------------------------------------------------------------------------------------------------
Last Setup Change Date                   83             AN      YYYYMMDD   S82 - Distribution Date that information changed last in
                                                                           the setup file by loan
------------------------------------------------------------------------------------------------------------------------------------
Last Loan Contribution Date              84             AN      YYYYMMDD   Date the loan was contributed
------------------------------------------------------------------------------------------------------------------------------------
Last Property Contribution Date          85             AN      YYYYMMDD   P67 - Date the latest property or properties were
                                                                           contributed.  For Multiple properties print the latest
                                                                           date from the affiliated properties
------------------------------------------------------------------------------------------------------------------------------------
Number of Properties                     86          Numeric      13.00    S54 - The Number of Properties Underlying the Mortgage
                                                                           Loan
------------------------------------------------------------------------------------------------------------------------------------
Preceding Year DSCR Indicator            87             AN        Text     Flag used to explain how the DSCR was calculated when
                                                                           there are multiple properties. See DSCR Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Year DSCR Indicator     88             AN        Text     Flag used to explain how the DSCR was calculated when
                                                                           there are multiple properties. See DSCR Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent  DSCR Indicator              89             AN        Text     Flag used to explain how the DSCR was calculated when
                                                                           there are multiple properties. See DSCR Indicator Legend.
------------------------------------------------------------------------------------------------------------------------------------
NOI/NCF Indicator                        90             AN        Text     Indicates how NOI or Net Cash Flow was calculated should
                                                                           be the same for each financial period.  See NOI/NCF
                                                                           Indicator Legend. P84 - If Multiple Properties and all
                                                                           the same then print value, if missing any or if the
                                                                           values are not the same, then leave empty.
------------------------------------------------------------------------------------------------------------------------------------
Date of Assumption                       91             AN      YYYYMMDD   Date the loan last assumed by a new borrower - empty if
                                                                           never assumed
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                        CMSA "Loan Periodic" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "L"
------------------------------------------------------------------------------------------------------------------------------------
                                        Field                  Format
        Field Name                      Number       Type      Example                         Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year NCF               92          Numeric    1000.00     P78 - Preceding Fiscal Year Net Cash Flow related to
                                                                           Financial As of Date L58.  If Multiple properties then
                                                                           sum the value, if missing any then populate using the
                                                                           "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year DSCR (NCF)        93          Numeric      2.55      P79 - Preceding Fiscal Yr Debt Service Coverage Ratio
                                                                           using NCF related to Financial As of Date L58.   If
                                                                           Multiple properties populate using the "DSCR Indicator
                                                                           Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year NCF        94          Numeric    1000.00     P80 - Second Preceding Fiscal Year Net Cash Flow related
                                                                           to Financial As of Date L65.   If Multiple properties
                                                                           then sum the value, if missing any then populate using
                                                                           the "DSCR Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal Year DSCR (NCF) 95          Numeric      2.55      P81 - Second Preceding Fiscal Year Debt Service Coverage
                                                                           Ratio using Net Cash Flow related to Financial As of
                                                                           Date L65.   If Multiple properties populate using the
                                                                           "DSCR Indicator Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NCF                         96          Numeric    1000.00     P82 - Most Recent Net Cash Flow related to Financial
                                                                           As of Ending Date L73.   If Multiple properties then sum
                                                                           the value, if missing any then populate using the "DSCR
                                                                           Indicator Legend" rule
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NCF)                  97          Numeric    1000.00     P83 - Most Recent Debt Service Coverage Ratio using Net
                                                                           Cash Flow related to Financial As of Ending Date L73. If
                                                                           Multiple properties populate using the "DSCR Indicator
                                                                           Legend" rule.
------------------------------------------------------------------------------------------------------------------------------------
Defeasance Status                       98             AN        Text      See Defeasance Status Legend
------------------------------------------------------------------------------------------------------------------------------------
ARA Amount                              99          Numeric    1000.00     Appraisal Reduction Amount - Excess of the principal
                                                                           balance over the defined appraisal % or as defined in the
                                                                           trust documents
------------------------------------------------------------------------------------------------------------------------------------
ARA Date                               100            AN       YYYYMMDD    Date of appraisal used to calculate ARA
------------------------------------------------------------------------------------------------------------------------------------
Credit Tenant Lease                    101            AN          Y        S87 - Y=Yes,  N=No
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                            CMSA "Loan Periodic" File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "L"
------------------------------------------------------------------------------------------------------------------------------------
        Workout Strategy Code Legend                                            Status of Mortgage Loan Legend
------------------------------------------------------------    --------------------------------------------------------------------

    1        Modification                                           A      Payment Not Received But Still In Grace Period
------------------------------------------------------------     -------------------------------------------------------------------
    2        Foreclosure                                            B      Late Payment But Less Than 30 days Delinquent
------------------------------------------------------------     -------------------------------------------------------------------
    3        Bankruptcy                                             0      Current
------------------------------------------------------------     -------------------------------------------------------------------
    4        Extension                                              1      30-59 Days Delinquent
------------------------------------------------------------     -------------------------------------------------------------------
    5        Note Sale                                              2      60-89 Days Delinquent
------------------------------------------------------------     -------------------------------------------------------------------
    6        DPO                                                    3      90+ Days Delinquent
------------------------------------------------------------     -------------------------------------------------------------------
    7        REO                                                    4      Assumed Scheduled Payment (Performing Matured Balloon)
------------------------------------------------------------     -------------------------------------------------------------------
    8        Resolved                                               7      Foreclosure
------------------------------------------------------------     -------------------------------------------------------------------
    9        Pending Return to Master Servicer                      9      REO to Master Servicer
------------------------------------------------------------     -------------------------------------------------------------------
   10        Deed In Lieu Of Foreclosure
------------------------------------------------------------     -------------------------------------------------------------------
   11        Full Payoff                                                         Modification Code
                                                                                     Legend
------------------------------------------------------------     -------------------------------------------------------------------
   12        Reps and Warranties                                     1     Maturity Date Extension
------------------------------------------------------------     -------------------------------------------------------------------
   13        Other or TBD                                            2     Amortization Change
------------------------------------------------------------     -------------------------------------------------------------------
                                                                     3     Principal Write-Off
------------------------------------------------------------     -------------------------------------------------------------------
        Liquidation/Prepayment Code
              Legend                                                 4     Combination
------------------------------------------------------------     -------------------------------------------------------------------
     1       Partial Liq'n (Curtailment)
------------------------------------------------------------     -------------------------------------------------------------------
     2       Payoff Prior To Maturity                                           DSCR Indicator
                                                                                    Legend
------------------------------------------------------------     -------------------------------------------------------------------
     3       Disposition                                             P     Partial - Not all properties received financials,
                                                                           servicer to leave empty
------------------------------------------------------------     -------------------------------------------------------------------
     4       Repurchase/ Substitution                                A     Average - Not all properties received financials,
                                                                           servicer allocates Debt Service only to properties where
                                                                           financials are received
------------------------------------------------------------     -------------------------------------------------------------------
     5       Full Payoff At Maturity                                 F     Full - All Statements Collected for all properties
------------------------------------------------------------     -------------------------------------------------------------------
     6       DPO                                                     W     Worst Case - Not all properties received financials,
                                                                           servicer allocates 100% of Debt Service to all properties
                                                                           where financials are received
------------------------------------------------------------     -------------------------------------------------------------------
     7       Liquidation                                             N     None Collected - no financials were received
------------------------------------------------------------     -------------------------------------------------------------------
     8       Payoff w/ penalty                                       C     Consolidated - All properties reported on one "rolled up"
                                                                           financial from the borrower
------------------------------------------------------------     -------------------------------------------------------------------
     9       Payoff w/ yield Maintenance
------------------------------------------------------------
    10       Curtailment w/ Penalty
------------------------------------------------------------
    11       Curtailment w/ Yield Maintenance
------------------------------------------------------------     -------------------------------------------------------------------
                                                                        NOI/NCF Indicator
                                                                             Legend
                                                                 -------------------------------------------------------------------
------------------------------------------------------------       CMSA    Calculated using CMSA standard
        Defeasance Status                                        -------------------------------------------------------------------
------------------------------------------------------------       PSA     Calculated using a definition given in the PSA
     P       Partial Defeasance                                  -------------------------------------------------------------------
------------------------------------------------------------       U/W     Calculated using the underwriting method
     F       Full Defeasance                                     -------------------------------------------------------------------
------------------------------------------------------------
     N       No Defeasance Occurred
------------------------------------------------------------
     X       Defeasance not Allowable
------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                              CMSA "Property" File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "P"
------------------------------------------------------------------------------------------------------------------------------------
        Specification             Description/Comments
------------------------------------------------------------------------------------------------------------------------------------

Acceptable Media Types            Magnetic Tape, Diskette, Electronic Transfer
------------------------------------------------------------------------------------------------------------------------------------
Character Set                     ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation                 Comma
------------------------------------------------------------------------------------------------------------------------------------
Density (Bytes-Per-Inch)          1600 or 6250
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Label               None (unlabeled)
------------------------------------------------------------------------------------------------------------------------------------
Magnetic Tape Blocking Factor     10285 (17 records per block)
------------------------------------------------------------------------------------------------------------------------------------
Physical Media Label              Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking Factor;
                                  Record Length
------------------------------------------------------------------------------------------------------------------------------------
Return Address Label              Required for return of physical media (magnetic tape or diskette)
------------------------------------------------------------------------------------------------------------------------------------

                        Field               Format                                                                      Loan Field
        Field Name      Number   Type       Example                         Description/Comments                        Reference
-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id            1           AN    XX97001    Unique Issue Identification Mnemonic                             S1, L1
------------------------------------------------------------------------------------------------------------------------------------
Loan ID                   2           AN    XX9701A    Unique Servicer Loan Number Assigned To Each Collateral          S3, L3
                                                       Item In A Pool
------------------------------------------------------------------------------------------------------------------------------------
Prospectus Loan ID        3           AN    123        Unique Identification Number Assigned To Each Collateral         S4, L4
                                                       Item In The Prospectus
------------------------------------------------------------------------------------------------------------------------------------
Property ID               4           AN    001-001    Should contain Prospectus ID and property identifier, e.g.,
                                                       1001-001, 1000-002
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date         5           AN    YYYMMDD    Date Payments  Made To Certificateholders                        L5
------------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralized      6           AN     Text      All Loans With The Same Value Are Crossed, For example :         S75
Loan Grouping                                          "X02-1" would be populated in this field for all related
                                                       loan "X02-2" would be populated for the next group
                                                       of related loans.
------------------------------------------------------------------------------------------------------------------------------------
Property Name             7           AN     Text                                                                       S55
------------------------------------------------------------------------------------------------------------------------------------
Property Address          8           AN     Text                                                                       S56
------------------------------------------------------------------------------------------------------------------------------------
Property City             9           AN     Text                                                                       S57
------------------------------------------------------------------------------------------------------------------------------------
Property State            10          AN      FL                                                                        S58
------------------------------------------------------------------------------------------------------------------------------------
Property Zip Code         11          AN     30303                                                                      S59
------------------------------------------------------------------------------------------------------------------------------------
Property County           12          AN     Text                                                                       S60
------------------------------------------------------------------------------------------------------------------------------------
Property Type Code        13          AN      MF                                                                        S61
------------------------------------------------------------------------------------------------------------------------------------
Year Built                14          AN     YYYY                                                                       S64
------------------------------------------------------------------------------------------------------------------------------------
Year Last Renovated       15          AN     YYYY
------------------------------------------------------------------------------------------------------------------------------------
Net Square Feet At        16        Numeric  25000     RT, IN, WH, OF, MU, OT                                           S62
Contribution
------------------------------------------------------------------------------------------------------------------------------------
# Of Units/Beds/Rooms     17        Numeric   75       MF, MH, LO,MU, HC, SS                                            S63
At Contribution
------------------------------------------------------------------------------------------------------------------------------------
Property Status           18          AN      1        1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5= Released,
                                                        6= Same as at Contribution
------------------------------------------------------------------------------------------------------------------------------------
Allocated Percentage of    9        Numeric   0.75     Issuer to allocate loan % attributable to property for
Loan at Contribution                                   multi-property loans

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                           CMSA "Property" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "P"
------------------------------------------------------------------------------------------------------------------------------------
                        Field               Format                                                                      Loan Field
        Field Name      Number   Type       Example                         Description/Comments                        Reference
-----------------------------------------------------------------------------------------------------------------------------------

Current Allocated         20     Numeric    0.75        Maintained by servicer. If not supplied in
Percentage                                              by Issuer or Underwriter, use Underwritting
                                                        NOI or NCF to calculate
------------------------------------------------------------------------------------------------------------------------------------
Current Allocated Ending  21     Numeric    5900900.00  Calculation based on Current Allocated Percentage               L7
Scheduled Loan Amount                                   and Current Ending Scheduled Principal Balance (L7)
                                                        for associated loan
------------------------------------------------------------------------------------------------------------------------------------
Ground Lease (Y/S/N)      22       AN           N       Either Y=Yes, S=Subordinate, N= No ground lease                 S74
------------------------------------------------------------------------------------------------------------------------------------
Total Reserve Balance     23     Numeric    25000.00    For Maintenance, Repairs, & Environmental. (Excludes Tax &      S77
                                                        Insurance Escrows).  An amount should be printed if the val in Setup File field 77 is "Y"
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal     24       AN       YYYYMMDD                                                                    L74
Date
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Appraisal     25     Numeric    1000000.00                                                                  L75
Value
------------------------------------------------------------------------------------------------------------------------------------
Date Asset Expected to    26      AN        YYYYMMDD    Could be different dates for different properties. If in        L79
Be Resolved or Foreclosed                               Foreclosure - Expected Date of Foreclosure and if REO -
                                                        Expected Sale Date.
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure Date         27       AN        YYYYMMDD                                                                    L42
------------------------------------------------------------------------------------------------------------------------------------
REO Date                 28       AN        YYYYMMDD                                                                    L43
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Physical     29      Numeric      0.75                                                                      L71
Occupancy
------------------------------------------------------------------------------------------------------------------------------------
Occupancy As of Date     30       AN        YYYYMMDD    Typically should be the effective date of the Rent Roll
------------------------------------------------------------------------------------------------------------------------------------
Date Lease Rollover      31       AN        YYYYMMDD    Roll over review to be completed every 12 months
Review
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring      32      Numeric        0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT                S62
1-12 months
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring      33      Numeric        0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT                S62
13-24 months
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring      34      Numeric        0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT                S62
25-36 months
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring      35      Numeric        0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT                S62
37-48 months
------------------------------------------------------------------------------------------------------------------------------------
% Sq. Feet expiring      36      Numeric        0.2     Apply to Property Types - RT, IN, WH, OF, MU, OT                S62
49-60 months
------------------------------------------------------------------------------------------------------------------------------------
Largest Tenant           37       AN           Text     For Office, WH, Retail, Industrial, Other or Mixed Use,
                                                        as applicable
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of           38      Numeric       15000
Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
2nd Largest Tenant       39        AN          Text     For Office, WH, Retail, Industrial, Other or Mixed Use,
                                                        as applicable
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of 2nd       40      Numeric       15000
Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
3rd Largest Tenant       41        AN          Text     For Office, WH, Retail, Industrial, Other or Mixed Use,
                                                        as applicable
------------------------------------------------------------------------------------------------------------------------------------
Square Feet of 3rd       42      Numeric       15000
Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
Fiscal Year End Month    43      Numeric        MM      Needed to indicate month ending for borrower's Fiscal Year.
                                                        For example : "12"
------------------------------------------------------------------------------------------------------------------------------------
Contribution Financials  44        AN         YYYYMMDD                                                                  S72
------------------------------------------------------------------------------------------------------------------------------------
Revenue At Contribution  45      Numeric    1000000.00  Should match the prospectus if available. At the Property       S70
                                                        Level
------------------------------------------------------------------------------------------------------------------------------------
Operating Expenses At    46      Numeric    1000000.00  Should match the prospectus if available. At the Property       S71
Contribution                                            Level
------------------------------------------------------------------------------------------------------------------------------------
NOI At Contribution      47      Numeric     1000000.00 Should match the prospectus if available.
                                                        At the Property Level                                           S65




------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                           CMSA "Property" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "P"
------------------------------------------------------------------------------------------------------------------------------------
                        Field               Format                                                                      Loan Field
        Field Name      Number   Type       Example                         Description/Comments                        Reference
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NOI) At           48       Numeric     1.5         Should match the prospectus if available.                      S66
Contribution
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Value At      49       Numeric    1000000.00                                                                  S67
Contribution
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Date          50          AN       YYYYMMDD                                                                   S68
At Contribution
------------------------------------------------------------------------------------------------------------------------------------
Physical Occupancy      51        Numeric       0.9                                                                     S69
At Contribution
------------------------------------------------------------------------------------------------------------------------------------
Date of Last Inspection 52          AN       YYYYMMDD    Date of last physical site inspection
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year   53          AN       YYYYMMDD                                                                   L58
Financial As of Date
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year   54        Numeric   1000000.00                                                                  L52
Revenue
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year   55        Numeric   1000000.00                                                                  L53
Operating Expenses
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal        56        Numeric   1000000.00                                                                  L54
Year NOI
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Yr     57        Numeric   1000000.00   Calculate using P20(percentage) to get the allocated           L55
Debt Service Amount                                      amount for each property
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year   58        Numeric     1.3        Uses the property NOI and the allocated debt service amount    L56
DSCR (NOI)
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year   59        Numeric     0.9                                                                       L57
Physical Occupancy
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY     60          AN      YYYYMMDD                                                                    L65
Financial As of Date
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding Fiscal 61        Numeric   1000000.00                                                                  L59
Year Revenue
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY     62        Numeric   1000000.00                                                                  L60
Operating Expenses
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding        63        Numeric   1000000.00                                                                  L61
Fiscal Year NOI
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY     64        Numeric   1000000.00   Calculate using P20(percentage) to get the allocated           L62
Debt Service Amount                                      amount for each property
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding        65        Numeric      1.3       Uses the property NOI and the allocated debt service amount    L63
Fiscal Year DSCR (NOI)
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding FY     66        Numeric      0.9                                                                      L64
Physical Occupancy
------------------------------------------------------------------------------------------------------------------------------------
Property Contribution   67          AN       YYYYMMDD    Date Property was contributed                                  L85
 Date
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Revenue     68        Numeric    1000000.00  Most Recent Revenue                                            L66
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Operating   69        Numeric    1000000.00  Most Recent Operating Expenses                                 L67
Expenses
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NOI         70        Numeric    1000000.00  Most Recent Net Operating Income                               L68
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Debt        71        Numeric    1000000.00  Calculate using P20(percentage) to get the allocated           L69
Service Amount                                           amount for each property
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NOI)  72        Numeric       2.55     Uses the property NOI and the allocated debt service amount    L70
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial   73          AN        YYYYMMDD   Start date used to calculate Most Recent information either    L72
As of Start Date                                         YTD or trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial   74          AN        YYYYMMDD   End date used to calculate Most Recent information either      L73
As of End Date                                           12 months YTD or trailing
------------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial   75          AN         T or Y    T= Trailing 12 months Y = Year to Date                         L82
Indicator
------------------------------------------------------------------------------------------------------------------------------------
NCF At Contribution     76        Numeric    1000000.00  Net Cash Flow At Contribution.   Should match the prospectus   S83
                                                         if available.
------------------------------------------------------------------------------------------------------------------------------------
DSCR (NCF) At           77        Numeric        1.5     DSCR At Contribution using NCF to calculate.   Should match    S84
Contribution                                             the prospectus if available.
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal        78        Numeric    1000000.00  Preceding Fiscal Year Net Cash Flow related to Financial As    L92
Year NCF                                                 of Date P53.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                           CMSA "Property" Update File
------------------------------------------------------------------------------------------------------------------------------------
                              (Data Record Layout)
------------------------------------------------------------------------------------------------------------------------------------
                             Cross Referenced as "P"
------------------------------------------------------------------------------------------------------------------------------------
                        Field               Format                                                                      Loan Field
        Field Name      Number   Type       Example                         Description/Comments                        Reference
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Preceding Fiscal Year   79       Numeric    2.55        Preceding Fiscal Yr Debt Service Coverage Ratio using NCF       L93
DSCR (NCF)                                              related to Financial As of Date P53.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding        80       Numeric    1000000.00  Second Preceding Fiscal Year Net Cash Flow related to           L94
FY NCF                                                  Financial As of Date P60.
------------------------------------------------------------------------------------------------------------------------------------
Second Preceding        81       Numeric    2.55        Second Preceding Fiscal Year Debt Service Coverage Ratio        L95
FY DSCR (NCF)                                           using Net Cash Flow related to Financial As of Date P60.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NCF         82       Numeric    1000000.00  Most Recent Net Cash Flow related to Financial As of            L96
                                                        Date P74.
------------------------------------------------------------------------------------------------------------------------------------
Most Recent DSCR (NCF)  83       Numeric    2.55        Most Recent Debt Service Coverage Ratio using Net Cash Flow     L97
                                                        related to Financial As of Date P74.
------------------------------------------------------------------------------------------------------------------------------------
NOI/NCF Indicator       84          AN      Text        Indicates how NOI or Net Cash Flow was calculated should be     L90
                                                        the same for each financial period.  See NOI/NCF Indicator
                                                        Legend.
------------------------------------------------------------------------------------------------------------------------------------
Deferred Maintenance    85          AN      N           Either Y=Yes or N= No, Deferred Maintenance
Flag
------------------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------------------------------
         Property Types Code                                                   NOI/NCF Indicator
             Legend                                                                Legend
-------------------------------------      -----------------------------------------------------------------------------------------
  MF      Multifamily                                   CMSA             Calculated using CMSA standard
-------------------------------------      -----------------------------------------------------------------------------------------
  RT      Retail                                        PSA              Calculated using a definition given in the PSA
-------------------------------------      -----------------------------------------------------------------------------------------
  HC      Health Care                                   U/W              Calculated using the underwriting method
-------------------------------------      -----------------------------------------------------------------------------------------
  IN      Industrial
-------------------------------------
  WH      Warehouse
-------------------------------------
  MH      Mobile Home Park
-------------------------------------
  OF      Office
-------------------------------------
  MU      Mixed Use
-------------------------------------
  LO      Lodging
-------------------------------------
  SS      Self Storage
-------------------------------------
  OT      Other
-------------------------------------
  SE      Securities
-------------------------------------


                                  ATTACHMENT A:
                   CMSA FINANCIAL FILE - CATEGORY CODE MATRIX

------------------------------------------------------------------------------------------------------------------------------------
            Code/                                                         Multi-   Health
           Sort Order          Description                Commercial      Family   Care     Lodging
        ----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Income
------------------------------------------------------------------------------------------------------------------------------------

        010GROSRNT        Gross Potential Rent                o             o        o
        ----------------------------------------------------------------------------------------------------------------------------
        020VACANCY        Less: Vacancy/Collection Loss       o             o        o
        ----------------------------------------------------------------------------------------------------------------------------
        030BASERNT        Base Rent                           o             o
        ----------------------------------------------------------------------------------------------------------------------------
        040EXPREMB        Expense Reimbursement               o
        ----------------------------------------------------------------------------------------------------------------------------
        050PCTRENT        Percentage Rent                     o
        ----------------------------------------------------------------------------------------------------------------------------
        060ROOMREV        Room Revenue                                                         o
        ----------------------------------------------------------------------------------------------------------------------------
        070FOODBEV        Food & Beverage Revenues                                             o
        ----------------------------------------------------------------------------------------------------------------------------
        080PHONE          Telephone Revenue                                                    o
        ----------------------------------------------------------------------------------------------------------------------------
        090OTHDREV        Other Departmental Revenue                                           o
        ----------------------------------------------------------------------------------------------------------------------------
        100PVTPAY         Private Pay                                              o
        ----------------------------------------------------------------------------------------------------------------------------
        110MEDCARE        Medicare/Medicaid                                        o
        ----------------------------------------------------------------------------------------------------------------------------
        120NURSING        Nursing/Medical Income                                   o
        ----------------------------------------------------------------------------------------------------------------------------
        130MEALS          Meals Income                                             o
        ----------------------------------------------------------------------------------------------------------------------------
        140LAUNDRY        Laundry/Vending Income                          o
        ----------------------------------------------------------------------------------------------------------------------------
        150PARKING        Parking Income                      o           o
        ----------------------------------------------------------------------------------------------------------------------------
        160OTHERIN        Other Income                        o           o        o           o
------------------------------------------------------------------------------------------------------------------------------------

Expenses
------------------------------------------------------------------------------------------------------------------------------------
        270ROOMS          Room (Department)                                                    o
        ----------------------------------------------------------------------------------------------------------------------------
        280FOODBEV        Food & Beverage (Departmental)                                       o
        ----------------------------------------------------------------------------------------------------------------------------
        290PHONE          Telephone Expenses (Departmental)                                    o
        ----------------------------------------------------------------------------------------------------------------------------
        300OTHDEPT        Other Dept. Expenses                                                 o
        ----------------------------------------------------------------------------------------------------------------------------
        310RETAXES        Real Estate Taxes                    o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        320PROPINS        Property Insurance                   o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        330UTILITI        Utilities                            o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        340REPAIRS        Repairs and Maintenance              o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        350JANITOR        Janitorial                           o
        ----------------------------------------------------------------------------------------------------------------------------
        360FRANCHI        Franchise Fee                                                        o
        ----------------------------------------------------------------------------------------------------------------------------
        370MANAGEM        Management Fees                      o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        380PAYROLL        Payroll & Benefits                   o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        390MARKETI        Advertising & Marketing              o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        400PROFESS        Professional Fees                    o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        410GENERAL        General and Administrative           o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        420ROOMS          Room Expense - Housekeeping                             o
        ----------------------------------------------------------------------------------------------------------------------------
        430MEALS          Meal expense                         o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        440OTHEREX        Other Expenses                       o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        450GROUNDR        Ground Rent                          o           o      o            o
------------------------------------------------------------------------------------------------------------------------------------



Resrv & Capex
------------------------------------------------------------------------------------------------------------------------------------
        490LEASING        Leasing Commissions                  o
        ----------------------------------------------------------------------------------------------------------------------------
        500TENANTI        Tenant Improvements                  o
        ----------------------------------------------------------------------------------------------------------------------------
        510CAPEX          Capital Expenditures                 o           o      o            o
        ----------------------------------------------------------------------------------------------------------------------------
        520EXCAPEX        Extraordinary Capital Expenditures   o           o      o            o
------------------------------------------------------------------------------------------------------------------------------------




        -----------------------------------------------------------------
                             Data Types
        -----------------------------------------------------------------
             YTD    Current Year - Year to Date
        -----------------------------------------------------------------
             AN     Annual (prior 12 months' data fiscal year - audited)
        -----------------------------------------------------------------
             TR     Trailing 12 months' data
        -----------------------------------------------------------------
             UB     Underwriting Base Line
        -----------------------------------------------------------------

        -----------------------------------------------------------------
                           Statement Types
        -----------------------------------------------------------------
             BOR    Borrower's Statement (as submitted)
        -----------------------------------------------------------------
             ADJ    Adjustments to Borrower's Statement
        -----------------------------------------------------------------
             NOR    Normalized Statement (to CMSA format)

                                  ATTACHMENT B:
                       CMSA Financial File Specifications



Record Layout
--------------------------------------------------------------------------------
Fields:  Trans ID          From CMSA Loan Setup File, Field #1
         Loan #            From CMSA Property File, Field #2
         Property Seq #    001 - 999
         YYYYMM            Financial Statement Beginning Date
         YYYYMM            Financial Statement Ending Date
         Data Type         See attached values
         Stmt Type         See attached values
         Category Code     See attached values
         Amount            Example : 999999.99 (Enter as an Absolute Value)
--------------------------------------------------------------------------------
Key:     Trans ID
         Loan #
         Property Seq #
         YYYYMM            Financial Statement Ending Date
         Data Type
         Statement Type
         Category Code
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                      Sample ASCII Presentation (Preferred)
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,010GROSRNT,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,020VACANCY,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,030BASERNT,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,160OTHERIN,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,310RETAXES,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,320PROPINS,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,330UTILITI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,340REPAIRS,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,350JANITOR,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,370MANAGEM,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,380PAYROLL,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,390MARKETI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,410GENERAL,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,440OTHEREX,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,500TENANTI,999999.99
--------------------------------------------------------------------------------
XX97D4, 12768-34,001,199901,199903,YTD,NOR,510CAPEX,999999.99
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         Sample Spreadsheet Presentation
------------------------------------------------------------------------------------------------------------------------------------
                                          Begin        Ending      Data      Stmt
Trans ID   Loan #           Prop #        YYYYMM       YYYYMM      Type      Type        Category           Amount
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        010GROSRNT         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        020VACANCY         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        030BASERNT         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        160OTHERIN         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        310RETAXES         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        320PROPINS         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        330UTILITI         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        340REPAIRS         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        350JANITOR         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        370MANAGEM         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        380PAYROLL         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        390MARKETI         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        410GENERAL         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        440OTHEREX         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        500TENANTI         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         001           199901        199903      YTD       NOR        510CAPEX           999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        010GROSRNT         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        020VACANCY         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        030BASERNT         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        160OTHERIN         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        310RETAXES         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        320PROPINS         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        330UTILITI         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        340REPAIRS         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        350JANITOR         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        370MANAGEM         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        380PAYROLL         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        390MARKETI         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        410GENERAL         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        440OTHEREX         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        500TENANTI         999999.99
---------------------------------------------------------------------------------------------------------------------
XX97D4     12768-34         002           199901        199903      YTD       NOR        510CAPEX           999999.99
---------------------------------------------------------------------------------------------------------------------


                       CMSA Standard Information Package
                         DELINQUENT LOAN STATUS REPORT
                            as of _________________
                              (Loan Level Report)


-----------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI_____ or NCF_______
-----------------------------------------------------------------------------------------------------------------------------------


   S4            S55            S61       S57       S58         S62 or S63       L8            L7            L37           L39
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)           (b)         (c)
-----------------------------------------------------------------------------------------------------------------------------------

   Loan       Short Name                                                                    Scheduled    Total P&I    Other Expense
Prospectus      (When         Property                          Sq Ft or      Paid Thru       Loan        Advances       Advance
    ID        (Appropriate)     Type      City      State         Units         Date        Balance      Outstanding   Outstanding
-----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURENT AND AT SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
-----------------------------------------------------------------------------------------------------------------------------------
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
-----------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as
(FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan,
TBD - To be determined etc). It is possible to combine the status codes if the loan is going in more than one direction
(i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
-----------------------------------------------------------------------------------------------------------------------------------
**BPO - Broker opinion


(Table continued)
                                                                                   L54 or     L56 or
                                                                                 L68/L92 or L70/L93 or
    L38                          L25       L10       L11         L58 or L73          L96        L97            L74        L75
------------------------------------------------------------------------------------------------------------------------------------
(d)              (e)=a+b+c+d                                                                                             (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Appraisal
  Total T&I                     Current   Current                 LTM                                                   BPO or
  Advances        Total         Monthly   Interest  Maturity     NOI/NCF          LTM       LTM DSCR      Valuation    Internal
 Outstanding     Exposure         P&I      Rate       Date        Date           NOI/NCF    (NOI/NCF)        Date       Value**
-----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURENT AND AT SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
-----------------------------------------------------------------------------------------------------------------------------------
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
-----------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as
(FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan,
TBD - To be determined etc). It is possible to combine the status codes if the loan is going in more than one direction
(i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
-----------------------------------------------------------------------------------------------------------------------------------
**BPO - Broker opinion
-----------------------------------------------------------------------------------------------------------------------------------


(Table continued)

                 L35            L77       L79         L76
-----------------------------------------------------------------------------------------------------------------------------------
(.90*f) - e
-----------------------------------------------------------------------------------------------------------------------------------

                                          Date
                   Total                  Asset
  Loss using     Appraisal      Transfer  Expected    Workout     Comments
  90% Appr.      Reduction        Date    to be       Strategy*
  or BPO (f)     Realized                 Resolved or
                                          Foreclosed

-----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
60 TO 89 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
30 TO 59 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURENT AND AT SPECIAL SERVICER
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FCL = Foreclosure
-----------------------------------------------------------------------------------------------------------------------------------
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
-----------------------------------------------------------------------------------------------------------------------------------
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as
(FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan,
TBD - To be determined etc). It is possible to combine the status codes if the loan is going in more than one direction
(i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
-----------------------------------------------------------------------------------------------------------------------------------
**BPO - Broker opinion



                       CMSA Standard Information Package
                               REO STATUS REPORT
                            as of ____________
                            (Property Level Report)



-----------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI_____ or NCF_______
-----------------------------------------------------------------------------------------------------------------------------------

                                                                P16 or
   P4            P7            P13        P9         P10        P17        L8         P21                 L37             L39
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   (a)                (b)            (c)
-----------------------------------------------------------------------------------------------------------------------------------
               Short Name                                                  Paid      Alloated           Total P&I     Other Expense
Property         (When         Property                         Sq Ft or   Thru        Loan              Advances       Advance
   ID         (Appropriate)      Type     City       State       Units     Date      Amount            Outstanding    Outstanding
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
REO's data reflected at the property level for relationships with more than one (1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App.- Appraisal, BPO - Brokers Opinion, Int - Internal Value.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


(Table continued)
                                                                  P58 or
                                                        P53     P72/P79
   L38                         L25        L11          or P74    or P83    P24                             P25

-----------------------------------------------------------------------------------------------------------------------------------
(d)               (c)=a+b+c=d                                   (f)                                       (g)         (h)=(.90*g)-e
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                      Appraisal           Appraisal   Loss using 90%
 Total T&I                     Current                LTM                              BPO or             BPO or      Appr. or BPO
 Advance            Total      Monthly    Maturity   NOI/NCF    LTM/DSCR   Valuation  Internal            Internal         (f)
Outstanding        Exposure      P&I        Date      Date      (NOI/NCF)     Date     Value              Value
                                                                                      Source (1)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
REO's data reflected at the property level for relationships with more than one (1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App.- Appraisal, BPO - Brokers Opinion, Int - Internal Value.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------



(Table continued)

   L35           L77           P28                   P26

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Total Appraisal  Transfer         REO                Date Asset            Comments
  Reduction        Date        Acquisition           Expected to
  Realized        Exposure        Date               be Resolved

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
REO's data reflected at the property level for relationships with more than one (1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App.- Appraisal, BPO - Brokers Opinion, Int - Internal Value.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                       CMSA Standard Information Package
                              SERVICER WATCH LIST
                               as of ____________
                              (Loan Level Report)


-----------------------------------------------------------------------------------------------------------------------------------
          Operating Information Reflected As NOI______ or NCF________
-----------------------------------------------------------------------------------------------------------------------------------

    S4          S55          S61         S57   S58       L7         L8    L11      L56/L93    L70/L97
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Paid           Preceding  Most Recent     Comment/
            Short Name                                Scheduled     Thru  Maturity Fiscal Yr     DSCR         Action to be taken
Prospectus    (When       Property Type  City  State  Loan Balance  Date    Date     DSCR       NOI/NCF
 Loan ID    Appropriate)                                                            NOI/NCF
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list in descending balance order.
-----------------------------------------------------------------------------------------------------------------------------------
Comment section should include reason and other pertinent information.
-----------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total:                                                   $
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                       CMSA Standard Information Package
                      HISTORICAL LOAN MODIFICATION REPORT
                                as of __________
                              (Loan Level Report)


-----------------------------------------------------------------------------------------------------------------------------------
          Operating Information Reflected As NOI______ or NCF________
-----------------------------------------------------------------------------------------------------------------------------------

    S4          S57    S58         L49                       L48        L7*          L7*          L50*            L50*   L25*   L25%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Balance
                                                                      Balance     at the                 # Mths
                                   Mod /    Extension per            When Sent    Effective               for
                                 Extension     Docs or    Effective  to Special   Date of         Old     Rate    New    Old    New
Prospectus ID   City   State       Flag       Servicer       Date     Servicer    Rehabilitation  Rate   Change   Rate   P&I    P&I
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
-----------------------------------------------------------------------------------------------------------------------------------
  Future modifications done on the same loan are additions to the report.
-----------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
-----------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


(table continued)

    L11*        L11*               L47
-----------------------------------------------------------------------------------------------------------------------------------
                                                             (2) Est.
                                                              Future
                        Total #                            Interest Loss
                        Mths for   (1) Realized             to Trust $
    Old         New    Change of     Loss to                  (Rate
 Maturity     Maturity    Mod        Trust $                Reduction)            COMMENT
-----------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line should not change in the future. Only new modifications should be added.

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
-----------------------------------------------------------------------------------------------------------------------------------
  Future modifications done on the same loan are additions to the report.
-----------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
-----------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------



3:42 PM
10/18/00
                       CMSA Standard Information Package
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                                as of XX/XX/XXXX




                                                      Latest
                                                    Appraisal or  Effect                 Net Amt
 Servicer                               % Received    Brokers     Date of                Received   Scheduled  Total P & I  Total
 Loan ID   Property Type  City  State   From Sale     Opinion      Sale     Sales Price  from Sale   Balance    Advanced   Expenses
-----------------------------------------------------------------------------------------------------------------------------------

Grand Totals  Total Loans: O            #DIV/0!                0                     0          0          0          0        0
-----------------------------------------------------------------------------------------------------------------------------------

(Table continued)

                                                    Date                     Date Minor
                                                    Loss                        Adj.   Total Loss   Loss % of
 Servicer   Servicing                Actual Losses Passed        Minor Adj     Passed     with      Scheduled
 Loan ID      Fees    Net Proceeds   Passed thru    thru         to Trust       thru   Adjustment    Balance
-------------------------------------------------------------------------------------------------------------------
Grand Totals       0            0               0                       0                      0    #DIV/0!
-------------------------------------------------------------------------------------------------------------------




                                                                                                            Page 5


                        CMSA Standard Information Package
                          HISTORIAL LIQUIDATION REPORT
                   (REO SOLD, DISCOUNTED PAYOFF or NOTE SALE)
                                as of ___________
                               (Loan Level Report)


-----------------------------------------------------------------------------------------------------------------------------------
                    Operating Information Reflected As NOI______ or NCF________
-----------------------------------------------------------------------------------------------------------------------------------
   S4             S55           S61     S57   S58                L75             L29                        L45        L7
-----------------------------------------------------------------------------------------------------------------------------------
                                                     (c)=b/a     (a)                             (b)        (d)        (e)
-----------------------------------------------------------------------------------------------------------------------------------

              Short Name                               %         Latest
Prospectus      (When        Property  City  State  Received   Appraisal or                               Net Amt
 Loan ID      Appropriate)     Type                   From       Brokers    Effective Date               Received   Scheduled
                                                   Liquidation  Opinion     of Liquidation  Sales Price  from Sale   Balance
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.
-----------------------------------------------------------------------------------------------------------------------------------

(Table continued)

-----------------------------------------------------------------------------------------------------------------------------------
                    Operating Information Reflected As NOI______ or NCF________
-----------------------------------------------------------------------------------------------------------------------------------
               L37            L39+L38                                          L47
------------------------------------------------------------------------------------------------------------------------------------
               (f)              (g)         (h)             (i)=d-(f+g+h)      (k)                              (m)
------------------------------------------------------------------------------------------------------------------------------------

                               Total T&I                                                                               Date of
                               and Other                                                                       Minor   Minor
Prospectus  Total P&I           Expense                                                        Date Loss        Adj    Adj
 Loan ID     Advance            Advance     Servicing Fee                                       Passed          to     Passed
            Outstanding       Outstanding     Expense       Net Proceeds   Realized Loss         thru          Trust   thru
------------------------------------------------------------------------------------------------------------------------------------
 THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.
-----------------------------------------------------------------------------------------------------------------------------------


(Table continued)

-----------------------------------------------------------------------------------------------------------------------------------
                                Operating Information Reflected As NOI______ or NCF________
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
              (n)=k+m      (o)=n/c
-----------------------------------------------------------------------------------------------------------------------------------
              Total
Prospectus     Loss        Loss % of
 Loan ID      with        Scheduled
            Adjustment     Balance
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.
-----------------------------------------------------------------------------------------------------------------------------------



                        CMSA Standard Information Package
                       COMPARATIVE FINANCIAL STATUS REPORT
                                as of ___________
                             (Property Level Report)


------------------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI____ or NCF______
------------------------------------------------------------------------------------------------------------------------------------
  P4      P9     P10     P52        P21        L8        P57           S72        S69       S70       S83       S84
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Original Underwriting
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Information
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Base Year
------------------------------------------------------------------------------------------------------------------------------------
                           Last    Current
Property  City   State   Property Allocated   Paid Thru  Allocated     Financial   %      Total       $         (1)
  ID                     Inspect   Loan         Date       Debt         Info      Occ     Revenue     NCF       DSCR
                           Date    Amount                 Service      As of Date
------------------------------------------------------------------------------------------------------------------------------------
                         yyyymmdd                                      yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
------------------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File  and Loan Periodic Update File.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total:                             $                     $                 **    WA      $           $           WA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using NOI or NCF / Debt Service times the allocated loan per
------------------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the Base Year.
------------------------------------------------------------------------------------------------------------------------------------
* As required by Trust Agreements.
------------------------------------------------------------------------------------------------------------------------------------
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

(Table continued)

   P60         P66       P61        P63 or P80      P65 or P81    P53            P59    P54     P56 or P78    P58 or P79
------------------------------------------------------------------------------------------------------------------------------------
                2nd Preceding Annual Operating                        Preceding  Annual Operating
------------------------------------------------------------------------------------------------------------------------------------
                     Information                                             Information
------------------------------------------------------------------------------------------------------------------------------------
as of _______                       Normalized                   as of _______                   Normalized
------------------------------------------------------------------------------------------------------------------------------------
Financial Info  %      Total           $            (1)          Financial Info   %     Total      $          (1)
  as of Date   Occ     Revenue        NCF           DSCR            as of Date   Occ    Revenue   NCF        (DSCR
------------------------------------------------------------------------------------------------------------------------------------
yyyymmdd                                                         yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
------------------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File  and Loan Periodic Update File.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
               WA     $               $              WA          WA              $      $         $           WA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using NOI or NCF / Debt Service times the allocated loan per
------------------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the Base Year.
------------------------------------------------------------------------------------------------------------------------------------
* As required by Trust Agreements.
------------------------------------------------------------------------------------------------------------------------------------
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

(Table continued)


   P73         P74      P29         P68        P70 or P82      P72 or P83      (2)
------------------------------------------------------------------------------------------------------------------------------------
                Most Recent Financial                                           Net Change
------------------------------------------------------------------------------------------------------------------------------------
                     Information
------------------------------------------------------------------------------------------------------------------------------------
                 *Normalized or Actual                                          Preceding & Basis
------------------------------------------------------------------------------------------------------------------------------------
FS Start       FS End    %          Total       $               (1)             %       % Total         (1)
  Date         Date     OCC         Revenue    NCF              DSCR            Occ     Revenue         DSCR
------------------------------------------------------------------------------------------------------------------------------------
yyyymmdd       yyyymmdd
------------------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
------------------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CMSA Property File  and Loan Periodic Update File.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
               WA                   $          $                WA              WA      $               WA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using NOI or NCF / Debt Service times the allocated loan per
------------------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the Base Year.
------------------------------------------------------------------------------------------------------------------------------------
* As required by Trust Agreements.
------------------------------------------------------------------------------------------------------------------------------------
** Weighted Averages should be computed and reflected if the data is relevant and applicable.





------------------------------------------------------------------------------------------------------------------------------------
                                            Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                                                      CMSA "Bond Level" File
------------------------------------------------------------------------------------------------------------------------------------
                                        Bond Level Only - Reflects Distribution Statements
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

        Specification                                               Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Character Set                   ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation               Comma
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                               Format
          Field Name             #    Type     Example                             Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                   1      AN    XXX97001   Unique Issue Identification Mnemonic (Consistent With CMSA Periodic Loan
                                                           File)
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date                2      AN    YYYYMMDD   Date Payments  Made To Certificateholders
------------------------------------------------------------------------------------------------------------------------------------
Record Date                      3      AN    YYYYMMDD   Date Class Must Be Held As Of To Be Considered Holder Of Record
------------------------------------------------------------------------------------------------------------------------------------
Class Name/Class Id              4      AN       A-1     Unique Class Identification Mnemonic
------------------------------------------------------------------------------------------------------------------------------------
Cusip                            5      AN    999999AA1  Cusip # (Null If No Cusip Exists)
------------------------------------------------------------------------------------------------------------------------------------
Original Balance                 6   Numeric   1000000   The Class Balance At Inception Of The Issue
------------------------------------------------------------------------------------------------------------------------------------
Notional Flag                    7      AN        Y      "Y" For Notional
------------------------------------------------------------------------------------------------------------------------------------
Beginning Balance                8   Numeric   100000    The Outstanding Principal Balance Of The Class At The Beginning Of The
                                                           Current Period
------------------------------------------------------------------------------------------------------------------------------------
Scheduled Principal              9   Numeric    1000     The Scheduled Principal Paid
------------------------------------------------------------------------------------------------------------------------------------
Unscheduled Principal            10  Numeric    1000     The Unscheduled Principal Paid
------------------------------------------------------------------------------------------------------------------------------------
Total Principal Distribution     11  Numeric    1000     Total Principal Payment Made
------------------------------------------------------------------------------------------------------------------------------------
Deferred Interest                12  Numeric    1000     Any Interest Added To The Class Balance Including Negative Amortization
------------------------------------------------------------------------------------------------------------------------------------
Realized Loss (Gain)             13  Numeric    1000     The Total Realized Loss of (Gain) Allocated
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Realized Losses       14  Numeric   100000    Realized Losses Allocated Cumulative-To-Date.
------------------------------------------------------------------------------------------------------------------------------------
Ending Balance                   15  Numeric    1000     Outstanding Principal Balance Of The Class At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Current Index Rate               16  Numeric    0.055    The Current Index Rate Applicable To The Calculation Of Current Period
                                                            Remittance Interest Rate
------------------------------------------------------------------------------------------------------------------------------------
Current Remittance Rate /                                Annualized Interest Rate Applicable To The Calculation Of Current Period
     Pass-Through Rate           17  Numeric    0.075       Remittance Interest
------------------------------------------------------------------------------------------------------------------------------------
Accrual Method                   18  Numeric      1      1=30/360, 2=Actual/365, 3=Actual/360,4=Actual/Actual, 5=Actual/366
------------------------------------------------------------------------------------------------------------------------------------
Current Accrual Days             19  Numeric     30      The Number Of Accrual Days Applicable To The Calculation Of Current Period
                                                            Remittance Interest
------------------------------------------------------------------------------------------------------------------------------------
Interest Accrued                 20  Numeric    1000     The Amount Of Accrued Interest
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty/
     Premium Allocation          21  Numeric    1000     Total Amount Of Prepayment Penalties Allocated
------------------------------------------------------------------------------------------------------------------------------------
Yield Maintenance Allocation     22  Numeric    1000     Total Amount Of Yield Maintenance Penalties Allocated
------------------------------------------------------------------------------------------------------------------------------------
Other Interest Distribution      23  Numeric    1000     Other Specific Additions To Interest
------------------------------------------------------------------------------------------------------------------------------------
Prepayment Interest Shortfall    24  Numeric    1000     Total Interest Adjustments For PPIS
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Reduction Allocation   25  Numeric    1000     Total Current Appraisal Reduction Allocated
------------------------------------------------------------------------------------------------------------------------------------
Other Interest Shortfall         26  Numeric    1000     Total Interest Adjustments Other Than PPIS
------------------------------------------------------------------------------------------------------------------------------------

                                                              Page 1

(Table Continued)

------------------------------------------------------------------------------------------------------------------------------------
                                             Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                                                      CMSA "Bond Level" File
------------------------------------------------------------------------------------------------------------------------------------
                                        Bond Level Only - Reflects Distribution Statements
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                Format
          Field Name              #    Type     Example                             Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total Interest Distribution      27  Numeric    1000     The Total Interest Payment Made
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Appraisal Reduction   28  Numeric    1000     Total Cumulative Appraisal Reduction Allocated
------------------------------------------------------------------------------------------------------------------------------------
Cummualtive Prepayment Penalty/
     Premium Allocation          29  Numeric    1000     Total Amount Of Prepayment Penalties Allocated To Date
------------------------------------------------------------------------------------------------------------------------------------
CummualtiveYield Maintenance
     Allocation                  30  Numeric    1000     Total Amount Of Yield Maintenance Penalties Allocated To Date
------------------------------------------------------------------------------------------------------------------------------------
Beginning Unpaid Interest
     Balance                     31  Numeric    1000     Outstanding Interest Shortfall At The Beginning Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Ending Unpaid Interest Balance   32  Numeric    1000     Outstanding Interest Shortfall At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
DCR - Original Rating            33     AN       AAA     The Original Rating Of The Class By Duff & Phelps
------------------------------------------------------------------------------------------------------------------------------------
DCR - Most Recent Rating         34     AN       AAA     The Most Recent Rating Of The Class By Duff & Phelps
------------------------------------------------------------------------------------------------------------------------------------
DCR - Date Transmitted from                              The Date On Which The Most Recent Rating Was Provided To The Trustee By
     Rating Agency               35     AN    YYYYMMDD      Duff & Phelps
------------------------------------------------------------------------------------------------------------------------------------
Fitch - Orignal Rating           36     AN       AAA     The Original Rating Of The Class By Fitch
------------------------------------------------------------------------------------------------------------------------------------
Fitch - Most Recent Rating       37     AN       AAA     The Most Recent Rating Of The Class By Fitch
------------------------------------------------------------------------------------------------------------------------------------
Fitch - Date Transmitted from                            The Date On Which The Most Recent Rating Was Provided To The Trustee By
     Rating Agency               38     AN    YYYYMMDD      Fitch
------------------------------------------------------------------------------------------------------------------------------------
Moody's - Original Rating        39     AN       AAA     The Original Rating Of The Class By Moody's
------------------------------------------------------------------------------------------------------------------------------------
Moody's - Most Recent Rating     40     AN       AAA     The Most Recent Rating Of The Class By Moody's
------------------------------------------------------------------------------------------------------------------------------------
Moody's - Date Transmitted from                          The Date On Which The Most Recent Rating Was Provided To The Trustee
     Rating Agency               41     AN    YYYYMMDD      By Moody's
------------------------------------------------------------------------------------------------------------------------------------
Standard & Poors -
     Original Rating             42     AN       AAA     The Original Rating Of The Class By Standard & Poors
------------------------------------------------------------------------------------------------------------------------------------
Standard & Poors -
     Most Recent Rating          43     AN       AAA     The Most Recent Rating Of The Class By Standard & Poors
------------------------------------------------------------------------------------------------------------------------------------
Standard & Poors - Date
     Transmitted from Rating                             The Date On Which The Most Recent Rating Was Provided To The Trustee By
     Agency                      44     AN    YYYYMMDD      Standard & Poors
------------------------------------------------------------------------------------------------------------------------------------

                                                         Page 2



------------------------------------------------------------------------------------------------------------------------------------
                                            Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                                                  CMSA "Collateral Summary" File
------------------------------------------------------------------------------------------------------------------------------------
                               Collateral Level Summary - Summarizes CMSA Loan Periodic Update File
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

   Specification                                                    Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Character Set                   ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation               Comma
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                          Per                       Format
     Field Name           Ref       #      Type     Example                            Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                      1        AN     XXX97001   Unique Issue Identification Mnemonic
------------------------------------------------------------------------------------------------------------------------------------
Group Id                            2        AN     XXX97001   Unique Identification Number Assigned To Each Loan Group Within An
                                                                 Issue
------------------------------------------------------------------------------------------------------------------------------------
Distribution Date                   3        AN     YYYYMMDD   Date Payments  Made To Certificateholders
------------------------------------------------------------------------------------------------------------------------------------
Original Loan Count                 4     Numeric      100     Number of loans at time of securitization
------------------------------------------------------------------------------------------------------------------------------------
Ending current period
     loan count                     5     Numeric      99      Number of loans at end of current period
------------------------------------------------------------------------------------------------------------------------------------
Ending current period
     collateral balance     7       6     Numeric  1000000.00  Aggregate scheduled balance of loans at end of current period
------------------------------------------------------------------------------------------------------------------------------------
1 month Delinquent -
     number                         7     Numeric       1      Number of loans one month delinquent
------------------------------------------------------------------------------------------------------------------------------------
1 month Delinquent -
     scheduled balance              8     Numeric    1000.00   Scheduled principal balance of loans one month delinquent
------------------------------------------------------------------------------------------------------------------------------------
2 months Delinquent -
     number                         9     Numeric       1      Number of loans two months delinquent
------------------------------------------------------------------------------------------------------------------------------------
2 months Delinquent -
     scheduled balance             10     Numeric    1000.00   Scheduled principal balance of loans two months delinquent
------------------------------------------------------------------------------------------------------------------------------------
3 months Delinquent -
     number                        11     Numeric       1      Number of loans three months delinquent
------------------------------------------------------------------------------------------------------------------------------------
3 months Delinquent -
     scheduled balance             12     Numeric    1000.00   Scheduled principal balance of loans three months delinquent
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure - number               13     Numeric       1      Number of loans in foreclosure - overrides loans in delinquency
------------------------------------------------------------------------------------------------------------------------------------
Foreclosure -
     scheduled balance             14     Numeric    1000.00   Scheduled principal balance of loans in foreclosure - overrides loans in delinquency
------------------------------------------------------------------------------------------------------------------------------------
REO - number                       15     Numeric       1      Number of REOs - overrides loans in delinquency or foreclosure
------------------------------------------------------------------------------------------------------------------------------------
REO - scheduled balance            16     Numeric    1000.00   Book value of REOs - overrrides loans in delinquency or foreclosure
------------------------------------------------------------------------------------------------------------------------------------
Specially serviced -
     number                        17     Numeric       1      Number of specially serviced loans - includes loans in delinquency, foreclosure, REO
------------------------------------------------------------------------------------------------------------------------------------
Specially serviced -
     scheduled balance             18     Numeric    1000.00   Scheduled principal of Specially Serviced loans
------------------------------------------------------------------------------------------------------------------------------------
In Bankruptcy - number             19     Numeric       1      Number of loans in bankruptcy - included in delinquency aging category
------------------------------------------------------------------------------------------------------------------------------------
In Bankruptcy -
     scheduled balance             20     Numeric    1000.00   Scheduled principal balance of loans in bankruptcy - included in delinquency aging category
------------------------------------------------------------------------------------------------------------------------------------
Prepaid loans - number             21     Numeric       1      Number of prepayments in full for the current period
------------------------------------------------------------------------------------------------------------------------------------
Prepaid loans -
     principal                     22     Numeric    1000.00   Principal balance of loans prepaid in full for the current period.
------------------------------------------------------------------------------------------------------------------------------------
Total unscheduled
     principal            27+28    23     Numeric    1000.00   Includes prepayments in full, partial pre-payments, curtailments in the current period
------------------------------------------------------------------------------------------------------------------------------------
Total Penalty for
     the period                    24     Numeric    1000.00   The aggregate prepayment or yield maintenance penalties on the loans for the period.
------------------------------------------------------------------------------------------------------------------------------------
Current realized losses
     (gains)               47      25     Numeric    1000.00   Realized losses (gain) in the current period
------------------------------------------------------------------------------------------------------------------------------------
Cumulative realized
     losses                        26     Numeric    1000.00   Cumulative realized losses
------------------------------------------------------------------------------------------------------------------------------------
Appraisal Reduction
     Amount                33      27     Numeric    1000.00   Total Current Appraisal Reduction Allocated
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Appraisal
     Reduction             35      28     Numeric    1000.00   Total Cumulative Appraisal Reduction Allocated
------------------------------------------------------------------------------------------------------------------------------------
Total P&I Advance
     Outstanding           37      29     Numeric    1000.00   Outstanding P&I Advances At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------

                                                              Page 3

(Table Continued)

------------------------------------------------------------------------------------------------------------------------------------
                                            Commercial Mortgage Securities Association
------------------------------------------------------------------------------------------------------------------------------------
                                                  CMSA "Collateral Summary" File
------------------------------------------------------------------------------------------------------------------------------------
                               Collateral Level Summary - Summarizes CMSA Loan Periodic Update File
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

   Specification                                                    Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Character Set                   ASCII
------------------------------------------------------------------------------------------------------------------------------------
Field Delineation               Comma
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                          Per                       Format
     Field Name           Ref       #      Type     Example                            Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total T&I Advance
     Outstanding           38      30     Numeric    1000.00   Outstanding Taxes & Insurance Advances At The End Of The Current
                                                                 Period
------------------------------------------------------------------------------------------------------------------------------------
Other Expense Advance
     Outstanding           39      31     Numeric    1000.00   Other Outstanding Advances At The End Of The Current Period
------------------------------------------------------------------------------------------------------------------------------------
Reserve Balances                   32     Numeric    1000.00   Balance of cash or equivalent reserve accounts pledged as credit enhancement
------------------------------------------------------------------------------------------------------------------------------------
LOC Balances                       33     Numeric    1000.00   Balance of letter of credit reserve accounts pledged as credit enhancement
------------------------------------------------------------------------------------------------------------------------------------
Amortization WAM                   34     Numeric      333     Weighted average maturity based on amortization term
------------------------------------------------------------------------------------------------------------------------------------
Maturity WAM                       35     Numeric      333     Weighted average maturity based on term to maturity
------------------------------------------------------------------------------------------------------------------------------------
Calculated WAC                     36     Numeric     0.105    Weighted average coupon used to calculate gross interest
------------------------------------------------------------------------------------------------------------------------------------

                                                              Page 4

                                                 LODGING NOI ADJUSTMENT WORKSHEET
------------------------------------------------------------------------------------------------------------------------------------
                                                          as of MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW
------------------------------------------------------------------------------------------------------------------------------------
     Prospectus ID
------------------------------------------------------------------------------------------------------------------------------------
      Current Scheduled Loan Balance/Paid to Date                                                    Current Allocated Loan Amount %
------------------------------------------------------------------------------------------------------------------------------------
      Property Name
------------------------------------------------------------------------------------------------------------------------------------
      Property Type
------------------------------------------------------------------------------------------------------------------------------------
      Property Address, City, State
------------------------------------------------------------------------------------------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                                     Use second box to specify sqft.,units...
------------------------------------------------------------------------------------------------------------------------------------
      Year Built/Year Renovated
------------------------------------------------------------------------------------------------------------------------------------
      Cap Ex Reserve (annually)/per Unit.etc. (1)                                         specify annual/per unit...
------------------------------------------------------------------------------------------------------------------------------------
      Year of Operations
------------------------------------------------------------------------------------------------------------------------------------
      Occupancy Rate (physical)
------------------------------------------------------------------------------------------------------------------------------------
      Occupancy Date
------------------------------------------------------------------------------------------------------------------------------------
      Average Daily Rate
------------------------------------------------------------------------------------------------------------------------------------
      Rev per Avg. Room
------------------------------------------------------------------------------------------------------------------------------------
                                                 (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
  INCOME:                                                YYYY                             Notes
------------------------------------------------------------------------------------------------------------------------------------
                                                       Borrower   Adjustment   Normalized
 -----------------------------------------------------------------------------------------------------------------------------------
     Statement Classification                           Actual
 -----------------------------------------------------------------------------------------------------------------------------------
     Room Revenue
 -----------------------------------------------------------------------------------------------------------------------------------
     Food & Beverage Revenues
------------------------------------------------------------------------------------------------------------------------------------
      Telephone Revenue
------------------------------------------------------------------------------------------------------------------------------------
      Other Departmental Revenue
------------------------------------------------------------------------------------------------------------------------------------
      Other Income
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  DEPARTMENTAL REVENUE: (2)
------------------------------------------------------------------------------------------------------------------------------------
                                                 (2) Report Departmental Revenue as EGI for CSSA Loan Periodic and Property files
------------------------------------------------------------------------------------------------------------------------------------
  OPERATING EXPENSES:
------------------------------------------------------------------------------------------------------------------------------------
Departmental
------------------------------------------------------------------------------------------------------------------------------------
      Room
------------------------------------------------------------------------------------------------------------------------------------
      Food & Beverage
------------------------------------------------------------------------------------------------------------------------------------
      Telephone Expenses
------------------------------------------------------------------------------------------------------------------------------------
      Other Dept. Expenses
------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
General/Unallocated
------------------------------------------------------------------------------------------------------------------------------------
      Real Estate Taxes
------------------------------------------------------------------------------------------------------------------------------------
      Property Insurance
------------------------------------------------------------------------------------------------------------------------------------
      Utilities
------------------------------------------------------------------------------------------------------------------------------------
      Repairs and Maintenance
------------------------------------------------------------------------------------------------------------------------------------
      Franchise Fee
------------------------------------------------------------------------------------------------------------------------------------
      Management Fees
------------------------------------------------------------------------------------------------------------------------------------
      Payroll & Benefits
------------------------------------------------------------------------------------------------------------------------------------
      Advertising & Marketing
------------------------------------------------------------------------------------------------------------------------------------
      Professional Fees
------------------------------------------------------------------------------------------------------------------------------------
      General and Administrative
------------------------------------------------------------------------------------------------------------------------------------
      Ground Rent
------------------------------------------------------------------------------------------------------------------------------------
      Other Expenses
------------------------------------------------------------------------------------------------------------------------------------
TOTAL GENERAL/Unallocated                                                                 (For CSSA files, Total Expenses = Dept.
                                                                                               Exp + General Exp.)
------------------------------------------------------------------------------------------------------------------------------------
   Operating Expense Ratio                                                                (=Departmental Revenue/(Dept. Exp. +
                                                                                               General Exp.))
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  *Net Operating Income
------------------------------------------------------------------------------------------------------------------------------------
      Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
      Extraordinary Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
   Total Capital Items
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 *Net Cash Flow
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Debt Service (per Servicer)
------------------------------------------------------------------------------------------------------------------------------------
 *Net Cash Flow after Debt Service
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NOI/Debt Service)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NCF/Debt Service)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   Source of Financial Data:
====================================================================================================================================
                                                 (i.e.. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Notes and  Assumptions: This report should be completed annually for "Normalization" of Borrower's numbers.  Methodology used is per
------------------------------------------------------------------------------------------------------------------------------------
MBA/CSSA Standard Methhodology unless otherwise noted.  The "Normalized" column and corresponding comments should roll through to
------------------------------------------------------------------------------------------------------------------------------------
the Operating statement Analysis Report
------------------------------------------------------------------------------------------------------------------------------------
Income Comments:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Expense Comments:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Capital Items Comments:
------------------------------------------------------------------------------------------------------------------------------------

                                                            1

                                    EXHIBIT I

                     FORM OF CERTIFICATE OWNER CERTIFICATION

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Asset-Basked Securities Trust Services Group -
               PNC Mortgage Acceptance Corp.,
               Commercial Mortgage Pass-Through Certificates, Series 2000-C2

     In accordance with Section 5.09 of the Pooling and Servicing Agreement, dated as of October 1, 2000 (the "Agreement"), by and among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer and Special Servicer, LaSalle Bank National Association, as Trustee (the "Trustee"), and ABN AMRO Bank N.V. as Fiscal Agent, with respect to the PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C2 (the "Certificates"), the undersigned hereby certifies and agrees that the undersigned is a beneficial owner of $____________[Certificate Balance] [Notional Amount] of the Class ____ Certificates.

     The undersigned shall indemnify the Trustee, the Fiscal Agent and the Trust Fund for any loss, liability or expense incurred thereby if the foregoing certification is incorrect.


Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                        __________________________
                                        Beneficial Owner



                                        By:_______________________
                                        Title:

                                   Exhibit J

                            Notice and Certification
                      Regarding Defeasance of Mortgage Loan

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn:  Commercial Mortgage Surveillance

      Moody's Investors Service, Inc.
      99 Church Street
      New York, New York 10007
      Attention:  Commercial MBS Monitoring Department


From: Midland Loan Services, Inc., in its capacity as Master Servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of October 1, 2000 (the "Pooling and Servicing Agreement"), among
      PNC Mortgage Acceptance Corp. as depositor, the Master Servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank
      National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105

Date: ___________, 20___

Re:   PNC Mortgage Acceptance Corp.
      Commercial Mortgage Pass-Through Certificates
      Series 2000-C2

      Mortgage Loan identified by loan number _______ (the "Mortgage Loan") On the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:


      --------------------------------------------------------------------------
      -------------------------------------------------------------------------.


            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. As Master Servicer under the Pooling and Servicing Agreement, we hereby:

      1. notify you that the Borrower under the Mortgage Loan has consummated a defeasance of the Mortgage Loan as described in the statement checked below:

      _____ (1) a defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

      _____ (2) a defeasance of the portions of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan; and such partial defeasance is permitted under the terms of the Mortgage Loan.

      2. certify as to the following and any additional explanatory notes set forth on Exhibit A hereto:

            a.    The defeasance was consummated on __________________, 20__.

            b. The defeasance collateral consists of United States government securities within the meaning of Treas. Reg. 1.860G-2(a)(8)(i) that are backed by the full-faith and credit of the United States and having the characteristics set forth on Exhibit B hereto.

            c. the Master Servicer determined that the defeasance will not result in an Adverse REMIC Event.

            d. The Master Servicer determined that the statement checked below is true:

                  _____ (1) the related Mortgagor was a Single-Purpose Entity as of the date of the defeasance.

                  _____ (2) the related Mortgagor designated a Single-Purpose
                        Entity to own the defeasance collateral; or

                  _____ (3) the Master Servicer designated a Single-Purpose
                        Entity established for the benefit of the Trust Fund to own the defeasance collateral.

            e. The Master Servicer reviewed a broker or similar confirmation of the credit (or an accountant's letter described below, which contained a statement that it reviewed a broker or similar confirmation of the credit) of the defeasance collateral to an account in the name of the entity referred to in item (d)(1), (d)(2) or (d)(3), as the case may be.

            f. The Master Servicer received from the Borrower (A) an opinion of counsel generally to the effect that the Trustee will have a perfected, first priority security interest in the defeasance collateral described above and (B) written confirmation from a firm of independent accountants stating that payments made on such defeasance collateral in accordance with the term thereof will be sufficient to pay the Mortgage Loan (or the portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the Hyper-Amortization Loan, on or before its Hyper-Amortization Date) and to timely pay each Monthly Payment to be due prior thereto but after the defeasance.

            g. The principal balance of the Mortgage Loan as of the date of defeasance was $________________, which is less than the lesser of $5 million or 1% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee Report received by us.

      3. further certify that set forth on Exhibit C hereto is a schedule of the material agreements and instruments executed and delivered in connection with the defeasance described above and that originals or copies of such agreements and instruments have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Mortgage File.

      4. further certify and confirm that the determinations and certifications describe above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and


      5. the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.


IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.



                              MIDLAND LOAN SERVICES, INC.


                              By:__________________________________________
                              Name:
                              Title:

                                    Exhibit A
                                Explanatory Notes

                                    Exhibit B
                  Characteristics of U.S. Government Securities


                         CUSIP RATE MAT PAY DATE ISSUED
                         ------------------------------

                                    Exhibit C
          Schedule of the material agreements and instruments executed and delivered in connection with the defeasance